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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on August 15, 2012

No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NRG ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	41-1724239 (I.R.S. Employer Identification No.)

211 Carnegie Center
Princeton, New Jersey 08540
(609) 524-4500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian Curci
Corporate Secretary and Assistant General Counsel
211 Carnegie Center
Princeton, New Jersey 08540
(609) 524-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Thomas W. Christopher, Esq. Gerald T. Nowak, P.C., Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Michael L. Jines Executive Vice President, General Counsel and Chief Compliance Officer GenOn Energy, Inc. 1000 Main Street Houston, Texas 77002 (832) 357-3000	Michael P. Rogan, Esq. Frank E. Bayouth, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, D.C. 20005 (202) 371-7000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger contemplated by the Agreement and Plan of Merger, dated as of July 20, 2012, described in the enclosed joint proxy statement/prospectus, have been satisfied or waived.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Takeover offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Issuer Takeover offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.01 per share	97,877,014 shares(1)	Not Applicable	$2,008,249,587(2)	$230,145.40

(1)
The number of shares of common stock of the registrant being registered is based upon an estimate of the maximum number of shares of common stock, par value $0.001 per share, of GenOn Energy, Inc. ("GenOn") presently outstanding or issuable or expected to be issued in connection with the merger of GenOn with a wholly owned subsidiary of the registrant, including (i) shares of GenOn common stock issuable upon the exercise of GenOn options and restricted stock units that will be assumed by the registrant in the merger and (ii) shares of GenOn common stock to be issued pursuant to the reserve created under Mirant Corporation's plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code, multiplied by the exchange ratio of 0.1216 shares of common stock, par value $0.01 per share, of the registrant, for each such share of common stock of GenOn.

(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rule 457(f) under the Securities Act. The proposed maximum aggregate offering price for the common stock is the product of (x) $2.495, the average of the high and low sales prices of GenOn common stock, as quoted on the New York Stock Exchange, on August 15, 2012, and (y) 804,909,654, the estimated maximum number of shares of GenOn common stock that may be exchanged for the shares of common stock of the registrant being registered.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer, solicitation or sale is not permitted.

PRELIMINARY, SUBJECT TO COMPLETION, DATED AUGUST 15, 2012

&

TRANSACTION PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

        Each of the boards of directors of NRG Energy, Inc. and GenOn Energy, Inc. has approved a strategic merger, combining NRG and GenOn and bringing together two organizations with complementary electric generating assets and a history of operating excellence to create a stronger, larger and more geographically diverse organization that will be well positioned to create greater value for all of our stockholders.

        NRG and GenOn entered into an agreement and plan of merger on July 20, 2012. Subject to stockholder approvals and certain other customary closing conditions, NRG and GenOn will combine their businesses through the merger of GenOn with a newly formed, wholly owned subsidiary of NRG, with GenOn thereupon becoming a wholly owned subsidiary of NRG.

        If the merger is completed, GenOn stockholders will receive 0.1216 shares of NRG common stock for each share of GenOn common stock. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to the closing. NRG stockholders will continue to own their existing shares and the NRG common stock will not be affected by the merger. Upon completion of the merger, former GenOn stockholders will own approximately 29% of the then outstanding NRG common stock, based on the number of shares and equity awards of NRG and GenOn outstanding on July 18, 2012. The value of the merger consideration to be received in exchange for each share of GenOn common stock will fluctuate with the market value of NRG common stock until the merger is completed.

        Based on the closing sale price for NRG common stock on July 20, 2012, the last trading day before public announcement of the merger, the 0.1216 exchange ratio represented a 20.6% premium to GenOn stockholders.

        The common stock of NRG and GenOn are listed on the New York Stock Exchange under the symbols "NRG" and "GEN," respectively. We urge you to obtain current market quotations for the shares of common stock of NRG and GenOn.

        Your vote is very important.    The merger cannot be completed unless NRG stockholders approve the issuance of NRG common stock in the merger and the amendment to NRG's certificate of incorporation, and GenOn stockholders adopt the merger agreement. Each of GenOn and NRG is holding a special meeting of its stockholders to vote on the proposals necessary to complete the merger. Information about these meetings, the merger, the share issuance, the amendment to NRG's certificate of incorporation and the other business to be considered by stockholders at each of the special meetings is contained in this joint proxy statement/prospectus. We urge you to read this joint proxy statement/prospectus carefully. You should also carefully consider the risks that are described in the "Risk Factors" section beginning on page 35.

        Whether or not you plan to attend your company's special meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at that meeting.

        The NRG board of directors recommends that NRG stockholders vote "FOR" the proposal to approve the issuance of NRG common stock in the merger and "FOR" the proposal to amend NRG's certificate of incorporation, which is necessary to complete the merger.

        The GenOn board of directors recommends that GenOn stockholders vote "FOR" the proposal to adopt the merger agreement, which is necessary to complete the merger.

David Crane	Edward R. Muller
President and Chief Executive Officer	Chairman, President and Chief Executive Officer
NRG Energy, Inc.	GenOn Energy, Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in this joint proxy statement/prospectus or the securities to be issued in connection with the merger or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated [    •    ], 2012, and is first being mailed to stockholders of NRG and GenOn on or about [    •    ], 2012.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], [    •    ], 2012

To the Stockholders of NRG Energy, Inc.:

        A special meeting of stockholders of NRG Energy, Inc. will be held at [    •    ], on [    •    ], 2012 at [    •    ] a.m., Eastern Time, for the following purposes:

          1.     To approve the issuance of NRG common stock, par value $0.01 per share, pursuant to the Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG Energy, Inc., Plus Merger Corporation and GenOn Energy, Inc., as the same may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (the "Share Issuance" proposal).

          2.     To approve an amendment to NRG's amended and restated certificate of incorporation to fix the maximum number of directors that may serve on NRG's board of directors at 16 directors (the "Charter Amendment" proposal).

          3.     To approve any motion to adjourn the NRG special meeting, if necessary, to solicit additional proxies (the "NRG Adjournment" proposal).

        Approval of the Share Issuance proposal and the Charter Amendment proposal is required to complete the merger.

        NRG will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

        The accompanying joint proxy statement/prospectus further describes the matters to be considered at the NRG special meeting.

        The NRG board of directors has set [    •    ], 2012 as the record date for the NRG special meeting. Only holders of record of NRG common stock at the close of business on [    •    ], 2012 will be entitled to notice of and to vote at the NRG special meeting and any adjournments or postponements thereof. Any stockholder entitled to attend and vote at the NRG special meeting is entitled to appoint a proxy to attend and vote on such stockholder's behalf. Such proxy need not be a holder of NRG common stock.

        Your vote is very important.    To ensure your representation at the NRG special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the NRG special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the NRG special meeting.

        The NRG board of directors has approved the merger agreement and the transactions contemplated thereby and recommends that you vote "FOR" the Share Issuance proposal, "FOR" the Charter Amendment proposal and "FOR" the NRG Adjournment proposal.

By Order of the Board of Directors,
Brian Curci Corporate Secretary and Assistant General Counsel Princeton, New Jersey [•], 2012

        PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC. AT (800) 322-2885 (TOLL-FREE) OR (212) 929-5500 (COLLECT).

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [    •    ], [    •    ], 2012

To the Stockholders of GenOn Energy, Inc.:

        A special meeting of stockholders of GenOn Energy, Inc. will be held at [    •    ], on [    •    ], 2012 at [    •    ] a.m., Central Time, for the following purposes:

          1.     To adopt the Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG Energy, Inc., Plus Merger Corporation and GenOn Energy, Inc. as the same may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (the "Merger" proposal).

          2.     To conduct an advisory vote on the merger-related compensation arrangements of our named executive officers (the "Merger-Related Compensation" proposal).

          3.     To approve any motion to adjourn the GenOn special meeting, if necessary, to solicit additional proxies (the "GenOn Adjournment" proposal).

        Approval of the Merger proposal is required for completion of the merger.

        GenOn will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

        The GenOn board of directors has set [    •    ], 2012 as the record date for the GenOn special meeting. Only holders of record of shares of GenOn common stock at the close of business on [    •    ], 2012 will be entitled to notice of and to vote at the GenOn special meeting and any adjournments or postponements thereof.

        Your vote is very important.    To ensure your representation at the GenOn special meeting, please complete and return the enclosed proxy card or submit your proxy by telephone or through the Internet. Please vote promptly whether or not you expect to attend the GenOn special meeting. Submitting a proxy now will not prevent you from being able to vote in person at the GenOn special meeting.

        The GenOn board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote "FOR" the Merger proposal, "FOR" the Merger-Related Compensation proposal and "FOR" the GenOn Adjournment proposal.

By Order of the Board of Directors,
Michael L. Jines Executive Vice President, General Counsel and Corporate Secretary and Chief Compliance Officer Houston, Texas [•], 2012

        PLEASE VOTE YOUR SHARES PROMPTLY. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE PROPOSALS OR ABOUT VOTING YOUR SHARES, PLEASE CALL INNISFREE M&A INCORPORATED TOLL-FREE AT (877) 800-5187 (BANKS AND BROKERS CALL COLLECT AT (212) 750-5833).

 REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about NRG and GenOn from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see "Where You Can Find More Information" beginning on page [    •    ].

        You can obtain any of the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from MacKenzie Partners, Inc., NRG's proxy solicitor, or Innisfree M&A Incorporated, GenOn's proxy solicitor, at the following addresses and telephone numbers:

For NRG Stockholders:	For GenOn Stockholders:
MacKenzie Partners, Inc.	Innisfree M&A Incorporated
105 Madison Avenue	501 Madison Avenue, 20th Floor
New York, New York 10016	New York, New York 10022
(800) 322-2885 (toll-free)	(877) 800-5187 (toll-free)
(212) 929-5500 (collect)	(212) 750-5833 (collect)
Email: proxy@mackenziepartners.com

        To receive timely delivery of the documents in advance of the special meetings, you should make your request no later than [    •    ], 2012.

        You may also obtain any of the documents incorporated by reference into this joint proxy statement/prospectus without charge through the Securities and Exchange Commission, which is referred to as the SEC, website at www.sec.gov. In addition, you may obtain copies of documents filed by NRG with the SEC by accessing NRG's website at www.nrgenergy.com under the tab "Investors" and then under the heading "SEC Filings." You may also obtain copies of documents filed by GenOn with the SEC by accessing GenOn's website at www.genon.com under the tab "Investor Relations" and then under the heading "SEC Filings & Financials."

        We are not incorporating the contents of the websites of the SEC, NRG, GenOn or any other entity into this joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites only for your convenience.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS

        The following questions and answers briefly address some commonly asked questions about the NRG and GenOn special meetings. They may not include all the information that is important to stockholders of NRG and GenOn. Stockholders should carefully read this entire joint proxy statement/ prospectus, including the annexes and the other documents referred to herein.

Q:
What is the merger?

A:
NRG Energy, Inc., which is referred to as NRG, and GenOn Energy, Inc., which is referred to as GenOn, have entered into an Agreement and Plan of Merger, dated as of July 20, 2012, which is referred to as the merger agreement. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed business combination of NRG and GenOn. Under the merger agreement, Plus Merger Corporation, a direct wholly owned subsidiary of NRG, will merge with and into GenOn, with GenOn continuing as the surviving entity and a wholly owned subsidiary of NRG, in a transaction which is referred to as the merger.

Q:
Why am I receiving these materials?

A:
NRG and GenOn are sending these materials to their respective stockholders to help them decide how to vote their shares of NRG or GenOn common stock, as the case may be, with respect to the merger and other matters to be considered at their respective special meetings.

  The merger cannot be completed unless NRG stockholders approve the issuance of NRG common stock in the merger and the amendment to NRG's certificate of incorporation, and GenOn stockholders adopt the merger agreement. Each of NRG and GenOn is holding a special meeting of its stockholders to vote on the proposals necessary to complete the merger. Information about these special meetings, the merger and the other business to be considered by stockholders at each of the special meetings is contained in this joint proxy statement/prospectus.

  This joint proxy statement/prospectus constitutes both a joint proxy statement of NRG and GenOn and a prospectus of NRG. It is a joint proxy statement because each of the boards of directors of NRG and GenOn are soliciting proxies from their respective stockholders. It is a prospectus because NRG will issue shares of its common stock in exchange for outstanding shares of GenOn common stock in the merger.

Q:
What will GenOn stockholders receive in the merger?

A:
In the merger, GenOn stockholders will receive 0.1216 shares of NRG common stock for each share of GenOn common stock, which is referred to as the exchange ratio, and will receive cash in lieu of fractional shares of NRG common stock. This exchange ratio is fixed and will not be adjusted to reflect changes in the stock price of either company before the merger is completed. NRG stockholders will continue to own their existing shares of NRG common stock and the NRG common stock will not be affected by the merger.

Q:
What will happen to the preferred share purchase rights attached to GenOn common stock?

A:
Prior to the completion of the merger, GenOn will terminate the rights agreement by and between GenOn and Computershare Trust Company, N.A., which is referred to as the GenOn Rights Agreement. In connection with such termination, all of the rights to purchase Series A Preferred Stock of GenOn will be cancelled without any consideration therefor.

Q:
When do GenOn and NRG expect to complete the merger?

A:
NRG and GenOn are working to complete the merger as soon as practicable. We currently expect that the merger will be completed by the first quarter of 2013. Neither NRG nor GenOn can predict, however, the actual date on which the merger will be completed because it is subject to conditions beyond each company's control, including federal and state regulatory approvals. See "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    •    ].

Q:
What am I being asked to vote on and why is this approval necessary?

A:
NRG stockholders are being asked to vote on the following proposals:

1.
to approve the issuance of NRG common stock, par value $0.01 per share, pursuant to the merger agreement, which is referred to as the "Share Issuance" proposal;

2.
to approve an amendment to NRG's amended and restated certificate of incorporation to fix the maximum number of directors that may serve on NRG's board of directors at 16 directors, which is referred to as the "Charter Amendment" proposal; and

3.
to approve any motion to adjourn the NRG special meeting, if necessary, to solicit additional proxies, which is referred to as the "NRG Adjournment" proposal.

  Approval of the Share Issuance proposal and the Charter Amendment proposal by NRG stockholders is required to complete the merger.

  GenOn stockholders are being asked to vote on the following proposals:

  1.
  to adopt the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus, which is referred to as the "Merger" proposal;

  2.
  to conduct an advisory vote on the merger-related compensation arrangements of our named executive officers, which is referred to as the "Merger-Related Compensation" proposal; and

  3.
  to approve any motion to adjourn the GenOn special meeting, if necessary, to solicit additional proxies, which is referred to as the "GenOn Adjournment" proposal.

  Approval of the Merger proposal by GenOn stockholders is required for completion of the merger.

  The Share Issuance proposal, the Charter Amendment proposal and the Merger proposal are collectively referred to as the "Merger-Related" proposals.

Q:
What vote is required to approve each proposal at the NRG Special Meeting?

A:
The Share Issuance proposal:    The affirmative vote of a majority of the votes cast by NRG stockholders is required to approve the Share Issuance proposal, provided that the total votes cast on such proposal (including abstentions) represent a majority of total number of shares of NRG common stock outstanding on the record date for the NRG special meeting.

  The Charter Amendment proposal:    The affirmative vote of a majority of the shares of NRG common stock outstanding on the record date for the NRG special meeting is required to approve the Charter Amendment proposal.

  The NRG Adjournment proposal:    The affirmative vote of a majority of the shares of NRG common stock represented (in person or by proxy) and entitled to vote on the proposal is required to approve the NRG Adjournment proposal.

Q:
What vote is required to approve each proposal at the GenOn Special Meeting?

A:
The Merger proposal:    The affirmative vote of a majority of the shares of GenOn common stock outstanding on the record date for the GenOn special meeting is required to approve the Merger proposal.

  The Merger-Related Compensation proposal:    The affirmative vote of a majority of the shares of GenOn common stock represented (in person or by proxy) at the GenOn special meeting and entitled to vote on such proposal is required to approve the Merger-Related Compensation proposal. Because the vote on the Merger-Related Compensation proposal is advisory only, it will not be binding on either GenOn or NRG. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of GenOn's stockholders.

  The GenOn Adjournment proposal:    The affirmative vote of a majority of the shares of GenOn common stock represented (in person or by proxy) at the GenOn special meeting and entitled to vote on such proposal is required to approve the GenOn Adjournment proposal.

Q:
What constitutes a quorum?

A:
The representation of holders of at least a majority of the total number of shares of common stock outstanding as of the record date at the NRG special meeting or GenOn special meeting, as applicable, whether present in person or represented by proxy, is required in order to conduct business at each special meeting. This requirement is called a quorum. Abstentions, if any, which are described below, will be treated as present for the purposes of determining the presence or absence of a quorum for each special meeting.

Q:
How do the boards of directors of NRG and GenOn recommend that I vote?

A:
The board of directors of NRG, which is referred to as the NRG Board, recommends that holders of NRG common stock vote "FOR" the Share Issuance proposal, "FOR" the Charter Amendment proposal and "FOR" the NRG Adjournment proposal.

  The board of directors of GenOn, which is referred to as the GenOn Board, recommends that GenOn stockholders vote "FOR" the Merger proposal and "FOR" the GenOn Adjournment proposal. In addition, the GenOn Board recommends that holders of GenOn common stock vote "FOR" the Merger-Related Compensation proposal to approve, on an advisory (non-binding) basis, any "golden parachute" compensation arrangement that may be paid or become payable, to GenOn's named executive officers that is based on or otherwise relates to the merger or contemplated by the merger agreement.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this joint proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at your respective company's special meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

  Please do not submit your GenOn stock certificates at this time. If the merger is completed, you will receive instructions for surrendering your GenOn stock certificates in exchange for shares of NRG common stock from the exchange agent.

Q:
How do I vote?

A:
If you are a stockholder of record of NRG as of [    •    ], 2012, which is referred to as the NRG record date, or a stockholder of GenOn as of [    •    ], 2012, which is referred to as the GenOn record date, you may submit your proxy before your respective company's special meeting in one of the following ways:

•
use the toll-free number shown on your proxy card;

  •
  visit the website shown on your proxy card to vote via the Internet; or

  •
  complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

  Stockholders of record may also cast your vote in person at your respective company's special meeting.

  If your shares are held in "street name," through a broker, trustee or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. "Street name" stockholders who wish to vote at the meeting will need to obtain a "legal proxy" form from their broker, trustee or other nominee.

Q:
When and where are the NRG and GenOn special meetings of stockholders? What must I bring to attend the special meeting?

A:
The special meeting of NRG stockholders will be held at [    •    ] at [    •    ]  a.m., Eastern Time, on [    •    ], 2012. Subject to space availability, all NRG stockholders as of the NRG record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at [    •    ] a.m., Eastern Time.

  The special meeting of GenOn stockholders will be held at [    •    ] at [    •    ]  a.m., Central Time, on [    •    ], 2012. Subject to space availability, all GenOn stockholders as of the GenOn record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at [    •    ]  a.m., Central Time.

  If you wish to attend your respective company's special meeting, you must bring photo identification. If you hold your shares through a bank, broker, custodian or other record holder, you must also bring proof of ownership such as the voting instruction form from your broker or other nominee or an account statement.

Q:
If my shares are held in "street name" by a broker, trustee or other nominee, will my broker, trustee or other nominee vote my shares for me?

A:
If your shares are held in "street name" in a stock brokerage account or by a bank, trustee or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, trustee or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to NRG or GenOn or by voting in person at your respective company's special meeting unless you provide a "legal proxy," which you must obtain from your broker, trustee or other nominee. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

  Under the rules of the New York Stock Exchange, which is referred to as the NYSE, brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on "routine" proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be "non-routine" without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the NRG special meeting and the GenOn special meeting are such "non-routine" matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

  If you are an NRG stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your broker, bank or other nominee may not vote your shares on the Share Issuance proposal, which broker non-votes will have no effect on the vote count for such proposal, but will make it more difficult to meet the NYSE requirement that the total votes cast on such proposal represent a majority of total number of shares of NRG common stock outstanding on the record date for the NRG special meeting;

  •
  your broker, bank or other nominee may not vote your shares on the Charter Amendment proposal, which broker non-votes will have the same effect as a vote "AGAINST" such proposal; and

  •
  your broker, bank or other nominee may not vote your shares on the NRG Adjournment proposal, which broker non-votes will have no effect on the vote count for this proposal.

  If you are a GenOn stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your broker, bank or other nominee may not vote your shares on the Merger proposal, which broker non-votes will have the same effect as a vote "AGAINST" this proposal; and

  •
  your broker, bank or other nominee may not vote your shares on the Merger-Related Compensation and GenOn Adjournment proposals, which broker non-votes will have no effect on the vote count for either of these proposals.

Q:
What if I fail to vote or abstain?

A:
For purposes of each of the NRG special meeting and the GenOn special meeting, an abstention occurs when a stockholder attends the applicable special meeting in person and does not vote or returns a proxy with an "abstain" vote.

  NRG

  Share Issuance proposal:    An abstention will have the same effect as a vote cast "AGAINST" the Share Issuance proposal. If an NRG stockholder is not present in person at the NRG special meeting and does not respond by proxy, it will have no effect on the vote count for the Share Issuance proposal, but it will make it more difficult to meet the NYSE requirement that the total votes cast on such proposal (including abstentions) represent a majority of the shares of NRG common stock outstanding as of the NRG record date.

  Charter Amendment proposal:    An abstention or failure to vote will have the same effect as a vote cast "AGAINST" the Charter Amendment proposal.

  NRG Adjournment proposal:    An abstention will have the same effect as a vote cast "AGAINST" the NRG Adjournment proposal. If an NRG stockholder is not present in person at the NRG special meeting and does not respond by proxy, it will have no effect on the vote count for the NRG Adjournment proposal (assuming a quorum is present).

  GenOn

  Merger proposal:    An abstention or failure to vote will have the same effect as a vote cast "AGAINST" the Merger proposal.

  Merger-Related Compensation proposal:    An abstention will have the same effect as a vote cast "AGAINST" the Merger-Related Compensation proposal. If a GenOn stockholder is not present in person at the GenOn special meeting and does not respond by proxy, it will have no effect on the vote count for the Merger-Related Compensation proposal (assuming a quorum is present).

  GenOn Adjournment proposal:    An abstention will have the same effect as a vote cast "AGAINST" the GenOn Adjournment proposal. If a GenOn stockholder is not present in person at the GenOn special meeting and does not respond by proxy, it will have no effect on the vote count for the GenOn Adjournment proposal (assuming a quorum is present).

Q:
What will happen if I return my proxy or voting instruction card without indicating how to vote?

A:
If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the NRG common stock represented by your proxy will be voted as recommended by the NRG Board with respect to that proposal or the GenOn common stock represented by your proxy will be voted as recommended by the GenOn Board with respect to that proposal. Unless an NRG stockholder or a GenOn stockholder, as applicable, checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the NRG special meeting or GenOn special meeting, as applicable.

Q:
What if I hold shares of both NRG common stock and GenOn common stock?

A:
If you are a stockholder of both NRG and GenOn, you will receive two separate packages of proxy materials. A vote as a GenOn stockholder will not constitute a vote as an NRG stockholder and vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from NRG or GenOn, or vote as both an NRG stockholder and as a GenOn stockholder by Internet or telephone.

Q:
May I change my vote after I have delivered my proxy or voting instruction card?

A:
Yes. If you are a record holder, you may change your vote at any time before your proxy is voted at the NRG or GenOn special meeting. You may do this in one of four ways:

•
by sending a notice of revocation to the corporate secretary of NRG or GenOn, as applicable;

•
by logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so;

•
by sending a completed proxy card bearing a later date than your original proxy card; or

•
by attending the NRG or GenOn special meeting, as applicable, and voting in person.

  If you choose any of the first three methods, you must take the described action no later than the beginning of the applicable special meeting.

  If your shares are held in an account at a broker, bank or other nominee and you have delivered your voting instruction card to your broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.

Q:
What are the material U.S. federal income tax consequences of the merger?

A:
It is a condition to the obligation of GenOn to complete the merger that GenOn receive a written opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to GenOn, which is referred to as Skadden, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, and that NRG receive a written opinion from Kirkland & Ellis LLP, counsel to NRG, which is referred to as Kirkland & Ellis, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

  It is a condition to the obligation of NRG to effect the merger that NRG receive a written opinion from Kirkland & Ellis, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that GenOn receive a written opinion from Skadden, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

  Provided that the merger so qualifies, a holder of GenOn common stock will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of the holder's shares of GenOn common stock for shares of NRG common stock in the merger, except with respect to cash received in lieu of a fractional share of NRG common stock.

Q:
Do I have appraisal rights in connection with the merger?

A:
No. Under Delaware law, neither GenOn stockholders nor NRG stockholders will be entitled to exercise any appraisal rights in connection with the merger or the other transactions contemplated by the merger agreement.

Q:
What if I hold GenOn stock options or restricted stock units?

A:
Upon completion of the merger:

•
GenOn stock options (other than stock options granted in 2012) will vest in full and be converted into options with respect to NRG common stock based on the exchange ratio, and remain outstanding subject to the same terms and conditions (other than vesting conditions) as otherwise applicable to such stock options prior to the merger.

•
GenOn stock options granted in 2012 will be converted into options in respect of NRG common stock based on the exchange ratio, and remain outstanding subject to the same terms and conditions (including vesting conditions) as otherwise applicable to such stock options prior to the merger.

•
GenOn restricted stock units (other than restricted stock units granted in 2012) will vest in full and be converted into NRG common stock based on the exchange ratio (with cash paid in lieu of fractional shares).

•
GenOn restricted stock units granted in 2012 will be converted into NRG restricted stock units based on the exchange ratio, and remain outstanding subject to the same terms and conditions as otherwise applicable to such restricted stock units prior to the merger, except that the extent of attainment of performance targets with respect to such restricted stock units will be determined by the GenOn Board (or a committee thereof) on an appropriate basis before closing.

  Notwithstanding the foregoing, GenOn outstanding stock options and restricted stock units granted in 2012 will vest (to the extent not already fully vested) at the holder's termination date if the termination occurs within two years of completion of the merger under certain qualifying circumstances.

Q:
Whom should I contact if I have any questions about the proxy materials or voting?

A:
If you have any questions about the proxy materials or if you need assistance submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent for the company in which you hold shares.

  If you are an NRG stockholder, you should contact MacKenzie Partners, Inc., the proxy solicitation agent for NRG, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect). If you are a GenOn stockholder, you should contact Innisfree M&A Incorporated, the proxy solicitation agent for GenOn, at (877) 800-5187 (toll-free) or (212) 750-5833 (collect).

SUMMARY

        This summary highlights selected information contained in this joint proxy statement/prospectus and does not contain all the information that may be important to you. NRG and GenOn urge you to read carefully this joint proxy statement/prospectus in its entirety, including the annexes. Additional, important information, which NRG and GenOn also urge you to read, is contained in the documents incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page [    •    ]. Unless stated otherwise, all references in this joint proxy statement/prospectus to NRG are to NRG Energy, Inc., all references to GenOn are to GenOn Energy, Inc. and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG, Plus Merger Corporation and GenOn, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

 The Parties

  NRG

        NRG is an integrated wholesale power generation and retail electricity company that aspires to be a leader in the way the industry and consumers think about, use, produce and deliver energy and energy services in major competitive power markets in the United States. First, NRG is a wholesale power generator engaged in the ownership and operation of power generation facilities; the trading of energy, capacity and related products; and the transacting in and trading of fuel and transportation services. Second, NRG is a retail electricity company engaged in the supply of electricity, energy services, and cleaner energy products to retail electricity customers in deregulated markets. Finally, NRG is focused on the deployment and commercialization of potential disruptive technologies, like electric vehicles, certain solar power projects and smart meter technology, which have the potential to change the nature of the power supply industry.

        For the year ended December 31, 2011, NRG had total revenues of approximately $9.1 billion and net income of approximately $197 million.

        NRG's principal offices are located at 211 Carnegie Center, Princeton, New Jersey 08540, and its telephone number is (609) 524-4500. NRG common stock is listed on the New York Stock Exchange, which is referred to as the NYSE, trading under the symbol "NRG."

  GenOn

        GenOn is principally a wholesale power generator engaged in the ownership and operation of power generation facilities in competitive energy markets. GenOn also operates integrated asset management and proprietary trading operations. GenOn's customers are principally independent system operators, regional transmission organizations and investor-owned utilities.

        For the year ended December 31, 2011, GenOn had total revenues of approximately $3.6 billion and a net loss of approximately $189 million.

        GenOn's principal offices are located at 1000 Main Street, Houston, Texas 77002 and its telephone number is (832) 357-3000. GenOn common stock is listed on the NYSE, trading under the symbol "GEN."

  Merger Sub

        Plus Merger Corporation, or Merger Sub, a wholly owned subsidiary of NRG, is a Delaware corporation formed on July 18, 2012, for the purpose of effecting the merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

The Merger

        NRG and GenOn have entered into the merger agreement, which provides that, subject to the terms and conditions of the merger agreement and in accordance with the Delaware General Corporation Law, which is referred to as the DGCL, Merger Sub will merge with and into GenOn, with GenOn continuing as the surviving entity and a direct wholly owned subsidiary of NRG.

Consideration to be Received in the Merger by GenOn Stockholders

        In the merger, each share of GenOn common stock that is issued and outstanding immediately prior to the effective time of the merger (other than any shares of GenOn common stock owned or held directly or indirectly by NRG, GenOn, Merger Sub or any of their respective subsidiaries that will be cancelled upon completion of the merger) will be converted into the right to receive 0.1216 shares of NRG common stock, which is referred to as the exchange ratio. The exchange ratio will be adjusted appropriately to fully reflect the effect of any reclassification, stock split or combination, exchange or readjustment of shares, or any stock dividend or distribution with respect to the shares of either NRG common stock or GenOn common stock with a record date prior to completion of the merger. No fractional shares of NRG common stock will be issued in connection with the merger, and holders will be entitled to receive cash in lieu thereof. NRG stockholders will continue to own their existing shares, which will not be affected by the merger.

Treatment of Stock Options and Restricted Stock Units

  GenOn

        Upon completion of the merger, all outstanding GenOn stock options will be converted into stock options with respect to NRG common stock (with the number of shares subject to such options and the per share exercise price appropriately adjusted based on the exchange ratio) and remain outstanding, subject to the same terms and conditions as otherwise applicable to such stock options prior to the merger, except that all GenOn stock options other than those granted in 2012 will become vested upon the completion of the merger. GenOn stock options granted in 2012 will not be subject to accelerated vesting solely by reason of the completion of the merger and will remain subject to the vesting conditions applicable to such stock options prior to the merger.

        All outstanding GenOn restricted stock units (other than restricted stock units granted in 2012) will immediately vest and be exchanged for the merger consideration upon completion of the merger (with cash paid in lieu of fractional shares). GenOn restricted stock units granted in 2012 will be converted into NRG restricted stock units (with the number of shares subject to such restricted stock units appropriately adjusted based on the exchange ratio and extent of performance goal attainment) and otherwise remain outstanding in accordance with their terms.

        Notwithstanding the foregoing, GenOn outstanding stock options and restricted stock units granted in 2012 will vest (to the extent not already fully vested) at the holder's termination date if the termination is as a result of the merger and occurs within two years of completion of the merger under certain qualifying circumstances.

        For a more complete discussion of the treatment of GenOn options and other stock-based awards, see "The Merger Agreement—Treatment of GenOn Stock Options and Restricted Stock Units" on page [    •    ]. For further discussion of the treatment of GenOn options and other stock-based awards held by directors and executive officers of GenOn, see "The Merger—Interests of Directors and

Executive Officers in the Merger—Interests of Directors and Executive Officers of GenOn in the Merger" beginning on page [    •    ].

  NRG

        The merger will not affect NRG's stock options, restricted stock or other equity awards of NRG. All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the merger.

Governance of NRG Following Completion of the Merger; Amendments to NRG's Certificate of Incorporation and Bylaws

        Board of Directors.    The parties have agreed that, immediately following completion of the merger:

  •
  The board of directors of NRG will have 16 members, consisting of (a) 12 directors from the NRG Board, including Mr. Howard Cosgrove, the current Chairman of the NRG Board, and Mr. David Crane, the current President and Chief Executive Officer of NRG, and (b) four directors from the GenOn Board, including Mr. Edward R. Muller, the current Chairman, President and Chief Executive Officer of GenOn.

  •
  Mr. Cosgrove will continue as the Chairman of the NRG Board.

  •
  Mr. Muller will become Vice Chairman of the NRG Board and hold such position until at least the 2014 annual meeting of NRG stockholders.

        Management.    GenOn and NRG expect that immediately following completion of the merger, the corporate leadership team of NRG will consist of Mr. Crane as President and Chief Executive Officer, Mr. Kirk Andrews as Chief Financial Officer, Mr. Mauricio Gutierrez as Chief Operating Officer, and Ms. Anne Cleary as the Chief Integration Officer.

        Amendment to NRG's Certificate of Incorporation.    In connection with the merger, Article Seven of NRG's amended and restated certificate of incorporation will be amended to fix the maximum number of directors that may serve on the NRG Board at 16 directors.

        Amendment to NRG's Bylaws.    In connection with the merger, NRG's bylaws will be amended and restated as of completion of the merger to reflect the governance arrangements contemplated by the merger agreement. The form of the amended and restated bylaws is included as Exhibit B to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

        For a more complete discussion of the directors and executive officers of the combined company, see "The Merger—Governance of NRG Following Completion of the Merger; Amendments to NRG's Certificate of Incorporation and Bylaws" beginning on page [    •    ].

Headquarters

        Upon completion of the merger, (i) the executive offices and commercial and financial headquarters of NRG will be located in Princeton, New Jersey, and (ii) the operations headquarters of NRG will be located in Houston, Texas.

Recommendations of the NRG Board of Directors

        After careful consideration, the NRG Board recommends that holders of NRG common stock vote "FOR" the Share Issuance proposal, the Charter Amendment proposal and the NRG Adjournment proposal.

        For a more complete description of NRG's reasons for the merger and the recommendations of the NRG Board, see "The Merger—Rationale for the Merger" and "The Merger—NRG Board of Directors' Recommendations and Its Reasons for the Merger" beginning on pages [    •    ] and [    •    ], respectively.

Recommendations of the GenOn Board of Directors

        After careful consideration, the GenOn Board recommends that holders of GenOn common stock vote "FOR" the Merger proposal and the GenOn Adjournment proposal.

        After careful consideration, the GenOn Board recommends that holders of GenOn common stock vote "FOR" the Merger-Related Compensation proposal to approve, on an advisory (non-binding) basis, any "golden parachute" compensation arrangement that may be paid or become payable, to GenOn's named executive officers that is based on or otherwise relates to the merger or contemplated by the merger agreement.

        For a more complete description of GenOn's reasons for the merger and the recommendation of the GenOn Board, see "The Merger—Rationale for the Merger" and "The Merger—GenOn Board of Directors' Recommendation and Its Reasons for the Merger" beginning on pages [    •    ] and [    •    ], respectively.

Opinions of Financial Advisors

  NRG's Financial Advisors

        In connection with the merger, the NRG Board received separate written opinions, dated July 20, 2012, from NRG's financial advisors, Credit Suisse Securities (USA) LLC, referred to as Credit Suisse, and Morgan Stanley & Co. LLC, referred to as Morgan Stanley, as to the fairness, from a financial point of view and as of the date of such opinion, to NRG of the exchange ratio provided for in the merger. The full texts of Credit Suisse's and Morgan Stanley's respective written opinions, each dated July 20, 2012, are attached to this joint proxy statement/prospectus as Annex B and Annex C, respectively, and set forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Credit Suisse and Morgan Stanley in connection with such opinions. The opinions were provided for the benefit of the NRG Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the exchange ratio from a financial point of view to NRG and did not address any other aspect of the merger. In addition, the opinions did not in any manner address the prices at which shares of NRG common stock or GenOn common stock would trade at any time, or any compensation or compensation agreements arising from the merger which benefit any officer, director or employee of NRG or GenOn, or any class of such persons. The opinions are addressed to the NRG Board and do not constitute advice or a recommendation to any stockholder as to how to vote or act with respect to the merger. For a more complete description of Credit Suisse's and Morgan Stanley's respective opinions, see "The Merger—Opinions of NRG's Financial Advisors" beginning on page [    •    ]. See also Annex B and Annex C to this joint proxy statement/prospectus.

  GenOn's Financial Advisor

        At a meeting of the GenOn Board held on July 20, 2012, J.P. Morgan Securities LLC, which is referred to as J.P. Morgan, delivered its opinion to the GenOn Board as to the fairness, from a financial point of view and as of such date, of the exchange ratio to holders of GenOn common stock. The full text of the written opinion of J.P. Morgan, dated July 20, 2012, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the opinion and the review undertaken in connection with rendering its opinion, is included as Annex D to this proxy statement/prospectus. J.P. Morgan's written opinion was provided to the GenOn Board (solely in its capacity as such) in connection with its evaluation of the merger and addressed only the fairness, from a financial point of view, of the exchange ratio and no other matters. The opinion does not constitute a recommendation to any stockholder as to how any stockholder should vote with respect to the proposed merger or any other matter. For a more complete description of J.P. Morgan's opinion, see "The Merger—Opinion of GenOn's Financial Advisor" beginning on page [    •    ]. See also Annex D to this proxy statement/prospectus.

Interests of Directors and Executive Officers in the Merger

        You should be aware that some of the directors and executive officers of NRG and GenOn have interests in the merger that are different from, or are in addition to, the interests of stockholders generally, including without limitation the following:

        For GenOn's Directors and Executive Officers:    Treatment of equity-based compensation awards held by directors and executive officers of GenOn in the merger; the appointment of Edward R. Muller, currently GenOn's Chairman, President and Chief Executive Officer, as Vice Chairman of the NRG Board; the appointment of Mr. Muller and three other directors of GenOn as directors of NRG following the merger; the continued service of certain officers as officers of NRG following the merger; change-in-control severance arrangements covering certain executive officers of GenOn; and the indemnification of GenOn's directors and officers by NRG.

        For NRG's Directors and Executive Officers:    Mr. David Crane, currently NRG's President and Chief Executive Officer, will continue in those positions immediately following the completion of the merger; Mr. Howard E. Cosgrove, currently Chairman of the NRG Board, will continue in that position immediately following the completion of the merger; Mr. Crane, Mr. Cosgrove and ten other directors of NRG will continue to serve as directors of NRG immediately following the completion of the merger.

        The NRG Board and the GenOn Board were aware of these additional interests by their respective directors and executive officers and considered these potential interests, among other matters, in evaluating and negotiating the merger agreement and the merger, in approving the merger agreement and in recommending the applicable Merger-Related proposals.

        For a further discussion of the interests of GenOn and NRG directors and executive officers in the merger, see "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page [    •    ].

Material U.S. Federal Income Tax Consequences of the Merger

        It is a condition to the obligation of GenOn to complete the merger that GenOn receive a written opinion from Skadden, counsel to GenOn, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that NRG receive a written opinion from Kirkland & Ellis, counsel to NRG, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to the obligation of NRG to effect the merger that NRG receive a written opinion from Kirkland & Ellis, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that GenOn receive a written opinion from Skadden, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. In addition, in connection with the Registration Statement of which this joint proxy statement/prospectus is a part being declared effective, each of Skadden and Kirkland & Ellis will deliver an opinion to GenOn and NRG, respectively, to the same effect as the opinions described above and to the effect that holders of GenOn common stock whose shares of GenOn common stock are exchanged in the merger for shares of NRG common stock will not recognize gain or loss, except to the extent of cash, if any, received in lieu of a fractional share of NRG common stock.

        The discussion of material U.S. federal income tax consequences of the merger contained in this joint proxy statement/prospectus is intended to provide only a general summary and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws.

        GenOn stockholders are strongly urged to consult with their tax advisors regarding the tax consequences of the merger to them, including the effects of U.S. federal, state, local, foreign and other tax laws.

        For a more complete description of the material U.S. federal income tax consequences of the merger, see "The Merger—Material U.S. Federal Income Tax Consequences" beginning on page [    •    ].

Accounting Treatment of the Merger

        The merger will be accounted for as an acquisition of GenOn by NRG under the acquisition method of accounting in accordance with accounting principles generally accepted in the U.S., or U.S. GAAP.

No Appraisal Rights

        Under Section 262 of the DGCL, neither the holders of GenOn common stock nor the holders of NRG common stock have appraisal rights in connection with the merger.

Regulatory Matters

        To complete the merger, GenOn and NRG must make filings with and obtain authorizations, approvals or consents from federal and state public utility, antitrust and other regulatory authorities. The material United States federal and state approvals, consents and filings include the following:

  •
  the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the related rules and regulations;

  •
  approval of the merger by the Federal Energy Regulatory Commission, which is referred to as the FERC, under the Federal Power Act;

  •
  approval of the merger by the New York Public Service Commission, which is referred to as the NYPSC;

  •
  approval of the merger by the Public Utility Commission of Texas, which is referred to as the PUCT;

  •
  notice to the California Public Utilities Commission and the lapse of the associated notice period; and

  •
  a threshold determination from the Nuclear Regulatory Commission, which is referred to as the NRC, that the merger does not require the prior approval of the NRC under the Atomic Energy Act of 1954.

        For a more complete discussion of regulatory matters relating to the merger, see "The Merger—Regulatory Approvals Required for the Merger" on page [    •    ].

 Litigation Related to the Merger

        GenOn, members of the GenOn Board, NRG and Merger Sub are named defendants in eleven purported class action lawsuits, in each case purportedly brought on behalf of all of the public stockholders of GenOn. The complaints allege, among other things, that members of the GenOn Board have breached their fiduciary duties by failing to take steps to maximize the value of GenOn to its public stockholders, and that NRG and Merger Sub have aided and abetted GenOn directors' breaches of their fiduciary duties. The plaintiffs in these lawsuits seek, among other things, (i) a declaration that the merger agreement was entered into in breach of GenOn directors' fiduciary duties, (ii) an injunction enjoining the GenOn Board from consummating the merger, (iii) an order directing the GenOn Board to exercise their duties to obtain a transaction which is in the best interests of GenOn's stockholders, (iv) an order granting the class members any benefits allegedly improperly received by the defendants, and/or (v) a rescission of the merger, in the event that it is consummated. NRG and GenOn believe the allegations of the complaints are without merit and intend to defend these lawsuits vigorously.

Conditions to Completion of the Merger

        The parties expect to complete the merger after all of the conditions to the merger in the merger agreement are satisfied or waived, including after NRG and GenOn receive stockholder approvals at their respective special meetings and receive all required regulatory approvals. The parties currently expect to complete the merger by the first quarter of 2013. However, it is possible that factors outside of each company's control could require them to complete the merger at a later time or not to complete it at all.

        The obligations of NRG and GenOn to complete the merger are each subject to the satisfaction (or waiver) of the following conditions:

  •
  approval by NRG stockholders of the Share Issuance proposal and Charter Amendment proposal;

  •
  approval by GenOn stockholders of the Merger proposal;

  •
  absence of any law or injunction prohibiting the consummation of the merger;

  •
  receipt of all required regulatory approvals, provided that none of these approvals (or any order issued, imposed or otherwise put into effect in connection with any of these approvals) constitutes or would reasonably be expected to constitute, cause or result in a material adverse effect on NRG or GenOn;

  •
  authorization of the listing of the shares of NRG common stock to be issued in connection with the merger or reserved for issuance in connection with the merger on the NYSE, subject to official notice of issuance;

  •
  effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose;

  •
  accuracy of the other party's representations and warranties in the merger agreement, subject to certain exceptions;

  •
  the prior performance by the other party, in all material respects, of its obligations under the merger agreement;

  •
  receipt of a certificate executed by an executive officer of the other party as to the satisfaction of the conditions described in the preceding two bullets; and

  •
  receipt of a legal opinion from its counsel to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and receipt of a copy of the legal opinion of counsel to the other party to the same effect.

        The conditions set forth in the merger agreement may be waived by NRG or GenOn, subject to the agreement of the other party in certain circumstances. For a more complete discussion of the conditions to the merger, see "The Merger Agreement—Conditions to Completion of the Merger" beginning on page [    •    ].

Treatment of GenOn's Existing Debt; Financing

        There are no financing conditions to the merger and the merger is not conditioned upon the completion of the Change in Control Offers, the NRG Debt Offers or the funding of the financing contemplated by the commitment letters, each as described herein.

        In connection with the merger, the parties intend to terminate GenOn's existing senior secured term loan facility and revolving credit facility. In addition, at NRG's request and subject to the terms and conditions of the merger agreement, GenOn will commence a "change of control" tender offer for each series of GenOn's outstanding notes due 2014, 2017, 2018 and 2020 (the "Notes"), conditioned on the completion of the merger. We refer to these offers as the "Change in Control Offers." Further, subject to the terms and conditions of the merger agreement, NRG may, at its election following consultation with GenOn, commence a tender offer for cash or an exchange offer for securities for all or any portion of GenOn's outstanding Notes, conditioned on the completion of the merger. We refer to these offers as the "NRG Debt Offers." Also, NRG may, subject to the terms and conditions of the merger agreement, elect to undertake a consent solicitation to alter the terms of any of GenOn's Notes that remain outstanding after completion of the Change in Control Offers and the NRG Debt Offers.

        NRG intends to finance the Change in Control Offers, the NRG Debt Offers, and the related fees, commissions and expenses with a combination of funds available at each of NRG and GenOn (including funds available under NRG's existing credit facilities) and, to the extent necessary, new financing. NRG has obtained commitment letters from Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc. to fund up to $1.6 billion under a new senior secured term loan facility, to the extent such funds are necessary to consummate the Change in Control Offers and the NRG Debt Offers.

        The parties do not expect the merger to have any impact on the debt existing at GenOn's subsidiaries.

        In addition to the Change in Control Offers and the NRG Debt Offers, NRG may otherwise pursue a refinancing of all or a portion of GenOn's existing indebtedness, provided that GenOn and its subsidiaries will not be required to incur any obligation with respect to such refinancing before the completion of the merger and such refinancing will not delay the completion of the merger.

        For further information regarding the contemplated financing, see "The Merger—Treatment of GenOn's Existing Debt; Financing" beginning on page [    •    ] and "The Merger Agreement—Financing" on page [    •    ].

Timing of the Merger

        The merger is expected to be completed by the first quarter of 2013.

No Solicitation of Other Offers

        In the merger agreement, each of NRG and GenOn has agreed that it will not directly or indirectly:

  •
  solicit, initiate, seek or knowingly encourage or facilitate any proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal (as described in the section entitled "The Merger Agreement—Non-Solicitation of Alternative Acquisition Proposals" beginning on page [    •    ]);

  •
  furnish any non-public information, or afford access to properties, books and records in connection with or in response to an alternative acquisition proposal;

  •
  engage or participate in any discussions or negotiations with any person regarding an alternative acquisition proposal; or

  •
  adopt or approve any alternative acquisition proposal or enter into any letter of intent, memorandum of understanding, merger agreement or any other agreement providing for any alternative acquisition proposal.

        The merger agreement does not, however, prohibit either party from considering an unsolicited acquisition proposal from a third party if certain specified conditions are met. For a discussion of the prohibition on solicitation of acquisition proposals from third parties, see "The Merger Agreement—Non-Solicitation of Alternative Acquisition Proposals" beginning on page [    •    ].

Termination of the Merger Agreement; Termination Fee and Expense Reimbursement

        Generally, the merger agreement may be terminated and the merger may be abandoned at any time prior to completion of the merger, including after the required NRG stockholder approval or GenOn stockholder approval is obtained, as specified below:

  •
  by mutual written consent of NRG and GenOn;

  •
  by either party, if:

  •
  the merger has not been completed on or prior to March 30, 2013, which is referred to as the end date; provided that each party has the right to extend such end date up to July 31, 2013 if the only unsatisfied conditions to completion of the merger are those regarding the receipt of required regulatory approvals described above under "Summary—Regulatory Matters;"

  •
  a law or order has been entered permanently restraining, enjoining or otherwise prohibiting completion of the merger and such injunction becomes final and non-appealable, provided that the party seeking to terminate the merger agreement for this reason has complied in all material respects with its obligation to use reasonable best efforts to obtain the required regulatory approvals;

  •
  in connection with any required regulatory approval, any governmental entity has issued any order that constitutes or would reasonably be expected to constitute, cause or result in a material adverse effect on NRG or GenOn, and such order becomes final and non-appealable;

  •
  the requisite approvals by the stockholders of NRG or GenOn have not been obtained at the respective stockholders' meeting (or at any adjournment or postponement thereof);

  •
  the other party has breached any representation, covenant or other agreement in the merger agreement in a way that the related condition to closing would not be satisfied, and this breach is either not cured within 30 days of notice or cannot be cured prior to the end date;

    •
    the other party's board of directors changes its recommendation that its stockholders vote for, in the case of NRG, the Share Issuance proposal and the Charter Amendment proposal or, in the case of GenOn, the Merger proposal;

    •
    the other party has breached its non-solicitation obligations under the merger agreement in any material respect;

    •
    prior to obtaining approval by its stockholders, subject to compliance with certain conditions, such party terminates the merger agreement in order to enter into a definitive agreement with respect to a superior offer and concurrently pays the required termination fee to the other party; or

    •
    the other party's board of directors or any committee of the board (a) fails to recommend against any alternative acquisition proposal within 10 business days after the commencement of such alternative acquisition proposal, provided that the terminating party must exercise such terminating right within five business days after the end of such 10 business day period; (b) fails to publicly reaffirm its recommendation, in the case of NRG, for the Share Issuance proposal and/or the Charter Amendment Proposal or, in the case of GenOn, the Merger proposal, in each case within 10 business days following written request by the terminating party, provided that the terminating party must exercise this termination right within five business days after the end of such 10 business day period; (c) grants any waiver under or terminates any standstill provision in any confidentiality or similar agreement with a third party; (d) approves any transaction under, or any third party becoming an "interested stockholder" under, Section 203 of the DGCL; or (e) in the case of GenOn only, renders certain restrictions set forth in GenOn's certificate of incorporation inapplicable to any alternative transaction, or renders the GenOn Rights Agreement inapplicable to any alternative transaction or exempts any third party from becoming an "acquiring person" for purposes of the GenOn Rights Agreement, or resolves, agrees or publicly announces an intention to take any of the actions referred to in the foregoing clauses (a) through (e).

        The merger agreement provides that, upon a termination of the merger agreement under specified circumstances, GenOn is required to pay a termination fee of $60 million to NRG and, alternatively, NRG is required to pay a termination fee of $120 million to GenOn. In addition, if the merger agreement is terminated due to the failure to obtain the required stockholder approval of the Share Issuance proposal, the Charter Amendment proposal or the Merger proposal, then NRG or GenOn, as applicable, will be required to reimburse the other for its reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement, subject to a cap of $10 million if no alternative acquisition proposal has been publicly announced and no third party has publicly announced or communicated an intention to make an alternative acquisition proposal prior to the stockholders' meeting, or $25 million in all other circumstances. Any termination fee payable by either party will be reduced by the amount of any expense reimbursement paid by such party prior to the payment of the termination fee.

        For a more detailed discussion of each party's termination rights and the related termination fee and/or expense reimbursement obligations, see "The Merger Agreement—Termination of the Merger Agreement" on page [    •    ] and "The Merger Agreement—Effect of Termination; Termination Fees and Expense Reimbursement" beginning on page [    •    ].

 Matters to be Considered at the Special Meetings

  NRG

        At the NRG special meeting, NRG stockholders will be asked to consider and vote upon:

  •
  the Share Issuance proposal;

  •
  the Charter Amendment proposal; and

  •
  the NRG Adjournment proposal.

        Stockholder approval of both the Share Issuance proposal and the Charter Amendment proposal is required to complete the merger.

        The affirmative vote of a majority of the votes cast by NRG stockholders is required to approve the Share Issuance proposal, provided that the total votes cast on such proposal (including abstentions) represent a majority of total number of shares of NRG common stock outstanding on the record date for the NRG special meeting.

        The affirmative vote of a majority of the shares of NRG common stock outstanding on the record date for the NRG special meeting is required to approve the Charter Amendment proposal.

        The affirmative vote of a majority of the shares of NRG common stock represented (in person or by proxy) and entitled to vote on the proposal is required to approve the NRG Adjournment proposal.

        The NRG Board recommends that NRG stockholders vote "FOR" all of the proposals set forth above, as more fully described under "NRG Special Meeting" beginning on page [    •    ].

  GenOn

        At the GenOn special meeting, GenOn stockholders will be asked to consider and vote upon:

  •
  the Merger proposal;

  •
  the Merger-Related Compensation proposal; and

  •
  the GenOn Adjournment proposal.

        Approval of the Merger proposal is required for completion of the merger.

        The affirmative vote of a majority of the shares of GenOn common stock outstanding on the record date for the GenOn special meeting is required to approve the Merger proposal.

        The affirmative vote of a majority of the shares of GenOn common stock represented (in person or by proxy) at the GenOn special meeting and entitled to vote on such proposal is required to approve the Merger-Related Compensation proposal and the GenOn Adjournment proposal.

        The GenOn Board recommends that GenOn stockholders vote "FOR" all of the proposals set forth above, as more fully described under "GenOn Special Meeting" beginning on page [    •    ].

Voting by NRG and GenOn Directors and Executive Officers

        As of the NRG record date, directors and executive officers of NRG and their affiliates owned and were entitled to vote [    •    ] shares of NRG common stock, representing approximately [    •    ]% of the total voting power of the shares of NRG common stock outstanding on that date. As of the GenOn record date, directors and executive officers of GenOn and their affiliates owned and were entitled to vote [    •    ] shares of GenOn common stock, representing approximately [    •    ]% of the total voting power of the shares of GenOn common stock outstanding on that date.

SELECTED HISTORICAL FINANCIAL DATA

        The following selected historical financial information is being provided to assist you in your analysis of the financial aspects of the merger.

        The NRG annual historical information is derived from the audited consolidated financial statements of NRG as of and for each of the years in the five-year period ended December 31, 2011.

        The GenOn annual historical information is derived from the audited consolidated financial statements of GenOn as of and for each of the years in the five-year period ended December 31, 2011. On December 3, 2010, Mirant and RRI Energy completed a merger, accounted for as a reverse acquisition with Mirant as the accounting acquirer. As such, the selected historical financial information included below of GenOn includes the results of Mirant, from January 1, 2007 through December 3, 2010, and includes the results of the combined entities for the period from December 3, 2010 through December 31, 2011. The per share data has been retroactively adjusted to give effect to the applicable exchange ratio.

        The data as of and for the six months ended June 30, 2012 and 2011 has been derived from the unaudited interim financial statements of both NRG and GenOn and, in the opinion of each company's management, includes all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period.

        The information is only a summary and should be read in conjunction with each company's historical consolidated financial statements and related notes contained in the NRG and GenOn annual reports on Form 10-K for the year ended December 31, 2011 and quarterly reports on Form 10-Q for the period ended June 30, 2012, which have been incorporated by reference into this joint proxy statement/prospectus, as well as other information that has been filed with the SEC. See "Where You Can Find More Information" beginning on page [    •    ] of this joint proxy statement/prospectus for information on where you can obtain copies of this information. The historical results included below and elsewhere in this joint proxy statement/prospectus are not necessarily indicative of the future performance of NRG, GenOn or the combined company.

 NRG Selected Historical Financial Information

	As of and for the
	Six Months Ended June 30,		Year Ended December 31,
(in millions, except per share data)	2012	2011	2011	2010	2009	2008	2007
	(unaudited)
Statement of operations data:
Total operating revenues	$4,028	$4,273	$9,079	$8,849	$8,952	$6,885	$5,989
Income from continuing operations, net	53	361	197	476	941	1,053	556
Income from discontinued operations, net	—	—	—	—	—	172	17
Net income attributable to NRG Energy, Inc.	44	361	197	477	942	1,225	573
Per share data:
Income attributable to NRG from continuing operations—basic	$0.17	$1.45	$0.78	$1.86	$3.70	$4.25	$2.09
Income attributable to NRG from continuing operations—diluted	0.17	1.44	0.78	1.84	3.44	3.80	1.90
Net income attributable to NRG—basic	0.17	1.45	0.78	1.86	3.70	4.98	2.16
Net income attributable to NRG—diluted	0.17	1.44	0.78	1.84	3.44	4.43	1.96
Balance sheet data:
Total assets	$27,856		$26,715	$26,896	$23,378	$24,808	$19,274
Long-term debt, including current maturities, capital leases, and funded letter of credit	10,556		9,832	10,511	8,418	8,161	8,346
3.625% convertible perpetual preferred stock	249		249	248	247	247	247
Total stockholders' equity	7,903		7,669	8,072	7,697	7,123	5,519

 GenOn Selected Historical Financial Information

	As of and for the
	Six Months Ended June 30,		Year Ended December 31,
(In millions, except per share data)	2012	2011	2011	2010	2009	2008	2007
	(unaudited)
Statement of operations data:
Total operating revenues	$1,242	$1,626	$3,614	$2,270	$2,309	$3,188	$2,019
(Loss)/income from continuing operations	(260)	(249)	(189)	(233)	493	1,214	432
Net (loss)/income	(260)	(249)	(189)	(233)	493	1,264	1,994
Per share data:
(Loss)/income from continuing operations—basic	$(0.34)	$(0.32)	$(0.24)	$(0.53)	$1.20	$2.30	$0.60
(Loss)/income from continuing operations—diluted	(0.34)	(0.32)	(0.24)	(0.53)	1.20	2.15	0.55
Balance sheet data:
Total assets	$12,018		$12,269	$15,199	$9,528	$10,688	$10,538
Current portion of long-term debt	10		10	2,061	75	46	142
Long-term debt and capital leases, net of current portion	4,267		4,122	4,020	2,556	2,630	2,953
Total stockholders' equity	4,856		5,117	5,434	4,302	3,750	5,299

SELECTED UNAUDITED PRO FORMA COMBINED CONSOLIDATED
FINANCIAL INFORMATION

        The merger will be accounted for under the acquisition method of accounting, which means the assets and liabilities of GenOn will be recorded, as of the completion of the merger, at their respective fair values and added to those of NRG. For a more detailed description of the acquisition method of accounting, see "The Merger—Accounting Treatment" beginning on page [    •    ] of this joint proxy statement/prospectus.

        We have presented below selected unaudited pro forma combined consolidated financial information that reflects the acquisition method of accounting and gives effect to the merger, in the case of the statement of operations information, as though the merger had occurred as of January 1, 2011 and, in the case of the balance sheet information, as though the merger had occurred as of June 30, 2012.

        The unaudited pro forma combined consolidated financial information has been prepared giving effect to the issuance of 0.1216 shares of NRG common stock in exchange for each share of GenOn common stock.

        The unaudited pro forma combined consolidated financial information would have been different had the companies actually been combined as of January 1, 2011. For example, the selected unaudited pro forma combined consolidated financial information does not reflect cost savings that may result from the merger. The combined pro forma financial information has been presented for illustrative purposes only and is not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or of the future consolidated results of operations or of the financial position of the combined company. The following selected unaudited pro forma combined consolidated financial information has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements and related notes beginning on page [    •    ] of this joint proxy statement/prospectus.

	Six Months Ended June 30, 2012	Year Ended December 31, 2011
	(In millions, except per share data)
Combined Consolidated Statement of Operations Information:
Operating revenues	$5,270	$12,693
Operating income	240	1,042
Net (loss)/income attributable to common stock	(131)	182
(Loss)/earnings per share
Basic	$(0.41)	$0.54
Diluted	(0.41)	0.54
Weighted average shares outstanding
Basic	323	334
Diluted	323	335

As of June 30, 2012
(In millions, except per share data)
Combined Consolidated Balance Sheet Information:
Cash and cash equivalents	$1,783
Total assets	36,684
Current portion of long-term debt	76
Long-term debt and capital leases, net of current portion	14,335
Total liabilities	25,428
3.625% convertible perpetual preferred stock	249
Total noncontrolling interest	430
Total stockholders' equity	11,007
Book value per common share	34.15

 COMPARATIVE HISTORICAL AND UNAUDITED
PRO FORMA COMBINED PER SHARE INFORMATION

        The following table sets forth selected historical per share information of NRG and GenOn and unaudited pro forma combined consolidated per share information reflecting the merger between NRG and GenOn, under the acquisition method of accounting, and the issuance of 0.1216 shares of NRG common stock in exchange for each share of GenOn common stock. You should read this information in conjunction with the selected historical financial information, included elsewhere in this joint proxy statement/prospectus, and the historical financial statements of NRG and GenOn and related notes contained in the NRG and GenOn annual reports on Form 10-K for the year ended December 31, 2011 and the quarterly reports on Form 10-Q for the period ended June 30, 2012, which have been incorporated by reference into this joint proxy statement/prospectus. The unaudited NRG pro forma combined consolidated per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements and related notes beginning on page [    •    ] of this joint proxy statement/prospectus. The historical per share information is derived from audited financial statements of NRG and GenOn as of and for the year ended December 31, 2011 and the unaudited financial statements for the six months ended June 30, 2012.

        The unaudited pro forma combined consolidated per share information does not purport to represent what the actual results of operations of NRG and GenOn would have been had the companies been combined during the periods presented, nor to project NRG's and GenOn's results of operations that may be achieved after completion of the merger.

	As of and for the
	Six Months Ended June 30, 2012	Year Ended December 31, 2011
Unaudited Pro Forma NRG Combined
(Loss)/income from continuing operations per share—basic	$(0.41)	$0.54
(Loss)/income from continuing operations per share—diluted	(0.41)	0.54
Book value per share(a)	34.15
NRG—Historical
Income from continuing operations per share—basic	$0.17	$0.78
Income from continuing operations per share—diluted	0.17	0.78
Book value per share(b)	34.70
GenOn—Historical
Loss from continuing operations per share—basic	$(0.34)	$(0.24)
Loss from continuing operations per share—diluted	(0.34)	(0.24)
Book value per common share(b)	6.28
Unaudited Pro Forma GenOn Equivalents Combined
(Loss)/income from continuing operations per share—basic(c)	$(0.05)	$0.07
(Loss)/income from continuing operations per share—diluted(c)	(0.05)	0.07
Book value per common share(a)(c)	4.15

(a)
Pro forma book value per share represents the total pro forma stockholders' equity as of June 30, 2012 divided by the pro forma combined number of shares of NRG common stock that would have been outstanding as of June 30, 2012 had the merger been completed on that date.

(b)
Book value per share represents the total stockholders' equity as of June 30, 2012 divided by the number of shares of NRG or GenOn stock outstanding.

(c)
The unaudited pro forma GenOn per share equivalents are calculated by multiplying the unaudited pro forma NRG combined per share amounts by the exchange ratio of 0.1216.

 MARKET PRICES AND DIVIDENDS AND OTHER DISTRIBUTIONS

Stock Prices

        The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share of NRG common stock and GenOn common stock, both of which trade on the NYSE under the symbols "NRG" and "GEN," respectively.

	Common Stock
	High	Low
NRG common stock
2010
First Quarter	$25.70	$20.20
Second Quarter	25.19	20.49
Third Quarter	23.81	20.02
Fourth Quarter	21.64	18.22
2011
First Quarter	$21.95	$19.09
Second Quarter	25.54	21.05
Third Quarter	25.66	19.98
Fourth Quarter	22.61	17.47
2012
First Quarter	$18.46	$15.53
Second Quarter	17.49	14.29
Third Quarter (through August 15, 2012)	21.06	16.66

	Common Stock
	High	Low
GEN common stock
2010
First Quarter	$6.21	$3.57
Second Quarter	4.91	3.50
Third Quarter	4.30	3.35
Fourth Quarter	4.04	3.46
2011
First Quarter	$4.35	$3.62
Second Quarter	4.10	3.51
Third Quarter	4.14	2.60
Fourth Quarter	3.18	2.30
2012
First Quarter	$2.70	$2.03
Second Quarter	2.29	1.24
Third Quarter (through August 15, 2012)	2.54	1.52

        On July 20, 2012, the last trading day before the public announcement of the signing of the merger agreement, the closing sale price per share of NRG common stock was $18.05 and the closing sale price per share of GenOn common stock was $1.82, in each case on the NYSE. On August 15, 2012, the latest practicable date before the date of this joint proxy statement/prospectus, the closing sale price per share of NRG common stock was $20.91 and the closing sale price per share of GenOn common stock was $2.52, in each case on the NYSE. The table below sets forth the equivalent market value per share of GenOn common stock on July 20, 2012 and August 15, 2012, as determined by multiplying the closing prices of shares of NRG common stock on those dates by the exchange ratio of

0.1216. Although the exchange ratio is fixed, the market prices of NRG common stock and GenOn common stock will fluctuate before the special meetings and before the merger is completed. The market value of the merger consideration ultimately received by GenOn stockholders will depend on the closing price of NRG common stock on the day such stockholders receive their shares of NRG common stock.

	NRG Common Stock	GenOn Common Stock	Equivalent Per Share of GenOn Common Stock
July 20, 2012	$18.05	$1.82	$2.20
August 15, 2012	20.91	2.52	2.54

Dividends and Other Distributions

        NRG declared its first-ever quarterly dividend of nine cents per share of NRG common stock payable on August 15, 2012 to stockholders of record as of August 1, 2012. GenOn has not paid or declared any dividends on its common stock in the last three years and does not anticipate paying any cash dividends prior to completion of the merger. After the completion of the merger, the NRG Board intends to continue the dividend announced by NRG on February 28, 2012.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This document contains certain forward-looking information about NRG, GenOn and the combined company that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this joint proxy statement/prospectus or may be incorporated by reference to other documents and may include statements for the period after completion of the merger. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses, asset quality or other future financial or business performance, strategies or expectations, or the effect of legal, regulatory or supervisory matters on business, results of operations or financial condition, and include, among others:

  •
  statements relating to the benefits of the merger, including anticipated synergies and cost savings estimated to result from the merger;

  •
  statements relating to future business prospects, revenue, income, liquidity and financial condition; and

  •
  statements preceded by, followed by or that include the words "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "think," "view," "seek," "target" or similar expressions.

        Forward-looking statements reflect managements' judgment based on currently available information and involve a number of factors, risks and uncertainties that could cause actual results to differ. With respect to these forward-looking statements, each of NRG management and GenOn management has made assumptions regarding, among other things, future demand and market prices for electricity, capacity, fuel and emission allowances, operating, general and administrative costs, financial and economic market conditions and legislative, regulatory and/or market developments. The future and assumptions about the future cannot be ensured. Actual results may differ materially from those in the forward-looking statements. Some factors, risks and uncertainties that could cause actual results to differ include:

  •
  the ability to obtain stockholder and regulatory approvals for the merger on the proposed terms or on the anticipated schedule;

  •
  diversion of management attention on merger-related matters;

  •
  impact of the merger on relationships with customers, suppliers and employees;

  •
  the ability to finance the businesses of the combined company post-closing and the terms on which such financing may be available;

  •
  the financial performance of the combined company following completion of the merger;

  •
  the ability to successfully integrate the businesses of NRG and GenOn;

  •
  the ability to realize anticipated benefits of the proposed transaction (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected;

  •
  legislative, regulatory and/or market developments, the outcome of pending or threatened lawsuits, regulatory or tax proceedings or investigations;

  •
  the effects of competition or regulatory intervention, financial and economic market conditions, access to capital;

  •
  the timing and extent of changes in law and regulation (including environmental), commodity prices, prevailing demand and market prices for electricity, capacity, fuel and emissions allowances, weather conditions, operational constraints or outages, fuel supply or transmission issues, hedging ineffectiveness; and

  •
  those set forth in or incorporated by reference into this joint proxy statement/prospectus in the section entitled "Risk Factors" beginning on page [    •    ].

        You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus, or in the case of a document incorporated by reference, as of the date of that document. Except as required by law, neither NRG nor GenOn undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date that they were made or to reflect the occurrence of unanticipated events.

        Additional factors, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by NRG and GenOn. See "Where You Can Find More Information" beginning on page [    •    ] for a list of the documents incorporated by reference.

RISK FACTORS

        In addition to the other information included or incorporated by reference in this joint proxy statement/prospectus, including the matters addressed in "Cautionary Note Regarding Forward-Looking Statements" on page [    •    ], you should carefully consider the following risks before deciding how to vote.

 Risks Related to the Merger

Because the exchange ratio is fixed and the market price of shares of NRG common stock will fluctuate, GenOn stockholders cannot be sure of the value of the merger consideration they will receive.

        Upon completion of the merger, each outstanding share of GenOn common stock will be converted into the right to receive 0.1216 shares of NRG common stock. The number of shares of NRG common stock to be issued pursuant to the merger agreement for each share of GenOn common stock is fixed and will not change to reflect changes in the market price of NRG or GenOn common stock. Because the exchange ratio will not be adjusted to reflect any changes in the market value of NRG common stock or GenOn common stock, the market value of the NRG common stock issued in connection with the merger and the GenOn common stock surrendered in connection with the merger may be higher or lower than the values of those shares on earlier dates. Stock price changes may result from, among other things, changes in the business, operations or prospects of NRG or GenOn prior to or following the merger, litigation or regulatory considerations, general business, market, industry or economic conditions and other factors both within and beyond the control of NRG and GenOn. The market price of NRG common stock at the time of completion of the merger may vary significantly from the market prices of NRG common stock on the date the merger agreement was executed, the date of this joint proxy statement/prospectus and the date of the respective special stockholder meetings. Accordingly, at the time of the GenOn special stockholder meeting, you will not know or be able to calculate the market value of the merger consideration you will receive upon completion of the merger. Neither NRG nor GenOn is permitted to terminate the merger agreement solely because of changes in the market price of either company's common stock.

Current NRG and GenOn stockholders will have a reduced ownership and voting interest after the merger.

        NRG will issue or reserve for issuance approximately 98 million shares of NRG common stock for issuance to GenOn stockholders in the merger (including shares of NRG common stock to be issued in connection with outstanding GenOn equity awards). As a result of these issuances, current NRG and GenOn stockholders are expected to hold approximately 71% and 29%, respectively, of the combined company's outstanding common stock immediately following completion of the merger.

        NRG and GenOn stockholders currently have the right to vote for their respective directors and on other matters affecting the applicable company. When the merger occurs, each GenOn stockholder that receives shares of NRG common stock will become a stockholder of NRG with a percentage ownership of the combined company that will be smaller than the stockholder's percentage ownership of GenOn. Correspondingly, each NRG stockholder will remain a stockholder of NRG with a percentage ownership of the combined company that will be smaller than the stockholder's percentage of NRG prior to the merger. As a result of these reduced ownership percentages, NRG stockholders will have less voting power in the combined company than they now have with respect to NRG, and former GenOn stockholders will have less voting power in the combined company than they now have with respect to GenOn.

The merger agreement limits each of NRG's and GenOn's ability to pursue alternatives to the merger, which could discourage a potential acquirer of either GenOn or NRG from making an alternative transaction proposal and, in certain circumstances, could require NRG or GenOn to pay to the other a significant termination fee.

        Under the merger agreement, NRG and GenOn are restricted, subject to limited exceptions, from pursuing or entering into alternative transactions in lieu of the merger. In general, unless and until the merger agreement is terminated, both NRG and GenOn are restricted from, among other things, soliciting, initiating, seeking, knowingly encouraging or facilitating a competing acquisition proposal from any person. Each of the NRG Board and the GenOn Board is limited in its ability to change its recommendation with respect to the merger-related proposals. NRG or GenOn may terminate the merger agreement and enter into an agreement with respect to a superior offer only if specified conditions have been satisfied, including compliance with the non-solicitation provisions of the merger agreement, the expiration of certain waiting periods that may give the other party an opportunity to amend the merger agreement so the superior offer is no longer a superior offer and the payment of the required termination fee. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of NRG or GenOn from considering or proposing such an acquisition, even if such third party were prepared to pay consideration with a higher per share cash or market value than the consideration proposed to be received or realized in the merger, or might result in a potential acquirer proposing to pay a lower price than it would otherwise have proposed to pay because of the added expense of the termination fee that may become payable. As a result of these restrictions, neither NRG nor GenOn may be able to enter into an agreement with respect to a more favorable alternative transaction without incurring potentially significant liability to the other. See "The Merger Agreement—Non-Solicitation of Alternative Acquisition Proposals" beginning on page [    •    ].

NRG and GenOn will be subject to various uncertainties and contractual restrictions while the merger is pending that could adversely affect their financial results.

        Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on NRG and/or GenOn. These uncertainties may impair NRG's and/or GenOn's ability to attract, retain and motivate key personnel until the merger is completed and for a period of time thereafter, and could cause customers, suppliers and others who deal with NRG or GenOn to seek to change existing business relationships with NRG or GenOn. Employee retention and recruitment may be particularly challenging prior to completion of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

        The pursuit of the merger and the preparation for the integration of the two companies may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect the financial results of NRG, GenOn and/or the combined company.

        In addition, the merger agreement restricts each of NRG and GenOn, without the other's consent, from making certain acquisitions and dispositions and taking other specified actions while the merger is pending. These restrictions may prevent NRG and/or GenOn from pursuing attractive business opportunities and making other changes to their respective businesses prior to completion of the merger or termination of the merger agreement. See "The Merger Agreement—Conduct of Business Prior to Closing" beginning on page [    •    ].

If completed, the merger may not achieve its intended results, and NRG and GenOn may be unable to successfully integrate their operations.

        NRG and GenOn entered into the merger agreement with the expectation that the merger will result in various benefits, including, among other things, cost savings and operating efficiencies.

Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether the businesses of NRG and GenOn can be integrated in an efficient and effective manner.

        It is possible that the integration process could take longer than anticipated and could result in the loss of valuable employees, the disruption of each company's ongoing businesses, processes and systems or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect the combined company's ability to achieve the anticipated benefits of the merger. The combined company's results of operations could also be adversely affected by any issues attributable to either company's operations that arise or are based on events or actions that occur prior to the closing of the merger. The companies may have difficulty addressing possible differences in corporate cultures and management philosophies. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected revenues and could adversely affect the combined company's future business, financial condition, operating results and prospects.

Pending litigation against NRG and GenOn could result in an injunction preventing completion of the merger, the payment of damages in the event the merger is completed and/or may adversely affect the combined company's business, financial condition or results of operations following the merger.

        In connection with the merger, purported stockholders of GenOn have filed putative stockholder class action lawsuits against GenOn and its directors, NRG and Merger Sub. Among other remedies, the plaintiffs seek to enjoin the merger. See "Litigation Relating to the Merger" on page [    •    ]. In addition, one of the conditions to the closing of the merger is that no injunction, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect restraining, enjoining or otherwise prohibiting the consummation of the merger. Consequently, if one of the plaintiffs is successful in obtaining an injunction prohibiting GenOn or NRG from consummating the merger on the agreed-upon terms, then the injunction may prevent the merger from being completed within the expected timeframe, or at all. Furthermore, if the defendants are not able to resolve these lawsuits, the lawsuits could result in substantial costs to NRG and GenOn, including any costs associated with the indemnification of directors. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the combined company's business, financial condition or results of operations.

NRG and GenOn may be unable to obtain the regulatory approvals required to complete the merger or, in order to do so, NRG and GenOn may be required to comply with material restrictions or conditions that may negatively affect the combined company after the merger is completed or cause them to abandon the merger. Failure to complete the merger could negatively affect the future business and financial results of NRG and GenOn.

        Completion of the merger is contingent upon, among other things, the receipt of certain required regulatory approvals, including the expiration or termination of the applicable HSR Act waiting period and required regulatory approvals from FERC, PUCT and NYPSC, as well as a determination from the NRC that approval is not needed. The receipt of these regulatory approvals without the imposition of any condition that would constitute or be reasonably likely to cause or result in a material adverse effect with respect to either NRG or GenOn is a condition to each party's obligation to complete the merger. NRG and GenOn can provide no assurance that all required regulatory authorizations, approvals or consents will be obtained or that the authorizations, approvals or consents will not contain terms, conditions or restrictions that would be detrimental to the combined company after completion of the merger. See "The Merger—Regulatory Approvals Required for the Merger" on page [    •    ].

        The special meetings of NRG and GenOn stockholders at which the merger-related proposals will be considered may take place before all of the required regulatory approvals have been obtained and before all conditions to such approvals, if any, are known. In this event, if the merger-related proposals are approved, NRG and GenOn may subsequently agree to conditions without further seeking stockholder approval, even if such conditions could have an adverse effect on NRG, GenOn or the combined company.

Delays in completing the merger may substantially reduce the expected benefits of the merger

        Satisfying the conditions to, and completion of, the merger may take longer than, and could cost more than, NRG and GenOn expect. Any delay in completing or any additional conditions imposed in order to complete the merger may materially adversely affect the synergies and other benefits that NRG and GenOn expect to achieve from the merger and the integration of their respective businesses. In addition, each of NRG and GenOn may terminate the merger agreement if the merger is not completed by March 30, 2013, except that such date may be extended to July 31, 2013 if the only unsatisfied conditions to the completion of the merger are those regarding the receipt of required regulatory approvals.

Failure to complete the merger could negatively affect the share prices and the future businesses and financial results of NRG and GenOn.

        Completion of the merger is not assured and is subject to risks, including the risks that approval of the transaction by stockholders of NRG and GenOn or by governmental agencies will not be obtained or that certain other closing conditions will not be satisfied. If the merger is not completed, the ongoing businesses and financial results of NRG or GenOn may be adversely affected and NRG and GenOn will be subject to several risks, including:

  •
  having to pay certain significant costs relating to the merger without receiving the benefits of the merger, including, in certain circumstances, a termination fee of $120 million in the case of NRG and a termination fee of $60 million in the case of GenOn;

  •
  the potential loss of key personnel during the pendency of the merger as employees may experience uncertainty about their future roles with the combined company;

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  NRG and GenOn will have been subject to certain restrictions on the conduct of their businesses which may have prevented them from making certain acquisitions or dispositions or pursuing certain business opportunities while the merger was pending;

  •
  the share price of NRG and/or GenOn may decline to the extent that the current market prices reflect an assumption by the market that the merger will be completed; and

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  each of NRG and GenOn may be subject to litigation related to any failure to complete the merger.

        In addition, eleven purported class action lawsuits have been filed against GenOn, members of the GenOn Board, NRG and Merger Sub, seeking, among other things, an injunction prohibiting the consummation of the merger. While we believe these lawsuits are without merit, neither NRG nor GenOn can make any assurances as to the outcome of these lawsuits.

The pro forma financial statements included in this joint proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of the combined company's financial condition or results of operations following the merger.

        The pro forma financial statements contained in this joint proxy statement/prospectus are presented for illustrative purposes only, are based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company's financial condition or results of operations following the merger for several reasons. See "Unaudited Pro Forma Condensed Combined

Consolidated Financial Statements" beginning on page [    •    ]. The actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company's financial condition or results of operations following the merger. Any potential decline in the combined company's financial condition or results of operations may cause significant variations in the stock price of the combined company.

The merger may not be accretive to EBITDA and may cause dilution to NRG's EBITDA per share, which may negatively affect the market price of NRG's common stock.

        NRG currently anticipates that the merger will be accretive to EBITDA in 2014, which is expected to be the first full year following completion of the merger. This expectation is based on preliminary estimates that are subject to change. NRG also could encounter additional transaction and integration-related costs, may fail to realize all of the benefits anticipated in the merger or be subject to other factors that affect preliminary estimates. Any of these factors could cause a decrease in NRG's EBITDA per share or decrease or delay the expected accretive effect of the merger and contribute to a decrease in the price of NRG's common stock.

NRG and GenOn will incur substantial transaction fees and costs in connection with the merger.

        NRG and GenOn expect to incur non-recurring expenses totaling approximately $215 million, which include $60 million of transaction costs and $155 million of restructuring or exit costs that may be incurred to achieve the desired cost savings from the merger. Additional unanticipated costs may be incurred in the course of the integration of the businesses of NRG and GenOn. The companies cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the two businesses will offset the transaction and integration costs in the near term, or at all.

NRG may need to obtain new financing in connection with the termination of GenOn's existing credit facilities, the "change in control" offers for GenOn's senior notes, or the refinancing of certain of GenOn's existing indebtedness, which new financing may be more costly or time-consuming to obtain than expected.

        In connection with the merger, the parties intend to terminate GenOn's existing senior secured term loan facility and revolving credit facility, and commence a "change of control" tender offer for each series of GenOn's outstanding Notes. In addition, NRG may, at its election following consultation with GenOn, commence a tender offer for cash or an exchange offer for securities for all or any portion of GenOn's outstanding Notes. NRG intends to finance the "change in control" tender offers or other transactions with respect to the Notes, and the related fees, commissions and expenses with a combination of funds available at each of NRG and GenOn (including funds available under NRG's existing credit facilities) and, to the extent necessary, new financing. While NRG has obtained commitment letters from Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc. to fund up to $1.6 billion under a new senior secured term loan facility, there is no assurance that the new financing will be obtained on desired terms and within a desired timeframe or will not contain terms, conditions or restrictions that would be detrimental to the combined company after the completion of the merger. There are no financing conditions to the merger and the merger is not conditioned upon the completion of the "change in control" offers or other transactions with respect to the Notes, or the funding of the financing contemplated by the financing commitments. In the event the financing contemplated by the financing commitments becomes unavailable, the merger agreement requires NRG to use reasonable best efforts to obtain alternative financing, but there is no assurance that such alternative financing will be available on reasonable terms.

Certain directors and executive officers of NRG and GenOn have interests in the merger that are different from, or in addition to, those of other NRG and GenOn stockholders, which could have influenced their decisions to support or approve the merger.

        In considering whether to approve the proposals at the special meetings, NRG and GenOn stockholders should recognize that certain directors and executive officers of NRG and GenOn have interests in the merger that differ from, or that are in addition to, their interests as stockholders of NRG and GenOn. These interests include, among others, ownership interests in the combined company, continued service as a director or an executive officer of the combined company, the accelerated vesting of certain equity awards and/or severance benefits as a result of termination of employment in connection with the merger. These interests, among others, may influence the directors and executive officers of NRG and/or GenOn to approve and/or recommend merger-related proposals. The NRG Board and the GenOn Board were aware of and considered these interests at the time each approved the merger agreement. See "The Merger—Interests of Directors and Executive Officers in the Merger" beginning on page [    •    ].

The combined company's hedging activities may not be fully protected from fluctuations in commodity prices and cannot eliminate the risks associated with these activities.

        NRG currently enters into hedging agreements, including contracts to purchase or sell commodities at future dates and at fixed prices, in order to manage the commodity price risks inherent in its power generation operations. GenOn currently engages in hedging activities to manage the risks associated with volatility in prices for electricity, fuel and emissions allowances. NRG and GenOn expect that the combined company will use appropriate hedging strategies to manage this risk, including opportunistically hedging over multiple year periods to reduce the variability in realized gross margin from its expected generation. The combined company cannot provide assurance that these activities will be successful in managing its price risks or that they will not result in net losses as a result of future volatility in electricity, fuel and emissions markets. Actual power prices and fuel costs may differ from the combined company's expectations.

        Furthermore, the hedging procedures that the combined company will have in place may not always be followed or may not always work as planned. If any of the combined company's employees were able to engage in unauthorized hedging and related activities, it could result in significant penalties and financial losses. As a result of these and other factors, we cannot predict the outcome that risk management decisions may have on the business, operating results or financial position of the combined company.

Following the merger, GenOn stockholders will own equity interests in a company that owns a nuclear generating facility, which can present unique risks.

        GenOn currently does not own or operate any nuclear power facility, but NRG indirectly owns through its subsidiary NRG South Texas LP, which is referred to as NRG South Texas, a 44.0% interest in a two reactor unit nuclear generating facility, referred to as the South Texas Project or STP, and is subject to regulation by the NRC. There are unique risks associated with a nuclear power facility. These include liabilities related to: the handling, treatment, storage, disposal, transport, release and use of radioactive materials, particularly with respect to spent nuclear fuel; uncertainties regarding the ultimate, and potential exposure to, technical and financial risks associated with modifying, extending the life of, or decommissioning a nuclear facility; limitations on the amounts and types of insurance available to cover losses that might arise in connection with nuclear operations; and costs associated with NRC regulatory oversight. The NRC could impose fines in the event of non-compliance with NRC regulations. The NRC could require the shutdown of one or both STP units for safety reasons or refuse to permit restart of a unit after unplanned or planned outages. New or amended NRC safety and regulatory requirements may give rise to additional operation and maintenance costs and capital expenditures. STP may be obligated to continue storing spent nuclear fuel if the U.S. Department of Energy continues to fail to meet its contractual obligations to STP made pursuant to the U.S. Nuclear Waste Policy Act of 1982 to accept and dispose of STP's spent nuclear fuel. Costs associated with these risks could be substantial and have a material adverse effect on NRG's results of operations, financial condition or cash flow. In addition, to the extent that all or a part of STP is required by the NRC to permanently or temporarily shut down or modify its operations, or is otherwise subject to a forced outage, NRG may incur additional costs to the extent it is obligated to provide power from more expensive alternative sources—either NRG's own plants, third party generators or the ERCOT—to cover NRG's then existing forward sale obligations. Such shutdown or modification could also lead to substantial costs related to the storage and disposal of radioactive materials and spent nuclear fuel. As stockholders of NRG following the merger, GenOn stockholders may be adversely affected by these risks, to which they had no exposure prior to the merger.

The shares of NRG common stock to be received by GenOn stockholders as a result of the merger will have different rights from the shares of GenOn common stock.

        Upon completion of the merger, GenOn stockholders will become NRG stockholders and their rights as stockholders will be governed by NRG's certificate of incorporation and by-laws. Certain of the rights associated with NRG common stock are different from the rights associated with GenOn common stock. Please see "Comparison of Rights of Stockholders of NRG and GenOn" beginning on page [    •    ] for a discussion of the different rights associated with NRG common stock.

The merger is expected to result in an ownership change for GenOn under Section 382 of the Code, substantially limiting the use of the NOL carryforwards and other tax attributes of GenOn to offset future taxable income of the combined company.

        At December 31, 2011, GenOn had approximately $2.6 billion of net operating loss, which is referred to as NOL, carryforwards for U.S. federal income tax purposes and approximately $5.2 billion of NOL carryforwards for state income tax purposes. The utilization of the combined company's NOL carryforwards depends on the timing and amount of taxable income earned in the future, which neither GenOn nor NRG is able to predict.

        NRG anticipates that it will not be subject to a limitation under Section 382 of the Code for its $600 million NOL balance as a result of the merger. However, the merger is expected to result in an ownership change for GenOn under Section 382 of the Code, substantially limiting the use of the NOL carryforwards of GenOn to offset future taxable income of the combined company for both federal and state income tax purposes. In addition, GenOn is expected to be in a net unrealized "built in loss" position which further restricts the utilization of immediate tax deductions the first five years subsequent to the merger. These tax attributes are subject to expiration at various times in the future to the extent that they have not been applied to offset the taxable income of the combined company. These limitations may affect the combined company's effective tax rate in the future.

NRG cannot assure you that it will be able to continue paying dividends at the current rate.

        As noted elsewhere in this joint proxy statement/prospectus, NRG currently expects to continue to pay quarterly dividends. However, NRG may not continue to pay dividends at the current rate or at all, for reasons that may include any of the following factors:

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  NRG may not have enough cash to pay such dividends due to changes in NRG's cash requirements, capital spending plans, financing agreements, cash flow or financial position;

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  decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the NRG Board, which reserves the right to change NRG's dividend practices at any time and for any reason; and

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  NRG may not receive dividend payments from its subsidiaries, including GenOn and its subsidiaries, in the same level that it has historically. The ability of NRG's subsidiaries to make dividend payments to it is subject to factors similar to those listed above.

        NRG's stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared.

Risks Relating to NRG and GenOn

        NRG and GenOn are, and will continue to be, subject to the risks described in the following periodic reports, each of which is incorporated by reference into this joint proxy statement/prospectus:

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  NRG's Annual Report on Form 10-K for the year ended December 31, 2011, which was filed by NRG on February 28, 2012 with the SEC;

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  NRG's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, which were filed by NRG with the SEC on May 3, 2012 and August 8, 2012, respectively;

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  GenOn's Annual Report on Form 10-K for the year ended December 31, 2011, which was filed by GenOn on February 29, 2012 with the SEC; and

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  GenOn's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, which were filed by GenOn with the SEC on May 10, 2012 and August 9, 2012, respectively.

        Please see "Where You Can Find More Information" beginning on page [    •    ] for how you can obtain information incorporated by reference into this joint proxy statement/prospectus.

THE MERGER

        The following is a discussion of the merger and the material terms of the merger agreement between NRG and GenOn. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein.

 Background of the Merger

        The power generation industry is capital intensive and the ownership of competitive generation assets is fragmented. As a result, seeking opportunities to achieve combination efficiencies has been a key part of the long-term strategy of each of NRG and GenOn. In fact, GenOn is itself a result of the merger of RRI Energy, Inc. and Mirant Corporation in December 2010 to achieve such efficiencies. To that end, the respective boards of directors and senior managements of NRG and GenOn actively monitor and assess developments in the business and regulatory environment of the competitive power industry, and regularly consider and evaluate options for achieving their companies' long-term strategic goals and enhancing stockholder value, including periodically assessing potential acquisitions and business combinations with other energy companies. As part of their respective ongoing consideration of such opportunities, NRG and GenOn's predecessor companies have had intermittent contact with each other over the past several years, including NRG's acquisition of its Texas retail business from GenOn (then Reliant Energy) in May 2009, but prior to the commencement of discussions in April 2012 that culminated in this transaction, NRG and GenOn had not engaged in discussions regarding a potential business combination with each other since the formation of GenOn in December 2010.

        A core element of GenOn's long-term strategy has been to explore strategic transactions to realize stockholder value through cost savings. In discussions regarding such strategic transactions in August 2011, the GenOn Board of Directors (referred to as the GenOn Board), recognized that any resulting business combination would need to satisfy a number of criteria, including that the relative value proposition must make sense for both parties, the combined balance sheet must be sustainable and there must be confidence that required regulatory approvals could be obtained in a timely manner. By March 2012, a potential business combination with NRG was viewed as the most realistic business combination transaction that was achievable consistent with the criteria discussed by the GenOn Board. On April 13, 2012, Mr. Edward R. Muller, GenOn's Chairman of the Board and Chief Executive Officer, called Mr. David Crane, NRG's President and Chief Executive Officer, and indicated GenOn's interest in exploring a potential business combination between the two companies. Mr. Crane, on behalf of NRG, expressed an interest in having such an exploratory discussion, and they agreed to meet in person in mid-May.

        Following the April 13th telephone conversation, the management of each of NRG and GenOn conducted reviews of the business and financial condition of the other company based on SEC filings and other publicly available information regarding the other company. In addition, NRG retained Kirkland & Ellis LLP (referred to as Kirkland & Ellis) as its legal advisor in connection with a potential transaction with GenOn and GenOn retained Skadden, Arps, Slate, Meagher & Flom LLP (referred to as Skadden) as its legal advisor in connection with a potential transaction with NRG.

        On April 24, 2012, at a regularly scheduled meeting of the Board of Directors of NRG (referred to as the NRG Board), Mr. Crane updated the NRG Board on his conversation with Mr. Muller as well as management's review of GenOn's SEC filings and other publicly available information regarding GenOn. Mr. Crane also discussed with the NRG Board the strategic rationale for a potential transaction with GenOn and the potential capital structure for the combined company. At the conclusion of the meeting, the NRG Board authorized management to pursue discussions with GenOn regarding a potential business combination between the two companies.

        On April 25, 2012, Mr. Muller informed Mr. Steven L. Miller, lead director of the GenOn Board of his conversation with Mr. Crane, and they agreed that Mr. Muller would update the full GenOn Board at the next scheduled meeting of the GenOn Board on May 9, 2012.

        On May 9, 2012, at a regularly scheduled meeting of the GenOn Board, Mr. Muller briefed the GenOn Board on his April 13, 2012 discussion with Mr. Crane and the planned meeting with NRG on May 15, 2012. Mr. Muller and Mr. J. William Holden III, GenOn's Executive Vice President and Chief Financial Officer, described for the GenOn Board the status of GenOn's review of various issues pertaining to a potential transaction with NRG, including regulatory considerations. The GenOn Board agreed to have a follow up discussion regarding the potential transaction after the meeting with NRG senior management in mid-May.

        On May 15, 2012, Mr. Crane, Mr. Kirk Andrews, NRG's Chief Financial Officer, and Mr. J. Andrew Murphy, NRG's Executive Vice President, Strategy and M&A, met with Mr. Muller, Mr. Holden and Mr. G. Gary Garcia, GenOn's Senior Vice President and Treasurer, in New York City. At the meeting, the parties discussed the strategic rationale for a potential business combination between the two companies and potential synergies that might be derived from combining the two companies. At the end of the meeting, the parties decided to enter into a confidentiality agreement to facilitate the exchange of certain financial information in order to conduct an initial phase of due diligence, which would primarily focus on confirming potential synergies of a business combination between the two companies as well as a relative value assessment to determine whether there was a basis to conduct more detailed due diligence.

        On May 16, 2012, the GenOn Board had a special meeting, at which it received an update from Mr. Muller and Mr. Holden regarding the status of discussions with NRG, including the parties' preliminary views regarding potential synergies, NRG's criteria in evaluating the potential transaction, the timing of a potential transaction, governance matters, regulatory approvals, and the need for a confidentiality agreement with NRG to allow the companies to conduct reciprocal due diligence.

        On May 22, 2012, NRG and GenOn entered into a mutual confidentiality agreement that contained customary standstill as well as confidentiality provisions. Following the signing of the confidentiality agreement, the managements of NRG and GenOn held several discussions regarding certain aspects of the potential transaction and the initial diligence phase, including forward commodity price curves and certain other assumptions common to each company's financial forecasts, potential transaction structures, treatment of existing debt and details of the potential synergies that could be realized by combining the two companies, as well as the anticipated timing of the potential business combination.

        On June 4, 2012 and again on June 11, 2012, management of NRG, including Messrs. Andrews and Murphy, Mr. Mauricio Gutierrez, NRG's Executive Vice President and Chief Operating Officer, Ms. Patti Helfer, NRG's Senior Vice President and Chief Administrative Officer, and Mr. Christopher Sotos, NRG's Senior Vice President and Treasurer, met with management of GenOn, including Messrs. Holden and Garcia, at Kirkland & Ellis's office in New York. During these meetings, the parties exchanged and reviewed financial data about the respective companies and engaged in extensive discussions regarding anticipated synergies, treatment of existing debt, integration matters and other aspects of the potential transaction.

        On June 11, 2012, the NRG Board retained the law firm Potter, Anderson & Corroon LLP ("Potter Anderson") as counsel to the NRG Board in connection with the potential transaction with GenOn.

        On June 14, 2012, the NRG Board held a special meeting to discuss the potential business combination with GenOn. At the meeting, NRG management gave the NRG Board a detailed update of various aspects of the potential transaction, including the proposed transaction structure, anticipated synergies, assumptions for valuation, the status of due diligence, an overview of historical exchange ratios, and required regulatory approvals. The NRG Board also discussed with NRG management the potential governance structure of the combined company. Upon the conclusion of the meeting, the NRG Board authorized NRG management to commence discussions with GenOn regarding exchange ratios and potential governance structure, engage financial advisors for the transaction and commence the preparation of a merger agreement for the potential transaction.

        Following the June 14th NRG Board meeting, NRG retained Credit Suisse Securities (USA) LLC ("Credit Suisse") and Morgan Stanley & Co. LLC ("Morgan Stanley") as its financial advisors in connection with the potential transaction with GenOn. In addition, NRG's management worked with Kirkland & Ellis to prepare a draft merger agreement.

        On June 18, 2012, GenOn retained J.P. Morgan Securities LLC ("J.P. Morgan") as its financial advisor in connection with the proposed transaction. In addition, on June 29, 2012, GenOn retained Talisman International (a nuclear consulting firm) to assist in due diligence with respect to NRG's ownership in a two reactor unit nuclear generating facility referred to as the South Texas Project.

        On June 19, 2012, Messrs. Crane and Andrews from NRG met with Messrs. Muller and Holden from GenOn in Washington, D.C. During this meeting, the parties confirmed with each other certain findings from the initial due diligence phase and engaged in further discussions regarding the proposed transaction structure, anticipated synergies and integration matters. In addition, for the first time, the parties shared their respective views on valuation and potential governance structures for the combined company. The parties also discussed the process for conducting detailed due diligence and the contemplated timing for signing and announcing a transaction assuming successful completion of due diligence and agreement on the terms of a merger agreement.

        On June 21, 2012, the GenOn Board had a special meeting to receive an update from Mr. Muller and other members of GenOn's senior management on the status of the discussions with NRG. Representatives of Skadden were also present at the meeting. At the meeting, GenOn management gave the GenOn Board a detailed update of various aspects of the potential transaction, including the status of negotiations with NRG, anticipated synergies, valuation assumptions, preliminary financial analyses regarding the combined company, integration matters, the potential governance structure of the combined company, an overview of the due diligence approach, and the required regulatory approvals. The GenOn Board also formally approved the engagement of J.P. Morgan as GenOn's financial advisor in connection with the potential transaction.

        On June 25, 2012, the NRG Board held a special meeting to discuss the status of the potential transaction. Representatives of Potter Anderson, Credit Suisse and Morgan Stanley also attended the meeting. NRG management updated the NRG Board on the strategic rationale for the potential business combination with GenOn, anticipated synergies, the status of due diligence, contemplated terms of the proposed merger agreement, required regulatory and stockholder approvals, as well as a financing plan with respect to GenOn debt that might need to be repaid in connection with the transaction and the anticipated timing of the transaction. NRG management also reviewed its preliminary valuations of the companies with the NRG Board and explained the parameters for the exchange ratio, including the proposal that the transaction would be based on a fixed exchange ratio with no cap or collar. In connection with this discussion, the NRG Board gave management further guidance on its views of the potential governance structure of the combined company. Also at the meeting, representatives of Potter Anderson reviewed with the NRG Board its fiduciary duties in connection with the potential transaction with GenOn. Upon the conclusion of the meeting, the NRG Board directed management to advance to the next phase of due diligence, which would include legal due diligence as well as further business and financial due diligence and, in the meantime, to commence negotiations regarding the terms of the merger agreement with GenOn, with the goal of reaching a definitive agreement between the two parties on or about July 20, 2012. Also at this meeting, the NRG Board formally approved the retention of Credit Suisse and Morgan Stanley as NRG's financial advisors in connection with the potential transaction with GenOn.

        Following the June 25th NRG Board meeting, NRG and GenOn, together with their respective advisors, commenced more in-depth business and financial due diligence as well as legal due diligence,

and each party provided the other access to a virtual data room containing non-public information regarding their respective businesses and operations. The due diligence consisted of multiple conference calls conducted over several weeks between representatives of the two companies regarding various aspects of their respective businesses, operations and finances as well as integration matters, the exchange of due diligence inquiries and responses, and the review of information disclosed in each company's virtual data room.

        On June 26, 2012, Mr. Crane, Mr. Howard Cosgrove, Chairman of the NRG Board, and Mr. Kirbyjon Caldwell, Chair of the Governance and Nominating Committee of the NRG Board, met with Mr. Muller and Mr. Miller in Houston, Texas, to discuss the potential structure and composition of the board of directors of the combined company, including the possibility that Mr. Muller would serve as vice chairman of the combined company.

        On June 27, 2012, NRG sent an initial draft of the merger agreement to GenOn.

        On June 29, 2012, the GenOn Board received an update from Mr. Muller and other members of senior management of GenOn and representatives from Skadden and J.P. Morgan on the status of the discussions with NRG. The Skadden representatives provided an overview of the initial draft of the merger agreement from NRG, including potential financing aspects of the transaction, and an update regarding regulatory issues, noting that each company had completed preliminary regulatory modeling and that neither had identified problematic issues. Representatives of J.P. Morgan reviewed financial aspects of the proposed transaction. The GenOn Board and senior management discussed the strategic rationale for the potential business combination with NRG, the status of due diligence and anticipated synergies. Mr. Miller provided a report regarding the June 26th meeting between Messrs. Miller and Muller and Messrs. Crane, Cosgrove and Caldwell.

        Over the course of the following weeks, the parties and their respective legal advisors engaged in a series of negotiations concerning the terms of the merger agreement.

        On July 10, 2012, in advance of a previously scheduled international trip, Mr. Terry G. Dallas, a member of the GenOn Board, had an update call with representatives of GenOn's management, Skadden and J.P. Morgan, regarding the status of due diligence on NRG, the merger agreement negotiations, required regulatory approvals and corporate governance of the combined company.

        On July 11, 2012, Mr. Cosgrove and Mr. Caldwell had a telephone call with Mr. Miller regarding the structure and composition of the board of directors of the combined company. The parties agreed that, immediately following the consummation of the merger, the NRG Board would consist of 16 directors, 12 of whom would be incumbent directors from the NRG Board and four of whom would be current directors from the GenOn Board and that Mr. Muller would be vice chairman of the board of directors of the combined company. The parties further agreed that the specific GenOn directors who would join the board of directors of the combined company would be determined after the execution of a definitive merger agreement.

        On July 13, 2012, Mr. Crane called Mr. Muller to discuss the potential range for the exchange ratio and the methodology supporting the range. Messrs. Crane and Muller agreed that, in light of the target signing date of July 20, 2012, the exchange ratio would be determined based on the average closing prices of NRG common stock and GenOn common stock during the 10 and 20 trading day period ending July 18, 2012. Following this conversation, Mr. Andrews of NRG and Mr. Holden of GenOn worked with each other to refine the assumptions and methodologies for determining the exchange ratio and, in accordance with NRG's and GenOn's directives, representatives from Morgan Stanley and J.P. Morgan also engaged in discussions regarding the exchange ratio.

        Also on July 13, 2012, the GenOn Board held a special meeting, with representatives of GenOn management, Skadden and J.P. Morgan present. At the meeting, GenOn management reviewed the status of the negotiations with NRG and the results of the due diligence on NRG to date. Representatives of Skadden briefed the GenOn Board on the status of the principal open issues in the merger agreement, and the fiduciary duty aspects of the proposed transaction. Representatives of J.P. Morgan made a presentation to the GenOn Board on certain financial aspects of the proposed transaction. Mr. Miller also updated the GenOn Board on the status of his discussions with Mr. Cosgrove and Mr. Caldwell regarding the structure and composition of the board of directors of the combined company.

        On July 16, 2012, Mr. Crane met with management of GenOn in Houston, Texas, and Messrs. Holden and Garcia met with management of NRG in Princeton, New Jersey, to discuss the potential business combination and certain related integration issues, including the planned senior leadership team of the combined company.

        On July 17 and 18, 2012, the NRG Board held a regularly scheduled meeting to discuss, among other things, the status of the potential transaction with GenOn. Representatives of Kirkland & Ellis, Potter Anderson, Credit Suisse and Morgan Stanley also attended the meeting. At the meeting, NRG management reviewed with the NRG Board the expected synergies, valuations, proposed capital structure for the combined company, financing plan with respect to the GenOn debt that might need to be repaid in connection with the transaction, terms of the financing commitment from Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc. with respect to such financing plan, terms of the merger agreement, an assessment of regulatory risks and findings from the due diligence investigation. Credit Suisse and Morgan Stanley each reviewed with the NRG Board financial aspects of the proposed transaction. In addition, representatives of Kirkland & Ellis and Potter Anderson discussed with the NRG Board the fiduciary duty aspects of the proposed transaction and the proposed governance structure of the combined company, and Kirkland & Ellis briefed the NRG Board on the status of the merger agreement negotiations and outstanding issues. At the end of the meeting, the NRG Board authorized management to continue the negotiation of the exchange ratio and the terms of the merger agreement with GenOn and its representatives with the goal of finalizing the terms of the transaction on July 20, 2012.

        On July 18, 2012, Mr. Crane and Mr. Muller had further discussions about the exchange ratio and agreed that they would seek the approval of their respective boards of directors based on an exchange ratio of 0.1216. Also on July 18, 2012, Mr. Miller held separate telephone conversations with Mr. Caldwell and Mr. Cosgrove regarding the structure and composition of the board of directors of the combined company.

        Over the next two days, managements of NRG and GenOn and their respective legal advisors had a number of conference calls to resolve the remaining outstanding issues in the merger agreement and related transaction documents.

        On July 20, 2012, the GenOn Board met at Skadden's offices in Houston, Texas, to consider the proposed business combination with NRG. Prior to the meeting, the GenOn Board was provided with a draft of the merger agreement and other materials related to the proposed transaction. At the meeting, GenOn's management updated the GenOn Board on the principal financial and other terms of the proposed transaction and the results of its due diligence on NRG, including the due diligence conducted by Talisman International, and reviewed the strategic rationale and the anticipated benefits of the proposed transaction to the GenOn stockholders. Skadden reviewed with the GenOn Board its fiduciary duties and then described to the GenOn Board the principal terms of the proposed merger agreement. J.P. Morgan reviewed with the GenOn Board J.P. Morgan's financial analysis performed in connection with the proposed merger and delivered to the GenOn Board an oral opinion (confirmed by delivery of a written opinion dated July 20, 2012), to the effect that, as of that date and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of GenOn common stock. After considering and discussing the foregoing and the proposed terms of the merger agreement, and taking into consideration the factors described under "—Rationale for the Merger" and "—GenOn Board of Directors' Recommendation and Its Reasons for the Merger," the GenOn Board unanimously determined that the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of the GenOn stockholders, and adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended that the GenOn stockholders adopt the merger agreement.

        Later in the afternoon of July 20, 2012, the NRG Board held a special meeting to consider the proposed business combination with GenOn. Prior to the meeting, the NRG Board was provided with a copy of the merger agreement and other materials related to the proposed transaction. At the meeting, Mr. Crane updated the NRG Board on his discussions with Mr. Muller regarding the exchange ratio and a representative of Kirkland & Ellis reviewed with the NRG Board the terms of the proposed merger agreement. Potter Anderson then reviewed with the NRG board the proposed governance structure of the combined company. Credit Suisse and Morgan Stanley separately reviewed with the NRG Board their respective financial analyses of the exchange ratio and delivered to the NRG Board an oral opinion, confirmed by delivery of a written opinion dated July 20, 2012, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations of the review undertaken as set forth in such opinion, the exchange ratio provided for in the merger was fair, from a financial point of view, to NRG. NRG management, Credit Suisse and Morgan Stanley also discussed with the NRG Board the contemplated terms of the financing with respect to the GenOn debt that might need to be repaid in connection with the transaction. Following discussions, and taking into consideration the factors described under "—Rationale for the Merger" and "—NRG Board of Directors' Recommendations and Its Reasons for the Merger," the NRG Board, among other things, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, authorized the execution, delivery and performance of the merger agreement, approved and declared advisable the amendment to NRG's certificate of incorporation to expand the size of the board to 16 members, directed that the approval of the issuance of shares of NRG common stock in the merger and the amendment to NRG's certificate of incorporation be submitted to NRG stockholders for their approval, resolved to recommend the approval by the NRG stockholders of the issuance of shares of NRG common stock in the merger and the amendment to NRG's certificate of incorporation to expand the size of the board to 16 members, and also authorized the execution of the commitment letter and related fee letter with respect to the proposed financing.

        Following the approvals of the NRG Board and the GenOn Board, NRG and GenOn executed the merger agreement. On July 22, 2012, NRG and GenOn issued a joint press release announcing execution of the merger agreement.

Rationale for the Merger

        In the course of their discussions regarding a potential business combination, both NRG and GenOn recognized there were substantial potential strategic and financial benefits of the proposed merger. This section summarizes the principal potential strategies and financial benefits that the parties expect to realize in the merger and the other reasons that each party decided to approve the merger agreement and determined to recommend that their stockholders vote in favor of the merger. For a discussion of various factors that could prevent or limit the parties from realizing some or all of these benefits, see "Risk Factors" beginning on page 20.

        Each of GenOn and NRG believes the merger will enhance stockholder value through, among other things, enabling NRG and GenOn to capitalize on the following strategic advantages and opportunities:

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  Diversification and Scale.  NRG and GenOn believe the merger will create a combined company with greater scale and scope in energy generation and delivery than could be achieved in the near term by either company on a standalone basis, particularly given the complementary geographic footprints of their generating assets. The combined company is expected to become the largest competitive power generation company in the United States with approximately 47,000 MW of fossil fuel, nuclear, solar and wind capacity across the merit order, situated almost entirely in the three premier competitive energy markets in the United States. The combined fleet will generate more than 104 terawatt-hours (TWh) of electricity annually, will have increased diversity from a fuel, geography and revenue (significant increase in capacity revenues) perspective and will be strategically positioned with a significant presence across key regions.

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  Synergies.  NRG and GenOn believe the merger will create significant synergies. Although no assurance can be given that any particular level of cost savings or other synergies will be achieved, NRG and GenOn currently expect that the transaction will result in approximately $200 million per year in incremental EBITDA and, combined with approximately $100 million of balance sheet efficiencies, will result in at least $300 million of additional free cash flow by 2014, the first full year of combined operations. The approximately $200 million per year in incremental EBITDA breaks down into approximately $175 million per year in cost synergies, principally resulting from reduced G&A expenses, and approximately $25 million per year of operational efficiency synergies under NRG's FORNRG program. In addition, as a result of interest savings through significant deleveraging and reduced liquidity and collateral requirements, the combined company is expected to realize an additional approximately $100 million in reduced interest expense and collateral benefits. The transaction costs and total cash "cost to achieve" the synergies and other cash flow benefits will primarily be incurred during 2013 and are estimated to be approximately $200 million.

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  Anticipated Financial Strength and Increased Flexibility.  NRG and GenOn believe the increased scale and scope of the combined company will strengthen its balance sheet. Balance sheet efficiencies will permit the combined company to reduce indebtedness by at least $1 billion, and increased EBITDA and funds from operations are expected to significantly improve key credit metrics. This will enhance the financial stability of the combined company, lower its average cost of debt and enable it to better navigate through industry cycles and commodity price fluctuations.

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  Combination of Complementary Expertise.  NRG and GenOn believe that the merger will combine complementary areas of expertise, including with respect to operational, regulatory and nuclear matters, and the significant prior experience the two companies have had integrating merged businesses. The combined company is expected to draw upon the intellectual capital, technical expertise, and experience of a deeper and more diverse workforce.

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  Immediately and Substantially Accretive.  The transaction is expected to be immediately accretive on an EBITDA basis and substantially accretive to both EBITDA and free cash flow (before growth investments) in 2014, the first full year of operation after the consummation of the transaction.

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  Ability to Participate in Future Growth of the Combined Company.  Current NRG and GenOn stockholders are expected to hold approximately 71% and 29%, respectively, of the combined company's outstanding common stock upon completion of the merger. As a result, both NRG and GenOn stockholders will have the opportunity to benefit from the synergies expected to be realized from the business combination, any future earnings growth of the combined company and any future appreciation in the value of the combined company's common stock as a result of any economic, power demand and commodity price recovery. In particular, the transaction will significantly increase NRG's restricted payment capacity under its existing senior notes due 2017, which will enhance the combined company's ability to pay the 9 cents per share quarterly dividend (36 cents per share on an annual basis) previously announced by NRG, benefiting stockholders of both NRG and GenOn.

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  Enables Expanded Wholesale-Retail Model.  An expanded core generation fleet will enable the combined company to duplicate in multiple markets (principally in the East) the successful integrated wholesale-retail business model NRG currently operates in ERCOT (the electric market operated by the Electric Reliability Council of Texas). NRG and GenOn believe this is the best business model across the price cycle, in an industry that is subject to commodity price volatility.

        The actual synergistic benefits from the merger and costs of integration could be different from the foregoing estimates and these differences could be material. Accordingly, there can be no assurance that any of the potential benefits described above or included in the factors considered by the NRG Board described under "—NRG Board of Directors' Recommendations and Its Reasons for the Merger" beginning on page [    •    ] or by the GenOn Board described under "—GenOn Board of Directors' Recommendation and Its Reasons for the merger" beginning on page [    •    ] will be realized. See "Risk Factors" beginning on page 20 and "Cautionary Note Regarding Forward-Looking Statements" on page [    •    ].

NRG Board of Directors' Recommendations and Its Reasons for the Merger

        At a meeting on July 20, 2012, the NRG Board (i) determined that it is in the best interest of NRG and its stockholders, and declared it advisable, to enter into the merger agreement, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, (iii) approved and declared the advisability of the Share Issuance, directed that the Share Issuance proposal be submitted to a vote at a meeting of NRG stockholders and recommended that NRG stockholders vote "FOR" the Share Issuance proposal, and (iv) approved and declared the advisability of the Charter Amendment, directed that the Charter Amendment proposal be submitted to a vote at a meeting of NRG stockholders and recommended that NRG stockholders vote "FOR" the Charter Amendment proposal.

        In evaluating the merger agreement and the transactions contemplated thereby, including the Share Issuance and the Charter Amendment, the NRG Board consulted with NRG's management, as well as NRG's legal and financial advisors and, in reaching its determinations, considered a variety of factors with respect to the merger and the other transactions contemplated by the merger agreement, including the specific reasons described above under "—Rationale for the Merger" and the factors listed below.

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  Knowledge of NRG.  The NRG Board's knowledge of NRG's business, operations, financial condition, earnings and prospects, and of GenOn's business, operations, financial condition, earnings and prospects, taking into account the results of NRG's due diligence review of GenOn. In particular, the NRG Board focused on the quality of GenOn's assets, the compatibility of the two companies' operations and opportunities for synergies and future growth.

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  Economic Conditions; Industry Trends.  The prevailing macroeconomic conditions, and the economic environment of, and the trends and competitive developments in, the industries in which NRG and GenOn operate, which the NRG Board viewed as supporting the rationale for seeking a strategic transaction intended to create a stronger, more diversified combined company that will be better positioned to benefit from future improvements in the United States and global economy in general and recovery in the power sector in particular.

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  Financial Terms of the Merger.  The review by the NRG Board of the financial terms of the merger, including the value of the merger consideration based on the exchange ratio relative to the then-current market prices and historical trading prices of NRG common stock and GenOn common stock; the fact that stockholders of NRG will own approximately 71% of the common stock of the combined company following the closing of the merger; and the expectation that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

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  Due Diligence.  The scope of the due diligence investigation of GenOn conducted by NRG's management and outside advisors, and the results of that investigation.

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  Recommendation by Management.  NRG management's recommendation in favor of the merger, the Share Issuance proposal and the Charter Amendment proposal.

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  Opinions of NRG's Financial Advisors.  The separate opinions of Credit Suisse and Morgan Stanley, each dated July 20, 2012, to the NRG Board as to the fairness, from a financial point of view and as of the date of the opinion, to NRG of the exchange ratio provided for in the merger, which opinions were based on and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as more fully described below under the heading "—Opinions of NRG's Financial Advisors" beginning on page [    •    ].

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  Transaction Structure; Impact on Existing Debt.  Upon the closing of the merger, GenOn is able to become an excluded project subsidiary of NRG, which is permitted under the indentures governing NRG's outstanding bonds and credit agreement and GenOn's outstanding bonds and therefore the merger will not require the approval of bondholders or first lien holders of either NRG or GenOn.

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  Likelihood of Completion of the Merger.  The likelihood that the merger will be completed on a timely basis, including the likelihood that each of the Merger proposal, the Share Issuance proposal and the Charter Amendment proposal will receive the required stockholder approval, and the likelihood that all necessary regulatory approvals will be obtained on the anticipated schedule without the imposition of unacceptable conditions.

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  Commitment of the Parties.  The commitment on the part of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement.

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  Terms of the Merger Agreement.  The terms of the merger agreement, including the representations, warranties, obligations and rights of the parties under the merger agreement, the conditions to each party's obligations to complete the merger, and the circumstances in which each party is permitted to terminate the merger agreement. See "The Merger Agreement" beginning on page [    •    ]. In particular, the NRG Board noted the following terms of the merger agreement:

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  Ability to Fulfill Fiduciary Duties.  The fact that the merger agreement allows the NRG Board to engage in discussions with respect to, and provide information in connection with, a bona fide alternative transaction proposal that the NRG Board determines constitutes or is reasonably expected to result in a superior offer. In addition, the merger agreement allows the NRG Board to change or withdraw its recommendation with respect to the Share Issuance proposal and/or the Charter Amendment proposal in the event a superior offer is received or certain material developments or changes in circumstances occur after the execution of the merger agreement, and even to terminate the merger agreement in order to accept a superior offer if, in any of these cases, the NRG Board determines that a failure to change its recommendation or terminate the merger agreement, as applicable, would be reasonably likely to be inconsistent with the exercise of its fiduciary duties under applicable law, subject to compliance with the terms and conditions of the merger agreement, including the payment of a specified termination fee upon termination under certain circumstances.

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  Termination Fee.  The fact that GenOn would be obligated to pay NRG a termination fee of $60.0 million in connection with the termination of the merger agreement under certain

      circumstances. See "The Merger Agreement—Effect of Termination; Termination Fees and Expense Reimbursement" beginning on page [    •    ].

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    Governance of the Combined Company.  The governance arrangements contained in the merger agreement and to be set forth in the bylaws of NRG immediately following the merger under which, after completion of the merger, (i) the board of directors of NRG will have 16 members, consisting of 12 directors from the current NRG Board (including the current Chairman of the NRG Board and the person who is currently the President and Chief Executive Officer of NRG) and four directors from the GenOn Board (including the person who is currently the Chairman and Chief Executive Officer of GenOn), (ii) the current Chairman of the NRG Board will continue as the Chairman of the NRG Board immediately following the merger, and (iii) the person who is currently the President and Chief Executive Officer of NRG will continue as the President and Chief Executive Officer of NRG immediately following the merger.

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  Headquarters.  The fact the merger agreement provides (and the bylaws of NRG immediately following the merger will provide) that NRG will have dual headquarters, with its commercial and financial headquarters in Princeton, New Jersey, and its operations headquarters in Houston, Texas.

        The NRG Board also considered potential risks and other negative factors concerning the merger in connection with its deliberations of the proposed transaction, including the following:

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  Fixed Exchange Ratio.  The merger agreement provides for a fixed exchange ratio and thus the exchange ratio will not change based on changes in the trading prices of NRG or GenOn common stock or changes in the business performance or financial results of NRG or GenOn. Accordingly, if the value of GenOn's businesses declines relative to the value of NRG's businesses prior to completion of the Merger, GenOn stockholders' percentage ownership in the combined company may exceed GenOn's relative contribution to the combined company. However, the NRG Board determined that the method for determining the exchange ratio was appropriate and the risks acceptable in view of the relative intrinsic values and financial performance of NRG and GenOn and the historic trading prices of NRG and GenOn common stock. The NRG Board also noted the inclusion in the merger agreement of certain structural protections, such as NRG's right to not complete the merger in the event of a material adverse change with respect to GenOn.

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  Regulatory Approvals.  Various regulatory approvals are required to complete the merger, which present a risk that the applicable governmental authorities may condition their grant of required approvals or consents on the imposition of unfavorable terms or conditions or that such approvals and consents will not be able to be obtained at all.

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  Change in Control Put Right under Certain GenOn Debt.  The merger will constitute a "change of control" under GenOn's existing credit facility and trigger a "change in control" put right on the part of holders of certain bonds issued by GenOn. NRG intends to terminate the credit facility and fund the put price payable to bondholders who exercise their put right with a combination of funds available at each of NRG and GenOn and, to the extent necessary, new financing. In connection with the execution of the merger agreement, NRG has obtained commitments from Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc. to fund up to $1.6 billion under a new senior secured term loan facility.

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  Failure to Close.  There are risks and contingencies relating to the announcement and pendency of the merger and risks and costs to NRG if the closing of the merger is not timely, or if the merger does not close at all, including the potential impact on the relationships between NRG and its employees, customers, suppliers and other third parties, as well as the potential impact on the trading prices of NRG common stock. Additionally, there is the possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of NRG and/or GenOn.

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  Non-solicitation Obligation and Termination Fee.  The merger agreement prohibits each of NRG and GenOn from soliciting or engaging in discussions regarding any alternative transactions during the pendency of the merger, subject to limited exceptions. The merger agreement also requires the payment by NRG of a termination fee of $120.0 million to GenOn if the merger agreement is terminated under certain circumstances. See "Description of the Merger Agreement—Termination Fee." While these provisions could have the effect of discouraging alternative transaction proposals, these provisions would not preclude bona fide alternative transaction proposals, and the NRG Board determined that the size of the termination fee payable by NRG is reasonable in light of the size and benefits of the merger and not preclusive of a superior offer, if one were to emerge.

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  "Ownership Change" under Section 382 of the Internal Revenue Code.  The merger is expected to result in an "ownership change" with respect to GenOn for purposes of Section 382 of the Internal Revenue Code, which would impose an annual limitation on the ability of the combined company to utilize GenOn's current net operating losses, approximately $2.6 billion at December 31, 2011.

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  Restrictions on Interim Operations.  The provisions of the merger agreement impose certain restrictions on the operations of NRG until completion of the merger. For further information, see "The Merger Agreement—Interim Operating Covenants of NRG and GenOn."

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  Transaction Costs.  Substantial costs will be incurred by both NRG and GenOn in connection with the merger, including legal fees, financial advisory fees and financing fees, as well as the costs of integrating the businesses of NRG and GenOn.

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  Diversion of Focus; Integration.  There is a risk that management focus, employee attention and resources for other strategic opportunities, as well as employee attention to operational matters, could be diverted for an extended period of time while the parties work to complete the merger and integration process. In addition, there are challenges inherent in the combination of two business enterprises of this size, including the attendant risks that the anticipated cost savings and synergies and other benefits sought to be obtained from the merger might not be achieved in the time frame contemplated or at all.

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  Interests of Directors and Officers.  The interests that certain executive officers and directors of NRG may have with respect to the merger in addition to their interests as stockholders of NRG. However, such additional interests are limited. See "The Merger—Additional Interests of NRG's Directors and Executive Officers in the Merger."

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  Corporate Governance.  The NRG Board considered the composition of the board of directors and management of the combined company and the potential for disagreement among directors and executive officers selected from two different organizations.

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  Employment Matters.  There are differences between NRG's and GenOn's compensation practices and philosophies, which could present issues associated with the transition of GenOn employees to NRG's compensation and benefit plans. The NRG Board also noted the risk of loss of key GenOn employees and steps appropriate to retain those people through the completion of the merger and thereafter. The NRG Board also considered the fact that the parties expect to reduce the combined company's net headcount by about 500 employees across NRG's and GenOn's administrative functions and locations.

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  GenOn Business Risks.  The NRG Board considered certain risks inherent in GenOn's business and operations.

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  Other Risks Considered.  The NRG Board also considered the types and nature of the risks described under the section entitled "Risk Factors."

        In addition to the factors described above, the NRG Board reviewed the fees payable to Credit Suisse and Morgan Stanley in connection with the merger (including the contingent fee structure under which NRG would not be obligated to pay its financial advisors a portion of their fees unless the merger is completed) and considered the fee arrangements to be customary and appropriate for this type of transaction.

        In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the NRG Board did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the different factors it considered in reaching its decision. In addition, individual members of the NRG Board may have given different weight to different factors.

        The NRG Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the NRG Board conducted an overall review of the factors described above, including discussions with the senior management team and outside legal and financial advisors. In considering the factors described above, individual members of the NRG Board may have given different weight to different factors.

GenOn Board of Directors' Recommendation and Its Reasons for the Merger

        At a meeting on July 20, 2012, the GenOn Board, by unanimous vote, (i) determined that it is in the best interest of GenOn and its stockholders, and declared it advisable, to enter into the merger agreement, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, and (iii) determined to recommend that the holders of GenOn common stock vote "FOR" the Merger proposal.

        In evaluating the merger agreement and the transactions contemplated thereby, the GenOn Board consulted with GenOn's management, as well as GenOn's legal and financial advisors, and, in reaching its conclusion, considered a variety of factors with respect to the merger and the other transactions contemplated by the merger agreement, including the specific reasons described above under "—Rationale for the Merger" and the factors listed below.

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  Knowledge of GenOn.  The GenOn Board's knowledge of GenOn's business, operations, financial condition, earnings and prospects and of NRG's business, operations, financial condition, earnings and prospects, taking into account the results of GenOn's due diligence review of NRG. In particular, the GenOn Board focused on the quality of NRG's assets, the compatibility of the two companies' operations and opportunities for synergies and future growth.

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  Economic Conditions; Industry Trends.  The prevailing macroeconomic conditions, and the economic environment of, and the trends and competitive developments in, the industries in which GenOn and NRG operate, which the GenOn Board viewed as supporting the rationale for seeking a strategic transaction intended to create a stronger, more diversified combined company that will be better positioned to benefit from future improvements in the United States and global economy in general and recovery in the power sector in particular.

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  Financial Terms of the Merger.  The review by the GenOn Board, in consultation with GenOn's legal and financial advisors, of the structure of the merger and the financial and other terms and conditions of the merger agreement, including the value of the merger consideration based on the exchange ratio, which represents a premium to GenOn's stockholders relative to the then-current market price of GenOn common stock.

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  Tax-Free Exchange.  The GenOn Board also took into account the fact that the merger is intended to be tax-free to the holders of GenOn common stock.

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  Due Diligence.  The scope of the due diligence investigation conducted by GenOn's management and outside advisors, and the results of that investigation.

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  Recommendation by Management.  GenOn management's recommendation in favor of the merger.

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  Opinion of GenOn's Financial Advisor.  The financial presentation and opinion of J.P. Morgan, dated July 20, 2012, to the GenOn Board as to the fairness, from a financial point of view and based upon and subject to the various considerations set forth in its opinion (attached to this joint proxy statement/prospectus as Annex D), to holders of GenOn common stock of the exchange ratio provided for in the merger agreement. See "—Opinion of GenOn's Financial Advisor" beginning on page [    •    ].

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  Transaction Structure; Impact on Existing Debt.  Upon the closing of the merger, GenOn is able to become an excluded project subsidiary of NRG, which is permitted under the indentures governing NRG's outstanding bonds and credit agreement and GenOn's outstanding bonds and therefore will not require the approval of bondholders or first lien holders of either NRG or GenOn.

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  Likelihood of Completion of the Merger.  The likelihood that the merger will be completed on a timely basis, including the likelihood that the Merger proposal will receive the required stockholder approval, and the likelihood that all necessary regulatory approvals will be obtained on the anticipated schedule without the imposition of unacceptable conditions.

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  Commitment of the Parties.  The strong commitment on the part of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement.

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  Strategic Alternatives.  The trends and competitive developments in the industry and the range of strategic alternatives available to GenOn, including continuing to operate as a stand alone entity. To that end, the GenOn Board considered its expectations for further consolidation in the energy industry and believed it was important that, if GenOn were to be a participant in the industry consolidation, GenOn should be able to select and enter into a mutually agreeable transaction with a strategic partner that it believed offered the most significant strategic benefits. Further industry consolidation for which GenOn is not a participant could result in future market or competitive pressure to accept a strategic transaction with a less desirable strategic partner or on less desirable terms.

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  Terms of the Merger Agreement.  The terms of the merger agreement, including the representations, warranties, obligations and rights of the parties under the merger agreement, the conditions to each party's obligation to complete the merger, and the circumstances in which each party is permitted to terminate the merger agreement. See "The Merger Agreement" beginning on page [    •    ]. In particular, the GenOn Board noted the following terms of the merger agreement:

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  Ability to Fulfill Fiduciary Duties.  The fact that the merger agreement allows the GenOn Board to engage in discussions with respect to, and provide information in connection with, a bona fide alternative transaction proposal that the GenOn Board determines constitutes or is reasonably expected to result in a superior offer. In addition, the merger agreement allows the GenOn Board to change or withdraw its recommendation regarding the Merger proposal if a superior transaction proposal is received from a third party or in response to certain material developments or changes in circumstances, if in either case the GenOn Board determines that a failure to change its recommendation or terminate the merger agreement, as applicable, would be reasonably likely to be inconsistent with the exercise of its fiduciary duties under applicable law, subject to compliance with the terms and conditions of the merger agreement, including the payment of a specified termination fee upon termination under certain circumstances.

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    Termination Fee.  The fact that NRG would be obligated to pay GenOn a termination fee of $120.0 million in connection with the termination of the merger agreement under certain circumstances. See "The Merger Agreement—Effect of Termination; Termination Fees" beginning on page [    •    ].

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    Governance of the Combined Company.  The governance arrangements contained in the merger agreement providing that, after completion of the merger, the board of directors of the combined company will initially consist of 16 directors, including Edward R. Muller, the current chairman, president and chief executive officer of GenOn, who will be the vice chairman of the combined company, and three current non-employee independent directors of GenOn, who have yet to be determined, one of whom will serve as co-chair and/or chair of a standing committee of the combined company, and that such arrangements are expected to continue until at least NRG's 2014 annual meeting of stockholders, thereby providing the combined company with directors who are familiar with GenOn's history, business and operations.

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  Headquarters.  The fact the merger agreement provides (and the bylaws of the combined company immediately following the merger will provide) that the combined company will have dual headquarters with its commercial and financial headquarters in Princeton, New Jersey, and its operations headquarters in Houston, Texas.

        The GenOn Board also considered potential risks and other negative factors concerning the merger in connection with its deliberations of the proposed transaction, including the following:

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  Fixed Exchange Ratio.  The merger agreement provides for a fixed exchange ratio and thus the exchange ratio will not adjust upward to compensate for declines, or downward to compensate for increases, in NRG's stock price prior to completion of the merger, and that the terms of the merger agreement did not include "collar" provisions or stock price-based termination rights that would be triggered by a decrease in the value of the merger consideration implied by the NRG stock price. However, the GenOn Board determined that the method for determining the exchange ratio was appropriate and the risks acceptable in view of the relative intrinsic values and financial performance of NRG and GenOn and the historic trading prices of NRG and GenOn common stock. The GenOn Board also noted the inclusion in the merger agreement of certain structural protections, such as GenOn's ability to not complete the merger in the event of a material adverse change to NRG.

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  Regulatory Approvals.  Various regulatory approvals are required to complete the merger, which present a risk that the applicable governmental authorities may condition their grant of required approvals or consents on the imposition of unfavorable terms or conditions or that such approvals and consents will not be able to be obtained at all.

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  Change in Control Put Right under Certain GenOn Debt.  The merger will constitute a "change of control" under GenOn's existing credit facilities and trigger a "change in control" put right by holders of certain bonds issued by GenOn.

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  Failure to Close.  There are risks and contingencies relating to the announcement and pendency of the merger and risks and costs to GenOn if the closing of the merger is not timely, or if the merger does not close at all, including the potential impact on the relationships between GenOn and its employees, customers, suppliers and other third parties, as well as the potential impact on the trading prices of GenOn common stock. Additionally, there is the possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of GenOn and/or NRG.

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  Non-solicitation Obligation and Termination Fee.  The merger agreement prohibits each of GenOn and NRG from soliciting or engaging in discussions of any alternative transactions during the pendency of the merger, subject to limited exceptions. The merger agreement also requires the payment by GenOn of a termination fee of $60.0 million to NRG if the merger agreement is terminated under certain circumstances. See "Description of the Merger Agreement—Termination Fee." While these provisions could have the effect of discouraging alternative transaction proposals, these provisions would not preclude bona fide alternative transaction proposals, and the size of the termination fee payable by GenOn is reasonable in light of the size and benefits of the merger and not preclusive of a superior offer, if one were to emerge.

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  "Ownership Change" under Section 382 of the Internal Revenue Code.  The merger is expected to result in an "ownership change" with respect to GenOn for purposes of Section 382 of the Internal Revenue Code, which would impose an annual limitation on the ability of the combined company to utilize GenOn's current net operating losses, approximately $2.6 billion at December 31, 2011.

  •
  Restrictions on Interim Operations.  The provisions of the merger agreement place certain restrictions on the operations of GenOn until completion of the merger. For further information, see "The Merger Agreement—Interim Operating Covenants of NRG and GenOn."

  •
  Transaction Costs.  Substantial costs will be incurred by both GenOn and NRG in connection with the merger, including legal fees, financial advisory fees and financing fees, as well as the costs of integrating the businesses of NRG and GenOn.

  •
  Diversion of Focus; Integration.  There is a risk that management focus, employee attention and resources for other strategic opportunities, as well as employee attention to operational matters, could be diverted for an extended period of time while the parties work to complete the merger and integration process. In addition, there are challenges inherent in the combination of two business enterprises of this size, including the attendant risks that the anticipated cost savings and synergies and other benefits sought to be obtained from the merger might not be achieved in the time frame contemplated or at all.

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  Interests of Directors and Officers.  The interests of GenOn's executive officers and directors with respect to the merger apart from their interests as GenOn stockholders, and the risk that these interests might influence their decision with respect to the merger. See "—Interest of Directors and Executive Officers in the Merger—Interests of Directors and Executive Officers of GenOn in the Merger" beginning on page [    •    ].

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  Corporate Governance.  The GenOn Board considered the facts that (i) former GenOn directors will not constitute a majority of the combined company's board of directors, (ii) the composition of the management of the combined company, and (ii) the potential for disagreement among directors and executive officers selected from two different organizations. The GenOn Board also considered the fact that GenOn stockholders will hold approximately 29% of the common stock of the combined company upon completion of the merger and will therefore not control the combined company.

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  Employment Matters.  There are differences between GenOn's and NRG's compensation practices and philosophies, which could present issues associated with the transition of GenOn employees to NRG's compensation and benefit plans. The GenOn Board considered the fact that the parties expect to reduce the combined company's net headcount by about 500 employees across

    GenOn's and NRG's administrative functions and locations. Additionally, the GenOn Board considered the risk that certain members of GenOn's senior management and certain key employees might choose not to remain employed with the combined company.

  •
  Compensation of Financial Advisors.  The GenOn Board selected J.P. Morgan as financial advisor because of its expertise, reputation and familiarity with the industries in which GenOn operates, and because its investment banking professionals have substantial experience in transactions that are comparable to the merger. The GenOn Board considered the fact that the payment for J.P. Morgan's services is conditioned upon completion of the merger. However, after considering the qualifications and reputation of J.P. Morgan, the GenOn Board decided that it could rely on the opinion of J.P. Morgan, notwithstanding the contingent nature of its fees.

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  NRG Business Risks.  The GenOn Board considered certain risks inherent in NRG's business and operations, including risks inherent in NRG's nuclear activity and its concentrated retail activity in the State of Texas.

  •
  Other Risks Considered.  The GenOn Board also considered the type and nature of risks described under the section entitled "Risk Factors," beginning on page [    •    ], and the matters described under "Cautionary Note Regarding Forward-Looking Statements" on page [    •    ].

        In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the GenOn Board did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the different factors it considered in reaching its decision. In addition, the individual members of the GenOn Board may have given different weight to different factors.

        The GenOn Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the GenOn Board conducted an overall review of the factors described above, including discussions with the senior management team and outside legal and financial advisors. In considering the factors described above, individual members of the GenOn Board may have given different weight to different factors.

Opinions of NRG's Financial Advisors

  Credit Suisse Securities (USA) LLC

        NRG retained Credit Suisse to act as its financial advisor in connection with the merger. In connection with Credit Suisse's engagement, the NRG Board requested that Credit Suisse evaluate the fairness, from a financial point of view, to NRG of the exchange ratio provided for in the merger. On July 20, 2012, at a meeting of the NRG Board held to evaluate the proposed merger, Credit Suisse rendered to the NRG Board an oral opinion, confirmed by delivery of a written opinion dated July 20, 2012, to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations on the review undertaken, the exchange ratio provided for in the merger was fair, from a financial point of view, to NRG.

        The full text of Credit Suisse's written opinion, dated July 20, 2012, to the NRG Board, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated into this joint proxy statement/prospectus by reference in its entirety. The description of Credit Suisse's opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Credit Suisse's opinion. Credit Suisse's opinion was provided to the NRG Board (in its capacity as such) for its information in connection with its evaluation of exchange ratio from a financial point of view to NRG and did not address any other aspect of the proposed merger, including the relative merits of the merger as compared to alternative transactions or strategies that might be available to NRG or the underlying business decision of NRG to proceed with the merger. The opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed merger or otherwise.

        In arriving at its opinion, Credit Suisse reviewed an execution version, provided to Credit Suisse on July 20, 2012, of the merger agreement and certain publicly available business and financial information relating to NRG and GenOn. Credit Suisse also reviewed certain other information relating to NRG and GenOn, including financial forecasts relating to NRG and GenOn reflecting alternative natural gas and power pricing assumptions, provided to or discussed with Credit Suisse by NRG and GenOn, and met with the managements of NRG and GenOn to discuss NRG's and GenOn's respective businesses and prospects. Credit Suisse also considered certain financial and stock market data of NRG and GenOn and compared that data with similar data for other publicly held companies in businesses it deemed similar to those of NRG and GenOn, and Credit Suisse considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

        In connection with its review, Credit Suisse did not independently verify any of the foregoing information and Credit Suisse assumed and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts for NRG and GenOn that Credit Suisse utilized in its analyses, the managements of NRG and GenOn advised Credit Suisse, and Credit Suisse assumed, with NRG's consent, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of NRG and GenOn as to the future financial performance of NRG and GenOn, respectively, under the alternative assumptions reflected therein regarding natural gas and power prices, and Credit Suisse expressed no opinion with respect to such forecasts or the assumptions on which they were based. With respect to the estimates provided to Credit Suisse by the managements of NRG and GenOn regarding net cost savings and synergies anticipated to result from the merger and potential net operating loss carryforwards and other tax benefits expected to be utilized by NRG and GenOn, the managements of NRG and GenOn advised Credit Suisse, and Credit Suisse assumed, with NRG's consent, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements and that such cost savings, synergies and tax benefits would be realized in the amounts and at the times indicated thereby. The financial forecasts for NRG and GenOn that Credit Suisse utilized reflect certain market trends and industry assumptions of the managements of NRG and GenOn, including assumptions as to future natural gas, power and relevant commodity prices, which are subject to significant volatility and which, if different than as assumed, could have an adverse impact on Credit Suisse's analyses or opinion. Credit Suisse also relied upon, with NRG's consent and without independent verification, the assessments of the managements of NRG and GenOn as to NRG's ability to integrate the businesses of NRG and GenOn and retain key employees of NRG and GenOn. Credit Suisse assumed, with NRG's consent, that there would be no developments with respect to any such matters that would be material to Credit Suisse's analyses or opinion. Credit Suisse also assumed, with NRG's consent, that the merger would qualify as a reorganization under Section 368(a) of the Code for federal income tax purposes. In addition, Credit Suisse assumed, with NRG's consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on NRG, GenOn or the contemplated benefits of the merger, that the merger would be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement thereof, and no adverse effect would result in the event that the merger was effected through an alternative structure as permitted under the terms of the merger agreement. Representatives of NRG advised Credit Suisse, and Credit Suisse also assumed, that the terms of the merger agreement, when executed, would conform in all material respects to the terms reflected in the execution version of the merger agreement reviewed by Credit Suisse. In addition, Credit Suisse was not requested to make, and it did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NRG or GenOn, nor was Credit Suisse furnished with any such evaluations or appraisals.

        Credit Suisse's opinion addressed only the fairness, from a financial point of view and as of the date of its opinion, to NRG of the exchange ratio provided for in the merger and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise, including, without limitation, the form or structure of the merger or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the merger, or class of such persons, relative to the exchange ratio or otherwise. Furthermore, no opinion, counsel or interpretation was intended regarding matters that require legal, regulatory, accounting, tax or similar professional advice. It was assumed that such opinions, counsel, interpretations or advice had been or would be obtained from appropriate professional sources. The issuance of Credit Suisse's opinion was approved by Credit Suisse's authorized internal committee.

        Credit Suisse's opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on that date and upon certain assumptions regarding such financial, economic, market and other conditions. Credit Suisse did not express any opinion as to what the value of shares of NRG common stock actually would be when issued to the holders of GenOn common stock pursuant to the merger or the prices at which shares of NRG common stock or GenOn common stock would trade at any time.

        In preparing its opinion to the NRG Board, Credit Suisse performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse's analyses described below is not a complete description of the analyses underlying Credit Suisse's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Credit Suisse arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NRG and GenOn. No company, transaction or business used in Credit Suisse's analyses is identical to NRG, GenOn or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Credit Suisse's analyses are inherently subject to substantial uncertainty.

        Credit Suisse was not requested to, and it did not, recommend the specific consideration payable in the proposed merger, which exchange ratio was determined through negotiations between NRG and GenOn, and the decision to enter into the merger agreement was solely that of the NRG Board. Credit Suisse's opinion and financial analyses were only one of many factors considered by the NRG Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of NRG's board of directors or management with respect to the merger or the exchange ratio.

        The following is a summary of the material financial analyses reviewed with the NRG Board on July 20, 2012 in connection with Credit Suisse's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse's financial analyses. For purposes of the financial analyses summarized below, the term "implied price per share" refers to the implied equity value per share for GenOn of $2.20 based on the 0.1216 exchange ratio and NRG's closing stock price of $18.10 per share on July 19, 2012.

        Selected Companies Analyses.    Credit Suisse performed separate selected companies analyses of NRG and GenOn utilizing financial and stock market data of NRG, GenOn and Calpine Corporation, referred to as Calpine. Credit Suisse reviewed, among other things, enterprise values, calculated as equity values based on closing stock prices on July 19, 2012 plus debt, leases, minority interest and preferred stock less cash, as a multiple of calendar years 2012, 2013 and 2014 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. Based on publicly available research analysts' estimates, the overall low and high estimated EBITDA multiples observed for the selected companies for calendar year 2012 were 7.5x and 10.1x, respectively, for calendar year 2013 were 5.9x and 9.1x, respectively, and for calendar year 2014 were 6.2x and 8.9x, respectively.

  NRG.    In performing a selected companies analysis of NRG, Credit Suisse applied selected ranges of calendar years 2012, 2013 and 2014 EBITDA multiples of 7.0x to 8.0x, 7.0x to 8.0x and 8.0x to 8.5x, respectively, derived from the selected companies to corresponding data of NRG based on internal estimates of NRG's management, which indicated an approximate implied equity value per share reference range for NRG of $16.02 to $22.46, as compared to NRG's closing stock price of $18.10 per share on July 19, 2012.

  GenOn.    In performing a selected companies analysis of GenOn, Credit Suisse applied selected ranges of calendar years 2012, 2013 and 2014 EBITDA multiples of 8.0x to 8.5x, 5.5x to 7.5x and 5.5x to 7.5x, respectively, derived from the selected companies to corresponding data of GenOn based on internal estimates of GenOn's management, which indicated an approximate implied equity value per share reference range for GenOn of $1.63 to $3.22, as compared to the $2.20 implied price per share.

Based on the implied equity value per share reference ranges described above, Credit Suisse calculated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range	Merger Exchange Ratio
0.0728x - 0.2012x	0.1216

        Selected Transactions Analysis.    Credit Suisse reviewed publicly available financial terms of the following nine publicly announced selected utility sector transactions:

Announcement Date	Acquiror	Target
4/28/2011	• Exelon Corporation	• Constellation Energy Group, Inc.
8/13/2010	• The Blackstone Group L.P.	• Dynegy Inc.
4/21/2010	• Calpine Corporation	• Conectiv, LLC
4/11/2010	• RRI Energy, Inc.	• Mirant Corporation
2/11/2010	• FirstEnergy Corp.	• Allegheny Energy, Inc.
10/19/2008	• Exelon Corporation	• NRG
2/25/2007	• Texas Pacific Group and Kohlberg Kravis Roberts & Co.	• TXU Corp.
5/30/2006	• Mirant Corporation	• NRG
10/5/2005	• NRG	• Texas GenCo LLC

Credit Suisse reviewed transactions values of the selected transactions, calculated as enterprise values of the target companies based on announced transaction equity prices plus debt, minority interest and preferred stock less cash, as a multiple of such target companies' latest 12 months EBITDA. Based on publicly available information at the time of announcement of the relevant transaction, the overall low, mean, median and high latest 12 months EBITDA multiples observed for the selected transactions were 5.8x, 7.5x, 7.5x and 8.9x, respectively. In calculating an implied equity value per share reference range for GenOn, Credit Suisse applied a selected range of latest 12 months EBITDA multiples of 7.5x to 9.0x derived from the selected transactions to GenOn's latest 12 months (as of March 31, 2012) EBITDA based on GenOn's public filings and estimates of GenOn's management, which indicated an approximate implied equity value per share reference range for GenOn of $1.81 to $2.80, as compared to the $2.20 implied price per share. Based on the implied equity value per share reference range for GenOn described above and NRG's closing stock price of $18.10 per share on July 19, 2012, Credit Suisse calculated the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range	Merger Exchange Ratio
0.0998x - 0.1546x	0.1216

        Discounted Cash Flow Analyses.    Credit Suisse performed separate discounted cash flow analyses of NRG and GenOn based on internal estimates of the managements of NRG and GenOn reflecting alternative natural gas and power pricing assumptions for the terminal year, referred to as "case 1" and "case 2" projections, which cases were the same for calendar years 2013 through 2016 and, under the case 1 projections, reflected natural gas and power pricing estimates of such managements for the terminal year and, under the case 2 projections, reflected natural gas and power pricing estimates based on commodity price curves (as of May 22, 2012) for the terminal year. Credit Suisse also performed these discounted cash flow analyses before and after taking into account estimates of potential synergies to be realized upon consummation of the merger prepared by the managements of NRG and GenOn both assuming that cost synergies were allocated 72% to GenOn and 28% to NRG and asset optimization synergies were allocated 100% to GenOn per NRG management, referred to as the NRG management-allocated synergies, and that net synergies were allocated 29% to GenOn and 71% to NRG per the pro forma equity ownership split of the combined company following consummation of the merger based on the merger exchange ratio, referred to as ownership-allocated synergies.

  NRG.    In performing a discounted cash flow analysis of NRG, Credit Suisse calculated the estimated present value of the (a) standalone unlevered, after-tax free cash flows that NRG (excluding NRG's solar business) was forecasted to generate during fiscal years ending December 31, 2013 through December 31, 2016 and the terminal year, (b) net operating loss carryforwards and other tax benefits expected to be realized by NRG and (c) levered cash distributions and potential tax benefits to NRG that NRG's solar business was forecasted to generate during fiscal years ending December 31, 2013 through December 31, 2044. Credit Suisse calculated terminal values for NRG (excluding NRG's solar business) by applying to NRG's terminal year estimated EBITDA a selected range of EBITDA terminal value multiples of 7.0x to 8.0x. The present values (as of December 31, 2012) of the cash flows, terminal values and potential tax benefits were then calculated using discount rates ranging from 7.0% to 8.5%. The present values (as of December 31, 2012) of the cash distributions and tax benefits to NRG from NRG's solar business were calculated using discount rates ranging from 14% to 16%. This analysis indicated approximate implied equity value per share reference ranges for NRG based on the case 1 projections of $36.98 to $47.36 (without synergies), $38.29 to $48.90 (with NRG management-allocated synergies) and $42.24 to $53.59 (with ownership-allocated synergies) and based on the case 2 projections of $17.65 to $25.05 (without synergies), $19.12 to $26.70 (with NRG management-allocated synergies) and $23.48 to $32.61 (with ownership-allocated synergies), as compared to NRG's closing stock price of $18.10 per share on July 19, 2012.

  GenOn.    In performing a discounted cash flow analysis of GenOn, Credit Suisse calculated the estimated present value of the (a) standalone unlevered, after-tax free cash flows that GenOn was forecasted to generate during fiscal years ending December 31, 2013 through December 31, 2016 and the terminal year and (b) net operating loss carryforwards and other tax benefits expected to be realized by GenOn. Credit Suisse calculated terminal values for GenOn by applying to GenOn's terminal year estimated EBITDA before rent (attributed to operating leases), referred to as EBITDAR, a selected range of EBITDAR terminal value multiples of 8.0x to 9.0x. The present values (as of December 31, 2012) of the cash flows, terminal values, environmental capital expenditures and potential tax benefits, less the present value (as of December 31, 2012) of operating leases, were then calculated using discount rates ranging from 8.5% to 9.5%. This analysis indicated approximate implied equity value per share reference ranges for GenOn based on the case 1 projections of $3.86 to $5.08 (without synergies), $6.03 to $7.53 (with NRG management-allocated synergies) and $4.65 to $5.96 (with ownership-allocated synergies) and based on the case 2 projections of $1.34 to $2.17 (without synergies), $3.78 to $4.90 (with NRG management-allocated synergies) and $2.35 to $3.29 (with ownership-allocated synergies), as compared to the $2.20 implied price per share.

Based on the implied equity value per share reference ranges described above, Credit Suisse calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Ranges
Case 1 Projections
Without Synergies	With NRG Management- Allocated Synergies	With Ownership- Allocated Synergies	Merger Exchange Ratio
0.0816x - 0.1375x	0.1232x - 0.1968x	0.0867x - 0.1411x	0.1216

Case 2 Projections
Without Synergies	With NRG Management- Allocated Synergies	With Ownership- Allocated Synergies
0.0535x - 0.1227x	0.1417x - 0.2564x	0.0720x - 0.1400x

        Other Information.    Credit Suisse also noted for the NRG Board certain additional factors that were not considered part of Credit Suisse's financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

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  premiums paid in selected all-stock transactions announced between January 1, 2007 and July 19, 2012 involving pro forma equity ownership of the target companies upon consummation of such transactions of up to approximately 40% which, after applying a selected range of premiums based on the observed mean premiums of 22.6% and 30.8% derived from the closing stock prices of the target companies one-trading day and one week prior to public announcement of the relevant transactions to GenOn's closing stock prices on July 19, 2012 and July 13, 2012, respectively, indicated an approximate implied equity value per share reference range for GenOn of $2.29 to $2.34 and, based on such implied equity value per share reference range for GenOn and NRG's closing stock of $18.10 per share on July 19, 2012, an implied exchange ratio reference range of 0.1267x to 0.1294x;

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  stock price targets for NRG common stock and GenOn common stock in publicly available Wall Street research analyst reports published following first quarter earnings results, which indicated low and high stock price targets for NRG of approximately $17.00 to $28.50 and for GenOn of approximately $1.40 to $4.25 and an implied exchange ratio reference range of 0.0491x to 0.2500x;

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  historical trading prices of NRG common stock and GenOn common stock during the 52-week period ended July 19, 2012, which reflected low and high stock prices for NRG of $14.29 to $25.66 per share and for GenOn of $1.24 to $4.10 per share;

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  relative financial contributions to the estimated financial performance of the pro forma combined company based on NRG's calendar years 2013 through 2016 and terminal year estimated EBITDA and GenOn's calendar years 2013 through 2016 and terminal year estimated EBITDAR utilizing the case 1 and case 2 projections both before and after taking into account NRG management-allocated synergies, which indicated aggregate equity ownership percentages in the combined company attributed to NRG of approximately 38.2% to 81.4% and to GenOn of approximately 18.6% to 61.8% and an overall implied exchange ratio reference range of 0.0674x to 0.4793x; and

  •
  an illustrative discounted cash flow analysis of the pro forma combined company based on the case 1 and case 2 projections including potential net synergies estimated by the managements of NRG and GenOn, performed as described above under the sub-heading "Discounted Cash Flow Analysis" except that Credit Suisse utilized a selected range of EBITDA terminal value multiples of 7.1x to 8.1x and discount rate range of 7.4% to 8.8%, which indicated approximate implied equity value per share reference ranges for the pro forma combined company of $39.44 to $50.39 (based on the case 1 projections) and $20.92 to $28.77 (based on the case 2 projections).

  Miscellaneous

        NRG selected Credit Suisse to act as its financial advisor in connection with the merger based on Credit Suisse's qualifications, experience, reputation and familiarity with NRG. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        NRG has agreed to pay Credit Suisse for its financial advisory services to NRG in connection with the proposed merger an aggregate fee of $6 million, $2 million of which was paid upon announcement of the merger, $2 million of which is payable upon approval of the merger by the stockholders of NRG and GenOn and $2 million of which is contingent upon completion of the merger. NRG also may, in its sole discretion, pay to Credit Suisse an additional fee of up to $4 million upon completion of the merger. Credit Suisse or certain of its affiliates may provide financing services to NRG in respect of potential debt offers in connection with the merger, including acting as administrative agent, joint lead bookrunner and joint lead arranger for, and as a lender under, a proposed new $1.6 billion senior secured term loan facility of NRG to the extent such funds are necessary to consummate such debt offers, and may act as a dealer manager for potential refinancings of certain debt obligations of NRG or GenOn in connection with or related to the merger, for which services Credit Suisse and such affiliates would expect to receive compensation. In addition, NRG has agreed to reimburse Credit Suisse for its expenses, including fees and expenses of legal counsel, and to indemnify Credit Suisse and related parties for certain liabilities and other items, including liabilities under the federal securities laws, arising out of or related to its engagement. Credit Suisse and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to NRG, GenOn and their respective affiliates, for which services Credit Suisse and its affiliates have received and would expect to receive compensation, including acting as (i) financial advisor to NRG in connection with certain divestiture transactions in 2012, (ii) joint lead bookrunner, joint lead arranger and documentation agent for, and/or as a lender under, an existing $1.6 billion senior secured term loan facility and $2.3 billion senior secured revolving credit facility of NRG, (iii) joint book-running manager for a $2 billion senior secured notes offering of NRG in 2011, (iv) joint bookrunner, co-lead arranger and co-syndication agent for, and as a lender under, an existing $700 million senior secured term loan facility and $788 million senior secured revolving credit facility of GenOn and (v) initial purchaser for a senior notes exchange offer in 2011 and senior notes offering in 2010 of GenOn. In addition, certain of Credit Suisse's affiliates hold all outstanding shares of NRG's 3.625% convertible preferred stock. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for Credit Suisse's and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of NRG, GenOn and any other company that may be involved in the merger, as well as provide investment banking and other financial services to such companies.

  Morgan Stanley & Co. LLC

        Morgan Stanley was retained by NRG to act as its financial advisor and provide a financial opinion in connection with the proposed merger. The NRG Board selected Morgan Stanley to act as NRG's financial advisor based on Morgan Stanley's qualifications, experience and reputation and its knowledge of the business and affairs of NRG. On July 20, 2012, Morgan Stanley rendered its oral opinion, confirmed in writing, to the NRG Board to the effect that, as of that date and based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its opinion, the exchange ratio provided for in the merger pursuant to the merger agreement was fair from a financial point of view to NRG.

        The full text of Morgan Stanley's written opinion to the NRG Board, dated July 20, 2012, is attached as Annex C to this joint proxy statement/prospectus. Holders of NRG common stock should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Morgan Stanley in rendering the opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley's opinion was directed to the NRG Board and addressed only the fairness from a financial point of view to NRG of the exchange ratio provided for in the merger pursuant to the merger agreement as of the date of the opinion and did not address any other aspects of the merger. In addition, Morgan Stanley's opinion did not in any manner address the prices at which shares of NRG common stock or GenOn common stock would trade at any time, or any compensation or compensation agreements arising from the merger which benefit any officer, director or employee of NRG or GenOn, or any class of such persons. The opinion is addressed to the NRG Board and does not constitute a recommendation to any stockholder of NRG on how to vote at any stockholders' meeting to be held in connection with the merger or take any other action with respect to the proposed merger.

        In arriving at its opinion, Morgan Stanley, among other things:

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  reviewed certain publicly available financial statements and other business and financial information of NRG and GenOn, respectively;

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  reviewed certain internal financial statements and other financial and operating data concerning NRG and GenOn, respectively;

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  reviewed certain financial projections reflecting alternative natural gas and power pricing assumptions prepared by the managements of NRG and GenOn, respectively;

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  reviewed information relating to certain strategic, financial and operational benefits anticipated from the merger and potential net operating loss carryforwards and other tax benefits expected to be utilized by NRG and GenOn prepared by the managements of NRG and GenOn, respectively;

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  discussed the past and current operations and financial condition and the prospects of NRG and GenOn, including information relating to certain strategic, financial and operational benefits anticipated from the merger and potential net operating loss carryforwards and other tax benefits expected to be utilized by NRG and GenOn, with senior executives of NRG and GenOn;

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  reviewed the reported prices and trading activity for NRG common stock and GenOn common stock;

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  compared the financial performance of NRG and GenOn and the prices and trading activity of NRG common stock and GenOn common stock with that of certain other publicly-traded companies comparable with NRG and GenOn, respectively, and their securities;

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  reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

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  participated in discussions and negotiations among representatives of NRG and GenOn and their advisors;

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  reviewed an execution version of the merger agreement provided to Morgan Stanley on July 20, 2012; and

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  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by NRG and GenOn, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of NRG and GenOn of the future financial performance of NRG and GenOn, respectively, under the alternative assumptions reflected therein regarding natural gas and power prices. Morgan Stanley relied upon, without independent verification, the assessments of the managements of NRG and GenOn as to: (i) the strategic, financial and other operational benefits expected to result from the merger and potential net operating loss carryforwards and other tax benefits expected to be utilized by NRG and GenOn, including the timing and achievability thereof; (ii) the timing and risks associated with the integration of NRG and GenOn; (iii) the ability to retain key employees of NRG and GenOn, respectively, and (iv) certain market trends and industry assumptions included in the financial projections, including assumptions as to future natural gas, power and relevant commodity prices, which are subject to significant volatility and which, if different than as assumed, could have an adverse impact on Morgan Stanley's analyses or opinion. Morgan Stanley assumed that there would be no developments with respect to any of the foregoing that would be material to its analyses or opinion. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the merger would be treated as a tax-free reorganization pursuant to the Code and no adverse effect would result in the event that the merger was effected through an alternative structure as permitted under the terms of the merger agreement. Morgan Stanley assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger.

        Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessments of NRG and GenOn and their respective advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of NRG's or GenOn's officers, directors or employees, or any class of such persons, relative to the exchange ratio provided for in the merger or otherwise. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of NRG or GenOn, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion. Events occurring after the date of its opinion may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with preparation of its opinion to the NRG Board. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. For purposes of the financial analyses summarized below, the term "implied price per share" refers to the implied equity value per share for GenOn of $2.20 based on the 0.1216 exchange ratio and NRG's closing stock price of $18.10 per share on July 19, 2012.

        Latest 12 Months Trading Range and Historical Trading Ratios.    Morgan Stanley reviewed the historical trading ranges of NRG common stock and GenOn common stock for the latest 12 months ended July 19, 2012. Morgan Stanley noted that, as of July 19, 2012, the closing price of NRG common stock and GenOn common stock was $18.10 and $1.87 per share, respectively, and that, for the last 12 months ended July 19, 2012, the low and high closing prices for NRG and GenOn was approximately $14.29 and $25.66 per share and $1.24 and $4.10 per share, respectively. Morgan Stanley also calculated the average historical trading ratios of closing prices of GenOn common stock to closing prices of NRG common stock during various periods ended July 19, 2012, which indicated an overall range of approximate average implied historical trading ratios of 0.097x to 0.131x. Morgan Stanley also calculated the low and high historical trading ratios of closing prices of GenOn common stock to closing prices of NRG common stock for the latest 12 months ended July 19, 2012, which indicated an implied exchange ratio reference range of 0.085x to 0.162x, as compared to the 0.1216 exchange ratio provided for in the merger.

        Equity Research Stock Price Targets.    Morgan Stanley reviewed stock price targets for NRG common stock and GenOn common stock prepared and published by equity research analysts. These targets reflected each analyst's estimate of the future public market trading price of NRG common stock and GenOn common stock and were not discounted to present value. Morgan Stanley noted a range of undiscounted stock price targets for NRG common stock and GenOn common stock as of July 19, 2012 of approximately $17.00 to $28.50 per share and $1.40 to $4.25 per share, respectively, which indicated an implied exchange ratio reference range of 0.049x to 0.250x, as compared to the 0.1216 exchange ratio provided for in the merger. The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for NRG common stock and GenOn common stock and these estimates are subject to uncertainties, including the future financial performance of NRG and GenOn and future financial market conditions.

        Selected Public Companies Analyses.    Morgan Stanley reviewed and compared, using publicly available information, certain future financial information for NRG and GenOn corresponding to future financial information, ratios and public market multiples of each other and Calpine, which company shares similar business characteristics with NRG and GenOn. Morgan Stanley reviewed for comparative purposes, among other things, the ratio of the aggregate value, defined as market capitalization plus total debt, leases, preferred stock and minority interest less cash, to calendar years 2013 and 2014 estimated EBITDA excluding marked-to-market values of hedges, referred to as adjusted EBITDA. Based on publicly available research analysts' estimates, the overall low, mean, median and high estimated adjusted EBITDA multiples observed for the selected companies for calendar year 2013 were 5.9x, 7.6x, 7.8x and 9.0x, respectively, and for calendar year 2014 were 6.4x, 7.9x, 8.2x and 9.0x, respectively. Morgan Stanley applied representative ranges of financial multiples of 6.5x to 8.0x derived from the selected companies to NRG's and GenOn's respective calendar years 2013 and 2014 estimated adjusted EBITDA based on consensus Wall Street research analyst estimates, referred to as street consensus, and internal estimates of the managements of NRG and GenOn, referred to as management projections.

  NRG.    The selected companies analysis of NRG indicated approximate implied equity value per share reference ranges for NRG common stock based on calendar year 2013 estimated adjusted EBITDA of $10.36 to $21.91 (utilizing street consensus estimates) and $10.81 to $22.46 (utilizing management projections) and based on calendar year 2014 estimated adjusted EBITDA of $7.95 to $18.95 (utilizing street consensus estimates) and $11.40 to $23.19 (utilizing management projections), as compared to NRG's closing stock price of $18.10 per share on July 19, 2012.

  GenOn.    The selected companies analysis of GenOn indicated approximate implied equity value per share reference ranges for GenOn common stock based on calendar year 2013 estimated adjusted EBITDA of $2.35 to $3.63 (utilizing street consensus estimates) and $2.60 to $3.95 (utilizing management projections) and based on calendar year 2014 estimated adjusted EBITDA of $1.94 to $3.13 (utilizing street consensus estimates) and $3.12 to $4.59 (utilizing management projections), as compared to the $2.20 implied price per share.

Based on the implied equity value per share reference ranges described above, Morgan Stanley calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range Based on:
2013 Adjusted EBITDA	2014 Adjusted EBITDA	Merger Exchange Ratio
0.116x - 0.366x	0.135x - 0.403x	0.1216

        No company utilized in this analysis is identical to NRG or GenOn. In evaluating the selected companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NRG and GenOn, such as the impact of competition on the businesses of NRG and GenOn and on the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of NRG, GenOn or the industry or in the financial markets in general, which could affect the public trading value of the companies selected for comparison. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected company data.

        Selected Precedent Transactions Analysis and Premiums Paid.    Morgan Stanley reviewed the purchase prices paid and calculated the ratio of aggregate value to one fiscal year forward and two fiscal years forward adjusted EBITDA based on publicly available information in the following seven publicly announced selected utility sector transactions:

Announcement Date	Acquiror	Target
4/28/11	• Exelon Corporation	• Constellation Energy Group, Inc.
8/13/10	• The Blackstone Group L.P.	• Dynegy Inc.
4/21/10	• Calpine Corporation	• Conectiv, LLC
4/11/10	• RRI Energy, Inc.	• Mirant Corporation
2/11/10	• FirstEnergy Corp.	• Allegheny Energy, Inc.
2/26/07	• Texas Pacific Group and Kohlberg Kravis Roberts & Co.	• TXU Corp.
10/2/05	• NRG	• Texas GenCo LLC

Based on publicly available information, the overall observed low, mean, median and high one fiscal year forward adjusted EBITDA multiples were 5.4x, 7.3x, 6.7x and 9.0x, respectively, and two fiscal years forward adjusted EBITDA multiples were 6.5x, 8.1x, 7.1x and 11.5x, respectively, for the selected transactions. Based on its review of these selected transactions utilizing public filings and other publicly available information, Morgan Stanley applied a representative range of financial multiples of one fiscal year forward adjusted EBITDA of 7.0x to 9.0x derived from the selected transactions to GenOn's calendar year 2013 estimated adjusted EBITDA based on internal estimates of GenOn's management. The selected precedent transactions analysis of GenOn indicated an approximate implied equity value per share reference range for GenOn common stock of $2.41 to $4.20, as compared to the $2.20 implied price per share.

        Morgan Stanley also reviewed the premiums paid to the target companies' closing stock prices one trading day prior to the announcement date for such selected precedent transactions. Based on publicly available information, the overall observed low, mean, median and high one trading-day premiums paid in such selected transactions were 4.4%, 25.2%, 15.4% and 62.0%, respectively. Morgan Stanley applied a selected premium range of 20% to 30% to GenOn's closing stock price on July 19, 2012, which indicated an approximate implied equity value per share reference range for GenOn common stock of $2.24 to $2.43, as compared to the $2.20 implied price per share.

        No company or transaction utilized in this analysis is identical to GenOn or the merger. In evaluating the selected precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of GenOn, such as the impact of competition on the business of GenOn or the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of GenOn or the industry or in the financial markets in general, which could affect the public trading value of the companies and the value of the transactions selected for comparison. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using selected transaction data.

        Discounted Cash Flow Analysis.    Morgan Stanley performed a discounted cash flow analysis of each of NRG and GenOn, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of the company. Morgan Stanley calculated a range of implied equity values per share for NRG common stock and GenOn common stock based on estimates of future cash flows for calendar years 2013 through 2016 and the terminal year utilizing internal estimates of the managements of NRG and GenOn reflecting alternative natural gas and power pricing assumptions for the terminal year, referred to as the "case 1" and "case 2" projections, which cases were the same for calendar years 2013 through 2016 and, under the case 1 projections, reflected natural gas and power pricing estimates of such managements for the terminal year and, under the case 2 projections, reflected natural gas and power pricing estimates based on commodity price curves (as of May 22, 2012) for the terminal year.

  NRG.    In performing a discounted cash flow analysis of NRG, Morgan Stanley first calculated the estimated unlevered free cash flows of NRG's generation and retail businesses and net operating loss carryforwards and other tax benefits expected to be realized by NRG and then calculated a terminal value for NRG's generation and retail businesses by applying to terminal year estimated adjusted EBITDA for such businesses a selected range of EBITDA terminal value multiples of 7.0x to 8.0x. These values and potential tax benefits were then discounted to present value as of December 31, 2012 utilizing a range of discount rates of 7.5% to 8.5%. Morgan Stanley also calculated the present values (as of December 31, 2012) of the levered cash distributions and tax benefits to NRG from NRG's solar business using a discount rate of 15%. This analysis indicated approximate implied equity value per share reference ranges for NRG common stock of $38.97 to $48.80 (based on the case 1 projections) and $19.99 to $26.28 (based on the case 2 projections), as compared to NRG's closing stock price of $18.10 per share on July 19, 2012.

  GenOn.    In performing a discounted cash flow analysis of GenOn, Morgan Stanley first calculated GenOn's estimated unlevered free cash flows and net operating loss carryforwards and other tax benefits expected to be realized by GenOn and then calculated a terminal value for GenOn by applying to GenOn's terminal year estimated adjusted EBITDA a selected range of EBITDA terminal value multiples of 7.5x to 8.5x. These values and potential tax benefits were then discounted to present value as of December 31, 2012 utilizing a range of discount rates of 8.5% to 9.5%. This analysis indicated approximate implied equity value per share reference ranges for GenOn common stock of $4.01 to $5.28 (based on the case 1 projections) and $1.36 to $2.18 (based on the case 2 projections), as compared to the $2.20 implied price per share.

Based on the implied equity value per share reference ranges described above, Morgan Stanley calculated the following implied exchange ratio reference ranges both before and after taking into account estimates of potential synergies to be realized upon consummation of the merger prepared by the managements of NRG and GenOn assuming that such synergies were allocated equally to NRG and GenOn, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Ranges
Case 1 Projections
		Merger Exchange Ratio
Without Synergies	With Synergies
0.082x - 0.135x	0.097x - 0.155x	0.1216

Case 2 Projections
Without Synergies	With Synergies
0.052x - 0.109x	0.083x - 0.148x

        Pro Forma Discounted Cash Flow Analysis.    Morgan Stanley performed a discounted cash flow analysis of the pro forma combined company based on the case 1 and case 2 projections including potential net synergies estimated by the managements of NRG and GenOn, which was performed as described above under the sub-heading "Discounted Cash Flow Analysis—NRG" and indicated approximate implied equity value per share reference ranges for the pro forma combined company of $41.34 to $52.18 (based on the case 1 projections) and $21.72 to $29.00 (based on the case 2 projections), as compared to NRG's closing stock price of $18.10 per share on July 19, 2012.

        Relative Contributions.    Morgan Stanley reviewed relative financial contributions to the estimated financial performance of the pro forma combined company based on NRG's and GenOn's respective calendar years 2013 through 2016 estimated adjusted EBITDA utilizing internal estimates of the managements of NRG and GenOn before taking into account estimates of potential synergies, which indicated aggregate equity ownership percentages in the combined company attributed to NRG of approximately 70% to 79% and to GenOn of approximately 21% to 30% and indicated an overall implied exchange ratio reference range of 0.079x to 0.124x. Morgan Stanley also reviewed the relative contributions after taking into account estimates of potential synergies to be realized upon consummation of the merger prepared by the managements of NRG and GenOn without allocation between NRG and GenOn, which indicated aggregate equity ownership percentages in the combined company attributed to NRG of approximately 63% to 71%, to GenOn of 19% to 27% and to such estimated synergies of 8% to 10%.

  General

        Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of NRG or GenOn. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of NRG and GenOn. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above in connection with its opinion to the NRG Board as to the fairness from a financial point of view to NRG of the exchange ratio provided for in the merger pursuant to the merger agreement. These analyses do not purport to be appraisals or to reflect prices at which the NRG common stock or GenOn common stock might actually trade.

        The exchange ratio was determined through negotiations between NRG and GenOn and was approved by the NRG Board. Morgan Stanley acted as financial advisor to NRG during these negotiations. Morgan Stanley did not, however, recommend any specific exchange ratio to NRG or that any specific exchange ratio constituted the only appropriate consideration for the merger.

        Morgan Stanley's opinion and its presentation to the NRG Board were one of many factors taken into consideration by the NRG Board in its evaluation of the proposed merger. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the NRG Board with respect to the exchange ratio or whether the NRG Board would have been willing to recommend a different exchange ratio or other merger consideration.

        Morgan Stanley acted as financial advisor to NRG in connection with the merger and will receive an aggregate fee of $6 million, $2 million of which was paid upon announcement of the merger, $2 million of which is payable upon approval of the merger by the stockholders of NRG and GenOn and $2 million of which is contingent upon completion of the merger. NRG also may, in its sole discretion, pay to Morgan Stanley an additional fee of up to $4 million upon completion of the merger. Morgan Stanley or certain of its affiliates may provide financing services to NRG in respect of potential debt offers in connection with the merger, including acting as administrative agent, joint lead bookrunner and joint lead arranger for, and as a lender under, a proposed new $1.6 billion senior secured term loan facility of NRG to the extent such funds are necessary to consummate such debt offers, and may act as a dealer manager for potential refinancings of certain debt obligations of NRG or GenOn in connection with or related to the merger, for which services Morgan Stanley and such affiliates would expect to receive compensation. In addition to the fees described above, NRG also has agreed to reimburse Morgan Stanley for its expenses incurred in performing its services, including fees, disbursements and other charges of counsel. In addition, NRG has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement. Morgan Stanley and its affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to NRG, GenOn and their respective affiliates, for which services Morgan Stanley and its affiliates have received and would expect to receive compensation, including acting as: (i) financial advisor to NRG in connection with certain divestiture transactions in 2012, (ii) joint lead bookrunner, joint lead arranger and documentation agent for, and as a lender under, an existing $1.6 billion senior secured term loan facility and $2.3 billion senior secured revolving credit facility of NRG in 2011, (iii) joint lead bookrunner for a $2 billion senior secured notes offering of NRG in 2011, (iv) financial advisor to RRI Energy, Inc. in connection with its merger with Mirant Corporation in 2010 through which GenOn Energy was formed, and (v) joint bookrunner, co-lead arranger and co-syndication agent for, and as a lender under, an existing $700 million senior secured term loan facility, $1.225 billion senior unsecured notes offering and $788 million senior secured revolving credit facility of GenOn in 2010 and 2011. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of NRG,

GenOn or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

Opinion of GenOn's Financial Advisor

  Opinion of J.P. Morgan Securities LLC

        In connection with the merger, GenOn retained J.P. Morgan to act as GenOn's financial advisor and to provide a financial opinion to the GenOn Board. At a meeting of the GenOn Board held on July 20, 2012, J.P. Morgan rendered to the GenOn Board an oral opinion, confirmed by delivery of a written opinion, dated July 20, 2012, to the effect that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the exchange ratio provided in the merger was fair, from a financial point of view, to holders of GenOn common stock. The issuance of J.P. Morgan's opinion was approved by a fairness committee of J.P. Morgan. The full text of the written opinion of J.P. Morgan, dated July 20, 2012, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the opinion and the review undertaken in connection with rendering its opinion, is attached as Annex D to this proxy statement/prospectus and is incorporated herein by reference. J.P. Morgan's written opinion was provided to the GenOn Board (solely in its capacity as such) in connection with its evaluation of the merger and addressed only the fairness, from a financial point of view, of the exchange ratio and no other matters. The opinion does not constitute a recommendation to any stockholder as to how any stockholder should vote with respect to the proposed merger or any other matter. The summary of the opinion of J.P. Morgan set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

        In arriving at its opinion, J.P. Morgan, among other things:

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  reviewed the merger agreement;

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  reviewed certain publicly available business and financial information concerning GenOn and NRG and the industries in which they operate;

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  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies that J.P. Morgan deemed relevant and the consideration paid for such companies;

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  compared the financial and operating performance of GenOn and NRG with publicly available information that J.P. Morgan deemed relevant and reviewed the current and historical market prices of GenOn common stock and the NRG common stock;

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  reviewed certain internal financial analyses and forecasts prepared by the managements of GenOn and NRG relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the merger (the "Synergies"); and

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  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        In addition, J.P. Morgan also held discussions with certain members of the management of GenOn and NRG with respect to certain aspects of the merger, and the past and current business operations of GenOn and NRG, the financial condition and future prospects and operations of GenOn and NRG, the effects of the merger on the financial condition and future prospects of GenOn and NRG, and certain other matters that J.P. Morgan believed necessary or appropriate to its inquiry.

        In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by GenOn or

NRG or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor has J.P. Morgan assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of GenOn or NRG under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of GenOn or NRG to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement would qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by GenOn or NRG in the merger agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan's analysis. J.P. Morgan is not a legal, regulatory or tax expert and has relied on the assessments made by advisors to GenOn with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on GenOn or NRG or on the contemplated benefits of the proposed merger.

        J.P. Morgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of its opinion. J.P. Morgan opinion notes that subsequent developments may affect J.P. Morgan's opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, to the holders of GenOn common stock of the exchange ratio in the proposed merger and J.P. Morgan expresses no opinion as to the fairness of any consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of GenOn or as to the underlying decision by GenOn to engage in the proposed merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the exchange ratio applicable to the holders of GenOn common stock in the merger or with respect to the fairness of any such compensation. J.P. Morgan expresses no opinion herein as to the price at which GenOn common stock or the NRG common stock will trade at any future time. In connection with J.P. Morgan's engagement with respect to the merger, J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of GenOn or any other alternative transaction.

        The terms of the merger agreement, including the consideration to be received by holders of GenOn common stock in the merger, were determined through negotiation between GenOn and NRG, and the decision to enter into the merger agreement was solely that of the GenOn Board and the NRG Board. J.P. Morgan's opinion and financial analyses were only one of the many factors considered by the GenOn Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the GenOn Board or management with respect to the proposed merger or the exchange ratio, the value of GenOn or NRG or whether the GenOn Board would have been willing to agree to different or other forms of consideration.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in connection with its opinion. The following is a summary of the material financial analyses used by J.P. Morgan in connection with providing its opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the financial analyses, the tables should be read together with the text of each summary. Considering the data set forth in the tables without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. In connection with J.P. Morgan's financial analyses described below, J.P. Morgan was provided with financial forecasts relating to GenOn and NRG prepared by the managements of GenOn and NRG based on May 22, 2012 forward commodity price curves.

  Discounted Cash Flow Financial Analyses

        GenOn Discounted Cash Flow Analysis.    J.P. Morgan performed a discounted cash flow analysis to estimate the present value of the unlevered free cash flows that GenOn is projected to generate for fiscal years 2013 through 2016. Unlevered cash flows for GenOn were based on estimated earnings before interest taxes, depreciation, amortization and operating lease expenses, referred to as EBITDAR, excluding the value of hedge positions, referred to as Open EBITDAR, adjusted for the cash value of realized hedges, capital expenditures and changes in working capital. In performing its analysis of GenOn, J.P. Morgan relied on estimates provided by GenOn management both (i) increasing terminal EBITDAR for incremental PJM capacity payments expected to be fully realized by 2018/2019 PJM auction and decreasing firm value to account for the phase in of the incremental capacity payments between 2016 and 2018/2019, which is referred herein as the GenOn base case, and (ii) without such adjustment to terminal EBITDAR and firm value, which is referred herein as the GenOn downside case.

        J.P. Morgan calculated a range of terminal values for GenOn by applying a selected range of terminal value multiples of 7.5x to 8.5x to GenOn's estimated terminal year Open EBITDAR, which was based on a 2.0% escalation of the 2016 projection. The unlevered free cash flows and range of terminal values were then discounted to present value as of January 1, 2013 using a selected range of discount rates of 8.5% to 9.5%. J.P. Morgan then subtracted out the net present value of estimated environmental capital expenditures for 2018-2021 and out-of-the-money gas transportation contracts, and added the net present value of net operating loss, or NOL, usage for all years, in each case using a discount rate of 9.0%, to calculate a firm value for GenOn. After subtracting debt and the present value of operating leases using a 9.0% discount rate, and adding cash and cash equivalents, this analysis implied the following approximate per share equity value reference ranges for GenOn, as compared to GenOn's closing stock price of $1.82 on July 20, 2012:

	Implied per Share Equity Value	Per Share Price of GenOn as of close of market on July 20, 2012
GenOn Base Case	$2.95 - $4.00	$1.82
GenOn Downside Case	$1.90 - $2.75	$1.82

        NRG Discounted Cash Flow Analysis.    Given the different nature of the businesses in which NRG participates, J.P. Morgan analyzed NRG as the sum of its constituent businesses, or as the "sum-of-the-parts," and performed a discounted cash flow analysis on each of NRG's constituent business segments. In performing its analysis of NRG, J.P. Morgan utilized both a base case and downside case derived from NRG management estimates. In the NRG base case, J.P. Morgan, in accordance with guidance from GenOn management, increased terminal earnings before interest, taxes, depreciation and taxes, which we refer herein to as EBITDA, for incremental PJM capacity payments expected to be fully realized by 2018/2019 PJM auction and decreased firm value to account for the phase in of the incremental capacity payments between 2016 and 2018/2019. In the NRG downside case, J.P. Morgan (i) did not include any adjustments to NRG's terminal EBITDA and firm value with respect to incremental PJM capacity payments, and (ii) decreased EBITDA attributable to NRG's retail business for years 2013-2016 and the terminal year per guidance provided by GenOn management.

        For the NRG sum-of-the-parts analysis, J.P. Morgan performed discounted cash flow analyses on the following business units with the noted assumptions and considerations:

  •
  Generation.  J.P. Morgan performed a discounted cash flow analysis to estimate the present value of the unlevered free cash flows that the generation business unit is projected to generate for fiscal years 2013 through 2016. Unlevered cash flows for the generation business unit were based on estimated Open EBITDA, adjusted for the cash value of realized hedges, capital expenditures and changes in working capital. J.P. Morgan calculated a range of terminal values for the generation business unit by applying a selected range of terminal value multiples of 7.5x to 8.5x to NRG's estimated terminal year Open EBITDA, which was based on a 2.0% escalation of the 2016 projection. The unlevered free cash flows and range of terminal values were then discounted to present value as of January 1, 2013 using a selected range of discount rates of 7.5% to 8.5%.

  •
  Retail.  J.P. Morgan performed a discounted cash flow analysis to estimate the present value of the unlevered free cash flows that the retail business unit is projected to generate for fiscal years 2013 through 2016. Unlevered cash flows for the retail business unit were based on estimated EBITDA, adjusted for capital expenditures and changes in working capital. J.P. Morgan calculated a range of terminal values for the retail business unit by applying a selected range of terminal value multiples of 5.5x to 6.5x to NRG's retail business unit estimated terminal year EBITDA, which was based on 2.0% escalation of the 2016 projection. The unlevered free cash flows and range of terminal values were then discounted to present value as of January 1, 2013 using a selected range of discount rates of 8.75% to 10.25%.

  •
  Solar.  J.P. Morgan performed a discounted cash flow analysis to estimate the present value of project lifecycle cash flows to equity that the solar business unit is projected to generate for the next 32 years. Unlevered cash flows to equity for the retail business unit were based on estimated EBITDA, adjusted for financing, third party contributions and distributions, and solar tax benefit adjustments. These cash flows to equity were then discounted to present value as of January 1, 2013 using a selected cost of equity range of 8.5% to 9.5%.

        J.P. Morgan then subtracted from the aggregated firm values of the business units calculated above the net present value of estimated 2017 environmental capital expenditures and certain recoveries of capital expenditures from co-ops after 2016 net of taxes, and added the net present value of NOL usage for all years, in each case using a discount rate of 8.0%, to calculate a firm value for NRG. After subtracting debt and preferred stock and adding cash, this analysis implied the following approximate per share equity value reference ranges for NRG, as compared to NRG's closing stock price of $18.05 of July 20, 2012:

	Implied per Share Equity Value	Per Share Price of NRG as of close of market on July 20, 2012
Base Case	$25.30 - $33.05	$18.05
Downside Case	$16.15 - $22.15	$18.05

  Relative Valuation Considerations

        GenOn/NRG Discounted Cash Flow Analyses.    J.P. Morgan compared the relative implied per share equity value reference ranges for GenOn and NRG derived from the discounted cash flow analyses described above. J.P. Morgan then calculated an implied exchange ratio reference range by (i) dividing the (x) low to high ends of the implied per share equity value reference range for GenOn based on the GenOn base case by (y) the high to low ends of the implied per share equity value reference range for NRG derived from the NRG base case, which is referred to herein as the discounted cash flow, or DCF, base case, and (ii) dividing the (x) low to high ends of the implied per share equity value reference range for GenOn based on the GenOn downside case (y) by the high to low ends of the implied per share equity value reference range for NRG based on the NRG downside case, which is referred to herein as the DCF downside case. This analysis resulted in the following implied exchange ratio reference range, as compared to the exchange ratio provided for in the merger agreement.

	Implied Exchange Ratio Reference Range	Merger Exchange Ratio
DCF Base Case	0.0899x - 0.1592x	0.1216
DCF Downside Case	0.0849x - 0.1697x	0.1216

        J.P. Morgan also calculated the implied relative equity ownership percentage of the GenOn stockholders in the combined company immediately upon completion of the merger based on the implied exchange ratio reference ranges for the DCF base case and the DCF downside case described above. This calculation indicated an implied pro forma equity ownership percentage range for the GenOn stockholders of approximately 23.3% to 35.0% in the DCF base case and 22.3% to 36.4% in the DCF downside case, in each case, as compared to the pro forma equity ownership percentage of GenOn's stockholders of 29.1% in the combined company based on the exchange ratio in the merger.

  Additional Analyses

        Potential Pro Forma Value Creation.    J.P. Morgan reviewed the implied equity values of GenOn and NRG on a standalone basis derived from the midpoints of the per share equity value reference ranges derived for GenOn and NRG from the respective base case and the downside case discounted cash flow analyses described above. J.P. Morgan added to such implied equity values the net present value of the Synergies estimated by GenOn's management to result from the merger and subtracted the loss of a portion of GenOn's NOLs to calculate the pro forma equity value of the combined company. J.P. Morgan then calculated the value attributable to the proportionate interest of the GenOn stockholders in such implied equity values based on the exchange ratio provided for in the merger agreement. This analysis indicated a potential pro forma value creation for the GenOn stockholders, using the base cases, of approximately 10.4% (relative to the midpoint of the implied equity value of GenOn derived from the GenOn base case discounted cash flow analysis) and, using the downside cases, of approximately 14.5% (relative to the midpoint of the implied equity value of GenOn derived from the GenOn downside case discounted cash flow analysis).

        J.P. Morgan also reviewed for informational purposes the implied equity values of GenOn and NRG on a standalone basis derived from their respective closing stock prices on July 20, 2012. J.P. Morgan added to such implied equity values the estimated value of the Synergies estimated by GenOn's management to result from the merger. J.P. Morgan then calculated the value attributable to the proportionate interest of the GenOn stockholders in such implied equity value based on the exchange ratio provided for in the merger agreement. This analysis indicated a pro forma value creation for the GenOn stockholders of approximately 39.1% (relative to the implied equity value of GenOn derived from its closing stock price on July 20, 2012).

        Other Factors.    J.P. Morgan also reviewed for informational purposes certain other factors, including the following:

  •
  historical trading prices during the three-month, six-month and twelve-month periods ended July 20, 2012 of $1.28 to $2.20, $1.28 to $2.62 and $1.28 to $4.09, respectively, for GenOn common stock and $14.84 to $18.10, $14.34 to $18.10 and $14.34 to $25.41, respectively, for NRG common stock;

  •
  the implied exchange ratio reference range derived from the low to low ends and high to high ends of the historical trading prices of GenOn common stock NRG common stock for the three-month period from April 20 through July 20, 2012 of 0.0863x to 0.1215x;

  •
  Wall street analysts' price targets, based on equity research reports published from May 2012 onwards, for GenOn common stock of $1.40 to $4.25 and for NRG common stock of $17.00 to $28.50;

  •
  Publicly available financial terms of the following eight selected precedent transactions involving merchant and hybrid utilities:

Announcement date	Acquiror	Target
04/28/11	Exelon Corporation	Constellation Energy
04/11/10	RRI Energy	Mirant Corporation
07/02/09	Exelon Corporation	NRG Energy
09/18/08	MidAmerican Energy	Constellation Energy
02/25/07	TPG and KKR	TXU Energy
05/30/06	Mirant Corporation	NRG Energy
12/19/05	FPL Group	Constellation Energy
12/20/04	Exelon Corporation	Public Service Enterprise Group

    When applying a selected range of such multiples of 7.5x-8.5x to GenOn's latest 12 months Adjusted EBITDA, referred to as LTM EBITDA, (based on 2012 estimate of GenOn's management), indicated an implied per share equity reference range for GenOn of approximately $2.00 to $2.55; and

  •
  selected future financial information of NRG and GenOn to illustrate NRG's and GenOn's relative contribution to the combined company after the merger.

  Miscellaneous

        The summary above of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions thereof, or focusing on information in tabular format, without considering all of its analyses and the narrative description of the analyses, could create an incomplete view of the processes underlying its analyses and opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the results of all of its analyses as a whole and made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses.

        Analyses based on forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to GenOn or NRG, and none of the selected transactions reviewed as described in the above summary was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of GenOn or NRG. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to GenOn or NRG and the transactions compared to the merger.

        As part of its investment banking and financial advisory business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. J.P. Morgan was selected by GenOn as its financial advisor with respect to the merger on the basis of such experience and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions.

        J.P. Morgan has acted as financial advisor to GenOn with respect to the merger and will receive a fee of approximately $15 million for its services, the entire amount of which is contingent upon completion of the merger. In addition, GenOn has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and to indemnify J.P. Morgan and its affiliates for certain liabilities arising out of its engagement. J.P. Morgan may provide lending and/or investment banking services to the combined company in the future, including in connection with the refinancing transactions contemplated by the merger agreement. During the two years preceding the date of this letter, J.P. Morgan and its affiliates have had commercial or investment banking relationships with GenOn and NRG, for which J.P. Morgan and its affiliates have received customary compensation totalling approximately $48 million in the aggregate. Such services during such period have included acting as (i) Mirant Corporation's financial advisor on its merger with RRI Energy, Inc. to form GenOn in December 2010, (ii) GenOn's bookrunner in its issuance and sale of $675 million in aggregate principal amount of 9.5% senior unsecured notes due in 2018 and $550 million in aggregate principal amount of 9.875% senior unsecured notes due in 2020, in each case, in September 2010, (iii) NRG's co-manager in its issuance and sale of $1.1 billion aggregate principal amount of 8.25% senior notes due 2020 in August 2010, (iv) NRG's bookrunner in its issuance and sale of $1.2 billion aggregate principal amount of 7.625% senior notes due 2018 in January 2011 and (v) NRG's bookrunner in its issuance and sale of $2.4 billion aggregate principal amount of 7.375% senior notes due 2016 in May 2011. In addition, J.P. Morgan's commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of GenOn and NRG, for which it receives customary compensation or other financial benefits. In the ordinary course of J.P. Morgan's businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of GenOn and NRG for J.P. Morgan's account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities.

Unaudited Financial Forecasts

        NRG and GenOn are including in this joint proxy statement/prospectus certain financial forecasts that NRG and GenOn prepared for their respective boards in connection with the proposed merger. These financial forecasts also were provided to NRG's and GenOn's respective financial advisors. See "The Merger—Opinion of NRG's Financial Advisors" beginning on page [    •    ] and "—Opinion of GenOn's Financial Advisor" beginning on page [    •    ]. The financial forecasts were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP. The inclusion of this information in this joint proxy statement/prospectus should not be regarded as an indication that any of NRG, GenOn or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. The inclusion of the financial forecasts in this joint proxy statement/prospectus shall not be deemed an admission or representation by NRG or GenOn that such information is material.

        The financial forecasts of NRG and GenOn included in this joint proxy statement/prospectus were prepared by, and are the responsibility of, NRG management and GenOn management, respectively, and are unaudited. Neither NRG's nor GenOn's independent registered public accounting firm, nor any other independent auditors, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial forecasts, nor have they expressed any opinion or given any form of assurance on the financial forecasts or their achievability. Furthermore, the financial forecasts:

  •
  are based on May 22, 2012 forward curves;

  •
  make numerous assumptions, as further described below, many of which are beyond the control of NRG and GenOn and may not prove to be accurate;

  •
  do not necessarily reflect revised prospects for NRG's and GenOn's businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

  •
  are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

  •
  should not be regarded as a representation that the financial forecasts will be achieved.

        These financial forecasts were prepared by the respective managements of NRG and GenOn based on information they had at the time of preparation and are not a guarantee of future performance. These financial forecasts were, in general, prepared solely for use by NRG's and GenOn's respective boards and financial advisors and are subjective in many respects and thus subject to interpretation. Neither NRG nor GenOn can assure you that their respective financial forecasts will be realized or that their respective future financial results will not materially vary from the financial forecasts. The financial forecasts cover multiple years and such information by its nature becomes less predictive with each successive year.

        The financial forecasts do not take into account any circumstances or events occurring after the date they were prepared. NRG and GenOn do not intend to update or revise the financial forecasts. The financial forecasts are forward-looking statements. For more information on factors which may cause NRG's and GenOn's future financial results to materially vary from those projected in the financial forecasts, see "Cautionary Note Regarding Forward-Looking Statements" on page [    •    ] and "Risk Factors" beginning on page [    •    ].

  NRG Financial Forecasts (Unaudited)

        In the course of their mutual due diligence, NRG provided GenOn with non-public financial forecasts for the years ending December 31, 2013, 2014, 2015 and 2016, which forecasts are collectively referred to as the NRG management case. In addition, the NRG management case, with adjustments as described below, was provided to the NRG Board to assist the NRG Board in its evaluation of the strategic rationale for the merger and was furnished to and used by NRG's financial advisors in connection with their respective financial analyses as described in the section entitled "The Merger—Opinions of NRG's Financial Advisors" beginning on page [    •    ]. The NRG management case as so adjusted is referred to as the NRG adjusted management case.

        The key drivers of NRG's performance are: (1) electric generation supply and demand fundamentals in the regions in which it operates as well as the spread between power and natural gas and coal prices; (2) retail electricity load and margins; and (3) the construction of its solar projects.

        Electric generation supply and demand—the market's view of supply and demand fundamentals is reflected in power prices which are most affected by the price of natural gas and heat rates. NRG has set forth the ERCOT Houston Zone power prices in the table below as the largest portion of its energy sales occur in ERCOT and best reflected by the prices in and around Houston, Texas. This table also includes natural gas and average coal expenditures across the NRG fleet reflecting the market's view on dark spreads.

        Retail electricity load and margins—the forecasts for NRG's retail businesses are based on current load levels and NRG's forecasted growth for Mass and Commercial & Industrial, or C&I, retail customers. These forecasts are consistent with NRG's realized growth and include sufficient costs to reflect the necessary marketing and operational expenditures to support such growth.

        Solar projects—consistent with NRG's current investments, these projections include the growth of NRG's solar platform for those projects which we have disclosed publicly that NRG is constructing. These forecasts do not assume any additional solar projects.

        For purposes of presentation to GenOn management, NRG management assumed the sale of NRG's remaining interests in the Agua Caliente project and the sell-down of 49% of its interest in the CVSR project.

  NRG Management Case

	Year Ended December 31,
	2013E	2014E	2015E	2016E
	($ in millions, except for forward price data)
NRG:
Adjusted EBITDA(1)	$1,689	$1,685	$1,914	$2,055
Capital expenditures, excluding growth investments	393	486	369	227
Growth investments, net of financings(2)	207	50	39	33
Forward prices as of May 22, 2012
NYMEX ($/mmbtu)(3)	$3.62	$3.97	$4.17	$4.37
Coal ($/mmbtu)(4)	$2.84	$2.82	$3.17	$3.26
ERCOT Houston Zone:
On-peak (5*16)($/MWh)	$47.89	$49.68	$50.81	$51.39
Off-peak ($/MWh)	$28.21	$29.40	$30.33	$31.17

(1)
Adjusted EBITDA is defined as EBITDA (earnings before interest expense, tax, depreciation and amortization) adjusted to exclude certain hedging and certain non-recurring items.

(2)
Growth investments include all capital expenditures for NRG's solar and conventional growth platforms, less debt financings and third party equity.

(3)
Based on the May 22, 2012 forward curve.

(4)
Based on the average cost for all NRG coal plants.

  GenOn's Adjustments to NRG's Management Case

        GenOn's management made adjustments to the financial forecasts provided by NRG. The NRG management case described above under "—NRG Financial Forecasts (Unaudited)" was revised to be consistent with GenOn's definition of Adjusted EBITDA and excluded interest income. In addition, a downside case scenario was prepared that decreased estimated Adjusted EBITDA attributable to NRG's retail business by $7 million in 2013, $105 million in 2014, $210 million in 2015 and $418 million in 2016.

  NRG Adjusted Management Case

        NRG management adjusted the NRG management case in the following primary areas to create the NRG adjusted management case: (a) to assume that NRG would retain its 51% ownership in Agua Caliente and sell-down only 24.5% of its interest in the CVSR project; (b) to reduce NRG's Mass and C&I load growth assumptions in markets NRG provides retail services; and (c) to include NRG management's fundamental view of results for the terminal year which assume markets reach an equilibrium whereby the cost of entry for new generating plants would be achieved, referred to as case 1, and market views for the terminal year based on the May 22, 2012 forward curve, referred to as case 2, resulting in approximately $2.8 billion (case 1) or $1.9 billion (case 2) of Adjusted EBITDA in the terminal year. The NRG adjusted management case was prepared for the NRG Board and NRG's financial advisors, and was not provided to GenOn.

	Year Ended December 31,
	2013E	2014E	2015E	2016E
	($ in millions, except for forward price data)
NRG:
Adjusted EBITDA(1)	$1,802	$1,823	$1,948	$2,031
Capital expenditures, excluding growth investments	393	486	369	227
Growth Investments, net of financings(2)	280	67	10	32
Forward prices as of May 22, 2012
NYMEX ($/mmbtu)(3)	$3.62	$3.97	$4.17	$4.37
Coal ($/mmbtu)(4)	$2.84	$2.82	$3.17	$3.26
ERCOT Houston Zone:
On-peak (5*16)($/MWh)	$47.89	$49.68	$50.81	$51.39
Off-peak ($/MWh)	$28.21	$29.40	$30.33	$31.17

(1)
Adjusted EBITDA is defined as EBITDA (earnings before interest expense, tax, depreciation and amortization) adjusted to exclude certain hedging and certain non-recurring items.

(2)
Growth investments include all capital expenditures for NRG's solar and conventional growth platforms, less debt financings and third party equity.

(3)
Based on the May 22, 2012 forward curve.

(4)
Based on the average cost for all NRG coal plants.

  GenOn Financial Forecasts (Unaudited)

        In the course of their mutual due diligence, GenOn provided NRG with non-public financial projections for the years ending December 31, 2013, 2014, 2015 and 2016, which projections are collectively referred to as the GenOn management case. The GenOn management case was prepared to assist the GenOn Board in its evaluation of the strategic rationale for the merger and was furnished to and used by J.P. Morgan in connection with the preparation of its opinion as described in the section entitled "The Merger—Opinion of GenOn's Financial Advisors" beginning on page [    •    ]. The key drivers of GenOn's performance are supply and demand fundamentals in the regions in which it operates as well as the spread between natural gas and coal prices. The market's view of supply and demand fundamentals is reflected in power prices and heat rates. GenOn has set forth the PJM West power prices in the table below as most of its energy sales occur in PJM. This table also includes natural gas and coal prices reflecting the market's view on spreads. All of these prices are as of May 22, 2012 and represented the most relevant, up-to-date, available forward market prices at the time GenOn prepared its management case. In addition, in developing the GenOn management case, GenOn management assumed that capacity prices for the Mid-Atlantic Area Council (MAAC)

locational deliverability area (LDA), eastern MAAC LDA and regional transmission organization (RTO) area would be $185 megawatt-day, $185 megawatt-day and $150 megawatt-day, respectively for the planning period 2016/2017. MAAC LDA, eastern MAAC LDA and RTO are zones in the PJM Market's reliability pricing model auctions. GenOn's capacity sales occur primarily through these auctions. At the time GenOn prepared its management case, base residual auctions were completed for planning periods 2013/2014, 2014/2015 and 2015/2016 and those clearing prices were used in the management case. The assumed capacity prices for planning periods 2016/2017 are consistent with the historical average base residual auction clearing prices.

  GenOn Management Case

	Year Ended December 31,
	2013E	2014E	2015E	2016E
	($ in millions, except for forward price data)
GEN:
Open EBITDA(1)	325	481	429	563
Adjusted EBITDA(2)	703	766	548	608
Capital expenditures, excluding growth investments(3)	273	260	149	168
Growth investments, net of financings	18	—	—	—
Forward prices as of May 22, 2012
NYMEX ($/mmbtu)(4)	$3.62	$3.97	$4.17	$4.37
Coal ($/mmbtu)—Central Appalachian	$2.62	$2.91	$3.20	$3.50
PJM West:
On-peak (5*16)($/MWh)	$45.92	$48.14	$50.49	$52.52
Off-peak ($/MWh)	$32.12	$34.36	$36.47	$38.58

(1)
Open EBITDA is defined as EBITDA (earnings before interest, tax, depreciation and amortization) adjusted to exclude the financial impact of hedges and certain non-recurring items.

(2)
Adjusted EBITDA is defined as EBITDA (earnings before interest, tax, depreciation and amortization) adjusted to exclude certain hedging and certain non-recurring items.

(3)
Growth investments are defined as capital expenditures made for Marsh Landing.

(4)
Based on the May 22, 2012 forward curve.

        In order to assist the NRG Board in its evaluation of the strategic rationale for the merger, NRG management provided the GenOn management case to the NRG Board, with certain adjustments as set forth below based on NRG management's view of expected generation in 2015 and 2016, referred to as the GenOn adjusted management case. NRG management also furnished to NRG's financial advisors the GenOn adjusted management case as well as NRG management's fundamental view for the terminal year, which assumes that markets reach an equilibrium whereby the cost of entry for new generating plants would be achieved, referred to as case 1, and market views for the terminal year based on the May 22, 2012 forward curve, referred to as case 2, resulting in approximately $1,000 million (case 1) or $700 million (case 2) of Adjusted EBITDA in the terminal year.

GenOn Adjusted Management Case

	Year Ended December 31,
	2013E	2014E	2015E	2016E
	($ in millions, except for forward price data)
GEN:
Open EBITDA(1)	325	481	398	529
Adjusted EBITDA(2)	703	766	517	574

Notes:

(1)
Open EBITDA is defined as EBITDA (earnings before interest, tax, depreciation and amortization) adjusted to exclude the financial impact of hedges and certain non-recurring items.

(2)
Adjusted EBITDA is defined as EBITDA (earnings before interest, tax, depreciation and amortization) adjusted to exclude certain hedging and certain non-recurring items.

Governance of NRG Following Completion of the Merger; Amendment to NRG's Certificate of Incorporation and Bylaws

        Board of Directors    The parties have agreed that immediately following the completion of the merger:

  •
  The NRG Board will have 16 members, consisting of (a) 12 directors from the current NRG Board, including Mr. Howard Cosgrove, the current Chairman of the NRG Board, and Mr. David Crane, the current President and Chief Executive Officer of NRG, and (b) four directors from the GenOn Board, including Mr. Edward R. Muller, the current Chairman, President and Chief Executive Officer of GenOn.

  •
  Mr. Cosgrove will continue as the Chairman of the NRG Board.

  •
  Mr. Muller will become Vice Chairman of the NRG Board and hold such position until at least the 2014 annual meeting of NRG stockholders.

  •
  If the merger is completed before the 2013 annual meeting of NRG stockholders, one of the GenOn directors who becomes a director of NRG will serve as the co-chairman of one of the standing committees of the NRG Board from the completion of the merger until the 2013 annual meeting of NRG stockholders, and as the chairman of such board committee from the 2013 annual meeting until at least the 2014 annual meeting of NRG stockholders. If the merger is completed after the 2013 annual meeting of NRG stockholders, one of the GenOn directors who becomes a director of NRG will serve as the chairman of one of the standing committees of the NRG Board from the completion of the merger until at least the 2014 annual meeting of NRG stockholders.

        For discussion of the material interests of directors of NRG and GenOn in the merger that may be in addition to, or different from, their interests as stockholders, see "—Interests of Directors and Executive Officers in the Merger" beginning on page [    •    ].

        Management    Upon completion of the merger, assuming no change in the individuals serving as directors and senior management of each company prior to the completion of the merger, the corporate leadership team of NRG will include Mr. Crane as President and Chief Executive Officer, Mr. Kirk Andrews as Chief Financial Officer, Mr. Mauricio Gutierrez as Chief Operating Officer, and Ms. Anne Cleary as Chief Integration Officer. For a further discussion of the material interests of executive officers of NRG and GenOn in the merger that may be in addition to, or different from, their interests as stockholders, see "—Interests of Directors and Executive Officers in the Merger" beginning on page [    •    ].

  Certificate of Incorporation

        In connection with the merger, Article Seven of NRG's amended and restated certificate of incorporation will be amended to fix the maximum number of directors that may serve on NRG's board of directors at 16 directors. Please see "NRG Proposals—Item 2. The Charter Amendment Proposal" beginning on page [    •    ] for the complete text of the amendment to NRG's amended and restated certificate of incorporation.

  Bylaws

        In connection with the merger, NRG's bylaws will be amended and restated as of completion of the merger in the form included as Exhibit B to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus, to reflect the governance arrangement contemplated by the merger agreement.

Headquarters

        Upon completion of the merger, (i) the executive offices and commercial and financial headquarters for the combined company will be located in Princeton, New Jersey and (ii) the operations headquarters will be located in Houston, Texas.

Interests of Directors and Executive Officers in the Merger

  Interests of Directors and Executive Officers of NRG in the Merger

        In considering the recommendations of the NRG Board with respect to its approval of the merger agreement, NRG stockholders should be aware that NRG's directors and executive officers have interests in the merger that are different from, or in addition to, those of the NRG stockholders generally. The NRG Board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that the NRG stockholders vote "FOR" the proposals set forth in this joint proxy statement/prospectus. See "The Merger—Rationale for the Merger" and "The Merger—NRG Board of Directors' Recommendations and Its Reasons for the Merger." These interests are described below.

  •
  12 members of the NRG Board, including Mr. Howard Cosgrove and Mr. David Crane, will remain on the NRG Board;

  •
  Mr. Howard Cosgrove, the Chairman of the NRG Board, will remain as the Chairman of the NRG Board;

  •
  Mr. David Crane, the President and Chief Executive Officer of NRG, will remain as President and Chief Executive Officer of NRG;

  •
  Mr. Kirk Andrews, the Chief Financial Officer of NRG, will remain as the Chief Financial Officer of NRG; and

  •
  Mr. Mauricio Gutierrez, the Chief Operating Officer of NRG, will remain as the Chief Operating Officer of NRG.

  Interests of Directors and Executive Officers of GenOn in the Merger

        In considering the recommendation of the GenOn Board that GenOn stockholders vote "FOR" the Merger proposal, GenOn stockholders should be aware that GenOn's directors and executive officers have interests in the merger that may be different from, or in addition to, those of GenOn stockholders generally. The GenOn Board was aware of these interests, as applicable, and considered them, among other matters, in approving the merger agreement and making its recommendation that GenOn stockholders approve the merger agreement.

  Equity Compensation Awards

        Please see "The Merger—Treatment of GenOn Stock Options and Restricted Stock Units" for a description of the treatment in the merger of equity compensation awards held by GenOn executive officers and non-employee directors.

        The table below sets forth—for each of GenOn's "named executive officers" (Messrs. Muller, Holden, Jines and Gaudette and Ms. Cleary), for the two other GenOn executive officers as a group, and for each of the non-employee directors of GenOn—(i) the number of shares subject to stock options held by them that are already vested and exercisable (referred to as Exercisable Options), (ii) the number of shares subject to stock options held by them that would become vested solely by reason of completion of the merger (referred to as Single-Trigger Options), (iii) the number of shares subject to stock options held by them that would become vested upon a qualifying termination of employment within two years following completion of the merger (referred to as Double-Trigger Options), (iv) the number of shares subject to stock units that have already vested (referred to as Vested Units), (v) the number of shares subject to restricted stock units held by executives that would become vested (assuming a target level of performance) solely by reason of completion of the merger (referred to as Single-Trigger RSUs), and (vi) the number of shares subject to restricted stock units held by executives that would become vested (assuming a target level of performance) upon a qualifying termination of employment within two years following completion of the merger (referred to as Double-Trigger RSUs), in each case as of December 31, 2012 based on awards outstanding as of the date hereof and assuming continued employment through December 31, 2012.

Name	Exercisable Options (#)	Single-Trigger Options (#)	Double-Trigger Options (#)	Vested Units (#)	Single-Trigger RSUs (#)	Double-Trigger RSUs (#)
Executive Officers
Edward R. Muller	4,101,102	496,428	1,166,823	1,519,423	597,984	1,023,362
J. William Holden, III	342,308	140,857	331,075	—	169,675	290,370
Michael L. Jines	440,029	100,266	240,967	—	120,780	211,340
Robert J. Gaudette	84,791	61,392	144,246	—	73,953	126,556
Anne M. Cleary	232,146	54,369	133,164	—	65,492	116,792
All other executive officers as a group (two individuals)	253,755	61,684	220,002	—	72,893	192,954
Non-Employee Directors
E. Spencer Abraham	—	—	—	54,994	—	—
Terry G. Dallas	28,921	—	—	68,986	—	—
Thomas H. Johnson	28,921	—	—	68,986	—	—
Steven L. Miller	10,000	—	—	68,986	—	—
Elizabeth A. Moler	—	—	—	54,994	—	—
Robert C. Murray	28,921	—	—	68,986	—	—
Laree E. Perez	15,000	—	—	68,986	—	—
Evan J. Silverstein	—	—	—	68,986	—	—
William L. Thacker	28,921	—	—	68,986	—	—

  GenOn Change-in-Control Severance Benefits

        Each of GenOn's executive officers, together with other officers of the Company, participates in GenOn's Change-in-Control Severance Plan. If, within two years following a change in control (which would include completion of the merger), the executive's employment is terminated by the employer without "cause," by the executive for "good reason" or by reason of an action initiated by the employer and agreed by the executive (or under certain circumstances if the executive's employment is terminated before completion of the merger at the request of NRG), the executive will receive a lump sum cash severance payment equal to a multiple of salary (three in the case of Messrs. Muller, Holden and Jines and two in the case of the other executives) plus the same multiple times the executive's target bonus for the year in which the termination occurs; a target short term incentive award prorated based on the number of days the executive was employed during the year in which his or her employment was terminated, payable in a cash lump sum; continued welfare benefit coverage for three years in the case of Messrs. Muller, Holden and Jines and two years in the case of the other executives; and outplacement services for one year.

        Mr. Muller is entitled to the better of the benefits available under the GenOn Change-in-Control Severance Plan or his employment agreement. Under his employment agreement, in the event of his termination of employment during the period beginning six months before and ending two years following a change in control (which would include completion of the merger) by the employer without "cause" or by Mr. Muller for "good reason," he would receive the following benefits:

  •
  a payment equal to three times the sum of (1) his base salary, (2) his target short term incentive award for the year of termination (or, if greater, his actual short term incentive award for the year preceding the change in control), (3) the annual cost for life and long-term disability insurance for him, and (4) the contribution for the preceding year under GenOn's 401(k) plan and the savings restoration program of GenOn's Deferral and Restoration Plan;

  •
  full vesting of all equity incentive compensation awards, with the further provision that all stock options shall remain exercisable for their full remaining term;

  •
  18 months of continued coverage (for his spouse and dependents as well, if applicable) under GenOn's medical, dental and other group health benefits for senior executives at the same rates charged active executives; and

  •
  a cash lump sum amount equal to the employer cost of an additional 18 months of coverage under the medical, dental and vision plans in which he participated immediately prior to his termination of employment.

Based on present circumstances, the benefits to Mr. Muller under his employment agreement would exceed those available to him under the GenOn Change-in-Control Severance Plan.

        The table below sets forth, for each executive officer, an estimate of the value of the payments and benefits that would be provided to the executive in the event of a qualifying termination of employment on December 31, 2012 (though it is not expected this will be the case for Mr. Gaudette or Ms. Cleary). The amount (if any) that actually would become payable to any executive will depend on the circumstances prevailing at the time of any actual termination of employment. The GenOn Change-in-Control Severance Plan and Mr. Muller's employment agreement each provide for payments and benefits to be made to executives either in full or, if the value of the payments and benefits otherwise would include amounts that are not deductible by reason of the "golden-parachute" deduction limitations applicable under Section 280G of the Code, in such a reduced amount that would not exceed those deduction limitations if the after-tax value to the executive would be greater. The amounts reflected in the table below reflect the gross amounts due to the executives, prior to the imposition of any taxes and prior to any reduction that may be required to ensure that the payments and benefits do not exceed the limitations under Section 280G of the Code. It is not expected that any payments or benefits will be provided which would be nondeductible under Section 280G of the Code.

Executive Officer	Severance Payments and Benefits
Edward R. Muller	$15,386,706
J. William Holden, III	4,835,413
Michael L. Jines	3,508,768
Robert J. Gaudette	2,014,457
Anne M. Cleary	1,905,135
All other executive officers as a group (two individuals)	3,500,800

  Short-Term Incentive Programs

        If the merger is completed prior to December 31, 2012, GenOn's board of directors (or a Committee thereof) will determine, prior to the effective time (as defined in the merger agreement), the performance results for GenOn's 2012 annual cash incentive program in effect immediately prior to the effective time of the merger (the "2012 Program") for GenOn employees (including executive officers). The performance results will be based on actual results at such time and a good faith estimate of the performance results for the remainder of 2012. If the merger is completed on or after December 31, 2012, GenOn's Board (or a Committee thereof) will determine, prior to the effective time of the merger, the performance results for the 2012 Program (if it has not already been paid prior to the effective time of the merger), utilizing actual results at such time, including good faith estimates of performance results to the extent results are not finalized.

        If the merger is not completed before March 31, 2013, GenOn may establish prior to the effective time (as defined in the merger agreement) an annual cash bonus program in respect of 2013 on a basis substantially similar to the 2012 Program, including in terms of the individual target bonus awards, the overall cost of the program and the establishment of a financial goal such as adjusted EBITDA (representing 2/3 of the overall target) and business and operational goals (collectively representing the remaining 1/3 of the overall target) reasonably calculated by GenOn to promote important GenOn business objectives. If the merger is completed between March 31, 2013 and July 31, 2013, NRG may provide that any such program shall be of no force or effect at or after the effective time of the merger other than for purposes of severance amount determinations. If the merger is completed on or after July 31, 2013, the amount of the 2013 annual cash bonus payable to individuals (including GenOn executive officers) who are employed by GenOn or its affiliates immediately prior to the effective time of the merger will, for the period during 2013 prior to the effective time of the merger, be determined based on the program and performance metrics established by GenOn, with the performance metrics and the amounts payable for each individual determined prior to the effective time of the merger by GenOn's Board (or a Committee thereof) based on actual results at such time and a good faith estimate of the performance results for the remainder of 2013, provided that the target bonus amount established by GenOn will apply for purposes of severance amount determinations as applicable, and provided further that the annual cash bonus for 2013 (including the component determined by GenOn's Board (or Committee thereof as applicable), will be payable at the time NRG pays 2013 annual cash bonuses to individuals who are employees of NRG or its affiliates.

  Continued Service of Certain Employees and Directors

        Upon completion of the merger, Mr. Muller, who is currently GenOn's Chairman, President and Chief Executive Officer, and three other directors of GenOn will be appointed as directors of NRG. In addition, Mr. Muller will be appointed as the Vice Chairman of the NRG Board.

        Subsequent to execution of the merger agreement, Ms. Cleary, currently GenOn's Senior Vice President, Asset Management, and NRG agreed that, effective as of the day following completion of the merger, Ms. Cleary will be Executive Vice President and Chief Integration Officer for NRG in its Houston, Texas office. Her annual base salary will be $450,000 and she will be eligible for a special integration incentive of up to 275% of her eligible earnings upon one-time achievement of target synergies associated with the merger, as defined by NRG's chief executive officer, payable upon the first anniversary of the merger subject generally to continued employment through that date (with a pro-rated portion payable in the event of a termination by NRG without cause subject to successful completion of the performance goals through the date of termination). It is currently anticipated that Ms. Cleary's employment will terminate upon substantial completion of the integration activities, which is expected within one year following completion of the merger. If her employment continues beyond that time, she will become eligible for participation in NRG's annual and long-term incentive programs at a level commensurate with her position as an executive vice president. In any event, upon the earlier to occur of her termination of employment with NRG due to completion of the integration activities or the second anniversary of the merger (or upon her earlier death or disability), NRG will pay her an amount equal to the cash severance she would have received upon a qualifying termination of employment under the GenOn Change-in-Control Severance Plan, and, for purposes of determining the extent to which the stock units granted to Ms. Cleary by GenOn in 2012 are vested, she will be treated as if any such termination of employment were by the employer without cause (i.e., the units will vest in full). Following the second anniversary of the merger (if she remains employed by NRG at that time), Ms. Cleary will commence participation in NRG severance plans (which, for an executive vice president, currently generally provide a benefit equal to 2.99 times the sum of base salary and annual target bonus upon a qualifying termination of employment following a change in control and equal to 1.5 times base salary upon a qualifying termination where there has been no change in control).

        Subsequent to execution of the merger agreement, Mr. Gaudette, currently GenOn's Senior Vice President and Chief Commercial Officer, and NRG agreed that, effective as of the day following completion of the merger, Mr. Gaudette will be Senior Vice President, Product Development and Origination, for NRG in its Houston, Texas office. His annual base salary will be $300,000 and his annual target bonus and annual long-term equity incentive award opportunity will be 50% and 125% of base salary, respectively. NRG will pay Mr. Gaudette a signing bonus of $233,333 within 30 days following the start of his employment and, subject to his continued employment, additional retention bonuses of $233,333 on each of the first and second anniversaries of the closing of the merger. Mr. Gaudette will continue to be eligible for benefits under the GenOn Change-in-Control Severance Plan for two years following completion of the merger; provided that any severance payable under the GenOn Change-in-Control Severance Plan would be reduced by the amount of any such signing or retention bonuses actually paid, and, if Mr. Gaudette is terminated for cause within 12 months following any such bonus payment, he will be required to repay the amount of such bonus payment prorated by the number of days worked during such 12-month period. Following the second anniversary of the merger, Mr. Gaudette will commence participation in NRG severance plans (which, for a senior vice president, currently generally provide a benefit equal to two times the sum of base salary and annual target bonus upon a qualifying termination of employment following a change in control and equal to 1.5 times base salary upon a qualifying termination where there has been no change in control).

  Potential Retention Payments

        GenOn may establish a retention pool in an amount up to $10,000,000 to be allocated to key employees by the Chief Executive Officer of GenOn, provided that no allocation will be made to any named executive officer and no allocation may be made to the extent that it would fail to be deductible by reason of the "golden-parachute" deduction limitations applicable under Section 280G of the Code. No determination has been made at this time regarding who, if anyone, will receive such retention awards or what the amount of any such award would be.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger

        In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation and benefits that each GenOn named executive officer could receive that are based on or otherwise relate to the merger. These amounts have been calculated assuming the merger is consummated on December 31, 2012 and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of December 31, 2012 (though it is not expected that this will be the case for Mr. Gaudette and Ms. Cleary). Please see "The Merger—Treatment of GenOn Stock Options and Restricted Stock Units" and "The Merger—Interests of Directors and Executive Officers of GenOn in the Merger" for further information about the applicable compensation and benefits. These estimated amounts are based on multiple assumptions that may or may not actually occur, including assumptions described in this joint proxy statement/prospectus. Some of these assumptions are based on information not currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Name(1)	Cash(2)	Equity(3)	Perquisites/ Benefits(4)	Total
Edward R. Muller	$11,529,989	$3,811,807	$44,910	$15,386,706
J. William Holden, III	3,658,000	1,081,573	95,840	4,835,413
Michael L. Jines	2,632,000	780,820	95,948	3,508,768
Robert J. Gaudette	1,481,250	471,399	61,808	2,014,457
Anne M. Cleary	1,397,950	428,553	78,632	1,905,135

(1)
Former Named Executive Officers.    Mark M. Jacobs and David S. Freysinger, who served as executive officers of GenOn for the portion of 2011 during which they were employed by GenOn, are not entitled to any compensation or benefits that are based on or that otherwise relate to the merger.

(2)
Cash.    All of the cash payments for executives other than Mr. Muller represent severance that is payable only upon a qualifying termination of employment within two years following (or, in certain circumstances where the termination is at the request of NRG, at any time before) consummation of the merger, as follows:

•
a lump sum cash payment equal to a multiple of salary (three in the case of Messrs. Holden and Jines and two in the case of Mr. Gaudette and Ms. Cleary) plus the same multiple times the executive's target bonus; and

•
a lump sum target short term incentive award payment prorated based on the number of days the executive was employed during the year in which his or her employment was terminated (and presented here without pro-ration given the assumption of a termination of employment on December 31, 2012).

          All of the cash payments to Mr. Muller represent severance that is payable to him under his employment agreement only upon a qualifying termination of employment which occurs during the period beginning six months before and ending two years following consummation of the merger, as follows:

  •
  $11,485,079, which represents a payment equal to three times the sum of (1) his base salary, (2) his target short term incentive award for the year preceding the merger; (3) the annual cost for life and long-term disability insurance for him, and (4) the contribution for the preceding year under GenOn's 401(k) plan and the savings restoration program of GenOn's Deferral and Restoration Plan; and

  •
  $44,910, which represents a lump sum amount equal to the employer cost of an additional 18 months of coverage under the medical, dental and vision plans in which he participates.

          The respective amounts are as follows:

Executive Officer	Payment Equal to Multiple of Salary/Bonus	Payment in Respect of Target Incentive Award	Other
Edward R. Muller	$9,419,700	$1,165,000	$945,289
J. William Holden, III	3,186,000	472,000	—
Michael L. Jines	2,326,500	305,500	—
Robert J. Gaudette	1,237,500	243,750	—
Anne M. Cleary	1,187,300	210,650	—

          Mr. Gaudette would be entitled to a signing bonus of $233,333 if he remained employed by NRG on the day following completion of the merger (subject to certain repayment obligations if he were terminated without cause within 12 months); this payment is not included in the table above in light of the assumption underlying the table that he will terminate employment on the date of the completion of the merger.

(3)
Equity.    Represents the value of unvested options and restricted stock units that will vest either solely by reason of completion of the merger (single-trigger options and RSUs, respectively) or upon a qualifying termination of employment within two years following (or, in certain circumstances where the termination is at the request of NRG, at any time before) consummation of the merger (double-trigger options and RSUs, respectively), assuming, in the case of the double-trigger vesting RSUs, that applicable performance goals will be satisfied at the target level of performance. For purposes of determining the value of the awards (all of which, as described above in "The Merger—Treatment of GenOn Stock Options and Restricted Stock Units," will convert into awards denominated in shares of NRG common stock upon completion of the merger), it is assumed that the fair market value of a share of NRG common stock at the time of conversion will equal $19.33, which is the average closing market price of NRG's common stock over the first five business days following the July 22, 2012 public announcement of the merger agreement. None of the options has an exercise price of less than $19.33.

          The respective amounts are as follows:

Executive Officer	Single- Trigger Options	Single- Trigger RSUs	Double- Trigger Options	Double- Trigger RSUs
Edward R. Muller	—	$1,405,869	—	$2,405,938
J. William Holden, III	—	398,909	—	682,664
Michael L. Jines	—	283,956	—	496,864
Robert J. Gaudette	—	173,865	—	297,534
Anne M. Cleary	—	153,973	—	274,580
(4)
Perquisites/Benefits.    For executives other than Mr. Muller, represents (i) the value of continued welfare benefit coverage for three years in the case of Messrs. Holden and Jines and two years in the case of Mr. Gaudette and Ms. Cleary and (ii) the value of outplacement services for one year, that in each case would be payable only upon a qualifying termination of employment within two years following (or, in certain circumstances where the termination is at the request of NRG, at any time before) consummation of the merger. For Mr. Muller, represents the cash value of 18 months of continued coverage (for his spouse and dependents as well, if applicable) under GenOn's medical, dental and other group health benefits for senior executives at the same rates charged active executives.

          The respective amounts are as follows:

Executive Officer	Welfare Benefit Coverage	Outplacement Services
Edward R. Muller	$44,910	$—
J. William Holden, III	60,840	35,000
Michael L. Jines	60,948	35,000
Robert J. Gaudette	26,808	35,000
Anne M. Cleary	43,632	35,000

Accounting Treatment

        NRG prepares its financial statements in accordance with U.S. GAAP. The merger will be accounted for by applying the acquisition method in accordance with Accounting Standards Codification 805, Business Combinations, or ASC 805, which requires the determination of the acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill or a bargain purchase, if any. The accounting guidance provides that in identifying the acquiring entity in a combination effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including the relative voting rights of the stockholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity securities in the business combination, including payment of any premium.

        Based on the fact that current NRG Board members will represent a majority of the directors of the NRG Board immediately following completion of the merger, NRG stockholders will own approximately 71% of the stock of the combined company with GenOn stockholders receiving a premium (as of the date preceding the merger announcement) over the fair market value of their shares on such date, as well as other terms of the merger, NRG is considered to be the acquirer of GenOn for accounting purposes.

        Accordingly, NRG will allocate the purchase price to the fair value of GenOn's assets and liabilities at the acquisition date. If the fair value of the assets acquired and liabilities assumed is less than the purchase price, goodwill will be recognized for the difference. If the fair value of the assets acquired and liabilities assumed exceeds the purchase price, a bargain purchase will occur with a gain recognized for the difference. Currently, the preliminary purchase price allocation indicates that a gain will be recognized as the preliminary fair value of the assets to be acquired and liabilities to be assumed exceeds the preliminary purchase price.

        All unaudited pro forma condensed combined consolidated financial statements contained in this joint proxy statement/prospectus were prepared using the acquisition method of accounting. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the estimated fair value of GenOn's assets and liabilities. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the net estimated fair value of the assets and liabilities of GenOn as compared to the unaudited pro forma information included in this joint proxy statement/prospectus will have the effect of decreasing the estimated non-cash gain recognized related to the merger.

Regulatory Approvals Required for the Merger

        To complete the merger, NRG and GenOn must obtain approvals or consents from, or make filings with, a number of United States federal and state public utility, antitrust and other regulatory authorities. We describe the material United States federal and state approvals, consents and filings below. NRG and GenOn are not currently aware of any other material governmental consents, approvals or filings that are required prior to the parties' completion of the merger other than those we describe below. If additional approvals, consents and filings are required to complete the merger, NRG and GenOn intend to seek such consents and approvals and make such filings.

        NRG and GenOn will seek to complete the merger by the first quarter of 2013. Although NRG and GenOn believe that they will receive the required consents and approvals described below to complete the merger, we cannot give any assurance as to the timing of these consents and approvals or as to NRG's and GenOn's ultimate ability to obtain such consents or approvals (or any additional consents or approvals which may otherwise become necessary) or that we will obtain such consents or approvals on terms and subject to conditions satisfactory to NRG and GenOn. The receipt of the regulatory approvals described below without the imposition of any condition that would constitute or be reasonably likely to cause or result in a material adverse effect with respect to either NRG or GenOn is a condition to the obligation of each of NRG and GenOn to complete the merger.

  Hart-Scott-Rodino Antitrust Improvements Act

        The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act, which is referred to as the HSR Act, and the related rules and regulations, which provide that certain acquisition transactions may not be completed until required information has been furnished to the Antitrust Division of the Department of Justice, which is referred to as the Antitrust Division, and the Federal Trade Commission, which is referred to as the FTC, and until certain waiting periods have been terminated or have expired. The HSR Act requires NRG and GenOn to observe a thirty (30)-day waiting period after the submission of their HSR filings before consummating their transaction, unless the waiting period is terminated early. The initial thirty-day waiting period can be extended if either the Antitrust Division or the FTC issues a Request for Additional Information, which is referred to as a Second Request, to NRG and GenOn. A Second Request is a request that the parties to a merger provide the Antitrust Division or FTC with information, documents and data that allows the agency or commission to further consider whether the merger violates the federal antitrust laws. Neither NRG nor GenOn believes that the merger will violate federal antitrust laws, and neither expects the review of the transaction to materially delay the expected consummation of the merger. However, we cannot guarantee that the Antitrust Division and the FTC will not take a different position. The issuance of a Second Request extends the required waiting period to consummate the transaction for an additional thirty (30) days, measured from the time both NRG and GenOn certify that they have substantially complied with the Second Request.

  Federal Power Act

        NRG and GenOn each have subsidiaries deemed to be public utilities subject to the jurisdiction of the Federal Energy Regulatory Commission, which is referred to as the FERC, under the Federal Power Act, which is referred to as the FPA. Section 203 of the FPA requires prior authorization from the FERC for certain transactions resulting in the direct or indirect change of control over a FERC jurisdictional public utility. Consequently, the FERC's approval of the merger under Section 203 of the FPA is required.

        The FERC must authorize the merger if it finds that the merger is consistent with the public interest. The FERC has stated that, in analyzing a merger or transaction under Section 203 of the FPA, it will evaluate the impact of the merger on:

  •
  competition in electric power markets;

  •
  the applicants' wholesale power and transmission rates; and

  •
  state and federal regulation of the applicants.

        In addition, in accordance with Section 203 of the FPA, the FERC also must find that the merger will not result in the cross-subsidization by utilities of their non-utility affiliates or the improper encumbrance or pledge of utility assets. If such cross-subsidization or encumbrances were to occur as a result of the merger, the FERC then must find that such cross-subsidization or encumbrances are consistent with the public interest.

        The FERC will review these factors to determine whether the merger is consistent with the public interest. If the FERC finds that the merger would adversely affect competition in wholesale electric power markets, rates for transmission or the wholesale sale of electric energy, or regulation, or that the merger would result in cross-subsidies or improper encumbrances that are not consistent with the public interest, it may, pursuant to the FPA, impose upon the proposed merger remedial conditions intended to mitigate such effects or it may decline to authorize the merger. The FERC is required to rule on a completed merger application not later than 180 days from the date on which the completed application is filed. The FERC may, however, for good cause, issue an order extending the time for consideration of the merger application by an additional 180 days. If the FERC does not issue an order within the statutory deadline, then the transaction is deemed to be approved. We expect that the FERC will approve the merger within the initial 180-day review period. However, there is no guarantee that the FERC will approve the merger or that it will not extend the time period for its review or not impose remedial conditions on its approval that are unacceptable to NRG or GenOn in light of the requirements imposed under the merger agreement.

        NRG, GenOn and their respective public utility subsidiaries filed their application under Section 203 of the FPA on August 10, 2012. In their application, NRG and GenOn submitted a detailed competition analysis demonstrating that the merger does not raise any significant competitive issues or market power concerns. They also demonstrated that the merger satisfies the other criteria considered by the FERC in its review. Third parties have until October 9, 2012 to file comments to or protests of NRG's and GenOn's application at the FERC. In their application, NRG and GenOn have requested that the FERC issue an order no later than December 31, 2012, approving the merger without condition and without a hearing.

  Atomic Energy Act

        Under the Atomic Energy Act of 1954, as amended, and the regulations of the Nuclear Regulatory Commission, which is referred to as the NRC, an NRC power plant reactor licensee must seek and obtain prior NRC consent for the direct or indirect transfer of its NRC licenses resulting from the transfer of control over the licensee in a merger. STP Nuclear Operating Company, which is referred to as STPNOC, is a joint venture among NRG South Texas, CPS Energy and Austin Energy. STPNOC is the NRC licensed operator of STP. Through NRG South Texas, NRG indirectly holds a 44% interest in STP. Each of NRG South Texas, CPS Energy and Austin Energy hold licenses issued by the NRC with respect to their ownership interests in STP.

        STPNOC submitted a threshold determination request to the NRC on August 1, 2012, requesting that the NRC make a determination that the merger does not involve any direct or indirect transfer of control of the NRC licenses held by STPNOC or NRG South Texas that would require approval under the NRC regulations. Because the existing chain of ownership for STP is unaffected by the merger, NRG has no reason to believe that the NRC will determine that the merger involves an indirect transfer of the licenses held by STPNOC or NRG South Texas. However, NRG cannot assure that the NRC will determine that no license transfers would occur with respect to STPNOC, NRG South Texas and STP, in which case STPNOC will need to submit a license transfer application for the affected licenses. Likewise, while also unlikely, NRG cannot assure that if STPNOC is required to and does submit a license transfer application for the STPNOC and NRG South Texas licenses, the NRC will approve the license transfers or that it will act within the typical six- to nine-month timeframe.

  State Regulatory Approvals

        The merger is subject to the approval of the New York Public Service Commission and the Public Utility Commission of Texas. Notice of the merger is to be given by NRG and GenOn to the California Public Utilities Commission. The following subheadings contain a description of the state regulatory commission requirements for the completion of the merger.

  New York Public Service Commission

        On August 2, 2012, NRG and GenOn filed an application with the New York Public Service Commission, which is referred to as the NYPSC, for approval pursuant to §70 of the New York Public

Service Law, which is referred to as the PSL. NYPSC approval is generally required before an electric corporation may transfer ownership interests in an electric plant and/or for certain stock acquisitions of an electric corporation. Although it appears that NRG's and GenOn's facilities in New York are subject to "reduced scrutiny" and are "lightly regulated," approvals for such transfers nonetheless may be subject to a more detailed "public interest" standard which is set forth in the PSL. In conducting a public interest review, the NYPSC may examine, among other things, any affiliations with electric market participants that might afford opportunities for the exercise of market power, and consider any other potential detriments to captive ratepayer interests. In addition, the NYPSC may assess the environmental impact of the transfer based upon information provided in a required environmental assessment form.

        We expect to receive the necessary approval from the NYPSC during the fourth quarter of 2012. However, there is no guarantee that the NYPSC will act by that time or that the NYPSC will not reject either of the proposed applications or impose unacceptable terms as a condition to its approval in light of the requirements imposed under the merger agreement.

  Public Utility Commission of Texas

        On August 3, 2012, NRG and GenOn filed with the Public Utility Commission of Texas, which is referred to as the PUCT, an application involving a review of the business combination between NRG and GenOn. The PUCT will approve the transaction unless the PUCT finds that the transaction results in a power generation company owning or controlling more than 20% of the installed generation capacity located in, or capable of delivering electricity to, the Electric Reliability Council of Texas, or ERCOT, power region. Based on the amount of generation owned or controlled by NRG and GenOn in Texas and the ERCOT region, we believe that the combined company will not be found to own or control more than 20% of the installed generation capacity located in, or capable of delivering electricity to, the ERCOT region.

        We expect to receive the necessary approvals from the PUCT during the fourth quarter of 2012. However, there is no guarantee that the PUCT will act by that time or that the PUCT will not reject the proposed application or impose unacceptable terms as a condition to its approval in light of the requirements imposed under the merger agreement.

  California Public Utilities Commission

        On July 31, 2012 and August 3, 2012, GenOn delivered a notice and supplemental notice, respectively, voluntarily informing the California Public Utilities Commission of the merger pursuant to General Order 167. NRG did not provide a notice as there is no change in control over their generating facilities. Under General Order 167, NRG and GenOn will be permitted to complete the merger 90 days after making this filing.

Treatment of GenOn's Existing Debt; Financing

        There are no financing conditions to the merger and the merger is not conditioned upon the completion of the Change in Control Offers, the NRG Debt Offers or the funding of the Financing, as described herein.

        In connection with the merger, the parties intend to terminate GenOn's existing senior secured term loan facility and revolving credit facility. In addition, at NRG's request and subject to the terms and conditions of the merger agreement, GenOn will commence a "change of control" tender offer for each series of GenOn's outstanding notes due 2014, 2017, 2018 and 2020, conditioned on the completion of the merger. We refer to these offers as the "Change in Control Offers." In addition, subject to terms and the conditions of the merger agreement, NRG may, at its election following consultation with GenOn, commence a tender offer for cash or an exchange offer for securities for all or any portion of GenOn's outstanding Notes, conditioned on the completion of the merger. We refer to these offers as the "NRG Debt Offers." Also, NRG may, subject to the terms and conditions of the merger agreement, elect to undertake a consent solicitation to alter the terms of any of GenOn's Notes that remain outstanding after the Change in Control Offers and the NRG Debt Offers.

        NRG intends to finance the Change in Control Offers, the NRG Debt Offers, and the related fees, commissions and expenses with a combination of funds available at each of NRG and GenOn (including funds available under NRG's existing credit facilities) and, to the extent necessary, new financing. NRG has obtained commitment letters from Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc. (which are referred to as Financing Commitment) to fund up to $1.6 billion under a new senior secured term loan facility, to the extent such funds are necessary to consummate the Change in Control Offers and the NRG Debt Offers. We refer to the financing contemplated by the commitment letters as the Financing. NRG has agreed to use reasonable best efforts to obtain the Financing on the terms and conditions described in the documentation relating thereto, to the extent the Financing is required in connection with the consummation of the Change in Control Offers and/or the NRG Debt Offers, and GenOn has agreed to use reasonable best efforts to cooperate in NRG's efforts to obtain such Financing.

        The Financing is subject to customary conditions, including:

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  the consummation of the merger; and

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  the utilization of not less than $1.0 billion of NRG's cash or other liquidity sources available to NRG for the funding of the purchase of any notes tendered in an applicable Change in Control Offer by GenOn.

        The Financing, if used, will be secured by all existing and future assets of NRG and certain of its subsidiaries on a pari passu basis with NRG's Senior Credit Facility, dated July 1, 2011, including assets of GenOn and its domestic subsidiaries (to the extent (i) permitted under GenOn's indentures with respect of the Notes and any other definitive documentation with respect to any debt financing, structured leases, long term sale leasebacks or other credit facilities (collectively referred to as the Other GenOn Debt), (ii) the provision of such credit support does not require the Notes or any Other GenOn Debt to be equally and ratably secured under the terms of the indenture or such Other GenOn Debt, and (iii) any such assets are not held by a subsidiary that is an Excluded Project Subsidiary (as defined in the indentures for the Notes) to the extent GenOn and its domestic subsidiaries will be guarantors (as described below), in each case subject to other exceptions, qualifications and carve-outs consistent with NRG's Senior Credit Facility) and guaranteed by an unconditional and irrevocable first-lien secured guarantee by NRG's subsidiaries, including GenOn and its domestic subsidiaries (to the extent (i) permitted under GenOn's indentures, (ii) the provision of such security does not require the Notes or any Other GenOn Debt to be equally and ratably secured under the terms of the indenture or such Other GenOn Debt, and (iii) any such subsidiary is not an Excluded Project Subsidiary (as defined in the indentures for the Notes) that is not permitted per the terms of its financing documents to provide such guarantee, and in each case subject to other exceptions, qualifications and carve-outs consistent with NRG's Senior Credit Facility). Each guarantor under NRG's senior credit facility as of the closing date of the Financing shall be a guarantor under the Financing and all collateral under NRG's senior credit facility as of the closing date of the Financing will be collateral under the Financing.

        The Financing Commitments will terminate on the date that is the earlier of (a) the date that is 45 days after March 30, 2013 or such extended date pursuant to and in accordance with Section 8.1(b) of the merger agreement that is not later than July 31, 2013, and (b) the date on which the merger agreement terminates.

        The parties do not expect the merger to have any impact on the debt existing at GenOn's subsidiaries.

        NRG may pursue a refinancing of all or a portion of GenOn's existing indebtedness, provided that GenOn and its subsidiaries will not be required to incur any obligation with respect to such refinancing before the completion of the merger and such refinancing will not delay the completion of the merger.

 Treatment of GenOn Stock Options and Restricted Stock Units

  Employee Stock Options

        Upon completion of the merger:

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  each outstanding GenOn stock option that was granted before 2011 (i.e., before consummation of the merger between GenOn and Mirant) will be converted into an option to purchase NRG common stock (with the number of shares and per share exercise price appropriately adjusted based on the exchange ratio) on the terms and conditions otherwise applicable to those options;

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  each outstanding GenOn stock option that was granted during 2011 will vest in full and be converted into an option to purchase NRG common stock (with the number of shares and per share exercise price appropriately adjusted based on the exchange ratio in the merger) on the terms and conditions otherwise applicable to those options; and

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  each outstanding GenOn stock option that was granted during 2012 will be converted into an option to purchase NRG common stock (with the number of shares and per share exercise price appropriately adjusted based on the exchange ratio) on the terms and conditions otherwise applicable to those options, including their existing vesting schedule, provided that upon a termination of employment within two years following completion of the merger by the employer without "cause," by the employee for "good reason" or by reason of an action initiated by the employer and agreed by the employee (or under certain circumstances if the employee's employment is terminated before completion of the merger at the request of NRG) those options will vest in full.

  Employee Restricted Stock Units

        The performance-based restricted stock units granted to GenOn employees in 2012 provide that one third of the shares subject to the award vest based on the extent of attainment of certain GenOn performance goals established in respect of 2012 (generally subject to continued service) and that the remaining two thirds of the shares subject to the award vest (again generally subject to continued service) ratably over the two-year period following the date as of which vesting is determined in respect of the first third. If the merger is completed prior to December 31, 2012, the GenOn Board (or a Committee thereof) will determine, prior to the effective time (as defined in the merger agreement), the performance results applicable to the vesting of the first third of the award shares based on actual results at such time and a good faith estimate of the performance results for the remainder of 2012. If the merger is completed on or after December 31, 2012, the GenOn Board (or a Committee thereof) will determine, prior to the effective time of the merger, the performance results for 2012, utilizing actual results at such time, including good faith estimates of performance results to the extent results are not finalized.

        Upon completion of the merger, (i) each restricted stock unit that was granted to GenOn's Chief Executive Officer in December 2010 and to employees in 2011 will vest in full to the extent not already vested, and (ii) each restricted stock unit that was granted to employees in 2012 will be converted into the right to receive a number of shares of NRG common stock based on the exchange ratio in the merger with performance in respect of 2012 determined as described in the preceding paragraph and on the terms and conditions otherwise applicable to those restricted stock units, including their existing service-based vesting schedule, provided that upon a termination of employment within two years following completion of the merger by the employer without "cause," by the employee for "good reason" or by reason of an action initiated by the employer and agreed by the employee (or under certain circumstances if the employee's employment is terminated before completion of the merger at the request of NRG), those restricted stock units will vest in full. The settlement of certain restricted stock units held by certain employees, including GenOn's Chief Executive Officer is deferred until after vesting, and those deferral provisions will continue in effect in accordance with their terms. Any stock units held by directors upon completion of the merger will be settled at that time without regard to whether the director's service has terminated.

Appraisal Rights

        Under Section 262 of the DGCL, neither the holders of GenOn common stock nor the holders of NRG common stock have appraisal rights in connection with the merger.

NYSE Listing of NRG Common Stock; Delisting and Deregistration of GenOn Common Stock

        Prior to the completion of the merger, NRG has agreed to use all reasonable efforts to cause the shares of NRG common stock to be issued in the merger and reserved for issuance under any equity awards to be approved for listing on the NYSE. The listing of the shares of NRG common stock is also a condition to completion of the merger.

        If the merger is completed, GenOn common stock will cease to be listed on the NYSE and GenOn common stock will be deregistered under the Exchange Act.

Litigation Relating to the Merger

        After the announcement of the execution of the merger agreement, GenOn, members of GenOn Board, NRG and Merger Sub were named as defendants in three purported class action lawsuits filed in the District Court of Harris County, Texas, one purported class action lawsuit filed in the United States District Court for the Southern District of Texas, and seven purported class action lawsuits filed in the Court of Chancery of the State of Delaware. In these lawsuits, purportedly brought on behalf of all of GenOn's public stockholders, the plaintiffs allege, among other things, that the proposed merger is the product of a flawed process and the value of the proposed merger is fundamentally unfair to the public stockholders of GenOn. Specifically, the complaints allege that members of the GenOn Board have breached their fiduciary duties by, among other things, failing to take steps to maximize the value of GenOn to its public stockholders, and that NRG and Merger Sub have aided and abetted the GenOn directors' breaches of their fiduciary duties. The plaintiffs in these lawsuits are seeking, among other things, (i) a declaration that the merger agreement was entered into in breach of the GenOn Board's breaches of fiduciary duties, (ii) an injunction enjoining the GenOn Board from consummating the merger, (iii) an order directing the GenOn Board to exercise its fiduciary duties to obtain a transaction which is in the best interests of GenOn's stockholders, (iv) an order granting the class members any benefits allegedly improperly received by the defendants, and/or (v) a rescission of the merger, in the event that it is consummated. NRG and GenOn believe the allegations in the complaints are without merit, and intend to defend these lawsuits vigorously.

Material U.S. Federal Income Tax Consequences

        The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. persons (as defined below) who hold GenOn common stock. For purposes of this discussion, we use the term "U.S. person" to mean a beneficial owner which is:

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  a citizen or individual resident of the United States;

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  a corporation or other entity taxable as a corporation for United States federal income tax purposes created in or organized under the laws of the United States or any political subdivision thereof;

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  an estate the income of which is subject to United States federal income tax without regard to its source; or

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  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        The discussion which follows is based on the Code, Treasury regulations issued under the Code, and judicial and administrative interpretations thereof, all as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change at any time, possibly with retroactive effect. The discussion applies only to stockholders who hold GenOn common stock as a capital asset within the meaning of Section 1221 of the Code. The discussion assumes that the merger will be completed in accordance with the merger agreement and as further described in this joint proxy statement/prospectus. This discussion is not a complete description of all of the consequences of the merger, and, in particular, may not address U.S. federal income tax considerations applicable to GenOn stockholders subject to special treatment under U.S. federal income tax law, including, without limitation:

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  financial institutions or insurance companies;

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  mutual funds;

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  tax-exempt organizations;

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  stockholders who are not citizens or residents of the United States;

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  U.S. expatriates;

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  pass-through entities or investors in such entities;

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  dealers or brokers in securities or foreign currencies;

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  stockholders who hold individual retirement or other tax-deferred accounts;

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  traders in securities who elect to apply a mark-to-market method of accounting;

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  stockholders who actually or constructively own 5% or more of the outstanding shares of GenOn common stock;

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  stockholders who hold GenOn common stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; or

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  stockholders who acquired their shares of GenOn common stock pursuant to the exercise of employee stock options or otherwise as compensation.

        If a partnership, or other entity or arrangement treated as a partnership for United States federal income tax purposes, is a GenOn stockholder, the tax treatment of a partner in the partnership will depend upon the status of that partner and the activities of the partnership. A partner in a partnership that is a GenOn stockholder is strongly urged to consult with its own tax advisor regarding the tax consequences of the merger to it.

        In addition, tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and under state, local and foreign laws, the alternative minimum tax or under federal laws other than federal income tax laws, are not addressed in this joint proxy statement/prospectus.

        GenOn stockholders are strongly urged to consult with their own tax advisors regarding the tax consequences of the merger to them, including the effects of U.S. federal, state, local, foreign and other tax laws.

  U.S. Federal Income Tax Consequences to GenOn Stockholders

        It is a condition to the obligation of GenOn to complete the merger that GenOn receive a written opinion from Skadden, counsel to GenOn, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that NRG receive a written opinion from Kirkland & Ellis, counsel to NRG, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. It is a condition to the obligation of NRG to effect the merger that NRG receive a written opinion from Kirkland & Ellis, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and that GenOn receive a written opinion from Skadden, dated as of the closing date, to the effect that for U.S. federal income tax purposes the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Neither NRG nor GenOn currently intends to waive this opinion condition to its obligation to effect the merger. If either NRG or GenOn does waive this opinion condition after the Registration Statement is declared effective by the Commission, and if the U.S. federal income tax consequences of the merger to GenOn stockholders have materially changed, NRG and GenOn will recirculate the joint proxy statement/prospectus and resolicit the stockholder votes of NRG and GenOn. In addition, in connection with the Registration Statement of which this joint proxy statement/prospectus is a part being declared effective, each of Skadden and Kirkland & Ellis will deliver an opinion to GenOn and NRG, respectively, to the same effect as the opinions described above and to the effect that holders of GenOn common stock whose shares of GenOn common stock are exchanged in the merger for shares of NRG common stock will not recognize gain or loss, except to the extent of cash, if any, received in lieu of a fractional share of NRG common stock. The opinions will rely on assumptions, representations and covenants, which may include assumptions regarding the absence of changes in existing facts and law and the completion of the merger in the manner contemplated by the merger agreement and representations contained in representation letters of officers of NRG, GenOn and Merger Sub. If any of those representations, covenants or assumptions is inaccurate, counsel may be unable to render the required opinion and the merger may not be completed or the tax consequences of the merger could differ from those discussed here. An opinion of counsel represents counsel's best legal judgment and is not binding on the Internal Revenue Service, which is referred to as the IRS, or any court, nor does it preclude the IRS from adopting a contrary position. No ruling has been or will be sought from the IRS on the U.S. federal income tax consequences of the merger.

        Accordingly, and on the basis of the foregoing opinions, as a result of the merger qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes, in general:

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  a GenOn stockholder will not recognize gain or loss as a result of such stockholder's GenOn common shares being exchanged in the merger for shares of NRG common stock, except as described below with respect to the receipt of cash in lieu of a fractional share of NRG common stock;

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  a GenOn stockholder's aggregate tax basis in shares of NRG common stock received in the merger, including any fractional share interests deemed received and exchanged as described below, will equal the aggregate tax basis of the GenOn common stock surrendered in the merger;

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  a GenOn stockholder's holding period for shares of NRG common stock received in the merger will include the stockholder's holding period for the shares of GenOn common stock surrendered in the merger; and

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  a GenOn stockholder who receives cash in lieu of a fractional share of NRG common stock in the merger will be treated as having received a fractional share in the merger and then as having received the cash in exchange for such fractional share. As a result, such a GenOn stockholder should generally recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the stockholder's tax basis allocable to such fractional share. Any such capital gain or loss will be a long-term capital gain or loss if the holding period of the GenOn common stock exchanged for the fractional share of NRG common stock is more than one year at the time of the merger.

        GenOn stockholders who hold their GenOn common stock with differing bases or holding periods should consult their tax advisors with regard to identifying the bases or holding periods of the particular shares of NRG common stock received in the merger.

  Information Reporting and Backup Withholding

        Holders of GenOn common stock may be subject to information reporting and backup withholding on any cash payments they receive in the merger. GenOn stockholders generally will not be subject to backup withholding, however, if they:

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  timely furnish a correct taxpayer identification number, certify that they are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal that they will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

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  provide proof that they are otherwise exempt from backup withholding.

        Any amounts withheld under the backup withholding rules are not additional tax and will generally be allowed as a refund or credit against a GenOn stockholder's U.S. federal income tax liability, provided such stockholder timely furnishes the required information to the IRS.

        The discussion of material U.S. federal income tax consequences set forth above is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. Moreover, the discussion set forth above does not address tax consequences that may vary with, or are contingent upon, individual circumstances. In addition, the discussion set forth above does not address any non-income tax or any foreign, state or local tax consequences of the merger and does not address the tax consequences of any transaction other than the merger.

 Restrictions on Sales of Shares of NRG Common Stock Received in the Merger

        All shares of NRG common stock received by GenOn stockholders in the merger will be freely tradable for purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, except for shares of NRG common stock received by any GenOn stockholder who becomes an "affiliate" of NRG after completion of the merger (such as GenOn directors or executive officers who become directors or executive officers of NRG after the merger). This joint proxy statement/prospectus does not cover resales of shares of NRG common stock received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

THE MERGER AGREEMENT

        This section of this joint proxy statement/prospectus describes the material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following summary is qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. You are urged to read the full text of the merger agreement because it is the legal document that governs the merger.

        The representations, warranties and covenants contained in the merger agreement were made only for purposes of the merger agreement, as of a specific date. These representations were made solely for the benefit of the parties to the merger agreement and may be subject to important qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating risk between parties to the merger agreement rather than the purpose of establishing these matters as facts, and may apply standards of materiality in ways that are different from what may be viewed as material by investors. These representations do not survive completion of the merger. For the foregoing reasons, one should not read them or any description thereof as characterizations of the actual state of facts or condition of NRG or GenOn, which are disclosed in the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference herein.

 The Merger

        The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, and in accordance with the DGCL, upon completion of the merger, Merger Sub will merge with and into GenOn, with GenOn continuing as the surviving entity and as a direct, wholly owned subsidiary of NRG.

Effect of the Merger on Capital Stock

  Conversion of GenOn Common Stock

        At the effective time of the merger, each share of GenOn common stock issued and outstanding immediately prior to the effective time of the merger (other than any shares of GenOn common stock owned directly or indirectly by NRG, GenOn, Merger Sub or any of their respective subsidiaries, which will be cancelled upon completion of the merger), will be converted into the right to receive 0.1216 shares of NRG common stock (which is referred to as the exchange ratio, as it may be adjusted as described in the following sentence). The exchange ratio will be adjusted appropriately to fully reflect the effect of any reclassification, stock split or combination, exchange or readjustment of shares, or any stock dividend or distribution with respect to the shares (or other convertible or exchangeable securities) of either NRG common stock or GenOn common stock with a record date prior to the completion of the merger.

        NRG will not issue fractional shares of NRG common stock in the merger. Instead, each holder of shares of GenOn common stock who would otherwise be entitled to receive fractional shares of NRG common stock in the merger (after aggregating all fractional shares of NRG common stock issuable to such holder) will be entitled to an amount of cash, without interest, in lieu of such fractional shares representing such holder's proportionate interest, if any, in the proceeds from the sale by NRG's exchange agent in one or more transactions of shares of NRG common stock equal to the excess of (a) the number of shares of NRG common stock to be delivered to NRG's exchange agent by NRG pursuant to the merger agreement over (b) the aggregate number of whole shares of NRG common stock to be distributed to the former holders of shares of GenOn common stock. NRG's exchange agent will sell such excess number of shares of NRG common stock, which sale will be executed on the NYSE at then-prevailing market prices and in round lots to the extent practicable. NRG's exchange agent will hold the proceeds of any such sale of NRG common stock in trust for the former holders of shares of GenOn common stock and will determine the pro rata portion of such proceeds to which each such former holder will be entitled.

  Conversion of Merger Sub Common Stock

        At the effective time of the merger, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of GenOn, as the surviving corporation in the merger.

Procedures for Surrendering GenOn Stock

        Within five business days of the completion of the merger, if you are a GenOn stockholder, NRG's exchange agent will transmit to you (or mail to you if you hold stock certificates for GenOn common stock) a letter of transmittal and instructions for use in surrendering your GenOn common stock (including any stock certificates if you hold shares in certificated form) for a number of whole shares of NRG common stock that you are entitled to receive pursuant to the terms of the merger agreement, a cash payment in lieu of any fractional shares of NRG common stock that would have been otherwise issuable to you as a result of the merger, and any dividends or other distributions with a record date following the effectiveness of the merger payable with respect to NRG common stock. When you deliver your GenOn stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your GenOn stock certificates will be cancelled.

        Holders of GenOn common stock will not receive physical stock certificates for NRG common stock unless a physical stock certificate is specifically requested. Rather, such holders will receive statements indicating book-entry ownership of NRG common stock (and a cash payment instead of any fractional shares of NRG common stock that would have been otherwise issuable to them as a result of the merger).

        PLEASE DO NOT SUBMIT YOUR GENON STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

        If you own GenOn common stock in book-entry form or through a broker, bank or other holder of record, you will not need to obtain stock certificates to submit for exchange to the exchange agent. However, you or your broker, bank or other nominee will need to follow the instructions provided by the exchange agent in order to properly surrender your GenOn shares.

        If you hold GenOn stock certificates, you will not be entitled to receive any dividends or other distributions on NRG common stock until the merger is completed and you have surrendered your GenOn stock certificates in exchange for NRG common stock. If NRG effects any dividend or other distribution on the NRG common stock with a record date occurring after the time the merger is completed and a payment date before the date you surrender your GenOn stock certificates, you will receive the dividend or distribution, without interest, with respect to the whole shares of NRG common stock issued to you after you surrender your GenOn stock certificates and the shares of NRG common stock are issued in exchange. If NRG effects any dividend or other distribution on the NRG common stock with a record date after the date on which the merger is completed and a payment date after the date you surrender your GenOn stock certificates, you will receive the dividend or distribution, without interest, on that payment date with respect to the whole shares of NRG common stock issued to you. The exchange agent may deduct and withhold amounts required under federal, state or local tax law.

 Treatment of GenOn Stock Options and Restricted Stock Units

  Employee Stock Options

        Upon completion of the merger:

  •
  each outstanding GenOn stock option that was granted before 2011 (i.e., before consummation of the merger between GenOn and Mirant) will be converted into an option to purchase NRG common stock (with the number of shares and per share exercise price appropriately adjusted based on the exchange ratio) on the terms and conditions otherwise applicable to those options;

  •
  each outstanding GenOn stock option that was granted during 2011 will vest in full and be converted into an option to purchase NRG common stock (with the number of shares and per share exercise price appropriately adjusted based on the exchange ratio in the merger) on the terms and conditions otherwise applicable to those options; and

  •
  each outstanding GenOn stock option that was granted during 2012 will be converted into an option to purchase NRG common stock (with the number of shares and per share exercise price appropriately adjusted based on the exchange ratio) on the terms and conditions otherwise applicable to those options, including their existing vesting schedule, provided that upon a termination of employment within two years following completion of the merger by the employer without "cause," by the employee for "good reason" or by reason of an action initiated by the employer and agreed by the employee (or under certain circumstances if the employee's employment is terminated before completion of the merger at the request of NRG) those options will vest in full.

  Employee Restricted Stock Units

        The performance-based restricted stock units granted to employees in 2012 provide that one third of the shares subject to the award vest based on the extent of attainment of certain GenOn performance goals established in respect of 2012 (generally subject to continued service) and that the remaining two thirds of the shares subject to the award vest (again generally subject to continued service) ratably over the two-year period following the date as of which vesting is determined in respect of the first third. If the merger is completed prior to December 31, 2012, the GenOn Board (or a Committee thereof) will determine, prior to the effective time (as defined in the merger agreement), the performance results applicable to the vesting of the first third of the award shares based on actual results at such time and a good faith estimate of the performance results for the remainder of 2012. If the merger is completed on or after December 31, 2012, the GenOn Board (or a Committee thereof) will determine, prior to the effective time of the merger, the performance results for 2012, utilizing actual results at such time, including good faith estimates of performance results to the extent results are not finalized.

        Upon completion of the merger, (i) each restricted stock unit that was granted to GenOn's Chief Executive Officer in December 2010 and to employees in 2011 will vest in full to the extent not already vested, (ii) each restricted stock unit that was granted to employees in 2012 will be converted into the right to receive a number of shares of NRG common stock based on the exchange ratio in the merger with performance in respect of 2012 determined as described in the preceding paragraph and on the terms and conditions otherwise applicable to those restricted stock units, including their existing service-based vesting schedule, provided that upon a termination of employment within two years following completion of the merger by the employer without "cause," by the employee for "good reason" or by reason of an action initiated by the employer and agreed by the employee (or under certain circumstances if the employee's employment is terminated before completion of the merger at the request of NRG), those restricted stock units will vest in full. The settlement of certain restricted stock units held by certain employees, including GenOn's Chief Executive Officer is deferred until after vesting, and those deferral provisions will continue in effect in accordance with their terms. Any stock units held by directors upon completion of the merger will be settled at that time without regard to whether the director's service has terminated.

Post-Merger Governance of NRG; Headquarters

  Board of Directors; Chief Executive Officer

        Immediately following the completion of the merger, the NRG Board will have 16 directors, consisting of (a) 12 directors from the NRG Board, including the person who is serving as Chairman of the NRG Board and person who is serving as President and Chief Executive Officer of NRG, and (y) four directors from the GenOn Board, including the person who is serving as Chairman, President and Chief Executive Officer of GenOn.

        The person who is serving as the Chairman of the NRG Board will continue as the Chairman of the NRG Board, and the person who is serving as President and Chief Executive Officer of NRG will continue as the President and Chief Executive Officer of NRG.

        The person who is serving as Chairman, President and Chief Executive Officer of GenOn will become the Vice Chairman of the NRG Board and hold such position until at least the 2014 annual meeting of NRG stockholders. The Vice Chairman will preside at any meeting of the NRG Board where the Chairman of the NRG Board is not present, and the Vice Chairman will be permitted to attend all meetings of standing committees of the NRG Board on an ex officio basis.

  Board Committee Membership

        If the merger is completed before the 2013 annual meeting of NRG stockholders, one of the GenOn directors who becomes a director of NRG (other than the GenOn director who will become the Vice Chairman of the NRG Board) will serve as the co-chairman of one of the standing committees of the NRG Board from the completion of the merger until the 2013 annual meeting of NRG stockholders, and as the chairman of such board committee from the 2013 annual meeting until at least the 2014 annual meeting of NRG stockholders.

        If the merger is completed after the 2013 annual meeting of NRG stockholders, one of the GenOn directors who becomes a director of NRG (other than the GenOn director who will become the Vice Chairman of the NRG Board) will serve as the chairman of one of the standing committees of the NRG Board from the completion of the merger until at least the 2014 annual meeting of NRG stockholders.

  Classification of Directors

        The NRG Board is currently divided into three classes serving staggered three-year terms. At the 2012 annual meeting of NRG stockholders held on April 25, 2012, NRG stockholders approved an amendment to the amended and restated certificate of incorporation of NRG to declassify the NRG Board. The classified structure will be eliminated over a three-year period through the election of directors for one-year terms. Beginning with the 2015 annual meeting of NRG stockholders, the entire NRG Board will be elected annually.

        In light of this declassification process, the merger agreement provides that:

  •
  If the merger is completed prior to the filing of the definitive proxy statement for the 2013 annual meeting of NRG stockholders, among the four GenOn directors who will become directors of NRG, one will be designated a Class I director with a term expiring at the 2013 annual meeting of NRG stockholders, two will be designated Class II directors with a term expiring at the 2014 annual meeting of NRG stockholders, and one will be designated a Class III director with a term expiring at the 2015 annual meeting of NRG stockholders.

  •
  If the merger is completed after the filing of the definitive proxy statement for the 2013 annual meeting of NRG stockholders but prior to the actual date of the 2013 annual meeting, among the four GenOn directors who will become directors of NRG, two will be designated Class II directors with terms expiring at the 2014 annual meeting of NRG stockholders and two will be designated Class III directors with terms expiring at the 2015 annual meeting of NRG stockholders.

  •
  If merger is completed after the 2013 annual meeting of NRG stockholders, among the four GenOn directors who will become directors of NRG, two will be designated Class I directors (after giving effect to the board declassification in connection with the 2013 annual meeting) with a term expiring at the 2014 annual meeting of NRG stockholders and two will be designated Class II directors (after giving effect to the board declassification in connection with the 2013 annual meeting) with a term expiring at the 2015 annual meeting of NRG stockholders.

        Regardless of when the merger is completed, all NRG directors who continue serving as directors of NRG will remain in their respective classes without any change (except for any change pursuant to the declassification process).

  Amendment to NRG's Certificate of Incorporation

        In connection with the merger, Article Seven of NRG's amended and restated certificate of incorporation will be amended to fix the maximum number of directors that may serve on the NRG Board at 16 directors. Please see "NRG Proposals—Item 2. The Charter Amendment Proposal" beginning on page [    •    ] for the complete text of the amendment to NRG's amended and restated certificate of incorporation.

  Bylaws

        In connection with the merger, NRG's bylaws will be amended and restated as of completion of the merger to reflect the governance arrangements described above. Any amendment to the bylaw provisions concerning such governance arrangements will require the affirmative vote of at least 90% of the total number of NRG directors then in office. The form of the amended and restated bylaws is included as Exhibit B to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

  Headquarters

        Upon completion of the merger, (i) the executive offices and commercial and financial headquarters for the combined company will be located in Princeton, New Jersey, and (ii) the operations headquarters will be located in Houston, Texas.

Completion of the Merger

        Unless NRG and GenOn agree to another date, the parties are required to complete the merger on the third business day after satisfaction or waiver of all the conditions described under "—Conditions to Completion of the Merger" below. The merger will be effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware.

 Conditions to Completion of the Merger

        The obligations of each of NRG and GenOn to complete the merger are subject to the satisfaction of the following conditions:

  •
  approval by NRG stockholders of the Share Issuance proposal and Charter Amendment proposal;

  •
  approval by GenOn stockholders of the Merger proposal;

  •
  absence of any law or injunction prohibiting the consummation of the merger;

  •
  receipt of all required regulatory approvals, which consist of FERC approval, approval of the merger by the NYPSC and PUCT (or a determination that no such approval is required), expiration or termination of any waiting period (and any extension thereof) applicable to the merger under the HSR Act, filing of notices with the CPUC and the lapse of the associated notice period, and a threshold determination from the NRC that the merger does not require the prior approval of the NRC (or a determination granting such approval), provided that none of these approvals (or any order issued, imposed or otherwise put into effect in connection with any of these approvals) constitutes or would reasonably be expected to constitute, cause or result in a material adverse effect on NRG or GenOn;

  •
  authorization of the listing of the shares of NRG common stock to be issued in connection with the merger or reserved for issuance in connection with the merger on the NYSE, subject to official notice of issuance; and

  •
  effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose.

        In addition, the obligations of each of NRG and GenOn to complete the merger are subject to the satisfaction of the following conditions:

  •
  (i) the truth and correctness of the representations and warranties of the other party with respect to certain fundamental matters (due organization, capital structure, no material adverse effect, required stockholder approval and receipt of opinion(s) of financial advisor(s)) as of the date of the merger agreement and as of the date of completion of the merger as though made as of the date of completion of the merger (except with respect to the foregoing to the extent that any representation and warranty is made as of a specific date or time in which case they must be true and correct only as of such date or time), except for de minimis inaccuracies; and (ii) the truth and correctness of all other representations and warranties of the other party as of the date of the merger agreement and as of the date of completion of the merger as though made as of the date of completion of the merger (disregarding any qualifications with respect to materiality or "material adverse effect" in these representations and warranties) (except with respect to the foregoing to the extent that any representation and warranty is made as of a specific date or time in which case they must be true and correct only as of such date or time), except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a "material adverse effect" on the other party;

  •
  the prior performance by the other party, in all material respects, of all of its obligations under the merger agreement;

  •
  receipt of a certificate executed by an executive officer or another senior officer of the other party as to the satisfaction of the conditions described in the preceding two bullets; and

  •
  (i) receipt of a legal opinion of its counsel, dated as of the closing date of the merger, to the effect that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) receipt of a copy of the legal opinion of the counsel to the other party to the same effect.

Representations and Warranties

        Each of NRG and GenOn has made representations and warranties with respect to itself and its subsidiaries regarding, among other things:

  •
  due organization, good standing, requisite corporate power, organizational documents and qualifications necessary to conduct business;

  •
  capital structure, equity awards and ownership of subsidiaries;

  •
  corporate authority to enter into and perform the merger agreement, enforceability of the merger agreement, approval of the merger agreement by each party's board of directors;

  •
  required regulatory filings and consents and approvals of governmental entities;

  •
  absence of conflicts with or defaults under organizational documents, contracts, permits and applicable laws as a result of the transactions contemplated by the merger agreement;

  •
  SEC filings since January 1, 2011, including financial statements contained in the filings;

  •
  internal controls and compliance with the Sarbanes-Oxley Act of 2002;

  •
  the absence of undisclosed material liabilities;

  •
  compliance with applicable law and possession and compliance with requisite permits;

  •
  environmental matters;

  •
  benefit plans;

  •
  conduct of the business in the ordinary course of business and absence of any event, change, effect, development, condition or occurrence since December 31, 2011 that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on such party;

  •
  pending or threatened investigations or litigation;

  •
  material truth and accuracy of certain information supplied for inclusion in this joint proxy statement/prospectus;

  •
  regulatory matters;

  •
  tax matters;

  •
  labor and other employment matters;

  •
  intellectual property matters;

  •
  real and personal property matters;

  •
  stockholder votes required to adopt the merger agreement and approve the transactions contemplated by the merger agreement;

  •
  inapplicability of state takeover laws to the merger;

  •
  receipt of opinion(s) of financial advisor(s);

  •
  matters with respect to material contracts;

  •
  the absence of undisclosed brokers' fees and expenses;

  •
  maintenance of insurance policies;

  •
  compliance with derivatives trading policies;

  •
  no undisclosed related party transactions; and

  •
  lack of ownership of the other party's stock.

        For GenOn, the merger agreement contains additional representations and warranties to the effect that the GenOn Board has taken all necessary actions to render the transfer restrictions in GenOn's certificate of incorporation and the GenOn Rights Agreement inapplicable to the merger agreement and the transactions contemplated by the merger agreement.

        For NRG, the merger agreement also contains additional representation and warranties regarding (i) authority of Merger Sub to enter into the merger agreement and consummate the transactions contemplated by the merger agreement, and no prior business activities by Merger Sub, and (ii) validity of the financing commitments from Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc., and sufficiency of the net proceeds from such financial commitment (if funded in full and taking into account funds available at each of NRG and GenOn (including funds available under NRG's existing credit facilities)), to fund the Change in Control Offers and the NRG Debt Offers.

        The representations and warranties noted above are subject to qualifications and limitations agreed to by NRG and GenOn in connection with negotiating the terms of the merger agreement. Many of the representations and warranties in the merger agreement are qualified by a "material adverse effect" standard—that is, they will not be deemed to be untrue or incorrect unless the failure to be true or correct, individually or in the aggregate, would reasonably be expected to have a material adverse effect.

        For purposes of the merger agreement, a "material adverse effect" means any material adverse event, change, effect, development, condition, state of facts or occurrence that individually or in the aggregate (x) is materially adverse to the business, financial condition or results of operations of NRG or GenOn, as the case may be, and its respective subsidiaries, taken as a whole, or (y) prevents or materially delays the consummation of the merger or the other transactions contemplated by the merger agreement. Except as otherwise noted below, in no event may any of the following be taken into account, individually or in the aggregate, when determining whether there has been or would reasonably be expected to be a "material adverse effect" as contemplated by the preceding clause (x):

  •
  any event or change in or generally affecting (i) the economy or the financial or securities markets in the United States or elsewhere in the world or (ii) the industry or industries in which NRG or GenOn, as the case may be, operate generally or in any specific jurisdiction or geographical area, in each case to the extent not disproportionately affecting the party making the representation and its subsidiaries, taken as a whole, as compared to similarly situated companies in the same industries;

  •
  any changes or developments (i) in national, regional, state or local wholesale or retail markets for electric power, capacity or fuel or related products (including those resulting from actions by competitors or from changes in commodities prices or hedging markets), (ii) resulting from or arising out of any changes or developments in national, regional, state or local electric transmission or distribution systems, or (iii) resulting from or arising out of any changes or developments in national, regional, state or local wholesale or retail electric power and capacity prices, in each case to the extent not disproportionately affecting the party making the representation and its subsidiaries, taken as a whole, as compared to similarly situated companies in the same industries;

  •
  any event or change resulting from or arising out of any adoption, implementation, promulgation, repeal, amendment or reinterpretation or of any law by a governmental entity or any rule or protocol by any national, regional, state or local independent system operator, regional transmission organization or market administrator, in each case to the extent not disproportionately affecting the party making the representation and its subsidiaries, taken as a whole, as compared to similarly situated companies in the same industries;

  •
  any event or change resulting from or arising out of any changes in GAAP applicable to NRG or GenOn, as the case may be, or interpretations thereof, in each case to the extent not disproportionately affecting the party making the representation and its subsidiaries, taken as a whole, as compared to similarly situated companies in the same industries;

  •
  any event or change resulting from or arising out of any natural disasters or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism, in each case to the extent not disproportionately affecting the party making the representation and its subsidiaries, taken as a whole, as compared to similarly situated companies in the same industries;

  •
  any event or change resulting from or arising out of public announcement of the merger agreement or the transactions contemplated by the merger agreement, or compliance with the explicit terms of the merger agreement;

  •
  any event or change resulting from or arising out of (i) any change in the share price or trading volume of NRG common stock or GenOn common stock, as the case may be, or the credit rating of each party or its debt Securities, as the case may be, or (ii) the failure of by NRG or GenOn, as the case may be, to meet its projections or forecasts, except that the underlying event, change, effect, development, condition, state of facts or occurrence may nonetheless be taken into account in determining whether there has been or would reasonably be expected to have a material adverse effect); or

  •
  the failure to take any action by NRG or GenOn, as the case may be, if that action is prohibited by the merger agreement and such party's request for a waiver has been refused or not timely provided by the other party.

Conduct of Business Prior to Closing

        Each of NRG and GenOn has undertaken customary covenants in the merger agreement restricting the conduct of its respective business between the date of the merger agreement and completion of the merger. In general, each of NRG and GenOn has agreed to (x) conduct its and its subsidiaries' business in the ordinary course and (y) use reasonable best efforts to preserve intact its and its subsidiaries' present material lines of business, maintain its rights and franchises and preserve its relationships with material customers, suppliers and other significant business relations.

        In addition, between the date of the merger agreement and completion of the merger, each of NRG and GenOn agreed, with respect to itself and its subsidiaries, not to, among other things, undertake any of the following (subject in each case to exceptions specified in the merger agreement or set forth in the confidential disclosure schedules to the merger agreement):

  •
  amend its certificate of incorporation, bylaws or similar organizational documents (other than amendment of NRG's certificate of incorporation and bylaws as contemplated by the merger agreement), or materially amend any organizational documents of any subsidiary;

  •
  declare, set aside or pay any dividend or other distribution (whether in cash, shares or property) with respect to any shares of capital stock, except for (i) any dividend pursuant to the dividend policy announced by NRG on February 15, 2012 and (ii) pro rata dividends or other distributions by any subsidiary;

  •
  split, combine, subdivide or reclassify any of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, except for such transactions between a party and its subsidiaries;

  •
  issue, sell, pledge, dispose of or encumber (or authorize any of the foregoing) any shares of capital stock or other ownership interest in itself or any of its subsidiaries (or any securities convertible into or exchangeable for such shares or ownership interests), or any rights, warrants or options, subject to certain exceptions including (i) the issuance of securities issuable upon the exercise of options or other outstanding rights under any benefit plan (ii) the purchase or sale of shares to cover tax withholding on distribution of shares to employees, (iii) in the case of NRG, the issuance of shares pursuant to NRG's employee stock purchase plan, (iv) in the case of GenOn, issuance of shares in satisfaction of the plan of reorganization of Mirant Corporation, a predecessor of GenOn, (v) granting of equity awards as permitted by the merger agreement and (vi) such transactions between a party and its subsidiaries;

  •
  purchase, redeem or otherwise acquire any shares of capital stock of NRG or GenOn or any of their respective subsidiaries, except for (i) purchase or sale of shares in connection with exercise of equity awards or (ii) such transactions between a party and its subsidiaries;

  •
  adopt a plan of, or enter into a letter of intent or agreement in principle with respect to a, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, except for the merger and restructuring transactions between a party and its subsidiaries;

  •
  prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees in excess of $100 million in the aggregate, other than (i) at stated maturity, (ii) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights) and (iii) certain other specified indebtedness or guarantees, in each case in accordance with the terms of the instrument governing such indebtedness as in effect as of the date of the merger agreement;

  •
  incur, assume, guarantee or otherwise become liable for any indebtedness, other than (i) short-term borrowings in the ordinary course, borrowings pursuant to existing credit facilities and purchase money financings and capital leases in the ordinary course, provided that the aggregate amount of such indebtedness does not exceed, in the case of NRG, $100 million or, in the case of GenOn, $50 million, (ii) any indebtedness incurred to replace, renew or refinance existing indebtedness, or (iii) indebtedness or guarantees between each party and its subsidiaries, in each case of (i), (ii) and (iii) subject to certain restrictions in the merger agreement;

  •
  change or revoke any material tax election or accounting period or method, file any material amended tax return or settle any material tax claim;

  •
  enter into any new line of business outside its existing business (in the case of NRG, other than new lines of business directly related to its solar, retail or electric vehicle services businesses);

  •
  acquire any other person or business or make any loans, advances or capital contributions to, or investments in, any other person with an aggregate value in excess of, in the case of NRG, $100 million or, in the case of GenOn, $50 million, other than (i) as contemplated in each party's 2012 budget or 2013 budget, (ii) certain specified projects or (iii) such transactions between a party and its subsidiaries;

  •
  commit to or make any capital expenditures in excess of, in the case of NRG, $100 million or, in the case of GenOn, $50 million, other than (i) as contemplated in each party's 2012 budget or 2013 budget, (ii) certain specified projects, or (iii) capital expenditures made in response to any emergency;

  •
  except as required by existing benefit plans or, in the case of NRG, in connection with new lines of business permitted by the merger agreement, (i) increase the compensation or other benefits (including the granting of any discretionary bonuses) payable or provided to its directors, officers or employees, except in the ordinary course of business consistent with market and past practice for any employee who is not an executive officer, (ii) adopt, amend or modify (including the acceleration of vesting) or terminate any bonus, profit sharing, incentive, severance or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner, other than agreements entered into with any newly-hired non-officer employees, severance agreements with employees who are not executive officers in connection with terminations of employment, or arrangements in connection with the promotion of employees, in each case, in the ordinary course of business consistent with past practice, or (iii) enter into or amend any collective bargaining agreements or similar contracts other than agreements or amendments entered into in the ordinary course of business consistent with past practice that would not result in a material increase in cost;

  •
  enter into or make any loans or advances to, or change existing borrowing or lending arrangements for or on behalf of, any officers, directors, employees, agents or consultants;

  •
  make any material change in financial accounting policies or procedures, other than as required by a change in GAAP, SEC rule or policy or applicable law;

  •
  (i) sell, lease, license, transfer, exchange or swap, mortgage (including securitizations) or otherwise dispose of any material portion of material properties or non-cash assets, except as may be required by applicable law or any governmental entity in order to permit or facilitate the transactions contemplated by the merger agreement, subject to the limitations in the merger agreement, (ii) create or incur any lien on any material assets or properties, or (iii) sell, lease, license or otherwise dispose of any material intellectual property other than in the ordinary course of business consistent with past practice;

  •
  modify, amend, or terminate, or waive or assign any rights under, any specified contracts or real property leases in any material respect other than in a manner that is not material and adverse to such party and its subsidiaries, taken as a whole, or which could prevent or materially delay the consummation of the merger and the other transactions contemplated under the merger agreement;

  •
  materially amend or terminate any trading policies or take any action that materially violates any trading policies or causes net trading positions to be materially outside of risk parameters established under such trading policies;

  •
  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that (i) involve only monetary payment not exceeding (A) the amounts previously reserved for such matters on such party's balance sheet as of December 31, 2011 or (B) $50 million in the aggregate, and (ii) with respect to non-monetary terms and conditions, involve only the imposition of restrictions or other conditions that, would not reasonably be expected to materially and adversely impact its business and/or operations, taken as a whole, or the consummation of the transactions contemplated by the merger agreement, and do not involve the admission of any criminal liability;

  •
  implant any plant closing or layoff of employees that would reasonably be expected to materially and adversely impact its business and/or operations taken as a whole; or

  •
  agree or commit to take any of the foregoing actions.

Non-Solicitation of Alternative Acquisition Proposals

        Each of NRG and GenOn has agreed that until the earlier of the consummation of the merger or the termination of the merger agreement, it and its subsidiaries will not, will cause its or its subsidiaries' respective officers, directors or employees not to, and will use reasonable best efforts to cause its and its subsidiaries representatives not to, directly or indirectly:

  •
  solicit, initiate, seek or knowingly encourage or facilitate any inquiry, discussion request, offer or proposal that constitutes or would reasonably be expected to lead to an alternative acquisition proposal (as defined below);

  •
  furnish any non-public information, or afford access to properties, books and records in connection with or in response to, or that would be reasonably likely to lead to, an alternative acquisition proposal;

  •
  engage or participate in any discussions or negotiations with any third party regarding, or that would be reasonably likely to lead to, an alternative acquisition proposal;

  •
  adopt or approve, an alternative acquisition proposal; or

  •
  enter into any letter of intent, memorandum of understanding, merger agreement or any other agreement (other than a confidentiality agreement) providing for or related to, an alternative acquisition proposal.

        Each of NRG and GenOn will, and will cause its subsidiaries, and its and their respective officers, directors and employees, and will use reasonable best efforts to cause its and their respective representatives, to (i) immediately cease and terminate any and all existing solicitations, discussions or negotiations with any third parties (or its representatives) conducted as of the date of the merger agreement in connection with or in response to, or that would reasonably likely to lead to, any alternative acquisition proposal and (ii) request that each such third party and its representatives promptly return or destroy all confidential information furnished by NRG or GenOn, as the case may be.

        An "alternative acquisition proposal" with respect to NRG or GenOn, as the case may be (which is referred to as the subject company), means any written bona fide offer, inquiry, proposal or indication of interest made by a third party with respect to (i) any sale, merger, consolidation, recapitalization, reorganization, dividend distribution, joint venture, share exchange or business combination or similar transaction involving the direct or indirect issuance or acquisition of 20% or more of the outstanding shares of common stock of the subject company, (ii) any, tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any third party becoming the beneficial owner of 20% or more of the outstanding shares of the subject company), (iii) the acquisition or purchase by any third party, or any other disposition by the subject company of assets (including equity securities of any subsidiary of the subject company) or businesses representing 20% or more of the consolidated assets (as determined on a fair market basis), net revenues or net income of the subject company and its subsidiaries, taken as a whole, or (iv) any combination of the above.

        Notwithstanding the restrictions described above, prior to the subject company obtaining its stockholder approval, if the subject company receives a bona fide, written alternative acquisition proposal from a third party, which did not result from a breach of the non-solicitation provisions of the merger agreement, the subject company may furnish nonpublic information with respect to itself and its subsidiaries to the third party who made the alternative acquisition proposal and its representatives, and may participate in discussions and negotiations regarding the alternative acquisition proposal, if (and only if) (i) its board of directors, after consultation with a financial advisor and outside legal counsel, determines in good faith the alternative acquisition proposal constitutes or is reasonably likely to result in a superior offer (as defined below) (ii) the failure to take such actions with respect to the alternative acquisition proposal would be reasonably likely to be inconsistent with the exercise of its fiduciary duties under applicable law, (iii) the subject company notified the other party in writing that the board of the subject company has made the determination described above and (iv) prior to providing any non-public information, it enters into a confidentiality agreement with the third party that made the alternative acquisition proposal that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the subject company than the terms of the confidentiality agreement between NRG and GenOn.

        The merger agreement requires the subject company to provide prompt oral and written notice to the other party (and in no event later than 24 hours) after (i) receipt of any alternative acquisition proposal, (ii) any inquiry or request for information or request for access to the properties, books and records of the subject company in connection with an alternative acquisition proposal or (iii) any discussions or negotiations in connection with an alternative acquisition proposal. The required notice must include a copy of the alternative acquisition proposal and any draft agreements, if in writing, and, if oral, a reasonably detailed summary of the alternative acquisition proposal related communications. Furthermore, the subject company must (i) keep the other party reasonably informed on a prompt basis of any change to the financial terms or other material term or condition of such alternative acquisition proposal (and in no event later than 24 hours following any such change) and (ii) promptly provide the other party with non-public information concerning itself and its subsidiaries that was provided to a third party in connection with an alternative acquisition proposal that was not previously provided to the other party.

        Notwithstanding the restrictions described above, the merger agreement does not prohibit NRG or GenOn from (i) taking and disclosing to its respective stockholders a position required by Rule 14e-2 under the Exchange Act or (ii) complying with Rule 14d-9 under the Exchange Act.

        With respect to each of NRG and GenOn, any breach of the non-solicitation covenants by (x) any officer, director or employee of such party or its subsidiaries or (y) a senior-level employee or officer of such party's financial advisor or a partner of any law firm retained by such party, will be deemed to be a breach of the non-solicitation covenants by such party.

Change of Board Recommendations or Termination of Merger Agreement for Superior Offer

        Under the merger agreement, the NRG Board has agreed to recommend that NRG stockholders vote in favor of the Share Issuance proposal and the Charter Amendment proposal, which is referred to as the NRG board recommendation, and the GenOn Board has agreed to recommend that GenOn stockholders vote in favor of the Merger proposal, which is referred to as the GenOn board recommendation. Subject to the provisions described below, the merger agreement provides that neither the NRG Board nor the GenOn Board will:

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  withhold, withdraw or modify (or publicly propose to do any of the foregoing) the NRG board recommendation or the GenOn board recommendation, as applicable, in a manner adverse to the other party; or

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  recommend, adopt or approve (or propose publicly to do any of the foregoing) any alternative acquisition proposal.

        Each of the foregoing actions is referred to as a change of recommendation.

        Notwithstanding these restrictions, before NRG or GenOn, as the case may be, obtains its stockholder approval, the NRG Board or the GenOn Board, as the case may be, may effect a change of recommendation and/or terminate the merger agreement if and only if:

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  the subject company receives a bona fide alternative acquisition proposal that did not result from a breach of the non-solicitation provisions of the merger agreement and such alternative acquisition proposal has not been withdrawn;

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  the subject company's board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel that the alternative acquisition proposal constitutes a superior offer (as defined below);

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  the subject company's board of directors, following consultation with its outside legal counsel, determines that the failure to effect a change of recommendation or terminate the merger agreement would be reasonably likely to be inconsistent with the exercise of its fiduciary duties under applicable law;

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  the subject company provides the other party with written notice that its board of directors intends to effect a change of recommendation or terminate the merger agreement at least four business days prior to taking such action (such four-business-day period is referred to as the matching period); and

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  at the end of the matching period, the subject company's board of directors again determines in good faith, after consultation with its financial advisor and outside legal counsel (taking into account any adjustment or modification to the terms and conditions of the merger agreement proposed by the other party) that the alternative acquisition proposal continues to constitute a superior offer and that the failure to effect a recommendation change or terminate the merger agreement would be reasonably likely to be inconsistent with the exercise of the subject company's board of directors' fiduciary duties.

        Any change to the financial terms or any other material change to the terms of an alternative acquisition proposal will require the delivery of a new written notice and the subject company will need to comply again with the requirements described above before effecting a change of recommendation or terminate the merger agreement in respect of a superior offer, except that the matching period in connection with any such change will be shortened to three business days.

        A "superior offer" means a bona fide written alternative acquisition proposal (with references to 20% being replaced by references to 50%) made by any third party, which did not result from or arise in connection with any breach by the subject company of its non-solicitation obligations under the merger agreement, which the subject company's board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account the legal, financial, regulatory and other aspects of such proposal (including the availability of financing), the conditionality of and contingencies related to such proposal, the expected timing and risk of completion, the identity of the person making such proposal and such other factors deemed relevant by the subject company's board of directors, is more favorable to the subject company's stockholders than the transactions contemplated by the merger agreement (after taking into account any written revised proposal by the other party to amend the terms of the merger agreement).

        In addition, before NRG or GenOn, as the case may be, obtains its stockholder approval, the NRG Board or the GenOn Board, as the case may be, may effect a change of recommendation in response to a material development or change in circumstances occurring or arising after the date of the merger agreement that was neither known to the board of directors of NRG or GenOn, as the case may be, nor reasonably foreseeable at the date of the merger agreement (and which change or development does not relate to an alternative acquisition proposal), if and only if:

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  the board of directors of NRG or GenOn, as the case may be, following consultation with its outside legal counsel, determines that the failure to effect a change of recommendation would be reasonably likely to be inconsistent with the exercise of its fiduciary duties under applicable law;

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  NRG or GenOn, as the case may be, provides the other party with written notice that its board of directors is considering making a recommendation change (and, in reasonable detail, the developments and reasons for such change) at least four business days prior to taking such action; and

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  At the end of the matching period, the subject company's board of directors again determines in good faith, after consultation with outside legal counsel and taking into account any adjustment or modification of the terms and conditions of the merger agreement, that the failure to effect a change of recommendation with respect to such development or change in circumstances would be reasonably likely to be inconsistent with the exercise of the subject company's board of directors' fiduciary duties.

        Any subsequent developments or change in circumstances will require the delivery of a new written notice and the subject company will need to comply again with the requirements described above before effecting a change of recommendation, except that the matching period in connection with any such change will be shortened to three business days.

Reasonable Best Efforts to Obtain Required Stockholder Approval(s)

        Each of NRG and GenOn has agreed to use their reasonable best efforts to duly give notice of, convene and hold on the same date, which date will be as soon as reasonably practicable after the date of the merger agreement, a meeting of its stockholders to consider, in the case of NRG, the Share Issuance proposal and the Charter Amendment proposal, and, in the case of GenOn the Merger proposal. Without the prior written consent of the other party, the Merger-Related proposals and the Merger-Related Compensation proposal will be the only proposals voted on at the meeting of GenOn stockholders and the approval of the stock issuance and charter amendment shall be only proposals voted on at the meeting of NRG stockholders. Such obligation will not be limited or otherwise affected by the occurrence of an alternative acquisition proposal or change of recommendation. Subject to certain exceptions, each of NRG and GenOn is prohibited from changing the record date or postponing such meeting of their respective stockholders without the prior written consent of the other party. Unless a change in recommendation occurs, each of NRG and GenOn will use reasonable best efforts to take all actions necessary or advisable to obtain the required stockholder approval(s).

Reasonable Best Efforts to Obtain Required Regulatory Approvals

        NRG and GenOn are required under the terms of the merger agreement to use, and to cause their respective affiliates to use, reasonable best efforts to promptly take all necessary or advisable actions under applicable laws to complete the merger and the other transactions contemplated by the merger agreement, including obtaining necessary consents and approvals from governmental entities and third parties, defending against lawsuits challenging the merger agreement or the transactions contemplated by the merger agreement and executing and delivering any additional instruments necessary to complete the merger, except that neither NRG nor GenOn, nor any of their respective subsidiaries, is required to accept or agree to any order, condition or other legal restraint issued or imposed in connection with any required regulatory approval that constitutes, or would reasonably be expected to constitute, cause or result in a material adverse effect on NRG or GenOn.

        The merger agreement requires NRG and GenOn to make the applications and notices for the required regulatory approvals as soon as practicable after the execution of the merger agreement, except that the pre-merger notification under the HSR Act should be filed as soon as practicable (in any event within 10 business days) after the filling of the FERC application.

Employee Benefits Matters

        The merger agreement provides that, following completion of the merger, NRG will honor all NRG benefit plans and GenOn benefits plans and other compensation arrangements and agreements in accordance with their terms as in effect immediately prior to the consummation of the merger, except that nothing in the merger agreement prohibits NRG from amending or terminating any such plans, arrangements or agreements.

        Following completion of the merger, NRG benefit plans and GenOn benefit plans will remain in effect and the employees of the combined company who, prior to the effective time of the merger, were covered by such plans will continue to be covered until such time as NRG otherwise determines, subject to applicable laws and the terms of such plans. As soon as practicable following the merger, and consistent with any obligations arising under any collective bargaining agreement, NRG and GenOn will take all necessary action to transition GenOn employees' participation in GenOn's benefit plans to NRG's benefit plans and upon such transition, GenOn employees will cease to accrue any additional benefits under the applicable GenOn benefit plans. To the extent permitted by applicable law, NRG and GenOn intend to complete such transition to NRG benefit plans on a comparable basis in respect of NRG employees and GenOn employees as soon as administratively practicable after the consummation of the merger and provide similarly situated GenOn employees and NRG employees base salaries and cash bonus opportunities on a comparable basis, in each case taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities. In any event, except as may otherwise be provided in any collective bargaining agreement, NRG will provide each GenOn employee during the 12-month period beginning on the date of the merger with cash severance benefits in an amount, and on terms, no less favorable than the amount and terms in effect immediately before the merger under the GenOn severance plan in which the GenOn employee participated immediately before the merger.

        With respect to any benefit plans in which any GenOn employees first becomes eligible to participate at or after the completion of the merger, NRG has agreed to: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents (except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous GenOn benefit plan), (ii) in the plan year in which the merger occurs, provide each GenOn employee and their eligible dependents with credit for any co-payments and deductibles paid prior to completion of the merger under the GenOn benefit plan (to the same extent that such credit was given under the analogous GenOn benefit plan prior to completion of the merger) in satisfying any applicable deductible or out-of-pocket requirements and (iii) recognize under NRG benefit plans all service of the GenOn employees with GenOn and its affiliates, for all purposes (including purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual) to the extent such service was granted under the analogous GenOn benefit plan in which such employees were eligible to participate before completion of the merger, except that such service recognition will not apply to the extent it would result in duplication of benefits or apply to equity-based plans unless such service credit is applicable to employees of NRG.

        NRG has agreed to, as soon as practicable following the completion of the merger (in any event no later than March 15, 2013) make cash bonus payments to those individuals who are participants in GenOn's 2012 annual cash incentive program in such amounts as are determined for such individuals by GenOn on or before the merger, to the extent such payments have not yet been made. Notwithstanding the foregoing, in the event any participant in GenOn's 2012 annual cash incentive program terminates employment before such payment is made, such participant will, in lieu of such payment, receive payment pursuant to any applicable annual incentive-related provisions of his or her severance arrangements.

Treatment of GenOn's Existing Debt

        In connection with the merger, the parties intend to terminate GenOn's existing senior secured term loan facility and revolving credit facility with JP Morgan Chase Bank. In addition, at NRG's request and subject to the terms and conditions of the merger agreement, GenOn will commence a

"change of control" tender offer for each series of GenOn's outstanding Notes, conditioned on the completion of the merger. We refer to these offers as the "Change in Control Offers." In addition, subject to terms and the conditions of the Merger Agreement, NRG may, at its election following consultation with GenOn, commence a tender offer for cash or an exchange offer for securities for all or any portion of GenOn's outstanding Notes, conditioned on the completion of the Merger. We refer to these offers as the "NRG Debt Offers." Also, NRG may, subject to the terms and conditions of the merger agreement, elect to undertake a consent solicitation to alter the terms of any of GenOn's Notes that remain outstanding after the Change in Control Offers and the NRG Debt Offers.

        GenOn's obligation to accept for payment and pay for the notes tendered pursuant to the Change in Control Offer or make any payment for the requested consents in the consent solicitation are subject to the following conditions: (i) the merger has been completed or that each of NRG and GenOn is satisfied that the completion of the merger will occur substantially concurrently with such acceptance and payment and/or exchange, (ii) the consents requested in the consent solicitation have been received, (iii) there is no order or injunction prohibiting the consummation of the Change in Control Offer and (iv) such other conditions as are customary for similar transactions.

        The Change in Control Offers and the NRG Debt Offers are collectively referred to as the "Debt Offers." NRG has agreed to reimburse GenOn for any unreimbursed, out-of-pocket fees and expenses incurred in connection with the Debt Offers if the merger agreement is terminated under certain specified circumstances, including any termination in connection with a superior offer with respect to GenOn.

Financing

        There are no financing conditions to the merger and the merger is not conditioned upon the completion of the Debt Offers or the funding of the Financing.

        To the extent funds available under the Financing Commitment are necessary to consummate the Debt Offers, NRG has agreed to use reasonable best efforts to obtain the Financing on the terms and conditions set forth in the Financing Commitment. NRG may amend and replace the Financing Commitment so long as the terms would not adversely impact NRG's ability to timely consummate the Debt Offers. If any portion of the Financing Commitment becomes unavailable, NRG will, to the extent necessary, use its reasonable best efforts to arrange to obtain alternative financing from alternative sources as promptly as practicable but in any event no later than the closing date of the merger.

        NRG may pursue a refinancing of all or a portion of GenOn's existing indebtedness, provided that GenOn and its subsidiaries will not be required to incur any obligation with respect to such refinancing before the completion of the merger and such refinancing will not delay the completion of the merger. In addition, the consummation of any such refinancing will be subject to the following conditions: (i) the merger has been completed or each of NRG and GenOn is satisfied that the completion of the merger will occur substantially concurrently with such acceptance and payment and/or exchange, (ii) there is no order or injunction prohibiting the consummation of such refinancing and (iii) such other conditions as are customary for similar transactions.

Financing Cooperation

        GenOn has agreed to use reasonable best efforts to cooperate in NRG's efforts to obtain the Financing or any refinancing NRG decides to pursue in accordance with the terms of the merger agreement, including (i) furnishing financial and other pertinent information regarding GenOn and its subsidiaries as reasonably requested by NRG or any financing source, (ii) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies, (iii) assisting in the preparation of (A) any offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with such acceptable financing (and to provide any financial and other information customarily included in any such document) and (B) materials for rating agency presentations, (iii) obtain customary accountants' comfort letters including "negative assurance" comfort and consents of accountants for use of their reports in any materials relating to such acceptable financing, legal opinions, appraisals, surveys, title insurance and other customary documentation, (iv) executing and delivering any pledge and security documents, other definitive financing documents, or other certificates or documents, as may be reasonably necessary to facilitate such acceptable financing. GenOn has also agreed to use reasonable best efforts to cooperate with NRG to satisfy the conditions precedent to the Financing or any refinancing of GenOn's existing debt.

        NRG has agreed to indemnify GenOn and its subsidiaries and their respective directors, officers, employees and representatives from any and all liabilities, losses, costs and expenses incurred in connection with the arrangement of the financing or any refinancing of GenOn's existing debt.

Other Covenants and Agreements

        The merger agreement contains additional agreements relating to, among other matters:

  Access to Information; Confidentiality

        Until completion of the merger, each of NRG and GenOn will afford the other party and its representatives reasonable access on certain conditions to all of its and its subsidiaries' respective properties, books, contracts, commitments, personnel and records. Each of NRG and GenOn will keep confidential any nonpublic information in accordance with the terms of the confidentiality agreement between NRG and GenOn.

  State Takeover Laws

        In the event that any state takeover law becomes applicable to the merger agreement or any of the transactions contemplated thereby, each of NRG and GenOn will grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated by the merger agreement are completed as promptly as practicable on the terms contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of such law on the transactions contemplated by the merger agreement.

  Indemnification and Insurance

        All rights to indemnification, advancement of expenses and exculpation now existing in favor of the current or former directors, officers or employees of GenOn and its subsidiaries will survive the merger and continue in full force and effect for a period of six years after completion of the merger. NRG and GenOn, as the surviving company in the merger, will indemnify GenOn's current and former directors and officers, and any individual who served as a director, officer, member, trustee or fiduciary of another entity at the request of GenOn or any of its subsidiaries, against all costs, expenses and other payments in connection with any actual or threatened lawsuits arising out of or relating to any action or omission by such persons in such capacities occurring before or after completion of the merger. In addition, GenOn will purchase "tail" directors' and officers' liability and fiduciary liability insurance policies which will provide coverage for a period of six years from completion of the merger for its existing and former directors and officers on substantially the same terms and conditions as the policies currently maintained by GenOn, with an annual premium not to exceed 300% of the annual aggregate premium currently paid by GenOn as of for such insurance policies.

  Certain Tax Matters

        After completion of the merger, any real estate transfer tax will be borne by the surviving company and expressly shall not be a liability of the GenOn stockholders. Each of NRG and GenOn will not, and will not permit any of its respective subsidiaries to, take any action, or fail to take any action, that would reasonably be expected to jeopardize the qualification of the merger as a "reorganization" within the meaning of Section 368(a) of the Code. Furthermore, each of NRG and GenOn will (i) keep the other party reasonably apprised of the status of any material tax matters and (ii) not settle or compromise any material tax liability or refund without first using reasonable good faith efforts to consult in good faith with the other party if such settlement or compromise could have an adverse effect that, individually or in the aggregate, is material to the party proposing to settle or compromise the tax liability or refund.

  Rights Plan

        GenOn has agreed to take all action necessary to cause the GenOn Rights Agreement to be terminated immediately prior to the completion of the merger without payment of any consideration to any holder of the rights.

  Section 16 Matters

        Each of NRG and GenOn has agreed to use reasonable best efforts to take, prior to completion of the merger, all steps necessary to exempt, under Rule 16b-3 promulgated under the Exchange Act, any dispositions of GenOn common stock or acquisitions of NRG common stock by GenOn officers or directors pursuant to the merger.

  Public Announcements

        Subject to certain exceptions, NRG and GenOn have agreed to use reasonable best efforts to consult with each other before issuing, and provide each other with the reasonable opportunity to review and comment upon (and reasonably consider such comments), any press release or any public announcement primarily relating to the merger agreement or the transactions contemplated thereby.

  Stock Exchange Listing; Delisting

        NRG has agreed to use reasonable best efforts to cause the NRG common stock issued or reserved for issuance in connection with the merger to be authorized for listing on the NYSE prior to completion of the merger.

        GenOn has agreed to take all reasonable actions to cause the delisting of GenOn common stock from the NYSE and the termination of GenOn's registration under the Exchange Act as soon as practicable following the merger.

  Expenses

        Each of NRG and GenOn has agreed to pay its own fees and expenses incurred in connection with the merger agreement, except that each party has agreed to pay 50% of the costs and expenses incurred in connection with (i) the filing of pre-merger notification and report forms under the HSR Act and (ii) the printing, filing and mailing of this joint proxy statement/prospectus.

  Control of Operations

        GenOn and NRG agree that, without limiting either GenOn's or NRG's rights or obligations under the merger agreement, nothing in the merger agreement shall give either party the right to control or direct the other party's operations and, prior to completion of the merger, each party will exercise, consistent with the conditions of the merger agreement, complete control and supervision over its operations.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to completion of the merger (except as specified below, including after the required NRG stockholder approval or GenOn stockholder approval is obtained):

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  by mutual written consent of NRG and GenOn; or

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  by either NRG or GenOn:

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  if the merger has not been completed on or prior to March 30, 2013, which date is referred to as the end date; provided, however, each of NRG or GenOn has the right, in its discretion, to extend the end date to July 31, 2013 if the only conditions to completion of the merger that have not been satisfied (other than those conditions that by their nature are to be satisfied at the closing) at the time of such extension are those regarding the receipt of all required regulatory approvals described above under "—Conditions to Completion of the Merger," except that this termination right will not be available to a party whose failure to perform or comply in all material respects with the terms of the merger agreement was the principal cause of the failure of the merger to be completed prior to the end date;

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  if (i) any law or order has been issued, enforced or entered by any governmental entity that has the effect of permanently precluding, restraining, enjoining or otherwise prohibiting completion of the merger and the other transactions contemplated by the merger agreement and such order or law becomes final and non-appealable, except that this termination right will not be available to a party who has breached its obligation to use reasonable best efforts to obtain the required regulatory approvals or (ii) any governmental entity has enacted, issued, promulgated, enforced or entered any order in connection with any requisite regulatory approval that would reasonably be expected to constitute, cause or result in a material adverse effect on NRG or GenOn, and such order has become final and non-appealable;

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  if NRG stockholders do not approve the Share Issuance proposal and the Charter Amendment proposal at an NRG stockholder meeting (or at any adjournment or postponement thereof) at which such proposals are submitted NRG stockholder approval (such termination is referred to as an "NRG No Vote Termination");

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  if GenOn stockholders do not approve the Merger proposal at a GenOn stockholder meeting (or at any adjournment or postponement thereof) at which such proposal is submitted for GenOn stockholder approval (such termination is referred to as an "GenOn No Vote Termination");

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  upon a breach or failure to perform by the other party of any of its representations, warranties, covenants or agreement in the merger agreement resulting in the failure to satisfy a closing condition, and such breach or failure to perform has not been cured within the 30 days after written notice of such breach is received by the other party or is incapable of being cured by the end date; provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or agreement contained in the merger agreement (such termination is referred to as a "Breach Termination");

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  if (i) the other party's board of directors effects a change of recommendation (whether or not permitted by the merger agreement), (ii) the other party has delivered a written notice indicating its intention to effect a change of recommendation or (iii) either party or any of its directors or officers has breached (or deemed to have breached) the non-solicitation obligations in any material respect (such termination is referred to as "Change of Recommendation Termination");

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    prior to obtaining the requisite approval of its stockholders, if (i) the board of directors of such party has authorized such party to enter into a definitive agreement with respect to a superior offer, (ii) such party has complied in all material respects with its obligations described under "—Non-Solicitation of Alternative Acquisition Proposals" and "—Change of Board Recommendation and Termination of Merger Agreement for Superior Offer" and (iii) such party pays the other party the termination fee as described below under "—Effect of Termination; Termination Fees and Expense Reimbursement" (such termination is referred to as a Superior Offer Termination); or

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    if (i) the board of directors of the other party fails to recommend against an alternative acquisition proposal (including in respect of any alternative acquisition proposal subject to Regulation 14D of the Exchange Act, failing to recommend against such alternative acquisition proposal in a solicitation or recommendation statement on a Schedule 14D-9) within 10 days after the commencement of such alternative acquisition proposal, provided that the party seeking termination must exercise such termination right within 5 business days after the end of such 10 business day period, (ii) the board of directors of the other party fails to publically reaffirm its recommendation of the applicable Merger-Related proposal(s) within 10 business days following a written request from party seeking termination, provided that the party seeking termination must exercise such termination right within 5 business days after the end of such 10 business day period, (iii) the board of directors or any board committee of the other party grants any third party any waiver, exemption or release under or terminate, amend or otherwise modify any standstill or similar agreement, (iv) the board of directors or any board committee of the other party approves any transaction, or any third party becoming an "interested stockholder" under, Section 203 of the DGCL, or (v) in the case of GenOn, renders certain restrictions set forth in GenOn's certificate of incorporation inapplicable to any alternative acquisition proposal, or renders the GenOn Rights Agreement inapplicable to any alternative acquisition proposal or exempts any third party from becoming an "acquiring person" for purposes of the GenOn Rights Agreement, or if the board of directors or any board committee of the other party resolves, proposes, agrees or publically announces an intention to take any of the actions referred to in the foregoing clauses (i) through (v) (such termination is referred to as an Alternative Acquisition proposal Termination).

Effect of Termination; Termination Fees and Expense Reimbursement

        If the merger agreement is validly terminated, there shall be no liability on the part of any party except for liability arising out of any willful and material breach of the merger agreement. The provisions of the merger agreement relating to termination fee and expense reimbursement, expenses, governing law, jurisdiction and specific enforcement, waiver of jury trial and amendments and waivers, as well as the confidentiality agreement entered into between NRG and GenOn will continue in effect notwithstanding termination of the merger agreement. Upon termination of the merger agreement, a party may become obligated to pay to the other party a termination fee.

        The merger agreement requires NRG to pay GenOn a termination fee of $120 million and GenOn to pay NRG a termination fee of $60 million if the merger agreement is terminated under certain specified circumstances.

        NRG will be required to pay GenOn a termination fee of $120 million under the following circumstances:

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  if NRG effects a Superior Offer Termination, in which case the termination fee must be paid upon termination of the merger agreement;

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  if GenOn effects a Change of Recommendation Termination or an Alternative Acquisition Proposal Termination, in which case the termination fee must be paid within two business days after termination of the merger agreement; or

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  if (i) either NRG or GenOn effects an NRG No Vote Termination, or if GenOn effects a Breach Termination due to a breach by NRG resulting in the failure to satisfy a closing condition, (ii) an alternative acquisition proposal with respect to NRG is publicly announced or otherwise made known to the board or senior management of NRG and not withdrawn prior to the NRG stockholders' meeting or the termination of the merger agreement, and (iii) within 12 months after the termination, NRG consummates an alternative acquisition proposal, or recommends to its stockholders or enters into a definitive agreement for an alternative acquisition proposal (provided that such transaction is subsequently consummated, whether within or after such 12-month period), and the termination fee must be paid upon the consummation of the alternative acquisition proposal; however, in the case of a Breach Termination, NRG will only be obligated to pay the termination fee if the alternative acquisition proposal consummated subsequently is with the person or group who made the alternative acquisition proposal prior to the termination of the merger agreement.

        GenOn will be required to pay NRG a termination fee of $60 million under the following circumstances:

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  if GenOn effects a Superior Offer Termination, in which case the termination fee must be paid upon termination of the merger agreement;

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  if NRG effects a Change of Recommendation Termination or an Alternative Acquisition Proposal Termination, in which case the termination fee must be paid within two business days after termination of the merger agreement; or

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  if (i) either NRG or GenOn effects a GenOn No Vote Termination, or if NRG effects a Breach Termination due to a breach by GenOn resulting in the failure to satisfy a closing condition, (ii) an alternative acquisition proposal with respect to GenOn is publicly announced or otherwise made known to the board or senior management of GenOn and not withdrawn prior to the GenOn stockholders' meeting or the termination of the merger agreement, and (iii) within 12 months after the termination, GenOn consummates an alternative acquisition proposal, or recommends to its stockholders or enters into a definitive agreement for an alternative acquisition proposal (provided that such transaction is subsequently consummated, whether within or after such 12-month period), and the termination fee must be paid upon the consummation of the alternative acquisition proposal; however, in the case of a Breach Termination, GenOn will only be obligated to pay the termination fee if the alternative acquisition proposal consummated subsequently is with the person or group who made the alternative acquisition proposal prior to the termination of the merger agreement.

        In addition, if either party effects an NRG No Vote Termination or a GenOn Note Vote Termination, the party whose stockholders have failed to approve the applicable Merger-Related proposal will be obligated to reimburse the other party for its reasonable out-of-pocket fees and expenses incurred in connection with the merger agreement. Such expense reimbursement obligation is subject to a cap of $10 million if no alternative acquisition proposal with respect to the party making the expense reimbursement has been publicly announced and no third party has publicly announced or communicated an intention to make an alternative acquisition proposal prior to the such party's stockholders' meeting, or a cap of $25 million in all other circumstances. Any termination fee payable by either party will be reduced by the amount of any expense reimbursement provided by the party prior to the payment of the termination fee.

  Specific Enforcement

        In addition to any other remedy that may be available to it, including monetary damages, each of NRG and GenOn is entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

  Alternative Structures

        Each of NRG and GenOn will reasonably cooperate in the consideration and implementation of alternative structures to effect the business combination contemplated by the merger agreement as long as any such alternative structure does not (i) impose any material delay on, or condition to, completion of the merger; (ii) cause any closing condition not to be capable of being fulfilled (unless duly waived by the party entitled to the benefits thereof) or (iii) adversely affect NRG, GenOn or their respective stockholders.

  Amendment and Waiver

        Any provision of the merger agreement may be amended or waived by the parties by action taken or authorized by their respective boards of directors, in each case whether before or after NRG or GenOn obtains its stockholder approval of the applicable Merger-Related proposal(s). However, after approval of the Merger proposal by GenOn stockholders, there may not be, without further approval of GenOn stockholders, any amendment or waiver that changes the amount or form of the consideration to be delivered to the holders of GenOn common stock, or any other amendment for which applicable laws or the rules and regulations of the NYSE otherwise expressly require further GenOn stockholder approval. Similarly, after approval of the Share Issuance proposal and the Charter Amendment proposal by NRG stockholders, there may not be, without further approval of NRG stockholders, any amendment or waiver for which applicable laws or the rules and regulations of the NYSE otherwise expressly require further NRG stockholder approval.

  Governing Law; Jurisdiction

        The merger agreement is governed by and will be construed in accordance with the internal substantive laws of the State of Delaware, without regard to the conflicts of law provision or rule which would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Each of NRG, GenOn and Merger Sub has irrevocably agreed that any proceeding arising out of or relating to the merger agreement will be brought and determined exclusively in the Court of Chancery of the State of Delaware or any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

 INFORMATION ABOUT THE COMPANIES

NRG

        NRG is an integrated wholesale power generation and retail electricity company that aspires to be a leader in the way the industry and consumers think about, use, produce and deliver energy and energy services in major competitive power markets in the United States.

        First, NRG is a wholesale power generator engaged in the ownership and operation of power generation facilities, the trading of energy, capacity and related products, and the transacting in and trading of fuel and transportation services. NRG's generation facilities consist of intermittent, baseload, intermediate and peaking power generation facilities in the United States and two international locations. The sale of capacity and power from baseload generation facilities accounts for a majority of NRG's generation revenues. In addition, NRG's generation portfolio provides NRG with opportunities to capture additional revenues by selling power during periods of peak demand, offering capacity or similar products, and providing ancillary services to support system reliability.

        Second, NRG is a retail electricity company engaged in the supply of electricity, energy services, and cleaner energy products to retail electricity customers in deregulated markets. NRG's retail businesses arrange for the transmission and delivery of energy-related products to customers, bill customers, collect payments for products sold, and maintain call centers to provide customer service. The retail businesses sell products that range from system power to bundled products, which combine system power with protection products, energy efficiency and renewable energy solutions, or other value added products and services, including customer rewards offered through exclusive loyalty and affinity program partnerships. Based on metered locations, as of December 31, 2011, NRG's retail businesses combined to serve approximately 2.1 million residential, small business, commercial and industrial customers.

        Finally, NRG is focused on the deployment and commercialization of potential disruptive technologies, like electric vehicles, certain solar power projects and smart meter technology, which have the potential to change the nature of the power supply industry. NRG's investment in and development of new technologies is focused where NRG believes the benefits of such investments represent significant commercial opportunities and create a comparative advantage for NRG. The development and investment initiatives are primarily focused in the areas of distributed solar, solar thermal and solar photovoltaic, and also include other low or no greenhouse gases emitting energy generating sources, such as the fueling infrastructure for electric vehicle ecosystems.

        For the year ended December 31, 2011, NRG had total revenues of approximately $9.1 billion and net income of approximately $197 million.

        NRG's principal offices are located at 211 Carnegie Center, Princeton, New Jersey 08540, and its telephone number is (609) 524-4500. NRG common stock is listed on the NYSE, trading under the symbol "NRG."

GenOn

        GenOn is a wholesale power generator in competitive energy markets with approximately 22,700 MW of net electric generating capacity, much of which is located near major metropolitan load centers in the PJM, MISO, Northeast and Southeast regions, and California. GenOn also operates integrated asset management and proprietary trading operations. GenOn's coal facilities generally dispatch as baseload capacity, although some dispatch as intermediate capacity, and GenOn's gas, oil and dual fuel plants primarily dispatch as intermediate and/or peaking capacity.

        GenOn provides energy, capacity, ancillary and other energy services to wholesale customers in competitive energy markets in the United States. GenOn's customers are principally independent system operators, regional transmission organizations and investor-owned utilities, and also include power aggregators, retail providers, electric-cooperatives, other power generating companies and other load serving entities. GenOn's commercial operations consist of dispatching electricity, hedging the price of electricity that it expects to generate, selling capacity, procuring and managing fuel and providing logistical support for the operation of its facilities, as well as its trading operations. GenOn sells capacity either bilaterally or through periodic auction processes in each independent system operator and regional transmission organizations in which it participates. GenOn's capacity sales primarily occur through PJM market's reliability pricing model.

        For the year ended December 31, 2011, GenOn had total revenues of approximately $3.6 billion and a net loss of approximately $189 million.

        GenOn's principal offices are located at 1000 Main Street, Houston, Texas 77002 and its telephone number is (832) 357-3000. GenOn common stock is listed on the NYSE, trading under the symbol "GEN."

Merger Sub

        Merger Sub, a wholly owned subsidiary of NRG, is a Delaware corporation formed on July 18, 2012, for the purpose of effecting the merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

NRG SPECIAL MEETING

Date, Time and Place

        The special meeting of NRG stockholders will be held at [    •    ] at [    •    ] a.m., Eastern Time, on [    •    ], 2012. On or about [    •    ], 2012, NRG commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the NRG special meeting.

Purpose of the NRG Special Meeting

        At the NRG special meeting, NRG stockholders will be asked to:

  •
  consider and vote upon the proposal to approve the issuance of NRG common stock, par value $0.01 per share, in the merger (the "Share Issuance" proposal) (Item 1 on the NRG Proxy Card);

  •
  consider and vote upon an amendment to NRG's amended and restated certificate of incorporation to fix the maximum number of directors that may serve on the NRG Board at 16 directors (the "Charter Amendment" proposal) (Item 2 on the NRG Proxy Card); and

  •
  consider and vote upon the proposal to approve any motion to adjourn the NRG special meeting to another time or place, if necessary, to solicit additional proxies ("NRG Adjournment" proposal) (Item 3 on the NRG Proxy Card).

        Approval of both the Share Issuance proposal and the Charter Amendment proposal is required to complete the merger.

Recommendations of the NRG Board of Directors

        The NRG Board has determined that the merger is advisable and in the best interests of NRG and its stockholders and recommends that NRG stockholders vote:

  •
  "FOR" the Share Issuance proposal;

  •
  "FOR" the Charter Amendment proposal; and

  •
  "FOR" the NRG Adjournment proposal.

        See "The Merger—NRG Board of Directors' Recommendations and Its Reasons for the Merger" beginning on page [    •    ].

NRG Record Date; Stock Entitled to Vote

        Only NRG stockholders of record at the close of business on [    •    ], 2012, which is referred to as the NRG record date, will be entitled to notice of, and to vote at, the NRG special meeting or any adjournments or postponements thereof.

        As of the NRG record date, there were [    •    ] shares of NRG common stock outstanding and entitled to vote at the NRG special meeting. Each share of NRG common stock outstanding on the NRG record date entitles the holder thereof to one vote on each proposal to be considered at the NRG special meeting, in person or by proxy through the Internet or by telephone or by a properly executed and delivered proxy with respect to the NRG special meeting.

        A complete list of stockholders entitled to vote at the NRG special meeting will be available for examination by any NRG stockholder at NRG's headquarters, 211 Carnegie Center, Princeton, New Jersey 08540, for purposes pertaining to the NRG special meeting, during normal business hours for a period of 10 days before the NRG special meeting, and at the time and place of the NRG special meeting.

Quorum

        In order to carry on the business of the NRG special meeting, NRG must have a quorum. Under NRG's Amended and Restated Bylaws, a majority of the outstanding shares of NRG common stock entitled to vote at the NRG special meeting must be represented in person or by proxy at the meeting in order to constitute a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner, and (b) the broker lacks discretionary voting power to vote such shares.

        As of the NRG record date, there were [    •    ] shares of NRG common stock outstanding and entitled to vote at the NRG special meeting. Accordingly, the representation, in person or by proxy, of holders of [    •    ] shares of NRG common stock will be required in order to establish a quorum.

Required Vote

  Required Vote to Approve the Share Issuance proposal (Item 1 on the NRG Proxy Card)

        The affirmative vote of a majority of the votes cast by NRG stockholders is required to approve the Share Issuance proposal, provided that the total votes cast on such proposal (including abstentions) represent a majority of total number of shares of NRG common stock outstanding on the record date for the NRG special meeting.

  Required Vote to Adopt the Charter Amendment proposal (Item 2 on the NRG Proxy Card)

        The affirmative vote of a majority of the shares of NRG common stock outstanding on the record date for the NRG special meeting is required to approve the Charter Amendment proposal.

  Required Vote to Approve the NRG Adjournment proposal (Item 3 on the NRG Proxy Card)

        The affirmative vote of a majority of the shares of NRG common stock represented (in person or by proxy) and entitled to vote on the proposal is required to approve the NRG Adjournment proposal.

Treatment of Abstentions; Failure to Vote

        For purposes of the NRG special meeting, an abstention occurs when an NRG stockholder attends the NRG special meeting, either in person or by proxy, but abstains from voting.

  •
  For the Share Issuance proposal, if an NRG stockholder present in person at the NRG special meeting abstains from voting, or responds by proxy with an "abstain" vote, it will have the same effect as a vote cast "AGAINST" such proposal. If an NRG stockholder is not present in person at the NRG special meeting and does not respond by proxy, it will have no effect on the vote count for the Share Issuance proposal, but it will make it more difficult to meet the NYSE requirement that the total votes cast on such proposal (including abstentions) represent a majority of the shares of NRG common stock outstanding as of the NRG record date.

  •
  For the Charter Amendment proposal, an abstention or failure to vote will have the same effect as a vote cast "AGAINST" this proposal.

  •
  For the NRG Adjournment proposal, if an NRG stockholder present in person at the NRG special meeting abstains from voting, or responds by proxy with an "abstain" vote, it will have the same effect as a vote cast "AGAINST" this proposal. If an NRG stockholder is not present in person at the NRG special meeting and does not respond by proxy, it will have no effect on the vote count for the NRG Adjournment proposal (assuming a quorum is present).

Voting of Proxies; Incomplete Proxies

        Giving a proxy means that an NRG stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the NRG special meeting in the manner it directs. An NRG stockholder may vote by proxy or in person at the meeting. To vote by proxy, an NRG stockholder may use one of the following methods if it is a registered holder (that is, it holds its stock in its own name):

  •
  Telephone voting, by dialing the toll-free number and following the instructions on the proxy card;

  •
  Via the Internet, by going to the web address shown on your proxy card and following the instructions on the proxy card; or

  •
  Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

        NRG requests that NRG stockholders vote by telephone, over the Internet or by completing and signing the accompanying proxy and returning it to NRG as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of NRG stock represented by it will be voted at the NRG special meeting in accordance with the instructions contained on the proxy card.

        If any proxy is returned without indication as to how to vote, the shares of NRG common stock represented by the proxy will be voted as recommended by the NRG Board. Unless an NRG stockholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the NRG special meeting.

        If an NRG stockholder's shares are held in "street name" by a broker, trustee or other nominee, the stockholder should check the voting form used by that firm to determine whether it may vote by telephone or the Internet.

        Every NRG stockholder's vote is important. Accordingly, each NRG stockholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the NRG stockholder plans to attend the NRG special meeting in person.

Shares Held in Street Name

        If you are an NRG stockholder and your shares are held in "street name" through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to NRG or by voting in person at the NRG special meeting unless you provide a "legal proxy," which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of NRG common stock on behalf of their customers may not give a proxy to NRG to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, if you are an NRG stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your broker, bank or other nominee may not vote your shares on the Share Issuance proposal, which broker non-votes will have no effect on the vote count for such proposal, but it will make it more difficult to meet the NYSE requirement that the total votes cast on such proposal (including abstentions) represent a majority of the shares of NRG common stock outstanding as of the NRG record date;

  •
  your broker, bank or other nominee may not vote your shares on the Charter Amendment proposal, which will have the same effect as a vote cast "AGAINST" those proposals; and

  •
  your broker, bank or other nominee may not vote your shares on the NRG Adjournment proposal, which broker non-votes will have no effect on the vote count for this proposal.

Revocability of Proxies and Changes to an NRG Stockholder's Vote

        An NRG stockholder has the power to change its vote at any time before its shares are voted at the NRG special meeting by:

  •
  notifying NRG's Corporate Secretary in writing at NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540 that you are revoking your proxy;

  •
  executing and delivering a later dated proxy card or submitting a later dated vote by telephone or on the Internet;

  •
  voting in person at the NRG special meeting (although attendance at the NRG special meeting will not in and of itself constitute a revocation of a proxy); or

  •
  if you hold shares of NRG common stock in NRG benefit plans, contacting the NRG trustee.

        If you are an NRG stockholder of record, revocation of your proxy or voting instructions through the Internet, by telephone or by mail must be received prior to the start of the NRG special meeting, although you may also revoke your proxy by attending the NRG special meeting and voting in person. However, if an NRG stockholder has shares held through a brokerage firm, bank or other custodian, you may revoke your instructions only by informing the custodian in accordance with any procedures it has established.

 Solicitation of Proxies

        The solicitation of proxies from NRG stockholders is made on behalf of the NRG Board. NRG and GenOn will generally share equally the cost and expenses of printing and mailing this joint proxy statement/prospectus and all fees paid to the SEC. NRG will pay the costs of soliciting and obtaining proxies from NRG stockholders, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by NRG officers and employees by mail, telephone, fax, personal interviews or other methods of communication. NRG has engaged the firm of MacKenzie Partners, Inc. to assist NRG in the distribution and solicitation of proxies for an estimated fee of $25,000 plus reasonable out-of-pocket expenses for its services. GenOn will pay the costs of soliciting and obtaining its proxies and all other expenses related to the GenOn special meeting.

Voting by NRG Directors

        On the NRG record date, directors and executive officers of NRG and their affiliates owned and were entitled to vote [    •    ] shares of GenOn common stock, representing approximately [    •    ]% of the shares of NRG common stock outstanding on that date. NRG currently expects that NRG's directors and executive officers will vote their shares in favor of the Merger proposal, although none of them has entered into any agreements obligating them to do so.

Attending the NRG Special Meeting

        Subject to space availability, all NRG stockholders as of the NRG record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at [    •    ] a.m., Eastern Time.

        If your shares of NRG common stock are held in "street name" through a bank, broker or other holder of record and you wish to attend the NRG special meeting, you need to bring a copy of a bank or brokerage statement to the NRG special meeting reflecting your stock ownership as of the NRG record date. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

NRG PROPOSALS

Item 1.    The Share Issuance Proposal

        (Item 1 on NRG Proxy Card)

        It is a condition to completion of the merger that NRG issue shares of NRG common stock in the merger. When the merger becomes effective, each share of GenOn common stock outstanding immediately before the merger will be converted into the right to receive 0.1216 shares of NRG common stock. This exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to closing.

        Under the NYSE Listed Company Manual, a company listed on the NYSE is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. If the merger is completed, it is currently estimated that NRG will issue or reserve for issuance approximately 98 million shares of NRG common stock in connection with the merger, including shares of NRG common stock issuable pursuant to outstanding GenOn stock options and restricted stock units. On an as-converted basis, the aggregate number of shares of NRG common stock to be issued in the merger will exceed 20% of the shares of NRG common stock outstanding before such issuance and for this reason NRG must obtain the approval of NRG stockholders for the issuance of shares of NRG common stock to GenOn stockholders in connection with the merger.

        NRG is asking its stockholders to approve the Share Issuance proposal. The issuance of these securities to GenOn stockholders is necessary to effect the merger and the approval of the Share Issuance proposal is required for completion of the merger.

        The NRG Board recommends a vote "FOR" the Share Issuance proposal (Item 1).

Item 2.    The Charter Amendment Proposal

        (Item 2 on NRG Proxy Card)

        NRG's certificate of incorporation currently provides that, subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors who shall constitute the NRG Board shall initially be established at 11 and, thereafter may be enlarged up to 15 by the affirmative vote of a majority of the total number of directors then in office or may otherwise be enlarged with the approval of the holders of at least a majority of the shares of NRG common stock then outstanding, and may be reduced by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

        In connection with the merger agreement, NRG has agreed that upon the completion of the merger, the NRG Board will have a total of 16 directors, consisting of 12 directors from the current NRG Board and four directors from the GenOn Board. Accordingly, NRG must increase the size of the NRG Board to 16 directors and has determined that this will be the maximum number of directors permissible under its certificate of incorporation. The NRG Board believes that the proposed amendment to increase and fix the maximum number of directors on the NRG Board is appropriate given the increased size of the combined company following the merger. If the Charter Amendment proposal is approved by the holders of the requisite number of shares of NRG common stock, NRG stockholders will no longer have the right to enlarge the size of the NRG Board with the approval of the holders of at least a majority of the shares of NRG common stock then outstanding.

        Accordingly, after careful consideration, the NRG Board has adopted, declared advisable and is submitting for consideration and approval by the NRG stockholders an amendment to fix the maximum number of directors that may serve on the NRG Board at 16 directors. The full text of the proposed amendment is set forth below:

ARTICLE SEVEN

          Subject to any rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the Board of Directors shall have no more than sixteen (16) nor less than three (3) members, with the exact number of Directors constituting the full board to be determined from time to time by the affirmative vote of a majority of the total number of Directors then in office. Newly created directorships resulting from an increase in the size of the Board of Directors may be filled by the affirmative vote of a majority of the total number of Directors then in office or by vote of the stockholders.

        The affirmative vote of a majority of the outstanding shares of NRG common stock is required to approve the Charter Amendment proposal. NRG is asking its stockholders to approve the Charter Amendment proposal. Approval of the Charter Amendment proposal is required for completion of the merger.

        The NRG Board recommends a vote "FOR" the Charter Amendment proposal (Item 2).

Item 3.    The Adjournment Proposal

        (Item 3 on NRG Proxy Card)

        The NRG special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Share Issuance or Charter Amendment proposals.

        If, at the NRG special meeting, the number of shares of NRG common stock present or represented and voting in favor of the Share Issuance proposal is insufficient to approve the Share Issuance proposal, NRG intends to move to adjourn the NRG special meeting in order to enable the NRG Board to solicit additional proxies for approval of the Share Issuance proposal.

        In the NRG Adjournment proposal, NRG is asking its stockholders to authorize the holder of any proxy solicited by the NRG Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the NRG special meeting to another time and place for the purpose of soliciting additional proxies. If the NRG stockholders approve the NRG Adjournment proposal, NRG could adjourn the NRG special meeting and any adjourned session of the NRG special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from NRG stockholders who have previously voted.

        The NRG Board recommends a vote "FOR" the NRG Adjournment proposal (Item 3).

 Other Matters to Come Before the Meeting

        No other matters are intended to be brought before the meeting by NRG, and NRG does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

 GENON SPECIAL MEETING

Date, Time and Place

        The special meeting of GenOn stockholders will be held on [    •    ], 2012, at [    •    ] a.m., Central Time, at GenOn's corporate headquarters, 1000 Main Street, Houston, Texas 77002. On or about [    •    ], 2012, GenOn commenced mailing this joint proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the GenOn special meeting.

Purpose of the GenOn Special Meeting

        At the GenOn special meeting, GenOn stockholders will be asked to:

  •
  consider and vote upon the proposal to adopt the merger agreement (the "Merger" proposal) (Item 1 on GenOn proxy card);

  •
  consider and vote, on a advisory (non-binding) basis, upon certain compensation arrangements for GenOn's named executive officers in connection with the merger contemplated by the merger agreement (the "Merger-Related Compensation" proposal) (Item 2 on GenOn proxy card); and

  •
  consider and vote upon the proposal to approve any motion to adjourn the GenOn special meeting to another time or place, if necessary, to solicit additional proxies (the "GenOn Adjournment" proposal) (Item 3 on GenOn proxy card).

Recommendations of the GenOn Board of Directors

        The GenOn Board has unanimously determined that the merger is advisable and in the best interests of GenOn and its stockholders and unanimously recommends that GenOn stockholders vote "FOR" the Merger proposal, "FOR" the Merger-Related Compensation proposal and "FOR" the GenOn Adjournment proposal, if necessary. See "The Merger—GenOn Board of Directors' Recommendation and Its Reasons for the Merger" beginning on page [    •    ].

GenOn Record Date; Stock Entitled to Vote

        Only GenOn stockholders of record at the close of business on [    •    ], 2012, which is referred to as the GenOn record date, will be entitled to notice of, and to vote at, the GenOn special meeting or any adjournments or postponements thereof.

        As of the GenOn record date, there were [    •    ] shares of GenOn common stock outstanding and entitled to vote at the GenOn special meeting. Each share of GenOn common stock outstanding on the GenOn record date entitles the holder thereof to one vote on each proposal to be considered at the GenOn special meeting, in person or by proxy through the Internet or by telephone or by a properly executed and delivered proxy with respect to the GenOn special meeting.

        On the GenOn record date, directors and executive officers of GenOn and their affiliates owned and were entitled to vote [    •    ] shares of GenOn common stock, representing approximately [    •    ]% of the shares of GenOn common stock outstanding on that date. GenOn currently expects that GenOn's directors and executive officers will vote their shares in favor of the Merger proposal, although none of them has entered into any agreements obligating them to do so.

        A complete list of stockholders entitled to vote at the GenOn special meeting will be available for examination by any GenOn stockholder at GenOn's headquarters, 1000 Main Street, Houston, Texas 77002, for purposes pertaining to the GenOn special meeting, during normal business hours for a period of ten days before the GenOn special meeting and at the GenOn special meeting.

 Quorum

        In order to carry on the business of the GenOn special meeting, GenOn must have a quorum present. A quorum requires the representation, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the GenOn special meeting. Abstentions and broker non-votes, if any, are included in the calculation of the number of shares considered to be present at the GenOn special meeting.

        As of the GenOn record date, there were [    •    ] shares of GenOn common stock outstanding and entitled to vote at the GenOn special meeting. Accordingly, the representation, in person or by proxy, of holders of [    •    ] shares of GenOn common stock will be required in order to establish a quorum.

Required Vote

  Required Vote to Approve the Merger Proposal (Item 1 on the Proxy Card)

        Approval of the Merger proposal requires the affirmative vote of a majority of the outstanding shares of GenOn common stock.

  Required Vote to Approve the Merger-Related Compensation Proposal (Item 2 on the Proxy Card)

        Approval of the advisory vote on the Merger-Related Compensation proposal requires the affirmative vote of a majority of the shares of GenOn common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal. Because the vote on the Merger-Related Compensation proposal is advisory only, it will not be binding on either GenOn or NRG. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of GenOn's stockholders.

  Required Vote to Approve the GenOn Adjournment Proposal (Item 3 on the Proxy Card)

        Approval of the GenOn Adjournment proposal requires the affirmative vote of a majority of the shares of GenOn common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal.

Treatment of Abstentions; Failure to Vote

        For purposes of the GenOn special meeting, an abstention occurs when a GenOn stockholder attends the GenOn special meeting, either in person or by proxy, but abstains from voting.

  •
  For the Merger proposal, an abstention or a failure to vote will have the same effect as a vote cast "AGAINST" such proposal.

  •
  For the Merger-Related Compensation proposal, if a GenOn stockholder present in person at the GenOn special meeting abstains from voting, or responds by proxy with an "abstain" vote, it will have the same effect as a vote cast "AGAINST" the Merger-Related Compensation proposal. If a GenOn stockholder is not present in person at the GenOn special meeting and does not respond by proxy, it will have no effect on this proposal (assuming a quorum is present).

  •
  For the GenOn Adjournment proposal, if a GenOn stockholder present in person at the GenOn special meeting abstains from voting, or responds by proxy with an "abstain" vote, it will have the same effect as a vote cast "AGAINST" the this proposal. If a GenOn stockholder is not present in person at the GenOn special meeting and does not respond by proxy, it will have no effect on this proposal (assuming a quorum is present).

 Voting of Proxies; Incomplete Proxies

        Giving a proxy means that a GenOn stockholder authorizes the persons named in the enclosed proxy card to vote its shares at the GenOn special meeting in the manner it directs. A GenOn stockholder may vote by proxy or in person at the GenOn special meeting. If you hold your shares of GenOn common stock in your name as a stockholder of record, to submit a proxy, you, as a GenOn stockholder, may use one of the following methods:

  •
  Telephone voting, by dialing the toll-free number specified on the proxy card and following the instructions on the proxy card;

  •
  Via the Internet, by accessing the website specified on the proxy card and following the instructions on the proxy card; or

  •
  Mail, by completing and returning the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

        If any proxy is returned without indication as to how to vote, the GenOn common stock represented by the proxy will be voted as recommended by the GenOn Board. Unless a GenOn stockholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the GenOn special meeting.

        Every GenOn stockholder's vote is important. Accordingly, each GenOn stockholder should sign, date and return the enclosed proxy card, or submit a proxy via the Internet or by telephone, whether or not it plans to attend the GenOn special meeting in person.

Shares Held in Street Name

        If you are a GenOn stockholder and your shares are held in "street name" through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to GenOn or by voting in person at the GenOn special meeting unless you provide a "legal proxy," which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of GenOn common stock on behalf of their customers may not give a proxy to GenOn to vote those shares with respect to any of the proposals without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, if you are a GenOn stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your broker, bank or other nominee may not vote your shares on the Merger proposal, which will have the same effect as a vote cast "AGAINST" this proposal; and

  •
  your broker, bank or other nominee may not vote your shares on the Merger-Related Compensation proposal or the GenOn Adjournment proposal, which broker non-votes will have no effect on the vote count for those proposals.

Revocability of Proxies and Changes to a GenOn Stockholder's Vote

        If you are a GenOn stockholder of record, you have the power to change your vote at any time before its shares of GenOn common stock are voted at the GenOn special meeting by:

  •
  notifying GenOn's Corporate Secretary in writing at P.O. Box 3795, Houston, Texas 77253 or by facsimile at (832) 357-0140 that you are revoking your proxy;

  •
  executing and delivering a later-dated proxy card or submitting a later-dated proxy by telephone or on the Internet; or

  •
  voting in person at the GenOn special meeting.

        Any such revocation of your proxy or voting instructions through the Internet, by telephone or by mail must be received prior to the start of the GenOn special meeting, although you may also revoke your proxy by attending the GenOn special meeting and voting in person.

        If your shares are held in street name by a broker, bank or other nominee, you may revoke your instructions only by informing the broker, bank or other nominee in accordance with any procedures it has established.

 Solicitation of Proxies

        The solicitation of proxies from GenOn stockholders is made on behalf of the GenOn Board. NRG and GenOn will generally share equally the cost and expenses of printing and mailing this joint proxy/prospectus and all fees paid to the SEC. GenOn will pay the costs of soliciting and obtaining proxies from GenOn stockholders, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by GenOn officers and employees by mail, telephone, fax, personal interviews or other methods of communication. GenOn has engaged the firm of Innisfree M&A Incorporated to assist it in the distribution and solicitation of proxies from GenOn stockholders for an estimated fee of $50,000 plus out-of-pocket expenses for its services. NRG will pay the costs of soliciting and obtaining proxies from NRG stockholders and all other expenses related to the NRG special meeting.

Delivery of Proxy Materials to Households Where Two or More GenOn Stockholders Reside

        As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to GenOn stockholders residing at the same address, unless GenOn stockholders have notified GenOn of their desire to receive multiple copies of this joint proxy statement/prospectus. This is known as householding.

        GenOn will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any GenOn stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to GenOn Energy, Inc., P.O. Box 3795, Houston, Texas 77253, Attention: Investor Relations or by calling (832) 357-7000.

Voting by GenOn Directors and Executive Officers

        On the GenOn record date, directors and executive officers of GenOn and their affiliates owned and were entitled to vote [    •    ] shares of GenOn common stock, representing approximately [    •    ]% of the total voting power of the shares of GenOn common stock outstanding on that date. It is currently expected that GenOn's directors and executive officers will vote their shares of GenOn common stock in favor of each of the proposals to be considered at the GenOn special meeting, although none of them have entered into any agreements obligating them to do so.

Attending the GenOn Special Meeting

        Subject to space availability, all GenOn stockholders as of the GenOn record date, or their duly appointed proxies, may attend the GenOn special meeting. Since seating is limited, admission to the GenOn special meeting will be on a first-come, first-served basis. Registration and seating will begin at [    •    ] a.m., Central Time.

        If you hold your shares of GenOn common stock in your name as a stockholder of record and you wish to attend the GenOn special meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the GenOn special meeting. You should also bring valid picture identification.

        If your shares of GenOn common stock are held in "street name" in a stock brokerage account or by a bank or nominee and you wish to attend the GenOn special meeting, you need to bring a copy of a bank or brokerage statement or a statement from the bank, broker or nominee to the GenOn special meeting reflecting your stock ownership as of the GenOn record date. You should also bring valid picture identification.

GENON PROPOSALS

Item 1.    The Merger Proposal

(Item 1 on GenOn Proxy Card)

        As discussed throughout this joint proxy statement/prospectus, GenOn is asking its stockholders to approve the Merger proposal. Holders of GenOn common stock should read carefully this joint proxy statement/prospectus in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. In particular, holders of GenOn common stock are directed to the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

        The GenOn Board recommends a vote "FOR" the Merger proposal.

Item 2.    The Merger-Related Compensation Proposal

(Item 2 on GenOn Proxy Card)

        As required by Section 14A of the Exchange Act of 1934 and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, GenOn is required to submit a proposal to GenOn stockholders for a non-binding, advisory vote to approve the payment by GenOn of certain compensation to the named executive officers of GenOn that is based on or otherwise relates to the merger. This proposal, commonly known as "say-on-golden parachute," and which GenOn refers to as the Merger-Related Compensation proposal, gives GenOn stockholders the opportunity to vote on an advisory basis on the compensation that GenOn's named executive officers may be entitled to receive from GenOn that is based on or otherwise relates to the merger.

        The compensation that GenOn's named executive officers may be entitled to receive from GenOn that is based on or otherwise relates to the merger is summarized and included in the section entitled "The Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger" beginning on page [    •    ]. That summary includes all compensation and benefits that may be paid or become payable to GenOn's named executive officers by GenOn that is based on or otherwise relate to the merger.

        The board of directors of GenOn encourages you to review carefully the named executive officer Merger-Related Compensation information disclosed in this joint proxy statement/prospectus.

        GenOn's board of directors recommends that GenOn's stockholders approve the following resolution:

  "RESOLVED, that the stockholders of GenOn Energy, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled 'The Merger—Quantification of Potential Payments to Named Executive Officers in Connection with the Merger."'

        Because the vote on the Merger-Related Compensation proposal is advisory only, it will not be binding on either GenOn or NRG. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of GenOn's stockholders.

        The GenOn Board recommends a vote "FOR" the Merger-Related Compensation proposal.

Item 3.    The GenOn Adjournment Proposal

(Item 3 on GenOn Proxy Card)

        The GenOn special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the GenOn special meeting to approve the Merger proposal.

        If, at the GenOn special meeting, the number of shares of GenOn common stock present or represented and voting in favor of the merger is insufficient to approve the Merger proposal, GenOn intends to move to adjourn the GenOn special meeting in order to enable the GenOn Board to solicit additional proxies for approval of the merger. In that event, GenOn will ask its stockholders to vote only upon the GenOn Adjournment proposal, and not the Merger proposal.

        In this proposal, GenOn is asking its stockholders to authorize the holder of any proxy solicited by the GenOn Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the GenOn special meeting to another time and place for the purpose of soliciting additional proxies. If GenOn stockholders approve the GenOn Adjournment proposal, GenOn could adjourn the GenOn special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from GenOn stockholders who have previously voted.

        The GenOn Board recommends a vote "FOR" the GenOn Adjournment proposal.

 Other Matters to Come Before the Meeting

        No other matters are intended to be brought before the special meeting by GenOn, and GenOn does not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the GenOn special meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS

        The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, or the pro forma financial statements, combine the historical consolidated financial statements of NRG and GenOn to illustrate the effect of the merger. The pro forma financial statements were based on, and should be read in conjunction with, the:

  •
  accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

  •
  consolidated financial statements of NRG for the year ended December 31, 2011 and for the six months ended June 30, 2012 and the notes relating thereto, incorporated herein by reference; and

  •
  consolidated financial statements of GenOn for the year ended December 31, 2011 and for the six months ended June 30, 2012 and the notes relating thereto, incorporated herein by reference.

        The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations, or the pro forma statement of operations, for the year ended December 31, 2011 and for the six months ended June 30, 2012, give effect to the merger as if it occurred on January 1, 2011. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet, or the pro forma balance sheet, as of June 30, 2012, gives effect to the merger as if it occurred on June 30, 2012. Intercompany transactions have not been eliminated as the preliminary estimates are not material to the pro forma financial statements.

        As described in the accompanying notes, the pro forma financial statements have been prepared using the acquisition method of accounting under existing United States generally accepted accounting principles, or GAAP, and the regulations of the SEC. NRG has been treated as the acquirer in the merger for accounting purposes. The purchase price will be allocated to GenOn's assets and liabilities based upon their estimated fair values as of the date of completion of the merger. The allocation is dependent on certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Additionally, a final determination of the fair value of GenOn's assets and liabilities, which cannot be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of GenOn that existed as of the date of completion of the merger. Accordingly, the pro forma purchase price adjustments are preliminary, subject to future adjustments, and have been made solely for the purpose of providing the unaudited pro forma combined financial information presented herewith. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company's future results of operations and financial position.

        The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company's results of operations and financial position would have been had the merger been completed on the dates indicated. NRG expects to incur significant costs to integrate NRG's and GenOn's businesses. The pro forma financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company.

 Description of the Merger

        On July 20, 2012, NRG, Merger Sub and GenOn entered into the merger agreement.

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will merge with and into GenOn, with GenOn continuing as the surviving entity and a direct wholly owned subsidiary of NRG.

        In the merger, each share of GenOn common stock that is issued and outstanding immediately prior to the effective time of the merger (other than any shares of GenOn common stock owned or held directly or indirectly by NRG, GenOn, Merger Sub or any of their respective subsidiaries that will be cancelled upon completion of the merger) will be converted into the right to receive 0.1216 shares of NRG common stock, which is referred to as the exchange ratio. The exchange ratio will be adjusted appropriately to fully reflect the effect of any reclassification, stock split or combination, exchange or readjustment of shares, or any stock dividend or distribution with respect to the shares of either NRG common stock or GenOn common stock with a record date prior to completion of the merger. No fractional shares of NRG common stock will be issued in connection with the merger, and holders will be entitled to receive cash in lieu thereof. NRG stockholders will continue to own their existing shares, which will not be affected by the merger.

        Upon completion of the merger, all outstanding GenOn stock options will be converted into stock options with respect to NRG common stock (with the number of shares subject to such options and the per share exercise price appropriately adjusted based on the exchange ratio) and remain outstanding, subject to the same terms and conditions as otherwise applicable to such stock options prior to the merger, except that all GenOn stock options other than those granted in 2012 will become vested upon the completion of the merger. GenOn stock options granted in 2012 will not be subject to accelerated vesting solely by reason of the completion of the merger and will remain subject to the vesting conditions applicable to such stock options prior to the merger.

        All outstanding GenOn restricted stock units (other than restricted stock units granted in 2012) will immediately vest and be exchanged for the merger consideration upon completion of the merger (with cash paid in lieu of fractional shares). GenOn restricted stock units granted in 2012 will be converted into NRG restricted stock units (with the number of shares subject to such restricted stock units appropriately adjusted based on the exchange ratio and extent of performance goal attainment) and otherwise remain outstanding in accordance with their terms.

        Notwithstanding the foregoing, GenOn outstanding stock options and restricted stock units granted in 2012 will vest (to the extent not already fully vested) at the holder's termination date if the termination is as a result of the merger and occurs within two years of completion of the merger under certain qualifying circumstances.

NRG ENERGY, INC. AND GENON ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2012

(In millions, except for per share amounts)	NRG Energy, Inc. Historical	GenOn Energy, Inc. Historical (a)	Pro Forma Adjustments		Pro Forma Combined
Operating Revenues
Total operating revenues	$4,028	$1,242	$—		$5,270

Operating Costs and Expenses
Cost of operations	2,892	1,067	(21)	(b)	3,938
Depreciation and amortization	464	178	(76)	(c)	566
Selling, general and administrative	428	81	—		509
Development costs	17	—	—		17

Total operating costs and expenses	3,801	1,326	(97)		5,030

Operating Income/(Loss)	227	(84)	97		240

Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	22	2	—		24
Impairment charge on investment	(1)	—	—		(1)
Other income, net	4	—	—		4
Interest expense	(332)	(174)	45	(d)	(461)

Total other expense	(307)	(172)	45		(434)

Loss Before Income Taxes	(80)	(256)	142		(194)
Income tax (benefit)/expense	(133)	4	52	(e)	(77)

Net Income/(Loss)	53	(260)	90		(117)
Less: Net income attributable to noncontrolling interest	9	—	—		9

Net Income/(Loss) Attributable to NRG Energy, Inc.	44	(260)	90		(126)
Dividends for preferred shares	5	—	—		5

Income/(Loss) Available for Common Stockholders	$39	$(260)	$90		$(131)

Earnings/(Loss) Per Share Attributable to Common Stockholders
Weighted average number of common shares outstanding—basic	228	774	(679)	(f)	323
Net income/(loss) per weighted average common share—basic	$0.17	$(0.34)			$(0.41)

Weighted average number of common shares outstanding—diluted	229	774	(680)	(f)	323
Net income/(loss) per weighted average common share—diluted	$0.17	$(0.34)			$(0.41)

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NRG ENERGY, INC. AND GENON ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2011

(In millions, except for per share amounts)	NRG Energy, Inc. Historical	GenOn Energy, Inc. Historical (a)	Pro Forma Adjustments		Pro Forma Combined
Operating Revenues
Total operating revenues	$9,079	$3,614	$—		$12,693

Operating Costs and Expenses
Cost of operations	6,675	2,652	(45)	(b)	9,282
Depreciation and amortization	896	375	(153)	(c)	1,118
Impairment charge on emission allowances	160	—	—		160
Impairment losses		133	—		133
Selling, general and administrative	668	245	—		913
Development costs	45	—	—		45

Total operating costs and expenses	8,444	3,405	(198)		11,651

Operating Income	635	209	198		1,042

Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	35	6	—		41
Impairment charge on investment	(495)	—	—		(495)
Other income, net	19	(1)	—		18
Loss on debt extinguishment	(175)	(23)	—		(198)
Interest expense	(665)	(380)	91	(d)	(954)

Total other expense	(1,281)	(398)	91		(1,588)

Loss Before Income Taxes	(646)	(189)	289		(546)
Income tax benefit	(843)	—	106	(e)	(737)

Net Income/(Loss)	197	(189)	183		191
Dividends for preferred shares	9	—	—		9

Income/(Loss) Available for Common Stockholders	$188	$(189)	$183		$182

Earnings/(Loss) Per Share Attributable to Common Stockholders
Weighted average number of common shares outstanding—basic	240	772	(678)	(f)	334
Net income/(loss) per weighted average common share—basic	$0.78	$(0.24)			$0.54

Weighted average number of common shares outstanding—diluted	241	772	(678)	(f)	335
Net income/(loss) per weighted average common share—diluted	$0.78	$(0.24)			$0.54

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

NRG ENERGY, INC. AND GENON ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEETS

As of June 30, 2012

(In millions, except shares)	NRG Energy, Inc. Historical	GenOn Energy, Inc. Historical (a)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$1,149	$1,322	$(688)	(g)	$1,783
Funds deposited by counterparties	135	355	—		490
Restricted cash	208	35	—		243
Accounts receivable, net	1,000	319	—		1,319
Inventory	416	454	—		870
Derivative instruments	3,670	890	—		4,560
Cash collateral paid in support of energy risk management activities	71	176	—		247
Prepayments and other current assets	606	197	(91)	(h)	712

Total current assets	7,255	3,748	(779)		10,224

Property, plant and equipment, net	15,318	6,326	(2,852)	(i)	18,792

Other Assets
Equity investments in affiliates	658	20	—		678
Note receivable—affiliate and capital leases, less current portion	81	—	—		81
Goodwill	1,886	—	—		1,886
Intangible assets, net	1,256	88	275	(j)	1,619
Nuclear decommissioning trust fund	448	—	—		448
Derivative instruments	562	743	—		1,305
Deferred income taxes	—	263	683	(k)	946
Other non-current assets	392	830	(517)	(l)	705

Total other assets	5,283	1,944	441		7,668

Total Assets	$27,856	$12,018	$(3,190)		$36,684

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$71	$10	$(5)	(m)	$76
Accounts payable	1,350	313	—		1,663
Derivative instruments	3,234	614	—		3,848
Deferred income taxes	115	263	(248)	(k)	130
Cash collateral received in support of energy risk management activities	135	355	—		490
Accrued expenses and other current liabilities	793	266	60	(n)	1,119

Total current liabilities	5,698	1,821	(193)		7,326

Other Liabilities
Long-term debt and capital leases	10,485	4,267	(417)	(m)	14,335
Nuclear decommissioning reserve	345	—	—		345
Nuclear decommissioning trust liability	263	—	—		263
Deferred income taxes	1,147	—	(1,147)	(k)	—
Derivative instruments	720	190	—		910
Out-of-market commodity contracts	168	225	—		393
Other non-current liabilities	878	659	319	(o)	1,856

Total non-current liabilities	14,006	5,341	(1,245)		18,102

Total Liabilities	19,704	7,162	(1,438)		25,428

3.625% convertible perpetual preferred stock (at liquidation value, net of issuance costs)	249	—	—		249
Stockholders' Equity
Common stock	3	1	—	(p)	4
Additional paid-in capital	5,383	7,457	(5,478)	(p)	7,362
Retained earnings	4,026	(2,423)	3,547	(p)	5,150
Less treasury stock, at cost	(1,922)	—	—		(1,922)
Accumulated other comprehensive loss	(17)	(179)	179	(p)	(17)
Noncontrolling interest	430	—	—		430

Total Stockholders' Equity	7,903	4,856	(1,752)		11,007

Total Liabilities and Stockholders' Equity	$27,856	$12,018	$(3,190)		$36,684

The accompanying notes are an integral part of these unaudited pro forma condensed combined consolidated financial statements.

Note 1. Basis of Pro Forma Presentation

        The pro forma statements of operations for the six months ended June 30, 2012, and the year ended December 31, 2011, give effect to the merger as if it were completed on January 1, 2011. The pro forma balance sheet as of June 30, 2012 gives effect to the merger as if it were completed on June 30, 2012.

        The pro forma financial statements have been derived from the historical consolidated financial statements of NRG and GenOn that are incorporated by reference into this joint proxy statement/prospectus. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements.

        The pro forma financial statements were prepared using the acquisition method of accounting under GAAP and the regulations of the SEC. NRG has been treated as the acquirer in the merger for accounting purposes. Upon completion of the merger, NRG stockholders will have a majority of the voting interest in the combined company. Acquisition accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at fair value as of the acquisition date. In addition, acquisition accounting establishes that the consideration transferred be measured at the closing date of the merger at the then-current market price. Because acquisition accounting is dependent upon certain valuations and other studies that must be completed as of the merger date, there is not currently sufficient information for a definitive measurement. Therefore, the pro forma financial statements are preliminary and have been prepared solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company's future results of operations and financial position.

        The merger is reflected in the pro forma financial statements as being accounted for based on the accounting guidance for business combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements. In accordance with accounting guidance for business combinations, the assets acquired and the liabilities assumed have been measured at fair value. The fair value measurements utilize estimates based on key assumptions of the merger, including prior acquisition experience, benchmarking of similar acquisitions and historical and current market data. The pro forma adjustments included herein are likely to be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined after the merger is completed and the final amounts recorded for the merger may differ materially from the information presented in these pro forma financial statements.

        Estimated transaction costs of $60 million, as well as the related tax benefit of $22 million, calculated at NRG's statutory rate of 36.71%, have been excluded from the pro forma statements of operations as these costs reflect non-recurring charges directly related to the merger and if not incurred prior to the merger are expected to be incurred in the period which includes the merger. However, the anticipated transaction costs are reflected in the pro forma balance sheet as an accrual to accrued expenses and other current liabilities and a decrease to retained earnings.

        The pro forma financial statements do not reflect any cost savings from operating efficiencies or synergies that could result from the merger. Additionally, the pro forma financial statements do not reflect potential restructuring costs of $155 million that may be incurred to achieve the desired cost savings from the merger.

Note 1. Basis of Pro Forma Presentation (Continued)

        For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, as reflected in the pro forma financial statements, NRG and GenOn have applied the accounting guidance for fair value measurements, which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Note 2. Estimated Purchase Price and Preliminary Purchase Price Allocation

Estimated Purchase Price:

        NRG is proposing to acquire all of the outstanding common shares of GenOn for a fixed ratio of 0.1216 NRG shares per GenOn share. The purchase price for the business combination is estimated as follows (in millions except exchange ratio and share price):

	Number of Shares/Awards Issued	NRG Equivalent Shares at 0.1216	Total Estimated Fair Value
Issuance of NRG common stock to GenOn stockholders at the exchange ratio of 0.1216 shares for each share of GenOn common stock; based on the closing price of NRG common stock as of August 10, 2012, of $20.86	772.9	94.0	$1,961
Estimated issuance of shares pursuant to restricted stock units that will vest upon completion of the merger	5.0	0.6	13

Total			1,974
Issuance of NRG equity awards to replace existing GenOn equity awards (see Description of the Merger)			6

Total estimated purchase price			$1,980

        The estimated purchase price was computed using GenOn's outstanding shares as of June 30, 2012, adjusted for the exchange ratio. The estimated purchase price also reflects the total estimated fair value of GenOn's share-based compensation awards outstanding as of June 30, 2012, excluding the value associated with employee service yet to be rendered.

        The purchase price will fluctuate with the market price of NRG's common stock until it is reflected on an actual basis when the merger is completed. An increase or decrease of 15% in NRG's common share price from the price used above would increase or decrease the purchase price by approximately $297 million. Assessing sensitivity at a 15% rate of change is reasonable based on the history of NRG's common stock price.

Note 2. Estimated Purchase Price and Preliminary Purchase Price Allocation (Continued)

Preliminary Purchase Price Allocation:

Total Estimated Fair Value
Current assets	$3,675
Property, plant and equipment	3,474
Intangible assets	363
Other long-term assets	3,063

Total assets	10,575
Current liabilities, including current maturities of long-term debt	1,509
Long-term debt	4,531
Non-current liabilities	1,393

Total liabilities	7,433
Estimated fair value of net assets acquired	3,142

Total estimated purchase price	1,980

Estimated gain on bargain purchase	$1,162

        The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of GenOn's assets and liabilities at the time of the completion of the merger. The final allocation of the purchase price could differ materially from the preliminary allocation used for the Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet primarily because power market prices, interest rates and other valuation variables will fluctuate over time and be different at the time of completion of the merger compared to the amounts assumed in the pro forma adjustments.

        As the fair value of the net assets acquired exceeds the purchase price, the merger is being accounted for as a bargain purchase in accordance with the accounting guidance for business combinations. Prior to recording a gain, the acquiring entity must reassess whether all acquired assets and assumed liabilities have been identified and perform re-measurements to verify that the assets acquired and liabilities assumed have been properly valued. The estimated gain has been excluded from the pro forma statements of operations as it is non-recurring in nature. The estimated gain on the bargain purchase is primarily representative of the undiscounted value of the deferred tax assets generated by the reduction in book basis of the net assets recorded in connection with acquisition accounting as well as the undiscounted value of GenOn's net operating losses and other deferred tax benefits that the combined company has the ability to realize in the post-acquisition period.

        A 10% change in the undiscounted cash flows of GenOn's plants would affect the estimated gain on bargain purchase by approximately $250 million. Furthermore, a 1% change in the discount rates used in valuing GenOn's plants would affect the estimated gain on bargain purchase by approximately $230 million.

Note 3. Significant Accounting Policies

        Based upon NRG's initial review of GenOn's summary of significant accounting policies, as disclosed in the GenOn consolidated historical financial statements incorporated by reference into this joint proxy statement/prospectus, as well as on preliminary discussions with GenOn's management, the pro forma combined consolidated financial statements assume there will be no significant adjustments necessary to conform GenOn's accounting policies to NRG's accounting policies. Upon completion of

Note 3. Significant Accounting Policies (Continued)

the merger and a more comprehensive comparison and assessment, differences may be identified that would necessitate changes to GenOn's future accounting policies and such changes could result in material differences in future reported results of operations and financial position for GenOn's operations as compared to historically reported amounts.

Note 4. Pro Forma Adjustments

        The pro forma adjustments included in the pro forma financial statements are as follows:

(a)
GenOn historical presentation—Based on the amounts reported in the consolidated statements of operations for the six months ended June 30, 2012, and the year ended December 31, 2011, and the consolidated balance sheet as of June 30, 2012, certain financial line items included in GenOn's historical presentation have been reclassified to corresponding line items included in NRG's historical presentation. These reclassifications have no effect on the historical operating income (loss), net income (loss), or stockholders' equity reported by NRG or GenOn.

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Operations

(b)
Cost of operations—Represents adjustments related to the operating leases for GenOn REMA, LLC, and its subsidiaries, or REMA, and GenOn MidAtlantic, LLC and its subsidiaries, or GenOn Mid-Atlantic, to decrease net lease expense as a result of fair value adjustments and amortization of the related out-of-market values:

	For the Six Months Ended June 30, 2012	For the Year Ended December 31, 2011
	(in millions)
GenOn Mid-Atlantic leases	$(16)	$(33)
REMA leases	(5)	(12)

Total	$(21)	$(45)

(c)
Depreciation and amortization—Represents the net depreciation expense resulting from the fair value adjustments of GenOn's property, plant and equipment. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the time the merger is completed. For each $100 million change in the fair value adjustment to property, plant and equipment, NRG and GenOn combined would expect an annual change in depreciation expense of approximately $5 million. The estimated useful lives of the property, plant and equipment acquired range from 8 to 31 years. The adjustments to depreciation and amortization include:

	For the Six Months Ended June 30, 2012	For the Year Ended December 31, 2011
	(in millions)
Net decrease to depreciation expense as a result of fair value adjustments of property, plant and equipment	$(76)	$(153)

Note 4. Pro Forma Adjustments (Continued)

(d)
Interest expense—Reflects a decrease in interest expense as a result of the fair value adjustments of GenOn's debt, and a reduction in interest expense due to the payment of GenOn's Term Loan due 2017, or the GenOn Term Loan. The final fair value determination of debt will be based on prevailing market interest rates at the completion of the merger and the necessary adjustment will be amortized as a reduction (in the case of a premium to book value) or an increase (in the case of a discount to book value) to interest expense over the remaining life of the applicable debt.

	For the Six Months Ended June 30, 2012	For the Year Ended December 31, 2011
	(in millions)
Net decrease in interest expense as a result of fair value adjustments of debt	$(18)	$(36)
Net decrease in interest expense as a result of the paydown of the GenOn Term Loan	(27)	(55)

Total	$(45)	$(91)

        The estimated amortization of the fair value adjustment to long-term debt over the next five years is as follows (in millions):

2012 (6 months)	$(22)
2013	(43)
2014	(43)
2015	(31)
2016	(32)
2017	(31)
(e)
Income taxes—Adjustment to record the tax effect of pro forma adjustments to revenue and expense, calculated utilizing NRG's estimated combined statutory federal and state tax rate of 36.71%.

Note 4. Pro Forma Adjustments (Continued)

(f)
Weighted average shares outstanding—basic and diluted—The pro forma weighted average number of basic shares outstanding is calculated by adding NRG's weighted average number of basic shares of common stock outstanding for the six months ended June 30, 2012 or the year ended December 31, 2011, as applicable, and GenOn's weighted average number of basic shares of common stock outstanding for those same periods multiplied by the exchange ratio of 0.1216. The following table illustrates these computations:

Description	For the Six Months Ended June 30, 2012	For the Year Ended December 31, 2011
	(shares in millions)
Basic:
GenOn weighted average basic common shares	774	772
GenOn shares issued through restricted stock units vested in the merger	5	5

GenOn shares subject to exchange	779	777
Exchange ratio	0.1216	0.1216

Equivalent NRG common shares	95	94
NRG historical weighted average basic common shares	228	240

Pro forma weighted average basic common shares	323	334

Diluted:
GenOn weighted average diluted common shares	774	772
GenOn shares issued through restricted stock units vested in the merger	5	5

GenOn shares subject to exchange	779	777
Exchange ratio	0.1216	0.1216

Equivalent NRG common shares	95	94
NRG historical weighted average diluted common shares	228 (1)	241

Pro forma weighted average diluted common shares	323	335

Change in weighted average shares outstanding:
GenOn shares exchanged	(774)	(772)
NRG pro forma shares issued	95	94

Net reduction in pro forma shares outstanding—basic	(679)	(678)
Adjustment to NRG historical weighted average diluted common shares	(1) (1)	—

Net reduction in pro forma shares outstanding—diluted	(680)	(678)

(1)
NRG's historical weighted average diluted common shares for the six months ended June 30, 2012 have been adjusted to equal the NRG historical weighted average basic common shares outstanding, reflecting the combined company's loss in the pro forma statement of operations.

Note 4. Pro Forma Adjustments (Continued)

        The following table includes the number of securities that could potentially dilute basic earnings per share in the future that were not included in the computation because to do so would have been anti-dilutive:

	For the Six Months Ended June 30, 2012
	Stock Options and Performance Units	Restricted Stock Units	Embedded Derivative of 3.625% Redeemable Perpetual Preferred
	(shares in millions)
GenOn historical shares	18	3	—
Exchange ratio	0.1216	0.1216	0.1216

Equivalent NRG shares	2	—	—
NRG historical shares	9	—	16

Total pro forma shares	11	—	16

	For the Year Ended December 31, 2011
	Stock Options and Performance Units	Restricted Stock Units	Embedded Derivative of 3.625% Redeemable Perpetual Preferred
	(shares in millions)
GenOn historical shares	18	—	—
Exchange ratio	0.1216	0.1216	0.1216

Equivalent NRG shares	2	—	—
NRG historical shares	7	—	16

Total pro forma shares	9	—	16

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(g)
Cash and cash equivalents—Represents cash utilized to pay down the GenOn Term Loan of $688 million.

(h)
Prepayments and other current assets—Represents the removal of prepaid rent related to the REMA and GenOn Mid-Atlantic leases for $16 million and $97 million, respectively. The adjustment also includes a tax benefit of $22 million related to the estimated transaction costs of $60 million, as discussed below in adjustment (n).

(i)
Property, plant and equipment—Represents the adjustment to reflect GenOn's property, plant and equipment at their estimated fair values. The estimated fair values were determined based on consideration of both an income method using discounted cash flows and a market approach based on recent transactions of comparable assets. The income approach was primarily relied upon as the forecasted cash flows more appropriately incorporate differences in regional markets, plant type, age, useful life, equipment condition and environmental controls of each asset. Furthermore, the income approach allows for a more accurate reflection of current and expected market dynamics such as supply and demand, commodity prices, and regulatory environment as of the valuation date. The market approach was computed based on data for transactions announced proximate to the valuation date and analyzed on a $/kW basis for fuel/dispatch type and region. Due to the limited volume of recent transactions and amount of financial and operating characteristics that are publicly disclosed, that market approach was given less weight. The estimate is preliminary, subject to change and could vary materially from the actual adjustment at the time the merger is

Note 4. Pro Forma Adjustments (Continued)

  completed. For each $100 million change in the fair value adjustment to property, plant and equipment, NRG and GenOn combined would expect an annual change in depreciation expense of approximately $5 million. The estimated useful lives of the property, plant and equipment acquired range from 8 to 31 years.

(j)
Intangible assets—Represents the adjustment to record the estimated value of the 10-year power purchase agreement for the Marsh Landing project. The estimated fair value was determined based on a variation of the income method which calculates the present value of the difference between the contract pricing and available market pricing data.

(k)
Deferred taxes—Represents the estimated deferred tax impact related to the excess of GenOn's historical carrying amount of assets and liabilities over the net amount assigned to GenOn's assets and liabilities, calculated at GenOn's statutory rate of 35%, and the estimated deferred tax assets with respect to net operating losses and other temporary differences that are expected to be realized during post-acquisition periods, as well as the reclassification of NRG's non-current deferred income tax liabilities to non-current deferred tax assets, as follows:

As of June 30, 2012
(In millions)
Deferred tax assets—non-current:
Adjustment to record realizable GenOn deferred tax assets	$750
Impact of excess of carrying amount over fair value	1,288
Netting of GenOn liabilities against assets	(208)
Netting of NRG liabilities against assets	(1,147)

$683

Deferred tax liabilities—current:
Impact of excess of carrying amount over fair value	$(40)
Netting of GenOn assets against liabilities	(208)

$(248)

Deferred tax liabilities—non-current:
Netting of NRG liabilities against assets	$(1,147)

(l)
Other non-current assets—Represents the removal of $81 million of unamortized deferred financing costs for GenOn's long-term debt, and the removal of $436 million of prepaid rent related to the GenOn Mid-Atlantic leases.

(m)
Long-term debt, including current portion—Represents adjustments to GenOn's long-term debt as follows:

As of June 30, 2012
(In millions)
Estimated fair value adjustment of GenOn's long-term debt	$239
Write-off of unamortized discount on GenOn's long-term debt	27
Paydown of the GenOn Term Loan	(688)

Total adjustments to GenOn's long-term debt	$(422)

Note 4. Pro Forma Adjustments (Continued)

        The adjustments above reflect the paydown of the GenOn Term Loan upon closing of the merger. The fair value adjustment of GenOn's debt was estimated based on market prices and quotes from investment banks as of August 10, 2012. The final fair value determination for debt will be based on prevailing market interest rates at the completion of the merger, and the necessary adjustment will be amortized as a reduction (in the case of a premium to book value) or an increase (in the case of a discount to book value) to interest expense over the remaining life of the individual debt issues, with the longest amortization period being approximately 19 years. A 1% increase in interest rates would decrease the fair value adjustment of long-term debt as of August 10, 2012 by $177 million, which would result in an annual decrease to interest expense of $19 million.

(n)
Accrued expenses and other current liabilities—Represents the accrual for estimated transaction costs of $60 million, consisting of investment banking fees, commitment fees, legal fees and other merger-related transaction costs. The merger transaction costs are excluded from the pro forma statements of operations as they reflect non-recurring charges not expected to have a continuing impact on the combined results.

(o)
Other non-current liabilities—Represents an adjustment for the out-of-market value of the REMA and GenOn Mid-Atlantic leases of $169 million and $150 million, respectively.

(p)
Equity—Represents adjustments to common stock and additional paid-in capital to reflect the value of consideration transferred by NRG to complete the merger. The adjustment to common stock is based on the par value of NRG common stock of $0.01 per share. The additional paid-in capital also includes $6 million for the fair value adjustment related to all of the GenOn stock options as well as GenOn restricted stock units granted in 2012, which will be replaced with NRG stock awards. In addition, the pro forma equity also includes adjustments to retained earnings totaling $1,124 million for the estimated gain on bargain purchase and the transaction costs, net of the related tax benefit. The transaction costs are shown as an adjustment to retained earnings in accordance with accounting guidance applicable to business combinations, which requires that these costs be expensed.

DESCRIPTION OF NRG COMMON STOCK

        This section of the joint proxy statement/prospectus summarizes the material terms of NRG's capital stock that will be in effect if the merger is completed. You are encouraged to read NRG's amended and restated certificate of incorporation, which was incorporated by reference as Exhibit 3.1 to the registration statement of which this joint proxy statement/prospectus forms a part, and is incorporated herein by reference, and form of NRG's amended and restated bylaws, included as Exhibit B to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus, as well as the form of certificate of amendment to the NRG amended and restated certificate of incorporation, which will be in effect if the NRG Board implements the proposed Charter Amendment proposal, the complete text of which is included under "NRG Proposals—Item 2. The Charter Amendment Proposal" beginning on page [    •    ], for greater detail on the provisions that may be important to you. All references within this section to common stock mean the common stock of NRG unless otherwise noted.

Authorized Capital Stock of NRG

        NRG's amended and restated certificate of incorporation provides that the total number of shares of capital stock which may be issued by NRG is 510,000,000, consisting of 500,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value 0.01 per share.

  NRG Common Stock

        As of [    •    ], 2012, there were [    •    ] shares of NRG common stock outstanding. All outstanding shares of NRG common stock are fully paid and nonassessable. The number of outstanding shares of NRG common stock will be increased if NRG stockholders approve the Share Issuance proposal and the merger is completed in accordance with the terms of the merger agreement. See "NRG Proposals—Item 2. The Share Issuance Proposal."

  NRG Preferred Stock

        As of [    •    ], 2012, there were 250,000 shares of NRG's 3.625% Convertible Perpetual Preferred Stock issued and outstanding (the "NRG Preferred Stock"). All of the outstanding shares of NRG Preferred Stock are held by affiliates of Credit Suisse, and such shares may not be transferred to an entity that is not an affiliate of Credit Suisse without the consent of NRG, such consent not to be unreasonably withheld.

        The NRG Preferred Stock has a liquidation preference of $1,000 per share. Holders of NRG Preferred Stock are entitled to receive, out of funds legally available therefor, cash dividends at the rate of 3.625% per annum, payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. Each share of NRG Preferred Stock is convertible into cash and shares of NRG Common Stock during the 90-day period beginning August 11, 2015 at the option of NRG or the holder, subject to the terms and conditions of the NRG Preferred Stock. The NRG Preferred Stock will be, with respect to dividend rights and rights upon liquidation, winding up or dissolution, senior to NRG Common Stock.

        If a "Fundamental Change" occurs (as defined in the certificate of designations for the NRG Preferred Stock), the holders of the NRG Preferred Stock will have the right to require NRG to repurchase all or a portion of the NRG Preferred Stock for a period of time after the fundamental change at a purchase price equal to 100% of the liquidation preference, plus accumulated and unpaid dividends.

 Description of NRG Common Stock

  Voting Rights

        The holders of NRG's common stock are entitled to one vote on each matter submitted for their vote at any meeting of NRG stockholders for each share of common stock held as of the record date for the meeting.

        Generally, the vote of the holders of a majority of the total number of votes of NRG capital stock represented at a meeting and entitled to vote on a matter is required in order to approve such matter. Certain extraordinary transactions and other actions require supermajority votes, including but not limited to the supermajority voting provisions described below in "—Anti-takeover Provisions—Amendments."

  Liquidation Rights

        In the event that NRG is liquidated, dissolved or wound up, the holders of NRG common stock will be entitled to a pro rata share in any distribution to stockholders, but only after satisfaction of all of NRG's liabilities and of the prior rights of any outstanding series of NRG Preferred Stock.

  Dividends

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of NRG common stock are entitled to dividends when, as and if declared by the NRG Board out of funds legally available for that purpose.

  No Preemptive Rights

        The common stock has no preemptive rights or other subscription rights.

  No Redemption Rights, Conversion Rights or Sinking Fund

        There are no redemption, conversion or sinking fund provisions applicable to the common stock.

  Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York Mellon.

Anti-takeover Provisions

        Some provisions of Delaware law and NRG's amended and restated certificate of incorporation and bylaws could discourage or make more difficult a change in control of NRG without the support of the NRG Board. A summary of these provisions follows.

  Meetings and Elections of Directors

        Special Meetings of Stockholders.    NRG's amended and restated certificate of incorporation provides that a special meeting of stockholders may be called only by the NRG Board by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office or the chief executive officer of NRG (or, if there is no chief executive officer, by the most senior executive officer of NRG).

        Elimination of Stockholder Action by Written Consent.    NRG's amended and restated certificate of incorporation and its bylaws provide that holders of NRG common stock cannot act by written consent in lieu of a meeting.

        Classification of Directors.    Directors of NRG are currently divided into three classes of directors with each director serving a three-year term. However, at the 2012 annual meeting of NRG stockholders held on April 25, 2012, NRG stockholders approved an amendment to the amended and restated certificate of incorporation of NRG to declassify the NRG Board. The classified structure will be eliminated over a three-year period through the election of directors whose terms are expiring for one-year terms. Beginning with the 2015 annual meeting of NRG stockholders, the entire NRG Board will be elected annually.

        Removal of Directors.    Until the 2015 annual meeting of NRG stockholders, directors may only be removed for cause. From and after the 2015 annual meeting of NRG stockholders, directors may be removed without or without cause.

        Vacancies.    Any vacancy occurring on the NRG Board and any newly created directorship may be filled only by a majority of the directors remaining in office (even if less than a quorum), subject to the rights of holders of any series of preferred stock.

  Amendments

        Amendment of Certificate of Incorporation.    The provisions described above under "—Special Meetings of Stockholders", "—Elimination of Stockholder Action by Written Consent" and "—Classification of Directors" may be amended only by the affirmative vote of holders of at least two-thirds (2/3) of the combined voting power of outstanding shares of NRG capital stock entitled to vote in the election of directors, voting together as a single class.

        Amendment of Bylaws.    The NRG Board has the power to make, alter, amend, change or repeal NRG's bylaws or adopt new bylaws by the affirmative vote of a majority of the total number of directors then in office. This right is subject to repeal or change by the affirmative vote of a majority of the combined voting power of the then outstanding capital stock of NRG entitled to vote on any amendment or repeal of the bylaws.

  Notice Provisions Relating to Stockholder Proposals and Nominees

        NRG's bylaws also impose some procedural requirements on stockholders who wish to make nominations in the election of directors or propose any other business to be brought before an annual or special meeting of stockholders.

        Specifically, a stockholder may (i) bring a proposal before an annual meeting of stockholders, (ii) nominate a candidate for election to the NRG Board at an annual meeting of stockholders, or (iii) nominate a candidate for election to the NRG Board at a special meeting of stockholders that has been called for the purpose of electing directors, only if such stockholder delivers timely notice to NRG's corporate secretary. The notice must be in writing and must include certain information and comply with the delivery requirements as set forth in the bylaws.

        To be timely, a stockholder's notice must be received at the principal executive offices of NRG:

  •
  in the case of a nomination or other business in connection with an annual meeting of stockholders, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed more than 70 days after the first anniversary of the preceding year's annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by NRG; or

  •
  in the case of a nomination in connection with a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by NRG.

        With respect to special meetings of stockholders, NRG's bylaws provide that only such business shall be conducted as shall have been stated in the notice of the meeting.

  Delaware Anti-takeover Law

        NRG is subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain "business combinations" with any "interested stockholder" for a three-year period following the time that the stockholder became an interested stockholder unless:

  •
  prior to such time, the NRG Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

  •
  at or subsequent to that time, the business combination is approved by the NRG Board and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns, or within the previous three years did own, 15% or more of NRG's voting stock.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring NRG to negotiate in advance with the NRG Board because the stockholder approval requirement would be avoided if the NRG Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

COMPARISON OF RIGHTS OF STOCKHOLDERS
OF NRG AND GENON

        Both GenOn and NRG are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are currently governed by the DGCL. The combined company will continue to be a Delaware corporation following completion of the merger and will be governed by the DGCL.

        Upon completion of the merger, the GenOn stockholders will become NRG stockholders. The current bylaws of NRG will be amended and restated immediately prior to the time of the completion of the merger in the form of amended and restated bylaws of NRG included as Exhibit B to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus (with such changes as necessary to reflect the applicable provisions based on the actual date of completion of the merger). Subject to the approval of the Charter Amendment proposal by the NRG stockholders, NRG's current amended and restated certificate of incorporation may be amended immediately prior to the completion of the merger as described under "NRG Proposals—Item 2. The Share Issuance Proposal." Following, the rights of the former GenOn stockholders and the NRG stockholders will thereafter be governed by the DGCL and by NRG's amended and restated certificate of incorporation, as amended, and NRG's second amended and restated bylaws.

        The following description summarizes the material differences between the rights of the stockholders of NRG and GenOn, but is not a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. Stockholders should read carefully the relevant provisions of the DGCL and the respective certificates of incorporation and bylaws of NRG and GenOn. For more information on how to obtain the documents that are not attached to this joint proxy statement/prospectus, see "Where You Can Find More Information" beginning on page [    •    ].

	Rights of NRG Stockholders	Rights of GenOn Stockholders
Authorized Capital Stock	The authorized capital stock of NRG consists of 500,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.	The authorized capital stock of GenOn consists of 2,000,000,000 shares of common stock and 125,000,000 shares of preferred stock, $0.001 par value per share.
Special Meetings of Stockholders	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws.

NRG's certificate of incorporation provides that a special meeting of stockholders may be called only by a majority of the total number of NRG directors then in office or the chief executive officer of NRG (or, if there is no chief executive officer, by the most senior executive officer of NRG).
GenOn's certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the chairman of the GenOn Board, the president and chief executive officer of GenOn or a majority of the GenOn Board.

	Rights of NRG Stockholders	Rights of GenOn Stockholders
Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors	NRG's bylaws allow stockholders to propose business to be brought before an annual meeting and allow stockholders who are entitled to vote in the election of directors to nominate candidates for election to the NRG Board.	GenOn's bylaws allow stockholders to propose business to be brought before an annual meeting and allow stockholders who are entitled to vote in the election of directors to nominate candidates for election to the GenOn Board.
	Such proposals and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to NRG's secretary prior to the meeting.	Such proposals and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to GenOn's corporate secretary prior to the meeting.

In connection with an annual meeting, to be timely, notice of such proposals and nominations must be delivered to or mailed and received at NRG's principal executive office not less than the close of business 90 days nor more than the close of business 120 days prior to the first anniversary of the immediately preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed more than 70 days after such anniversary date, notice must be delivered no more than the close of business 120 days prior to such annual meeting and no less than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by NRG. If the number of directors to be elected at an annual meeting is increased and NRG does not publicly announce its nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year's
In connection with an annual meeting, to be timely, notice of such proposals must be delivered to or mailed and received by GenOn's corporate secretary by 5:00 p.m., Central Time, not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is not within 25 days before or after the anniversary of the preceding year's annual meeting, notice by the stockholder must be so received not later than 5:00 p.m., Central Time, on the 10th day following the day on which notice of such meeting was mailed or public disclosure of the date of the annual meeting was made by GenOn, whichever first occurs.

Rights of NRG Stockholders	Rights of GenOn Stockholders
annual meeting, a stockholder's notice will be timely (only with respect to nominees for the additional directorships) if it is received not later than the close of business on the 10th day following the day on which such public announcement is first made by NRG.

In connection with a special meeting at which directors are to be elected pursuant to NRG's notice of meeting, to be timely, notice of nominations to the NRG Board must be delivered to NRG's secretary at the principal executive office not less than 90 days nor more than 120 days prior to the date of the special meeting or the 10th day following the day on which public announcement is first made of the special meeting and of the nominees proposed by the NRG Board.
In connection with a special meeting, if the GenOn Board has previously determined that directors are to be elected at a special meeting, a stockholder may submit nominations so long as notice of such nomination is delivered to or mailed and received at GenOn's principal executive office not less than 40 days nor more than 60 days prior to the date of such special meeting; provided, however, that in the event that less than 47 days' notice or prior public disclosure of the date of the special meeting is given or made to GenOn stockholders, the notice must be received not later than 5:00 p.m., Central Time, on the 7th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

	Rights of NRG Stockholders	Rights of GenOn Stockholders
Number of Directors	The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors as fixed by the corporation's certificate of incorporation or bylaws.

NRG's certificate of incorporation provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors constituting the NRG Board was initially set at eleven and may be enlarged from time to time by the vote of a majority of the total number of directors then in office or the approval of the holders of at least a majority of the shares NRG common stock then outstanding and may be reduced by resolution adopted by a majority of the total number of directors then in office; provided, that the NRG Board may consist of no more than 15 directors. There are currently 14 positions authorized and 14 directors serving on the NRG Board.
GenOn's certificate of incorporation provides that the number of directors constituting the entire GenOn Board is to be determined from time to time by the vote of a majority of the directors then in office; provided, that the GenOn Board must consist of at least 1 director and no more than 15 directors. There are currently ten positions authorized and ten directors serving on the GenOn Board.

Subject to the approval of the Charter Amendment proposal by the NRG stockholders and completion of the merger, the NRG charter will be amended and accordingly the NRG Board may consist of no more than 16 directors and no less than 3 directors.
Election of Directors
The DGCL provides that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote.

NRG's certificate of incorporation provides that each director shall be elected by a majority of the votes cast with respect to that director's election at any meeting for the election of directors at which a quorum is present. In the event the number of nominees at any such meeting exceeds the number of
GenOn's bylaws provide that in an uncontested election, a director nominee is elected if the votes cast for such nominee's election exceed the votes cast against such nominee's election at a meeting at which a quorum is present; provided, however, that in any meeting which the Corporate

	Rights of NRG Stockholders	Rights of GenOn Stockholders
	directors to be elected at the meeting, directors will be elected by the holders of a plurality of the votes of shares represented in person or by proxy at any such meeting and entitled to vote.	Secretary has received a proper and timely notice that a stockholder has nominated a director which has not been withdrawn by the seventh day before the mailing of the notice of the meeting, director nominees will be elected by a plurality of votes cast.
Classified Board
	Directors of NRG are currently divided into three classes of directors with each director serving a three year term. However, at the 2012 annual meeting of NRG stockholders held on April 25, 2012, NRG stockholders approved an amendment to the amended and restated certificate of incorporation of NRG to declassify the NRG Board. The classified structure will be eliminated over a three-year period through the election of directors whose terms are expiring for one-year terms. Beginning with the 2015 annual meeting of NRG stockholders, the entire NRG Board will be elected annually.	GenOn does not have a classified board and each director is elected annually.

	Rights of NRG Stockholders	Rights of GenOn Stockholders
Indemnification of Directors and Officers	Under the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys' fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

NRG's certificate of incorporation and bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of NRG or a wholly owned subsidiary of NRG or, while a director, officer or employee of NRG or a wholly owned subsidiary of NRG, is or was serving at the request of NRG or a wholly owned subsidiary of NRG as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan, will be indemnified and held harmless by NRG to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person.
GenOn's bylaws provide that GenOn will, to the fullest extent permitted by law, and to such greater extent as applicable law may permit, indemnify and hold GenOn directors and officers harmless from and against any and all losses, liabilities, claims, damages and expenses (in the case of expenses, subject to limitations in the event such director or officer is not wholly successful in any proceeding) arising out of any event or occurrence related to the fact that such person is or was a director or officer of GenOn or is or was serving as a director, officer, employee, agent or fiduciary of GenOn or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of GenOn.

	Rights of NRG Stockholders	Rights of GenOn Stockholders
	The DGCL and NRG's bylaws permit NRG to purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of NRG or a wholly owned subsidiary of NRG or anyone who was serving at the request of NRG or a wholly owned subsidiary of NRG as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise against any expense, liability or loss asserted against and incurred by him or her in any such capacity, whether or not NRG would have the power to indemnify such person against such expenses, liability or loss under the DGCL.	The DGCL and GenOn's bylaws permit GenOn to maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of GenOn or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not GenOn would have the power to indemnify such person against such expense, liability or loss under applicable law.
Amendments to Certificate of Incorporation
Under the DGCL, an amendment to the certificate of incorporation requires (i) the approval of the board of directors, (ii) the approval of a majority of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class.

NRG's certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds of the combined voting power of all outstanding NRG shares generally entitled to vote in the election of directors is required to alter, amend or repeal certain designated provisions regarding: (i) the indemnification of directors and officers and the limitation on directors' liabilities, (ii) the declassification process of the NRG Board, removal of NRG directors and filling vacancies on the NRG Board and (iii) the limitation on the ability of NRG stockholders to act by written consent or call special meetings of stockholders.
GenOn's certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding GenOn shares generally entitled to vote in the election of directors, voting together as a single class, is required to amend, modify or repeal certain designated provisions regarding (i) the size of the GenOn Board and the terms of GenOn directors, (ii) filling vacancies on the GenOn Board and (iii) the limitation on the ability of GenOn stockholders to act by written consent or call special meetings of stockholders.

	Rights of NRG Stockholders	Rights of GenOn Stockholders
Amendments to Bylaws	NRG's certificate of incorporation and bylaws provide that the NRG Board is authorized to make, alter, amend, change, add to or repeal NRG's bylaws by the affirmative vote of a majority of the total number of directors then in office. Furthermore, NRG stockholders may alter or repeal the NRG bylaws by an affirmative vote of a majority of the combined voting power of the then outstanding shares of NRG entitled to vote on such alteration or repeal.	The GenOn certificate of incorporation and bylaws provide that the GenOn Board may adopt, amend or repeal any of GenOn's bylaws by an affirmative vote of 80% of all of the directors then in office at any regular or special meeting of the GenOn Board called for that purpose; provided, however, that (i) any amendment or repeal of, or adoption of any bylaw inconsistent with, the bylaws relating to the majority voting standard for director elections also requires the approval of the GenOn stockholders, and (ii) until December 2013, removal of the chief executive officer requires the affirmative vote of at least two-thirds of the independent members of the GenOn Board.

Upon completion of the merger, NRG's bylaws will be amended and restated to reflect the governance arrangements agreed to by the parties in the merger agreement. Any amendment to the bylaw provisions concerning such governance arrangements will require the affirmative vote of at least 90% of the total number of NRG directors then in office.

	Rights of NRG Stockholders	Rights of GenOn Stockholders
Transfer Restrictions	NRG's certificate of incorporation does not contain transfer restrictions.	GenOn's certificate of incorporation imposes certain provisions that generally restrict any direct or indirect transfer (such as transfers of GenOn stock that result from the transfer of interests in other entities that own GenOn stock) if the effect would be to:
• increase the direct or indirect ownership of GenOn's stock by any person from less than 4.99% to 4.99% or more of GenOn common stock, as determined under Section 382 of the Code; or
• increase the percentage of GenOn common stock owned directly or indirectly by a person owning or deemed to own 4.99% or more of GenOn's common stock, as determined under Section 382 of the Code.
Stockholder Rights Plan	NRG does not have a stockholder rights plan.
GenOn has a stockholder rights plan. GenOn has agreed to take all actions necessary to cause the rights plan to be terminated immediately prior to the completion of the merger without payment of any consideration to any holder of the rights.

LEGAL MATTERS

        The validity of the NRG common stock will be passed upon for NRG by Kirkland & Ellis LLP, counsel to NRG, and certain U.S. federal income tax matters relating to the merger will be passed upon for NRG by Kirkland & Ellis LLP and for GenOn by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

        The consolidated financial statements and financial statement schedule of NRG and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the report of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements and financial statement schedules of GenOn and subsidiaries as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

NRG

        In order for a stockholder proposal to be considered for inclusion in NRG's Proxy Statement for next year's annual meeting, NRG's Corporate Secretary must receive the proposal no later than the close of business on November 15, 2012, which is the 120th day prior to the first anniversary of the date on which the proxy statement was first released to NRG stockholders in connection with the 2012 annual meeting of NRG stockholders. If NRG changes the date of the 2013 annual meeting of stockholders by more than 30 days from the anniversary of the 2012 annual meeting, stockholder proposals must be received a reasonable time before NRG begins to print and mail the proxy materials for the 2013 annual meeting in order to be considered for inclusion in NRG's proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under NRG's bylaws, a copy of which is available upon request to NRG's Corporate Secretary, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials.

        Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2013 annual meeting without having the proposal or nomination included in NRG's proxy statement must comply with the requirements set forth in NRG's bylaws. NRG's bylaws require, among other things, that NRG's Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year's annual meeting, unless the 2013 annual meeting is more than 30 days before or more than 70 days after such anniversary date. Accordingly, for NRG's 2013 annual meeting, NRG's Corporate Secretary must receive the proposal or nomination no earlier than December 26, 2012 and no later than the close of business on January 25, 2013, unless the 2013 annual meeting is held earlier than March 26, 2013 or later than July 4, 2013, in which case the proposal or nomination should be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (i) the

90th day prior to the date of the 2013 annual meeting or (ii) the 10th day following the day on which the date of the 2013 annual meeting is first publicly announced by NRG. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to NRG's Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, NRG may exercise discretionary voting authority under proxies NRG solicits to vote, in accordance with NRG's best judgment, on any such proposal.

GenOn

        GenOn held its 2012 annual meeting of stockholders on May 9, 2012. If the merger is completed, GenOn does not expect to hold an annual meeting of stockholders in 2013. In that case, stockholder proposals must be submitted to the Corporate Secretary of NRG in accordance with the procedures described above.

        If the merger is not completed, GenOn will hold a 2013 annual meeting of stockholders. In order for stockholder proposals submitted under Rule 14a-8 of the Exchange Act to be presented at GenOn's 2013 annual meeting of stockholders and included in its proxy statement and form of proxy relating to that meeting, the proposals must be received by 5:00 p.m. Central Time on November 30, 2012 to GenOn's Corporate Secretary via mail to GenOn Energy, Inc., P.O. Box 3795, Houston, Texas 77253.

        For business to be properly brought or nominations of persons for election to GenOn's board to be properly made at the time of the 2013 annual meeting of stockholders, notice must be received by GenOn's Corporate Secretary via mail to GenOn Energy, Inc., P.O. Box 3795, Houston, Texas 77253 between January 9, 2013 and 5:00 p.m. Central Time on February 8, 2013. As provided in GenOn's bylaws, after 5:00 p.m. Central Time on February 8, 2013, notice of a stockholder proposal or nomination will be considered untimely. If, however, GenOn's 2013 annual meeting of stockholders is called for a date that is not within 25 days before or after May 9, 2013, notice must be received by GenOn's Corporate Secretary at the address listed above no later than 5:00 p.m. Central Time on the tenth day following the day on which notice of the date of GenOn's 2013 annual meeting of stockholders is mailed or public disclosure of that date is made, whichever occurs first. In each case, the notice must comply with the requirements of Article II, Section 11 or Article III, Section 4 of GenOn's bylaws, as applicable, and indicate whether the stockholder intends to deliver or otherwise solicit proxies in support of the proposal or nomination. Any change of address will be posted on GenOn's website at www.genon.com, which stockholders should verify prior to any mailing to GenOn's Corporate Secretary. A copy of GenOn's bylaws may be obtained upon written request to GenOn's Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

        NRG and GenOn file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including NRG and GenOn, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this joint proxy statement/prospectus.

        NRG has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of NRG common stock to be issued to GenOn stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about NRG and

GenOn, respectively. The rules and regulations of the SEC allow NRG and GenOn to omit certain information included in the registration statement from this joint proxy statement/prospectus.

        In addition, the SEC allows NRG and GenOn to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that NRG and GenOn have previously filed with the SEC. They contain important information about the companies and their financial condition.

NRG SEC Filings

  •
  Annual report on Form 10-K for the year ended December 31, 2011;

  •
  Quarterly reports on Form 10-Q for the quarter ended March 31, 2012 and the quarter ended June 30, 2012; and

  •
  Current reports on Form 8-K filed on April 6, 2012, April 27, 2012, May 3, 2012, May 11, 2012, July 23, 2012 and August 8, 2012 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

GenOn SEC Filings

  •
  Annual report on Form 10-K for the year ended December 31, 2011;

  •
  Quarterly reports on Form 10-Q for the quarter ended March 31, 2012 and the quarter ended June 30, 2012; and

  •
  Current reports on Form 8-K filed on March 30, 2012, May 10, 2012, May 11, 2012, July 23, 2012 and August 9, 2012 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

        To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

        In addition, NRG and GenOn incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the NRG special meeting and the GenOn special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the other documents listed above from the SEC, through the SEC's web site at the address indicated above, or from NRG or GenOn, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

By Mail:	By Mail:
NRG Energy, Inc.	GenOn Energy, Inc.
211 Carnegie Center	1000 Main Street
Princeton, New Jersey 08540	Houston, Texas 77002
Telephone: (609) 524-4500	Telephone: (832) 357-3000

        These documents are available from NRG or GenOn, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about NRG and GenOn at their Internet websites at www.nrgenergy.com and www.genon.com, respectively. Information contained on these websites does not constitute part of this joint proxy statement/prospectus.

        You may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from MacKenzie Partners, Inc., NRG's proxy solicitor, or Innisfree M&A Incorporated, GenOn's proxy solicitor, at the following addresses and telephone numbers:

For NRG Stockholders:	For GenOn Stockholders:
MacKenzie Partners, Inc.	Innisfree M&A Incorporated
105 Madison Avenue	501 Madison Avenue, 20th Floor
New York, New York 10016	New York, New York 10022
(800) 322-2885 (toll-free)	(877) 800-5187 (toll-free)
(212) 929-5500 (collect)	(212) 750-5833 (collect)
Email: proxy@mackenziepartners.com

        If you are a stockholder of GenOn or NRG and would like to request documents, please do so by [    •    ], 2012 to receive them before your respective company's special meeting. If you request any documents from NRG or GenOn, NRG or GenOn will mail them to you by first class mail, or another equally prompt means, within one business day after NRG or GenOn, as the case may be, receives your request.

        This joint proxy statement/prospectus is a prospectus of NRG and is a joint proxy statement of NRG and GenOn for the NRG special meeting and the GenOn special meeting. Neither NRG nor GenOn has authorized anyone to give any information or make any representation about the merger or NRG or GenOn that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that NRG or GenOn has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

NRG ENERGY, INC.

PLUS MERGER CORPORATION

and

GENON ENERGY, INC.

Dated as of July 20, 2012

        The Merger Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties were made solely for the benefit of the other parties to the Merger Agreement and (a) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (b) may have been qualified in the Merger Agreement by confidential disclosure schedules that were delivered to the other party in connection with the signing of the Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement, (c) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to stockholders and (d) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent or the Company.

A-i

A-ii

A-iii

        This AGREEMENT AND PLAN OF MERGER is entered into as of July 20, 2012 (this "Agreement") by and among NRG Energy, Inc., a Delaware corporation ("Parent"), Plus Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and GenOn Energy, Inc., a Delaware corporation (the "Company").

WITNESSETH:

        WHEREAS, the parties intend that Merger Sub be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly-owned subsidiary of Parent;

        WHEREAS, the Board of Directors of the Company has (a) determined that it is in the best interest of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) authorized and approved the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;

        WHEREAS, the Board of Directors of Parent has (a) determined that it is in the best interest of Parent and its stockholders, and declared it advisable, to enter into this Agreement and to amend Parent's Amended and Restated Certificate of Incorporation as set forth on Exhibit A, (b) authorized and approved the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger, the Stock Issuance and the Parent Charter Amendment, and (c) resolved to recommend to its stockholders approval of the issuance (the "Stock Issuance") of shares of common stock, par value $0.01 per share, of Parent ("Parent Common Stock") in connection with the Merger and the Parent Charter Amendment;

        WHEREAS, the Board of Directors of Merger Sub has (a) determined that it is in the best interest of Merger Sub and Parent, as its sole stockholder, and declared it advisable, to enter into this Agreement, (b) authorized and approved the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend the adoption of this Agreement by Parent, its sole stockholder;

        WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code") and that this Agreement will be, and hereby is, adopted as a plan of reorganization; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledge, intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Certain Definitions.

          (a)   As used in this Agreement, the following terms have the following meanings:

          "2004 Senior Note Indenture" means the Senior Indenture between Reliant Energy, Inc. and Wilmington Trust Company, dated as of December 22, 2004.

          "2010 Senior Notes Indenture" means the Senior Notes Indenture by GenOn Escrow Corp. and Wilmington Trust Company, as trustee, dated as of October 4, 2010, as amended.

          "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company (in the case of a confidentiality agreement contemplated by Section 6.4(a)) or Parent (in the case of a confidentiality agreement contemplated by Section 6.5(a)), as applicable, than those contained in the Confidentiality Agreement; provided, however, that such confidentiality agreement shall not prohibit compliance by the Company or Parent, as applicable, with any of the provisions of Section 6.4 or Section 6.5, respectively, as between the Company, on the one hand, and Parent and/or Merger Sub, on the other hand.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, Controls, or is Controlled by, or is under common Control with, such Person.

          "Acquisition Proposal" means a Company Acquisition Proposal or a Parent Acquisition Proposal.

          "Available Funds" means funds available under existing credit facilities of Parent or the Company or their respective Subsidiaries and internal funds of Parent or the Company or their respective Subsidiaries that are available for the purposes of funding the Debt Offers and/or Notes Put Offers, as the case may be, other than funds of the Company or its Subsidiaries necessary for the Company and its Subsidiaries to undertake their obligations under Section 6.19(g).

          "Benefit Plans" means, with respect to any Person, any compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not "employee benefit plans" (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), including bonus, cash- or equity-based incentive, deferred compensation, stock purchase, health, medical, dental, disability, accident, life insurance, or vacation, paid time off, perquisite, fringe benefit, severance, change of control, retention, employment, separation, retirement, pension, savings, or other benefit or compensation plans, programs, policies, agreements or arrangements.

          "Business Day" means any day other than a Saturday, Sunday, a federal holiday or other day on which the banks in New York are authorized by law or executive order to be closed.

          "Change of Recommendation" means a Company Change of Recommendation or a Parent Change of Recommendation.

          "Company Acquisition Proposal" means, other than the Merger and the other transactions contemplated by this Agreement, any offer, inquiry, proposal or indication of interest, as the case may be, whether or not in writing, by any Third Party relating to a Company Acquisition Transaction.

          "Company Acquisition Transaction" means (i) a transaction or series of transactions (including any sale, merger, consolidation, recapitalization, reorganization, dividend, distribution, joint venture, share exchange or other business combination or similar transaction) involving the direct or indirect issuance or acquisition of 20% or more of the outstanding Shares or other equity securities of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party, together with all Affiliates thereof, becoming the beneficial owner of 20% or more of the outstanding Shares or other equity securities of the Company, (iii) the acquisition or purchase (including any asset sale, merger, consolidation, recapitalization, reorganization, joint venture or other business combination or similar transaction) by any Third Party, or any other disposition by the Company or any of its Subsidiaries, of assets (including equity securities of any Subsidiary of the Company) or businesses representing 20% or more of the consolidated assets (as determined on a fair market basis), net revenues or net income of the Company and its Subsidiaries, taken as a whole or (iv) any combination of the foregoing.

          "Company Material Adverse Effect" means an event, change, effect, development, condition, state of facts or occurrence that, individually or in the aggregate, (x) is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) prevents or materially delays the Company and its Subsidiaries from consummating the Merger or any other transaction contemplated by this Agreement, provided that in the case of clause (x), any event, change, effect, development, condition, state of facts or occurrence to the extent resulting from or arising out of any of the following shall not be deemed to constitute, and shall not be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (A) any event, change, effect, development, condition, state of facts or occurrence in or generally affecting the economy or the financial or securities markets in the United States or elsewhere in the world or in any specific jurisdiction or geographical area, (B) any event, change, effect, development, condition, state of facts or occurrence in or generally affecting the industry or industries in which the Company or its Subsidiaries operate generally or in any specific jurisdiction or geographical area, (C) any changes or developments in national, regional, state or local wholesale or retail markets for electric power, capacity or fuel or related products, including those due to actions by competitors or due to changes in commodities prices or hedging markets therefor, (D) any changes or developments in national, regional, state or local electric transmission or distribution systems, (E) any changes or developments in national, regional, state or local wholesale or retail electric power and capacity prices, (F) the adoption, implementation, promulgation, repeal, amendment or reinterpretation of any Law by any Governmental Entity or any rule, regulation or protocol by any national, regional, state or local independent system operator, regional transmission organization or market administrator, (G) any changes in GAAP or accounting standards applicable to the Company or its Subsidiaries, or interpretations thereof, (H) any natural disasters or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism, (I) the announcement of this Agreement or the transactions contemplated hereby or the compliance with the explicit terms of this Agreement, (J) any changes in the share price or trading volume of Company Common Stock or in the Company's credit rating or the rating of its or its Subsidiaries' debt securities, or the failure of the Company to meet projections or forecasts (provided that any event, change, effect, development, condition, state of facts or occurrence underlying such changes or failures that does not otherwise fall within any of the exceptions described in any of clause (A) through (I) above may nonetheless be taken into account in determining whether there has been or would reasonably be expected to have, a Company Material Adverse Effect), or (K) the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement and Parent has refused, following the Company's written request, to provide a waiver in a timely manner or at all; provided, however, any event, change, effect, development, condition, state of facts or occurrence referred to in clauses (A), (B), (C), (D), (E), (F), (G) and (H) shall not be excluded if, and only to the extent that, it disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate; provided, further, that clause (I) shall not diminish the effect of, and shall be disregarded for purposes of, any representations and warranties set forth in Section 4.3(c).

          "Company Permitted Lien" means a Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Lien arising in the ordinary course of business consistent with past practice, (iii) securing Indebtedness or any other liability which is disclosed on the most recent consolidated balance sheet of the Company or notes thereto or Indebtedness permitted pursuant to Section 6.1(b)(viii) hereto, (iv) Liens attaching to subsequently acquired property pursuant to the terms of Indebtedness permitted by Section 6.1(b)(viii) hereto, (v) which is a license or other grant of rights to use Intellectual Property, (vi) that is a purchase money security interest, (vii) relating to lessors' interests in leased property, (viii) permitted under the agreements set forth on Section 4.3(c)(i) of the Company Disclosure Schedule, (ix) which does not and would not reasonably be expected to materially impair the continued use of a Company Owned Real Property or a Company Leased Real Property as currently operated, or (x) which is set forth on Section 1.1(a) of the Company Disclosure Schedule.

          "Company Rights" means the preferred share purchase rights granted pursuant to the Company Rights Agreement.

          "Company Rights Agreement" means the rights agreement, dated January 15, 2001, between the Company (formerly known as RRI Energy, Inc.), and The Chase Manhattan Bank, as Rights Agent, as amended by Amendment No. 1 to Rights Agreement, dated as of November 23, 2010, by and between the Company (formerly known as RRI Energy, Inc.) and JPMorgan Chase Bank, N.A. as successor to The Chase Manhattan Bank, and Computershare Trust Company, N.A., as may be amended from time to time.

          "Company Superior Offer" means a bona fide written Company Acquisition Proposal (provided that for purposes of this definition, the applicable percentages in clauses (i), (ii) and (iii) of the definition of Company Acquisition Transaction shall be 50% rather than 20%) made by any Third Party which did not result from, or arise in connection with, any breach of Section 6.4, which the Company's Board of Directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account the legal, financial, regulatory and other aspects of such Company Acquisition Proposal (including the availability of financing), the conditionality of and contingencies related to such proposal, the expected timing and risk of completion, the identity of the Person making such proposal and such other factors that are deemed relevant by the Company's Board of Directors, is more favorable to the Company's stockholders than the transactions contemplated by this Agreement (after taking into account any revised proposal by Parent to amend the terms of this Agreement which are committed to in writing (including pursuant to Section 6.4(e)).

          "Company Termination Fee" means $60,000,000.

          "Consent Solicitation" means a solicitation of the Requested Consents from the holders of the Notes.

          "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or (v) otherwise with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA), by reason of being or having been under common control or treated as a single employer under Section 414 of the Code with any other Person other than, in each case, such liabilities that arise solely out of, or relate solely to, the Benefit Plans, set forth on Section 4.9(a) of the Company Disclosure Schedule.

          "Control" (including, with its correlative meanings) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Derivative Product" means (i) any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including electricity (including capacity and ancillary services products related thereto), natural gas, crude oil, coal and other commodities, emissions allowances, renewable energy credits, currencies, interest rates and indices and (ii) forward contracts for delivery of electricity (including capacity and ancillary service products thereto), natural gas, crude oil, petcoke, lignite, coal and other commodities and emissions and renewable energy credits.

          "Environment" means soil, land, surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basis, wetlands, estuaries and canals), groundwater, drinking water, sediments, ambient air, plant and animal life, and any other environmental medium or natural resource.

          "Environmental Law" means any Law or any binding agreement issued or entered by or with any Governmental Entity or other Person relating to: (i) the Environment, including pollution, contamination, cleanup, preservation, protection and reclamation of the Environment; (ii) any exposure to or release or threatened release of any Hazardous Materials, including investigation, assessment, testing, monitoring, containment, removal, remediation and cleanup of any such release or threatened release; (iii) the management of any Hazardous Materials, including the manufacture, handling, distribution, use, labeling, processing, disposal, storage, treatment, transport or recycling of any Hazardous Materials and Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials; or (iv) worker health or safety.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "Financing" means the financing which the financial institutions parties to the Financing Commitment have committed, subject to the terms and conditions set forth therein, to provide for the purposes of financing the Debt Offers and/or the Notes Put Offers, as the case may be.

          "Financing Commitment" means that certain commitment letter dated the date hereof among Parent, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc.

          "Hazardous Materials" means any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning, import or effect under any Environmental Law, including any Law relating to pollution, waste, or the Environment; or (ii) can form the basis of any liability under any Environmental Law, including any Law relating to pollution, waste, or the Environment.

          "Indebtedness" means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other debt securities or warrants or other rights to acquire any debt securities of such Person, (c) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment, (d) all obligations of such Person pursuant to securitization or factoring programs or arrangements, or (e) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

          "Indentures" means the 2010 Senior Notes Indenture and the 2004 Senior Note Indenture, in each case, as supplemented from time to time prior to the date hereof.

          "Intellectual Property" means all intellectual property and proprietary rights of any kind or nature, including all U.S. and non-U.S.: (i) trademarks, trade names, trade dress, service marks, service names, logos, assumed names, domain names and other similar designations of source or origin, and any registrations, applications, and renewals for the foregoing, together with the goodwill symbolized by any of the foregoing; (ii) copyrights and other works of authorship, and all applications, registrations, and renewals in connection therewith; (iii) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions thereof; (iv) trade secrets, and other confidential know-how, technologies, techniques, methods, processes, inventions, designs, specifications, plans, drawings, methodologies, research and development, or information (including confidential technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and procedures); (v) rights in software (including rights in data, databases, and related documentation); and (vi) rights in all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

          "Knowledge" means (i) with respect to Parent, the actual knowledge of the executive officers of Parent or the individuals listed on Section 1.1(a) of the Parent Disclosure Schedule and (ii) with respect to the Company, the actual knowledge of the executive officers of the Company or the individuals listed on Section 1.1(a) of the Company Disclosure Schedule, in each case, after making inquiry of such individual's direct reports.

          "Lender Parties" means, collectively, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Cayman Islands Branch and Morgan Stanley Senior Funding, Inc.

          "Notes" means, collectively, (i) the 7.625% Senior Unsecured Notes due 2014 issued under the 2004 Senior Note Indenture as supplemented by the Fourth Supplemental Indenture, among Reliant Energy, Inc., the Guarantors listed therein and Wilmington Trust Company, dated as of June 13, 2007, (ii) the 7.875% Senior Unsecured Notes due 2017 under the 2004 Senior Note Indenture as supplemented by the Fifth Supplemental Indenture, among Reliant Energy, Inc., the Guarantors listed therein and Wilmington Trust Company, dated as of June 13, 2007, (iii) the 9.5% Senior Unsecured Notes due 2018 under the 2010 Senior Notes Indenture, and (iv) the 9.875% Senior Unsecured Notes due 2020 under the 2010 Senior Notes Indenture.

          "Notes Put Offers" means, collectively, the Company's obligation under the Notes to make a Change in Control Offer (in each case, as defined in the 2004 Senior Notes Indenture and the 2010 Senior Notes Indenture, respectively).

          "Order" means any: (a) order, judgment, injunction, edict, decree, ruling, determination, decision, condition, opinion, verdict, sentence, award or other legal restraint or prohibition issued, made, entered, rendered, imposed or otherwise put into effect by or under the authority of any Governmental Entity or any duly appointed or constituted arbitrator or arbitration panel; or (b) contract with any Governmental Entity entered into in connection with any investigation, action, claim, suit or proceeding.

          "Parent Acquisition Proposal means, other than the Merger and the other transactions contemplated by this Agreement, any offer, inquiry, proposal or indication of interest, as the case may be, whether or not in writing, by any Third Party relating to a Parent Acquisition Transaction.

          "Parent Acquisition Transaction" means (i) a transaction or series of transactions (including any sale, merger, consolidation, recapitalization, reorganization, dividend, distribution, joint venture, share exchange or other business combination or similar transaction) involving the direct or indirect issuance or acquisition of 20% or more of the outstanding shares of Parent Common Stock or other equity securities of Parent, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party, together with all Affiliates thereof, becoming the beneficial owner of 20% or more of the outstanding shares of Parent Common Stock or other equity securities of Parent, (iii) the acquisition or purchase (including any asset sale, merger, consolidation, recapitalization, reorganization, joint venture or other business combination or similar transaction) by any Third Party, or any other disposition by Parent or any of its Subsidiaries, of assets (including equity securities of any Subsidiary of Parent) or businesses representing 20% or more of the consolidated assets (as determined on a fair market basis), net revenues or net income of Parent and its Subsidiaries, taken as a whole or (iv) any combination of the foregoing.

          "Parent Charter Amendment" means an amendment to Parent's Amended and Restated Certificate of Incorporation as set forth on Exhibit A hereto (provided that no other change shall be made to Parent's Amended and Restated Certificate of Incorporation except as Parent and the Company may otherwise agree).

          "Parent Material Adverse Effect" means an event, change, effect, development, condition, state of facts or occurrence that, individually or in the aggregate, (x) is materially adverse to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or (y) prevents or materially delays Parent and its Subsidiaries from consummating the Merger or any other transaction contemplated by this Agreement, provided that in the case of clause (x), any event, change, effect, development, condition, state of facts or occurrence to the extent resulting from or arising out of any of the following shall not be deemed to constitute, and shall not be taken into account in determining whether there has been or would reasonably be expected to be, a Parent Material Adverse Effect: (A) any event, change, effect, development, condition, state of facts or occurrence in or generally affecting the economy or the financial or securities markets in the United States or elsewhere in the world or in any specific jurisdiction or geographical area, (B) any event, change, effect, development, condition, state of facts or occurrence in or generally affecting the industry or industries in which Parent or its Subsidiaries operate generally or in any specific jurisdiction or geographical area, (C) any changes or developments in national, regional, state or local wholesale or retail markets for electric power, capacity or fuel or related products, including those due to actions by competitors or due to changes in commodities prices or hedging markets therefor, (D) any changes or developments in national, regional, state or local electric transmission or distribution systems, (E) any changes or developments in national, regional, state or local wholesale or retail electric power and capacity prices, (F) the adoption, implementation, promulgation, repeal, amendment or reinterpretation of any Law by any Governmental Entity or any rule, regulation or protocol by any national, regional, state or local independent system operator, regional transmission organization or market administrator, (G) any changes in GAAP or accounting standards applicable to Parent or its Subsidiaries, or interpretations thereof, (H) any natural disasters or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism, (I) the announcement of this Agreement or the transactions contemplated hereby or the compliance with the explicit terms of this Agreement, (J) any changes in the share price or trading volume of Parent Common Stock or in Parent's credit rating or the rating of its or its Subsidiaries' debt securities, or the failure of Parent to meet projections or forecasts (provided that any event, change, effect, development, condition, state of facts or occurrence underlying such changes or failures that does not otherwise fall within any of the exceptions described in any of clause (A) through (I) above may nonetheless be taken into account in determining whether there has been or would reasonably be expected to have, a Parent Material Adverse Effect), or (K) the failure to take any action by Parent or its Subsidiaries if that action is prohibited by this Agreement and the Company has refused, following Parent's written request, to provide a waiver in a timely manner or at all; provided, however, any event, change, effect, development, condition, state of facts or occurrence referred to in clauses (A), (B), (C), (D), (E), (F), (G) and (H) shall not be excluded if, and only to the extent that, it disproportionately affects Parent and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Parent and its Subsidiaries operate); provided, further, that clause (I) shall not diminish the effect of, and shall be disregarded for purposes of, any representations and warranties set forth in Section 5.3(c).

          "Parent Permitted Lien" means a Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Lien arising in the ordinary course of business consistent with past practice, (iii) securing Indebtedness or any other liability which is disclosed on the most recent consolidated balance sheet of Parent or notes thereto or Indebtedness permitted pursuant to Section 6.2(b)(viii) hereto, (iv) Liens attaching to subsequently acquired property pursuant to the terms of Indebtedness permitted by Section 6.2(b)(viii) hereto, (v) which is a license or other grant of rights to use Intellectual Property, (vi) that is a purchase money security interest, (vii) relating to lessors' interests in leased property, (viii) permitted under the agreements set forth on Section 5.3(c)(i) of the Parent Disclosure Schedule, (ix) which does not and would not reasonably be expected to materially impair the continued use of a Parent Owned Real Property or a Parent Leased Real Property as currently operated, (x) or which is set forth on Section 1.1(a) of the Parent Disclosure Schedule.

          "Parent Superior Offer" means a bona fide written Parent Acquisition Proposal (provided that for purposes of this definition, the applicable percentages in clauses (i), (ii) and (iii) of the definition of Parent Acquisition Transaction shall be 50% rather than 20%) made by any Third Party which did not result from, or arise in connection with, any breach of Section 6.5, which Parent's Board of Directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account the legal, financial, regulatory and other aspects of such Parent Acquisition Proposal (including the availability of financing), the conditionality of and contingencies related to such proposal, the expected timing and risk of completion, the identity of the Person making such proposal and such other factors that are deemed relevant by Parent's Board of Directors, is more favorable to Parent's stockholders than the transactions contemplated by this Agreement, after taking into account any revised proposal by the Company to amend the terms of this Agreement which are committed to in writing (including pursuant to Section 6.5(e).

          "Parent Termination Fee" means $120,000,000.

          "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

          "Plan of Reorganization" means the Amended and Restated Second Amended Joint Chapter 11 Plan of Reorganization for Mirant Corporation and its Affiliated Debtors, dated as of December 9, 2005, as confirmed by the United States Bankruptcy Court for the Northern District of Texas by order dated December 9, 2005.

          "Requested Consents" means the consents of holders of a majority in principal amount of the applicable class of Notes to the amendments to the indenture in respect thereof described in Section 6.19 of the Company Disclosure Schedule.

          "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and/or has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such

  Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Takeover Laws" means any "moratorium," "control share acquisition," "fair price," "supermajority," "affiliate transactions" or "business combination statute or regulation" or other similar state antitakeover Laws.

          "Taxes" means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, occupation, property, transfer, sales, use, capital stock, severance, alternative minimum, payroll, employment, unemployment, social security, workers' compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, obligations and charges of the same or a similar nature to any of the foregoing.

          "Tax Return" means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes.

          "Third Party" means any Person or group of Persons, including as defined in Section 13(d) of the Exchange Act, other than Parent and its Subsidiaries (or any group comprised of Parent and/or its Subsidiaries) and the Company and the Company's Subsidiaries (or any group comprised of Parent and/or its Subsidiaries).

          "Trust Indenture Act" means the Trust Indenture Act of 1939.

Each of the following terms is defined on the page set forth opposite such term:

2004 Senior Note Indenture	A-1
2010 Senior Notes Indenture	A-1
2013 Annual Meeting	A-78
2014 Annual Meeting	A-78
2015 Annual Meeting	A-78
Acceptable Confidentiality Agreement	A-2
Acquisition Proposal	A-2
Action	A-75
Affiliate	A-2
Agreement	A-1
Alternative Financing	A-82
Available Funds	A-2
Benefit Plans	A-2
Business Day	A-2
Cancelled Shares	A-16
Certificate of Merger	A-14
Change in Control Offer	A-79
Change of Recommendation	A-2
Charter Restrictions	A-23
Closing	A-14
Closing Date	A-14
Code	A-1
Common Shares Trust	A-16
Company	A-1
Company 2012 Budget	A-54
Company 2013 Budget	A-54
Company Acquisition Proposal	A-2
Company Acquisition Transaction	A-2
Company Approvals	A-22
Company Benefit Plans	A-25
Company Change of Recommendation	A-63
Company Common Stock	A-15
Company Credit Facility	A-81
Company Directors	A-78
Company Disclosure Schedule	A-19
Company Employees	A-29
Company Equity Awards	A-21
Company Expense Reimbursement	A-92
Company Fairness Opinion	A-32
Company Financial Advisor	A-32
Company Intellectual Property	A-30
Company Leased Real Property	A-31
Company Material Adverse Effect	A-3
Company Material Contract	A-33
Company Organizational Documents	A-20
Company Owned Real Property	A-31
Company Permits	A-24
Company Permitted Lien	A-3
Company Preferred Stock	A-20

Company Real Property Leases	A-31
Company Recommendation	A-23
Company Related Parties	A-93
Company Rights	A-4
Company Rights Agreement	A-4
Company RSUs	A-71
Company SEC Documents	A-23
Company Stock Option	A-71
Company Stock Plans	A-71
Company Stockholder Approval	A-32
Company Stockholders' Meeting	A-70
Company Superior Offer	A-4
Company Systems	A-31
Company Tax Opinion	A-86
Company Termination Fee	A-4
Company Trading Policies	A-34
Company's Counsel	A-77
Confidentiality Agreement	A-61
Consent Solicitation	A-4
Control	A-4
Controlled Group Liability	A-4
CPUC	A-22
Debt Offering Documents	A-79
Debt Offers	A-79
Derivative Product	A-4
DGCL	A-14
DGCL 203 Restrictions	A-23
Effective Time	A-14
End Date	A-88
Enforceability Exceptions	A-22
Environment	A-5
Environmental Law	A-5
ERISA	A-5
Excess Shares	A-16
Exchange Act	A-22
Exchange Agent	A-17
Exchange Fund	A-17
Exchange Ratio	A-15
FCC	A-22
Fee Letters	A-51
FERC	A-22
FERC Approval	A-22
Financing	A-5
Financing Commitment	A-5
Form S-4	A-27
FPA	A-22
GAAP	A-23
Governmental Entity	A-22
Hazardous Materials	A-5
HSR Act	A-22
Indebtedness	A-5

Indemnified Party	A-75
Indentures	A-5
Intellectual Property	A-5
Joint Proxy Statement	A-27
Knowledge	A-6
Law	A-24
Laws	A-24
Lien	A-22
Maximum Premium	A-76
Merger	A-1
Merger Consideration	A-15
Merger Sub	A-1
Net Company Position	A-34
Net Parent Position	A-50
New Plans	A-72
Newco Employees	A-72
Notes	A-6
Notes Put Offers	A-6
NRC	A-22
NYPSC	A-22
NYSE	A-16
Other Proxy Materials	A-69
Parent	A-1
Parent 2012 Budget	A-58
Parent 2013 Budget	A-58
Parent 3.625% Preferred Stock	A-36
Parent Acquisition Proposal	A-6
Parent Acquisition Transaction	A-6
Parent Approvals	A-38
Parent Benefit Plans	A-41
Parent Change of Recommendation	A-67
Parent Common Stock	A-1
Parent Debt Offers	A-79
Parent Directors	A-78
Parent Disclosure Schedule	A-35
Parent Employees	A-46
Parent Equity-Based Awards	A-36
Parent Expense Reimbursement	A-93
Parent Fairness Opinions	A-48
Parent Financial Advisors	A-48
Parent Intellectual Property	A-46
Parent Leased Real Property	A-47
Parent Material Adverse Effect	A-7
Parent Material Contract	A-49
Parent Organizational Documents	A-36
Parent Owned Real Property	A-47
Parent Permits	A-40
Parent Permitted Lien	A-7
Parent Preferred Stock	A-36
Parent Real Property Leases	A-47
Parent Recommendation	A-38

Parent Related Parties	A-93
Parent SEC Documents	A-39
Parent Stock Option	A-71
Parent Stock Plans	A-36
Parent Stockholder Approval	A-48
Parent Stockholders' Meeting	A-70
Parent Superior Offer	A-8
Parent Systems	A-47
Parent Tax Opinion	A-87
Parent Termination Fee	A-8
Parent Trading Policies	A-50
Parent's Counsel	A-77
Permitted Encumbrances	A-31, A-47
Person	A-8
PSL	A-22
PUCT	A-22
PUHCA 2005	A-28
Representatives	A-60
Requested Consents	A-8
Required Information	A-83
Requisite Regulatory Approvals	A-85
Reserved Shares	A-20
Sarbanes-Oxley Act	A-23
SEC	A-23
Securities Act	A-22
Share	A-15
STNP	A-40
STNP Permits	A-40
Stock Issuance	A-1
STPNOC	A-40
Subsidiary	A-8
Surviving Corporation	A-14
Takeover Laws	A-9
Tax Return	A-9
Taxes	A-9
Termination Date	A-51
Third Party	A-9
Trust Indenture Act	A-9
WARN Act	A-30

        Section 1.2    Interpretations.     When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder. The word "extent" and the phrase "to the extent" shall mean the degree to which a subject or other thing extends and not simply "if."

ARTICLE II

THE MERGER

        Section 2.1    The Merger.     At the Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Merger (the "Surviving Corporation") and a direct wholly-owned subsidiary of Parent.

        Section 2.2    Closing.     The closing of the Merger (the "Closing") shall take place at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 at 10:00 a.m., local time, on the date (the "Closing Date") that is the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied by action taken at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and Parent may agree in writing.

        Section 2.3    Effective Time.     On the Closing Date, the Company and Merger Sub shall file the certificate of merger (the "Certificate of Merger"), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL with the Secretary of State of the State of Delaware. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is agreed between the parties and specified in the Certificate of Merger in accordance with the relevant provisions of the DGCL (such date and time is hereinafter referred to as the "Effective Time").

        Section 2.4    Effects of the Merger.     The effects of the Merger shall be as provided in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL.

        Section 2.5    Certificate of Incorporation and By-laws of the Surviving Corporation.

          (a)   At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended in the Merger to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the Merger (except that the name of the corporation shall be "GenOn Energy, Inc." and with such modifications as may be required by Section 6.11), and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable Law.

          (b)   At the Effective Time, the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be amended in the Merger to read in their entirety in the form of the by-laws of Merger Sub as in effect immediately prior to the Merger (except that the name of the corporation shall be "GenOn Energy, Inc." and with such modifications as may be required by Section 6.11), and as so amended shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable Law.

        Section 2.6    Directors.     Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 2.7    Officers.     The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        Section 2.8    Certificate of Incorporation and Bylaws of Parent.

          (a)   Subject to the receipt of Parent Stockholder Approval, Parent shall take all necessary actions to cause the Parent Charter Amendment to become effective at or immediately following the Effective Time, and Parent's Amended and Restated Certificate of Incorporation, as amended by the Parent Charter Amendment, shall be the certificate of incorporation of Parent until thereafter amended in accordance with the provisions thereof and applicable Law.

          (b)   Parent shall take all necessary actions to cause the by-laws of Parent to be amended and restated as of the Effective Time in the form attached hereto as Exhibit B (with such changes as necessary to reflect the applicable provisions based on the actual Closing Date).

        Section 2.9    Alternative Structures.     The parties agree to reasonably cooperate in the consideration and implementation of alternative structures to effect the business combination contemplated by this Agreement as long as any such alternative structure does not (a) impose any material delay on, or condition to, the consummation of the Merger, (b) cause any condition set forth in Article VII to not be capable of being satisfied (unless duly waived by the party entitled to the benefits thereof), or (c) adversely affect any of the parties hereto or either of the parties' stockholders.

ARTICLE III

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

        Section 3.1    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any further action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a)    Conversion of Company Common Stock.    Subject to Sections 3.1(b) and 3.1(d), each share of common stock of the Company, par value $0.001 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (each such share, a "Share"), excluding any Cancelled Shares, shall at the Effective Time automatically be converted into the right to receive, 0.1216 (the "Exchange Ratio") fully paid and nonassessable shares of Parent Common Stock (the "Merger Consideration").

          (b)    Cancellation of Shares.    Each Share that is owned directly or indirectly by Parent or Merger Sub or any of their respective Subsidiaries immediately prior to the Effective Time or held directly or indirectly by the Company or any of its Subsidiaries immediately prior to the Effective Time (in each case, other than the Reserved Shares and any other Shares held by such Persons on behalf of third parties) (the "Cancelled Shares") shall, by virtue of the Merger and without any further action on the part of any Person, be cancelled and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation.

          (c)    Conversion of Merger Sub Common Stock.    Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

          (d)    Fractional Shares.

              (i)  No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each former holder of Shares otherwise entitled to a fractional share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 3.1(d), a cash payment in lieu of such fractional share of Parent Common Stock representing such holder's proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by any fees of the Exchange Agent attributable to such sale) in one or more transactions of shares of Parent Common Stock equal to the excess of (A) the aggregate number of shares of Parent Common Stock to be delivered to the Exchange Agent by Parent pursuant to Section 3.2(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to the holders of Shares pursuant to Section 3.2(b) (such excess, the "Excess Shares"). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares of Parent Common Stock was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares of Parent Common Stock. As soon as reasonably practicable after the Effective Time, the Exchange Agent, as agent for the holders of Shares that would otherwise receive fractional shares of Parent Common Stock, shall sell the Excess Shares at the then-prevailing prices on the New York Stock Exchange (the "NYSE") in the manner provided in Section 3.1(d)(ii).

             (ii)  The sale of the Excess Shares by the Exchange Agent, as agent for the holders of Shares that would otherwise receive fractional shares of Parent Common Stock, shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of Shares, the Exchange Agent shall hold such proceeds in trust for the holders of Shares that would otherwise receive fractional shares of Parent Common Stock (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Shares shall be entitled, if any, by multiplying (A) the amount of the aggregate proceeds comprising the Common Shares Trust by (B) a fraction, (x) the numerator of which is the amount of the fractional share interest to which such former holder of Shares would otherwise be entitled and (y) the denominator of which is the aggregate amount of fractional share interests to which all holders of Shares would otherwise be entitled.

            (iii)  As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of Parent Common Stock without interest, subject to and in accordance with Section 3.2.

          (e)    Adjustments to the Exchange Ratio.    If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent (or any other securities convertible therefor or exchangeable thereto) shall occur as a result of any reclassification, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Exchange Ratio, the Merger Consideration and any other similarly dependent items shall be equitably adjusted to provide to Parent, Merger Sub and the holders of Shares the same economic effect as contemplated by this Agreement prior to such action, and thereafter, all references in this Agreement to the "Exchange Ratio" shall be references to the Exchange Ratio as so adjusted; provided, however, that nothing in this Section 3.1(e) shall be deemed to permit or authorize any party hereto to effect any such change that it is not otherwise authorized or permitted to undertake pursuant to this Agreement. For the avoidance of doubt, the issuance or distribution of Reserved Shares shall not give rise to any adjustment under the terms of this Section 3.1(e).

        Section 3.2    Exchange of Shares.

          (a)    Exchange Agent.    Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging Shares for the Merger Consideration. Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of the Shares and the Company RSUs, shares of Parent Common Stock in book-entry form issuable pursuant to Section 3.1(a). Following the Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 3.2(c). All book-entries representing shares of Parent Common Stock (including the amount of any dividends or other distributions payable with respect thereto pursuant to Section 3.2(c) and cash in lieu of any fractional shares of Parent Common Stock to be paid pursuant to Section 3.1(d)) are hereinafter referred to as the "Exchange Fund".

          (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, Parent shall cause the Exchange Agent to transmit (or mail in the case of certificated Shares) to each former holder of Shares, which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 3.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to the Shares shall pass, only upon delivery of the Shares to the Exchange Agent and which shall be in form and substance reasonably satisfactory to Parent and the Company) and (ii) instructions for use in effecting the surrender of the Shares in exchange for whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.1(d) and any dividends or other distributions payable pursuant to Section 3.2(c). Upon surrender of Shares for cancellation and exchange to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Shares shall be entitled to receive in exchange therefor that number of whole shares of Parent Common Stock (after taking into account all Shares surrendered by such holder) to which such holder is entitled pursuant to Section 3.1 (which shall be in uncertificated book entry form unless a physical certificate is requested), payment by check in lieu of fractional shares of Parent Common Stock which such holder is entitled to receive pursuant to Section 3.1(d) and any dividends or distributions payable pursuant to Section 3.2(c), and the Shares so surrendered shall forthwith be cancelled. If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Share is registered, it shall be a condition to the registration thereof that the surrendered Share be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration pay any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. Until surrendered as contemplated by this Section 3.2(b), each Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and any amounts to be paid pursuant to Section 3.1(d) or Section 3.2(c)) upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to Section 3.1(d) or Section 3.2(c).

          (c)    Distributions with Respect to Unexchanged Shares.    No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Share with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 3.1(d), until such Share has been surrendered in accordance with this Article III. Subject to applicable Law, following surrender of any such Share, there shall be paid to the record holder thereof, without interest, (i) promptly after such surrender, the number of whole shares of Parent Common Stock issuable in exchange therefor pursuant to this Article III, together with any cash payable in lieu of any fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.1(d) and the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date (if any), the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

          (d)    No Further Ownership Rights in Company Common Stock; Closing of Transfer Books.    All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms of this Article III and any cash paid pursuant to Section 3.1(d) or Section 3.2(c) shall be deemed to have been issued (or paid) in full satisfaction of all rights pertaining to the Shares. After the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Shares are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

          (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares for one year after the Effective Time shall be delivered to Parent upon demand, and any former holders of Shares who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of their claim for the Merger Consideration, any cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 3.1(d) and any dividends or distributions pursuant to Section 3.2(c).

          (f)    No Liability.    Notwithstanding anything in this Agreement to the contrary, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g)    Withholding Taxes.    The Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any former holder of Shares or holder of Company RSUs, such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or holder of the Company RSUs, in respect of which such deduction and withholding were made.

          (h)    Lost, Stolen or Destroyed Certificates.    In the event any certificate formerly representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if requested by Parent or the Surviving Corporation, the delivery by such Person of a bond (in such amount as Parent or the Surviving Corporation may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation on account of the alleged loss, theft or destruction of such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III.

        Section 3.3    No Dissenters' Rights.     In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Company Common Stock in connection with the Merger.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in (1) any Company SEC Documents filed with or furnished to the SEC at least two Business Days prior to the date hereof (excluding any disclosures set forth in any "risk factor" or "forward looking statements" section) where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure (provided, that this clause (1) shall not apply to any representations or warranties set forth in Section 4.2) and including for these purposes any document included in the exhibit list in any Company SEC Document, or (2) the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent from a reading of such disclosure, the Company represents and warrants to Parent and Merger Sub as follows:

        Section 4.1    Qualification, Organization, Subsidiaries, etc.

          (a)   The Company is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and to perform its material obligations under all Company Material Contracts to which it is a party or under which it is bound. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Each of the Company's Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and to perform its material obligations under all Company Material Contracts to which it is a party or under which it is bound, and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The Company has publicly filed with the SEC or made available to Parent prior to the date of this Agreement a true and complete copy of the Company's certificate of incorporation and by-laws, each as amended through the date hereof (collectively, the "Company Organizational Documents").

        Section 4.2    Capital Stock.

          (a)   The authorized capital stock of the Company consists of 2,000,000,000 shares of Company Common Stock and 125,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"). As of July 18, 2012, (i) 771,594,084 shares of Company Common Stock were issued and outstanding, (ii) 1,306,411 shares of Company Common Stock held in reserve in satisfaction of the terms of the Plan of Reorganization (the "Reserved Shares"), (iii) no shares of Company Common Stock were held in treasury, (iv) 29,442,308 shares of Company Common Stock were issuable pursuant to the Company Stock Plans in respect of outstanding Company Stock Options and Company RSUs, (v) no shares of Company Preferred Stock were issued or outstanding and (vi) 2,000,000 shares of Company Preferred Stock were designated as Series A Preferred Stock and reserved and available for issuance pursuant to the Company Rights Agreement. Section 4.2(a) of the Company Disclosure Schedule sets forth each Company Stock Option and Company RSU outstanding as of July 18, 2012, including the number of shares of Company Common Stock subject to such Company Stock Option or Company RSU, and the exercise price for any Company Stock Option, all of which were granted under the Company Stock Plans. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights and all shares of Company Common Stock reserved for issuance as noted in clause (iii), when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights.

          (b)   Other than (i) Shares which may be issued under the Plan of Reorganization and (ii) Shares which may be issued upon the exchange of Company Rights pursuant to and accordance with the Company Rights Agreement, there are no outstanding subscriptions, options, "phantom" stock rights, stock appreciation rights, stock-based performance units or other equity based awards, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (D) give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of equity securities of the Company or any of its Subsidiaries.

          (c)   Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

          (d)   There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries.

          (e)   The Company has delivered or made available to Parent an accurate and complete copy of the Company Stock Plans and the forms of agreement underlying Company Stock Options and Company RSUs granted under the Company Stock Plans (collectively, "Company Equity Awards"). There have been no repricings of any Company Stock Options through amendments, cancellation and reissuance or other means during the current or prior two calendar years. None of the Company Equity Awards have been granted in contemplation of the Merger or the transactions contemplated in this Agreement and, except for grants made in accordance with Section 6.1(b)(iv) or (xiii), no Company Equity Awards have been granted since May 10, 2012. None of the Company Stock Options was granted with an exercise price below or deemed to be below the per Share closing price (or in the case of grants made before December 3, 2010, the average high-low trading price) on the NYSE on the date of grant. All grants of Company Equity Awards were validly made and properly approved by the Board of Directors of the Company (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on the consolidated financial statements of the Company in accordance with GAAP, and, where applicable, no such grants involved any "back dating," "forward dating" or similar practices with respect to grants of Company Stock Options.

          (f)    All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) are duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as presently conducted. No Subsidiary of the Company owns, directly or indirectly, any Company Common Stock or Company Preferred Stock.

        Section 4.3    Corporate Authority Relative to this Agreement; No Violation.

          (a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and, except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub, constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (clauses (i) and (ii), the "Enforceability Exceptions").

          (b)   Except as may be required under or in relation to (i) the DGCL, (ii) the Securities Exchange Act of 1934 (the "Exchange Act"), (iii) the Securities Act of 1933 (the "Securities Act"), (iv) the rules and regulations of the NYSE, (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (vi) the Federal Power Act, as amended (the "FPA"), and the approval of the Federal Energy Regulatory Commission (the "FERC") thereunder (the "FERC Approval"), (vii) the rules and regulations of the Public Utility Commission of Texas (the "PUCT") and the approval of the PUCT thereunder, or PUCT's determination that no such approval is required, (viii) the New York Public Service Law, as amended, (the "PSL") (including §69 and §70 thereof) and the approval of the New York Public Service Commission (the "NYPSC") thereunder, or NYPSC's determination that no such approval is required, (ix) the rules and regulations of the California Public Utilities Commission (the "CPUC"), (x) the rules and regulations of the Nuclear Regulatory Commission ("NRC") and the approval of the NRC thereunder, or the NRC's determination that no such approval is required, (xi) pre-approvals of license transfers by the Federal Communications Commission (the "FCC") and (xii) the approvals set forth in Section 4.3(b) of the Company Disclosure Schedule (the approvals or other actions contemplated by clauses (i) through (xi), collectively, the "Company Approvals"), and, subject to the accuracy of the representations and warranties of Parent and Merger Sub in Section 5.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any United States, state of the United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a "Governmental Entity") is necessary, under applicable Law, for the consummation by the Company of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that are not required to be obtained or made prior to consummation of such transactions or that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   The execution and delivery by the Company of this Agreement do not, and, except as described in Section 4.3(b), the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges, deed of trust, security interests, equities or charges of any kind (each, a "Lien"), other than any Company Permitted Liens, in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended or restated, of the Company or any of its Subsidiaries or (iii) conflict with or violate any applicable Law, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (d)   The Board of Directors of the Company has, at a meeting duly called and held, duly adopted resolutions (i) determining that it is in the best interest of the Company and its stockholders, and declaring it advisable, to enter into this Agreement, (ii) authorizing and approving the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger,

  (iii) directing that the adoption of this Agreement be submitted to a vote at a meeting of the Company's stockholders, (iv) recommending that the Company's stockholders adopt this Agreement (this clause (iv), the "Company Recommendation"), (v) rendering the restrictions in Part II of Article Twelve of the Company's certificate of incorporation (the "Charter Restrictions") inapplicable to the transactions contemplated by this Agreement (including the Merger), and (vi) rendering the restrictions on "business combinations" (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL (the "DGCL 203 Restrictions") inapplicable to this Agreement and the transactions contemplated hereby (including the Merger), which resolutions, as of immediately prior to the execution of this Agreement, have not been rescinded, modified or withdrawn.

        Section 4.4    Reports and Financial Statements.

          (a)   The Company and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the Securities and Exchange Commission (the "SEC") since January 1, 2011 (the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries, except GenOn Americas Generation, LLC and GenOn Mid-Atlantic, LLC, is required to file any forms, reports or other documents with the SEC.

          (b)   The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), and (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). The books and records of the Company and its Subsidiaries have been and are being maintained in all material respects in accordance with GAAP. Neither the Company nor any of its Subsidiaries has or is subject to any "off-balance sheet arrangement" (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act), where the result, purpose or intended effect of such arrangement is to avoid disclosure of any transaction involving, or liabilities of, the Company or any of its Subsidiary's in the Company's or such Subsidiary's published financial statements or other Company SEC Documents.

        Section 4.5    Internal Controls and Procedures.     The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 and Rule 15d-15 under the Exchange Act. The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley

Act"). The Company's management has completed an assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2011, and such assessment concluded that such controls were effective. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document, except as disclosed in certifications filed with the Company SEC Documents. Neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Since the enactment of the Sarbanes Oxley Act, neither the Company nor any of its Subsidiaries has made or permitted to remain outstanding any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.

        Section 4.6    No Undisclosed Liabilities.     Except (a) as reflected or reserved against in the Company's consolidated balance sheets (or the notes thereto) included in the Company SEC Documents, (b) as permitted or contemplated by this Agreement, (c) for liabilities and obligations incurred since December 31, 2011 in the ordinary course of business consistent with past practice and (d) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto), other than those which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.7    Compliance with Law; Permits.

          (a)   The Company and each of its Subsidiaries are, and since January 1, 2010 have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, Order or agency requirement of any Governmental Entity or any common law (collectively, "Laws" and each, a "Law"), except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2010, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company's Knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and Orders of any Governmental Entity, and all rights under any Company Material Contract with any Governmental Entity, necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are valid and in full force and effect, and no suspension or cancellation of any such Company Permits is pending or, to the Company's Knowledge, threatened, except where the failure to be in full force and effect or for such suspensions or cancellations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries are in compliance in all respects with the terms and requirements of such Company Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.8    Environmental Laws and Regulations.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons, complaint or Order has been received, no penalty has been assessed, and, to the Knowledge of the Company, no investigation, action, claim, suit or proceeding is pending or is threatened by any Governmental Entity or other Person relating to the Company or any Subsidiary of the Company or, to the Knowledge of Company and its Subsidiaries, against any Person whose liability the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, and relating to or arising out of any Environmental Law, (ii) the Company and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2009 have been in compliance with all Environmental Laws (which compliance includes, but is not limited to, possession of all permits, franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders required under Environmental Laws for the conduct of their business or the occupation of their properties and compliance with the terms and conditions thereof), (iii) the Company is not conducting or paying for any response or corrective action under any Environmental Law at any location, (iv) there has been no release, treatment, storage, disposal, arrangement for or permission to dispose of, transportation, handling, manufacturing, or distribution of, or exposure of any Person to, any Hazardous Materials at any real property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any Subsidiary of the Company or, to the Knowledge of the Company, at any offsite disposal location used by the Company or any Subsidiary of the Company to dispose of any Hazardous Materials, in each case in a manner that would give rise to a current or future material liability of the Company or any Subsidiary of the Company or, to the Knowledge of Company and its Subsidiaries, by any Person whose liability the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, under any Environmental Law, (v) since January 1, 2009, the Company has not entered into an indemnity with respect to or, to the Knowledge of the Company, otherwise assumed or become subject to, any liability of any other Person relating to Environmental Laws or Hazardous Materials, (vi) the Company is not subject to any claims regarding exposure to asbestos or silica in any product or to the presence or alleged presence of silica or damaged or friable asbestos in or upon any property, premises or facility and all asbestos and asbestos-containing materials present at the Company Owned Real Property and, to the extent under the control of the Company or its Subsidiaries, at the Company Leased Real Property are managed in compliance with all applicable Environmental Laws, and (vii) the Company is not party to any Order that imposes any obligations under any Environmental Law.

        Section 4.9    Employee Benefit Plans.

          (a)   Section 4.9(a) of the Company Disclosure Schedule lists all material Benefit Plans sponsored, maintained or contributed by the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries has any obligation or liability, including any Controlled Group Liability (the "Company Benefit Plans"). The Company has provided to or made available to Parent correct and complete copies of each Company Benefit Plan, and to the extent applicable: (i) the most recent determination or opinion letter received from the Internal Revenue Service, (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent summary plan description, and (d) each trust agreement and insurance or group annuity contract relating to such Company Benefit Plan.

          (b)   Each Company Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter from the Internal Revenue Service. Neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides, or has any obligation to provide, post-termination health or life insurance benefits to any Person other than as mandated by Section 4980B of the Code and for which the beneficiary pays the entire premium cost. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability.

          (c)   Neither the Company nor any of its Subsidiaries has any liability under Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA). None of the Company Benefit Plans is, and neither the Company nor any Subsidiary has any liability or obligation under or with respect to, a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), a "multiple employer plan" (as defined in Section 413(c) of the Code) or a "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (d)   The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or consultant of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) result in any other payment becoming due or satisfy any prerequisite to any payment or benefit to any current or former employee, director or consultant of the Company, (iii) accelerate the time of funding, payment or vesting, or increase the amount of compensation due any such employee, director or consultant or (iv) increase any benefits or compensation or give rise to any liability under any Company Benefit Plan.

          (e)   Each Company Benefit Plan has been operated in good faith compliance in all material respects with Section 409A of the Code and has since January 1, 2009 been operated in compliance in all material respects with Section 409A of the Code. No director, officer, employee or service provider of the Company or its Affiliates is entitled to a gross-up, make-whole or indemnification payment with respect to taxes imposed under Section 409A or Section 4999 of the Code.

          (f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the Company's Knowledge, threatened claims, proceedings, audits, investigations, suits or actions by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any Company Benefit Plan or otherwise involving any Company Benefit Plan (other than routine claims for benefits), and (ii) neither the Company nor any of its Subsidiaries (nor, to the Company's Knowledge, any other Person) has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or a breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.

          (g)   No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement or otherwise, by any employee, director or consultant of the Company or its Subsidiaries (whether current, former or retired) under any Company Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

          (h)   Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would reasonably be expected to result in the payment of any amount that will not fully be deductible as a result of Section 162(m) of the Code.

        Section 4.10    Absence of Certain Changes or Events.     Since December 31, 2011, (a) except as otherwise contemplated by this Agreement, the businesses of the Company and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business consistent with past practice, and (b) there has not been any event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect. Since December 31, 2011 through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by Section 6.1(b)(ii), (iii), (viii), (xi), (xv), or (xvi) if proposed to be taken after the date hereof.

        Section 4.11    Investigations; Litigation.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) to the Knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries, (b) there are no actions, suits, claims, arbitration, hearing, written inquiries or proceedings pending (or, to the Knowledge of the Company, threatened) by or before any Governmental Entity, arbitrator or arbitration panel against or affecting the Company or any of its Subsidiaries, or any of their respective properties or assets and (c) there are no Orders of any Governmental Entity, arbitrator or arbitration panel outstanding involving the Company or any of its Subsidiaries, or any of their respective properties or assets.

        Section 4.12    Information Supplied.     None of the information provided by the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (including any amendments or supplements, the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the proxy statement relating to the Company Stockholders' Meeting and the proxy statement relating to the Parent Stockholders' Meeting (such proxy statements together, in each case as amended or supplemented from time to time, the "Joint Proxy Statement") will, at the date it is first mailed to the Company's stockholders and Parent's stockholders or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (c) the Debt Offering Documents will, at the time the applicable document thereof becomes effective under the Securities Act or the date it is first mailed to the holders of Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Joint Proxy Statement (other than the portion thereof relating solely to the Parent Stockholders' Meeting) and the Form S-4 (solely with respect to the portion thereof relating to the Company Stockholders' Meeting) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 4.12, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Form S-4, the Joint Proxy Statement or the Debt Offering Documents which were not supplied by or on behalf of the Company.

        Section 4.13    Regulatory Matters.

          (a)   Each of the Company's Subsidiaries that engages in the sale of electricity at wholesale (other than any such Subsidiaries that own one or more facilities that constitute a "qualifying facility" as such term is defined under PURPA and the rules and regulations of FERC that are entitled to exemption from regulation under Section 205 of the FPA) is regulated as a "public utility" under the FPA and has been authorized by the FERC, pursuant to the FPA, to make such sales at market-based rates. Each of the Company's Subsidiaries that directly owns generating facilities has obtained an order from the FERC finding it to be, or has self-certified itself to the

  FERC as, an Exempt Wholesale Generator under either the Public Utility Holding Company Act of 1935 or the Public Utility Holding Company Act of 2005 ("PUHCA 2005") or has obtained an order from the FERC finding it to be, or has self-certified itself to the FERC as, a qualifying facility under PURPA. Neither Company, nor any of its Subsidiaries, are subject to the books and records requirements of Part 366 of the FERC's Rules and Regulations (18 C.F.R. Part 366 (2009)). There are no pending, or to the Knowledge of the Company, threatened, judicial or administrative proceedings to revoke a Subsidiary's market-based rate authorization, Exempt Wholesale Generator status or qualifying facility status, as applicable. To the Knowledge of the Company, there are no events, facts or conditions that are reasonably likely to cause any of the Company's Subsidiaries that sell electricity at wholesale to lose its market-based rate authorization or any of the Company's Subsidiaries that directly owns generating facilities to lose its status as an Exempt Wholesale Generator under PUHCA 2005. Neither the Company nor any of its Subsidiaries owns, directly or indirectly, any interest in any nuclear generation station or manages or operates any nuclear generation station.

          (b)   All filings required to be made by the Company or any of its Subsidiaries during the three years preceding the date hereof, with the FERC under the FPA or PUHCA 2005, the Department of Energy or any applicable state public utility commissions, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of applicable Law, except for filings the failure of which to make or the failure of which to make in compliance with all applicable Law, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.14    Tax Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

          (a)   The Company and its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to have been filed by or with respect to the Company or any of its Subsidiaries, and all such Tax Returns are true, correct and complete in all respects and were prepared in compliance with applicable Law, (ii) have duly and timely paid all Taxes shown as due on such Tax Returns, (iii) have adequate accruals and reserves, in accordance with GAAP, on the financial statements included in the Company SEC Documents for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and (iv) have not received written notice of any proposed or assessed deficiencies for any Tax from any taxing authority, against the Company or any of its Subsidiaries for which there are not adequate reserves on the financial statements included in the Company SEC Documents.

          (b)   Neither the Company nor any of its Subsidiaries is the subject of any currently ongoing tax audit or other proceeding with respect to Taxes nor has any Tax audit or other proceeding with respect to Taxes been proposed against any of them in writing. As of the date of this Agreement, there are no pending requests for waivers of the time to assess any Tax. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business). There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Company Permitted Liens. No claim has ever been made in writing by a taxing authority of a jurisdiction where the Company or one of its Subsidiaries has not filed Tax Returns claiming that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

          (c)   Neither the Company nor any of its Subsidiaries is a party to or bound by any written Tax allocation, indemnification (including indemnification of Taxes with respect to service-providers) or sharing agreement (other than an agreement with the Company or its Subsidiaries and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes). Neither the Company nor any of its Subsidiaries is or has, within the past six years, been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return. Neither the Company nor any of its Subsidiaries is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of the Tax Laws of any state, local or foreign jurisdiction), or as a transferee or successor, by contract, or otherwise, for any Tax of any Person other than the Company and its Subsidiaries.

          (d)   The Company and its Subsidiaries have duly and timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (e)   Neither the Company nor any of its Subsidiaries was a "distributing corporation" or "controlled corporation" in a transaction intended to qualify under Section 355 of the Code within the past two (2) years or otherwise as part of a plan that includes the Merger.

          (f)    Neither the Company nor any of its Subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4.

          (g)   The Company has made available to Parent or its legal or accounting representative copies of all federal income Tax Returns for the Company and each of its Subsidiaries filed for all periods including and after the period ended December 31, 2009 and all state income Tax Returns for the Company and each of its Subsidiaries filed for all periods including and after the period ended December 31, 2009.

          (h)   Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period ending on or before the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) election by the Company or any Company Subsidiary under Section 108(i) of the Code.

          (i)    Neither the Company nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        Section 4.15    Employment and Labor Matters.

          (a)   (i) Neither the Company nor any of its Subsidiaries is a party to or bound by any material collective bargaining or similar agreement or material work rules or practices with any labor union, labor organization or employee association applicable to employees of the Company or any of its Subsidiaries, (ii) there are no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries ("Company Employees"), (iii) to the Knowledge of the Company, there is no union organizing effort pending or threatened against the Company or any of its Subsidiaries, (iv) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened with respect to Company Employees and (v) there is no slowdown or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to Company Employees; except, with respect to clauses (i) through (v), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Except for such matters which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are, and have been, in compliance with all applicable Law respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practices. Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Notification Act of 1998 ("WARN Act") as a result of any action taken by the Company (other than at the written direction of Parent or as a result of any of the transactions contemplated hereby) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   To the Knowledge of the Company, no Company Employee who is an executive officer has, as of the date hereof, given notice to the Company of any intention to terminate his or her employment with the Company or its Subsidiaries within the twelve (12) month period following the date of this Agreement.

        Section 4.16    Intellectual Property.

          (a)   Either the Company or a Subsidiary of the Company owns, has a valid license for or otherwise possesses legally enforceable rights to use, all Intellectual Property necessary for or used in their respective businesses as currently conducted, free and clear of all Liens, other than Company Permitted Liens (collectively, the "Company Intellectual Property"), except for such failures to own, have license for or possess rights to use that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the transactions contemplated by this Agreement shall not impair the right, title or interest of the Company or any of its Subsidiaries in or to any of the Company Intellectual Property, and except where the license expires in accordance with its terms all of the Company Intellectual Property shall be owned or available for use by the Company or its Subsidiaries immediately after the Closing Date on terms and conditions substantially similar to those under which the Company or its Subsidiaries owned or used the Company Intellectual Property immediately prior the Closing Date.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) as of the date hereof, there are no claims that are presently pending or, to the Knowledge of the Company, threatened in writing by any Person alleging infringement by the Company or any of its Subsidiaries of any third party Intellectual Property or contesting the ownership or use of any Company Intellectual Property, (b) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate, or otherwise violate any Intellectual Property rights of any Person, (c) as of the date hereof, neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property and (d) to the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating any Company Intellectual Property owned by the Company or any of its Subsidiaries. The Company Intellectual Property owned by the Company or any of its Subsidiaries is not subject to any outstanding consent, settlement or Order materially restricting the use thereof.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable actions common in the industry to maintain and protect the secrecy and confidentiality of its trade secrets and other confidential information.

          (d)   The information technology systems, including software, owned, leased, or licensed by the Company and its Subsidiaries in the conduct of their respective businesses (collectively, the "Company Systems") are sufficient in all material respects for the immediate needs of the Company's and its Subsidiaries' respective businesses as currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and such plans and procedures have been proven effective upon testing. In the last twelve (12) months prior to the date hereof, there has not been any material failure with respect to any of the Company Systems that has not been remedied or replaced in all material respects.

        Section 4.17    Real and Personal Property.

          (a)   With respect to each real property owned by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole (such property collectively, the "Company Owned Real Property"), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) either the Company or a Subsidiary of the Company has marketable and insurable fee simple title to such Company Owned Real Property, free and clear of all Liens other than Company Permitted Liens and conditions, encroachments, easements, rights-of-way, restrictions and other encumbrances that do not materially impair the existing use of the real property subject thereto by the owner (or lessee to the extent a leased property) thereof in the operation of its business ("Permitted Encumbrances"), (ii) there are no leases, subleases, licenses, rights or other agreements affecting any portion of the Company Owned Real Property that would reasonably be expected to materially impair the existing use of the Company Owned Real Property by the Company or any of its Subsidiaries in the operation of its business thereon, and (iii) there are no outstanding options or rights of first refusal in favor of any other party to purchase such Company Owned Real Property or any portion thereof or interest therein that would reasonably be expected to impair the existing use of the Company Owned Real Property by the Company or any of its Subsidiaries in the operation of its business thereon. As of the date hereof, neither the Company nor any of its Subsidiaries has received notice of any pending, and to the Knowledge of the Company there is no threatened condemnation proceeding with respect to any Company Owned Real Property, except proceedings which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each lease, sublease and other agreement (collectively, the "Company Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property that is material to the Company and its Subsidiaries, taken as a whole (the "Company Leased Real Property") at which the material operations of the Company or any of its Subsidiaries are conducted as of the date hereof, is valid, binding and in full force and effect, (ii) neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any Person the right to use or occupy a material portion of a Company Leased Real Property that would reasonably be expected to materially impair the existing use of the Company Leased Real Property by the Company or any of its Subsidiaries in the operation of its business thereon, and (iii) no uncured default of a material nature on the part of the Company or, if applicable, any of its Subsidiaries or, to the Knowledge of the Company, the landlord thereunder, exists under any Company Real Property Lease, and no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a material breach or default under a Company Real Property Lease. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material

  Adverse Effect, the Company and each of its Subsidiaries has a good and valid leasehold interest, subject to the terms of the Company Real Property Leases, in each parcel of Company Leased Real Property, free and clear of all Liens, except for Company Permitted Liens and Permitted Encumbrances, and the Company's or its Subsidiaries' possession and quiet enjoyment of the Company Leased Real Property under such Company Real Property Lease has not been disturbed. As of the date hereof, neither the Company nor any of its Subsidiaries has received notice of any pending, and, to the Knowledge of the Company, there is no threatened, condemnation proceeding with respect to any Company Leased Real Property, except such proceeding which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.18    Required Vote of the Company Stockholders; Takeover Laws.     (a) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of this Agreement is the only vote of holders of securities of the Company which is required to adopt this Agreement, to approve the Merger and to consummate the transactions contemplated hereby (the "Company Stockholder Approval"); (b) assuming the accuracy of the representations set forth in Section 5.25, the action of the Board of Directors of the Company described in Section 4.3(d) is sufficient to render the Charter Restrictions and the DGCL 203 Restrictions inapplicable to this Agreement and the transactions contemplated hereby (including the Merger); and (c) to the Company's Knowledge, no other Takeover Laws are applicable to this Agreement, the Merger or any of the other transactions contemplated hereby.

        Section 4.19    Company Rights Agreement.     The Company has taken all action necessary (a) to render the Company Rights Agreement inapplicable to this Agreement, the Merger and the other transactions contemplated hereby, and (b) to ensure that (i) neither Parent, Merger Sub nor any of their Affiliates will become an "Acquiring Person" (as such term is defined in the Company Rights Agreement) by reason of the approval, execution, announcement or consummation of this Agreement or the transactions contemplated hereby, including the Merger, (ii) neither a "Stock Acquisition Date" nor a "Distribution Date" (each as defined in the Company Rights Agreement) shall occur by reason of the approval, execution, announcement or consummation of this Agreement or the transactions contemplated hereby (including the Merger), (iii) no "Rights Certificates" (as defined in the Company Rights Agreement) separate from the certificates representing the Shares will be distributed, by reason of the approval, execution, announcement or consummation of this Agreement or the transactions contemplated hereby (including the Merger), and (iv) the "Rights" (as defined in the Company Rights Agreement) shall neither detach from the Company Common Stock nor become unredeemable, in each case, by reason of the approval, execution, announcement or consummation of this Agreement or the transactions contemplated hereby, including the Merger.

        Section 4.20    Opinion of Financial Advisor.     The Board of Directors of the Company has received the opinion (the "Company Fairness Opinion") of J.P. Morgan Securities LLC (the "Company Financial Advisor") to the effect that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock. The Company shall, promptly following receipt of said opinion in written form, furnish an accurate and complete copy of such opinion to Parent solely for informational purposes.

        Section 4.21    Material Contracts.

          (a)   Except for this Agreement, the Company Benefit Plans, or agreements filed as exhibits to SEC filings of the Company or any of its Subsidiaries, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) of the Company;

             (ii)  any coal supply agreement, coal transportation agreement, construction agreement, power purchase or offtake agreement or fuel purchase agreement that is material to the Company and its Subsidiaries taken as a whole;

            (iii)  any contract imposing any material restriction on the right or ability of the Company or any of its Subsidiaries to (A) compete with any other Person or (B) to engage in any line of business or in any geographic location; and

            (iv)  any contract (1) evidencing Indebtedness of the Company or any of its Subsidiaries to any third party in excess of $25 million, (2) guaranteeing Indebtedness of a third party in excess of $25 million or (3) containing a covenant restricting the payment of dividends, or having the economic effect of any of the foregoing.

             (v)  any contract entered into since January 1, 2009 providing for the purchase or other acquisition or sale or other disposition (directly or indirectly) by the Company or any of its Subsidiaries of an asset or assets or a business or businesses (A) in which the aggregate purchase or sale price (regardless of whether the consideration paid or received was (x) paid upon closing or paid or to be paid over time, (y) involved an earn-out or other contingency (in which case the amount of the consideration subject to any as yet-unrealized earn-out or other contingency shall be estimated reasonably and in good faith) and (z) in the form of cash, stock, assets, a debt instrument or otherwise) was in excess of $50 million and (B) under which the Company and/or its Subsidiaries have or are reasonably likely to have a material payment obligation, including any obligation to make any material indemnification payment (other than indemnification with respect to directors and officers) or any material payment under any guarantee or other financial obligation;

            (vi)  any contract that relates to the formation, creation, operation, management or control of any partnership or any joint venture that is material to the Company and its Subsidiaries taken as a whole;

           (vii)  any collective bargaining agreement or similar contract that is material to the Company and its Subsidiaries taken as a whole;

          (viii)  any Company Real Property Lease; or

            (ix)  any contract or group of contracts with a Person (or group of Affiliated Persons) which is not of the type described in any of the foregoing clauses (i) through (viii) and the termination or breach of which would reasonably be expected to have a Company Material Adverse Effect.

  For all purposes of and under this Agreement, a "Company Material Contract" shall mean all contracts of the types referred to in clauses (i) through (ix) of this Section 4.21(a).

          (b)   Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is in full force and effect and, subject to the Enforceability Exceptions, is valid, binding and enforceable against the Company or the Subsidiary of the Company which is party thereto and, to the Knowledge of the Company, against each other party thereto.

        Section 4.22    Finders or Brokers.     Except for the Company Financial Advisor, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger, other than any fees incurred pursuant to arrangements entered into after the date of this Agreement in connection with obtaining the financing contemplated by Section 6.21.

        Section 4.23    Insurance.     The Company and its Subsidiaries maintain insurance in such amounts and against such risks substantially as is customary for entities comparable to the Company and its Subsidiaries operating in the industries in which the Company and its Subsidiaries operate. All insurance policies maintained by the Company and its Subsidiaries are in full force and effect. Neither the Company nor any of its Subsidiaries has received notice of any pending or threatened cancellation or material premium increase (retroactive or otherwise) with respect to any material insurance policy, and the Company and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of each material insurance policy (including terms and conditions relating to the payment of premiums). There is no material dispute with any insurance carrier with respect to any material amounts recoverable by the Company or any of its Subsidiaries under the any insurance policy with such carrier.

        Section 4.24    Derivative Products.

          (a)   To the Knowledge of the Company, all Derivative Products entered into for the account of the Company or any of its Subsidiaries since January 1, 2010 were entered into in accordance with (i) established risk parameters, limits and guidelines (qualitative or quantitative) and in compliance with the risk management policies approved by the Board of Directors of the Company and in effect on the date hereof, including trade compliance, credit risk and/or code of conduct policies (collectively, the "Company Trading Policies"), with exceptions having been handled in all material respects according to the Company's risk management processes as in effect at the time at which such exceptions were handled, to restrict the level of risk that the Company or any of its Subsidiaries is authorized to take, individually and in the aggregate, with respect to Derivative Products and monitor compliance with such risk parameters and (ii) applicable Law and policies of any Governmental Entity.

          (b)   At no time since January 1, 2011 has the net position resulting from all physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof and similar transactions (the "Net Company Position") not been within the risk parameters in all material respects that are set forth in the Company Trading Policies except for such Net Company Positions that have been subsequently corrected in accordance with the Company Trading Policies.

          (c)   The Company has made available to Parent a true and complete copy of the Company Trading Policies, and the Company Trading Policies contain a true and correct description of the practice of the Company and its Subsidiaries with respect to Derivative Products as of the date of this Agreement.

          (d)   The Company has made available to Parent a true and complete copy of the 2012 minutes and/or reports of the Risk Oversight Committee of the Company.

        Section 4.25    Related Party Transactions.     Except for indemnification, compensation, employment or other similar arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, within the three-year period preceding the date of this Agreement, in each case, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company's Form 10-K or proxy statement pertaining to an annual meeting of shareholders.

        Section 4.26    Lack of Ownership of Parent Common Stock.     Neither the Company nor any of its Subsidiaries beneficially owns directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Parent Common Stock or any securities of any Subsidiary of Parent, and neither the Company nor any of its Subsidiaries has any rights to acquire any shares of Parent Common Stock. There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of Parent or any of its Subsidiaries.

        Section 4.27    No Additional Representations.     The Company acknowledges that neither Parent nor Merger Sub makes any representation or warranty as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that neither Parent nor Merger Sub makes any representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to the Company (or any of their respective Affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and its Subsidiaries or (b) the future business and operations of Parent and its Subsidiaries.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in (1) any Parent SEC Documents filed with or furnished to the SEC at least two Business Days prior to the date hereof (excluding any disclosures set forth in any "risk factor" or "forward looking statements" section) where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure (provided, that this clause (1) shall not apply to any representations or warranties set forth in Section 5.2) and including for these purposes any document included in the exhibit list in any Parent SEC Document, or (2) the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent from a reading of such disclosure), Parent and Merger Sub represent and warrant to the Company as follows:

        Section 5.1    Qualification, Organization, Subsidiaries, etc.

          (a)   Each of Parent and Merger Sub is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and to perform its material obligations under all Parent Material Contracts to which it is a party or under which it is bound. Parent is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Each of Parent's Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets, to carry on its business as presently conducted and to perform its material obligations under all Parent Material Contracts to which it is a party or under which it is bound, and is qualified to do business, and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   Parent has publicly filed with the SEC or made available to the Company prior to the date of this Agreement a true and complete copy of Parent's certificate of incorporation and by-laws, each as amended through the date hereof (collectively, the "Parent Organizational Documents").

        Section 5.2    Capital Stock.

          (a)   The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). As of July 18, 2012, (i) 304,350,963 shares of Parent Common Stock were issued and outstanding, (ii) 76,505,718 shares of Parent Common Stock were held in treasury, (iii) up to 11,751,392 shares of Parent Common Stock were reserved for issuance pursuant to employee and director stock plans of Parent (the "Parent Stock Plans") in respect of outstanding Parent Stock Options, Parent RSUs, modified stock units, performance units and deferred stock units (collectively, "Parent Equity-Based Awards"), and (iv) 250,000 shares of Parent Preferred Stock were issued and outstanding and designated as 3.625% Convertible Perpetual Preferred Stock (the "Parent 3.625% Preferred Stock"). All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights and all shares of Parent Common Stock reserved for issuance as noted in clause (iii), when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights.

          (b)   Except for Parent Equity-Based Awards, there are no outstanding subscriptions, options, "phantom" stock rights, stock appreciation rights, stock-based performance units, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which Parent or any of its Subsidiaries is a party obligating Parent or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of Parent or any Subsidiary of Parent or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (iv) give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of equity securities of Parent or any of its Subsidiaries.

          (c)   Neither Parent nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter.

          (d)   There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of Parent or any of its Subsidiaries.

          (e)   As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 shares of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent.

  Merger Sub has outstanding no option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (f)    Parent has delivered or made available to the Company an accurate and complete copy of the Parent Stock Plans and the forms of agreement underlying outstanding Parent Equity-Based Awards. There have been no repricings of any Parent Stock Options through amendments, cancellation and reissuance or other means during the current or prior two calendar years. None of the Parent Equity-Based Awards have been granted in contemplation of the Merger or the transactions contemplated in this Agreement and, except for grants to new hires and grants made in accordance with Section 6.2, no Parent Equity-Based Awards have been granted since June 1, 2012. None of the Parent Stock Options was granted with an exercise price below or deemed to be below the per Share closing price on the NYSE on the date of grant. All grants of Parent Equity-Based Awards were validly made and properly approved by the Board of Directors of Parent (or a duly authorized committee or subcommittee thereof) in compliance with all applicable Law and recorded on the consolidated financial statements of Parent in accordance with GAAP, and, where applicable, no such grants involved any "back dating," "forward dating" or similar practices with respect to grants of Parent Stock Options.

          (g)   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of Parent (i) are duly authorized, validly issued, fully paid and nonassessable and free of pre-emptive rights and (ii) are owned, directly or indirectly, by Parent, free and clear of all Liens (other than Permitted Liens) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as presently conducted.

          (h)   Neither the execution of this Agreement (including the public announcement thereof) nor the consummation of the Merger, will result in (i) a "potential adjustment event" (as defined in the Certificate of Designations for the Parent 3.625% Preferred Stock) under the Certificate of Designations for the Parent 3.625% Preferred Stock or any adjustment or other change to the Parent 3.625% Preferred Stock, including any adjustment to the Conversion Price (as defined in the Certificate of Designations for the Parent 3.625% Preferred Stock) or (ii) any change to the rights of the holders of the Parent 3.625% Preferred Stock, including any right to require repurchase thereof.

        Section 5.3    Corporate Authority Relative to this Agreement; No Violation.

          (a)   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Parent Stockholder Approval and the adoption of this Agreement by Parent as sole stockholder of Merger Sub, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent and the Board of Directors of Merger Sub and, except for the Parent Stockholder Approval and the adoption of this Agreement by Parent as sole stockholder of Merger Sub, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, constitutes the legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

          (b)   Except as may be required under or in relation to (i) the DGCL, (ii) the Exchange Act, (iii) the Securities Act, (iv) the rules and regulations of the NYSE, (v) the HSR Act, (vi) the FPA and the FERC Approval, (vii) the rules and regulations of PUCT and the approval of the PUCT thereunder, or PUCT's determination that no such approval is required, (viii) the PSL (including §69 and §70 thereof) and the approval of the NYPSC thereunder, or NYPSC's determination that no such approval is required, (ix) the rules and regulations of the CPUC, (x) the rules and regulations of the NRC and the approval of the NRC thereunder, or the NRC's determination that no such approval is required, (xi) pre-approvals of license transfers by the FCC and (xii) the approvals set forth in Section 5.3(b) of the Parent Disclosure Schedule (the approvals or other actions contemplated by clauses (i) through (xii), collectively, the "Parent Approvals"), and, subject to the accuracy of the representations and warranties of the Company in Section 4.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings that are not required to be obtained or made prior to consummation of such transactions or that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   The execution and delivery by Parent and Merger Sub of this Agreement does not, and, except as described in Section 5.3(b), the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Liens, other than any Parent Permitted Liens, in each case, upon any of the properties or assets of Parent or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended or restated, of Parent or any of its Subsidiaries or (iii) conflict with or violate any applicable Law, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (d)   The Board of Directors of Parent have, at a meeting duly called and held, duly adopted resolutions (i) determining that it is in the best interest of Parent and its stockholders, and declaring it advisable, to enter into this Agreement, (ii) authorizing and approving the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger, (iii) directing that the approval of the Stock Issuance be submitted to a vote at a meeting of Parent's stockholders and recommending that Parent's stockholders vote in favor of the Stock Issuance, and (iv) approving and declaring the advisability of the Parent Charter Amendment, directing that the Parent Charter Amendment be submitted to a vote at a meeting of Parent's stockholders and recommending that Parent's stockholders vote in favor of the adoption of the Parent Charter Amendment (the recommendations referred to in clauses (iii) and (iv), collectively, the "Parent Recommendation"), which resolutions, as of immediately prior to the execution of this Agreement, have not been rescinded, modified or withdrawn. The Board of Directors of Merger Sub duly and unanimously adopted resolutions by written consent (i) determining that it is in the best interest of Merger Sub and Parent, as its sole stockholder, and declaring it advisable, to enter into this Agreement, (ii) authorizing and approving the execution, delivery and performance of this Agreement in accordance with its terms and the consummation of the transactions contemplated hereby, including the Merger, (iii) submitting the adoption of this Agreement to Parent as Merger Sub's sole stockholder, and (iv) recommending that Parent, as Merger Sub's sole stockholder, adopt this Agreement, which resolutions, as of immediately prior to the execution of this Agreement, have not been rescinded, modified or withdrawn.

        Section 5.4    Reports and Financial Statements.

          (a)   Parent and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2011 (the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b)   The consolidated financial statements (including all related notes and schedules) of Parent included in the Parent SEC Documents (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), and (iii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). The books and records of Parent and its Subsidiaries have been and are being maintained in all material respects in accordance with GAAP. Neither Parent nor any of its Subsidiaries has or is subject to any "off-balance sheet arrangement" (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act), where the result, purpose or intended effect of such arrangement is to avoid disclosure of any transaction involving, or liabilities of, Parent or any of its Subsidiary's in Parent's or such Subsidiary's published financial statements or other Parent SEC Documents.

        Section 5.5    Internal Controls and Procedures.     Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 and Rule 15d-15 under the Exchange Act. Parent's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent's management has completed an assessment of the effectiveness of Parent's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2011, and such assessment concluded that such controls were effective. No executive officer of Parent has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes Oxley Act with respect to any Parent SEC Document, except as disclosed in certifications filed with the Parent SEC Documents. Neither Parent nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Since the enactment of the Sarbanes Oxley Act, neither Parent nor any of its Subsidiaries has made or permitted to remain outstanding any prohibited loans to any executive officer of Parent (as defined in Rule 3b-7 under the Exchange Act) or director of Parent or any of its Subsidiaries.

        Section 5.6    No Undisclosed Liabilities.     Except (a) as reflected or reserved against in Parent's consolidated balance sheets (or the notes thereto) included in the Parent SEC Documents, (b) as permitted or contemplated by this Agreement, (c) for liabilities and obligations incurred since December 31, 2011 in the ordinary course of business consistent with past practice and (d) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, as of the date hereof, neither Parent nor any Subsidiary of Parent has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (or in the notes thereto), other than those which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.7    Compliance with Law; Permits.

          (a)   Parent, each of its Subsidiaries and, to the Knowledge of Parent and its Subsidiaries, the STP Nuclear Operating Company ("STPNOC") are, and since January 1, 2010 have been, in compliance with and are not in default under or in violation of any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2010, neither Parent, any of its Subsidiaries nor to the Knowledge of Parent and its Subsidiaries, STPNOC, has received any written notice or, to the Parent's Knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Parent and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and Orders of any Governmental Entity, and all rights under any Parent Material Contract with any Governmental Entity, necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, including those that are necessary for Parent and its Subsidiaries to have and maintain their ownership interests in the South Texas Project, Units 1 and 2 (the "STNP"), in each case as presently owned, leased and operated (the "Parent Permits"), except where the failure to have any of the Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. All Parent Permits are valid and in full force and effect, and no suspension or cancellation of any such Parent Permits is pending or, to Parent's Knowledge, threatened, except where the failure to be in full force and effect or for such suspensions or cancellations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and each of its Subsidiaries are in compliance in all respects with the terms and requirements of such Parent Permits (including their respective obligations, if any, to maintain decommissioning funding assurance with respect the portion of STNP owned by Parent and its Subsidiaries), except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   To the Knowledge of Parent and its Subsidiaries, STPNOC is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and Orders of any Governmental Entity, and all rights under any material Contract with any Governmental Entity, necessary for STPNOC to operate the STNP and to carry on its business as they are now being conducted (collectively, the "STNP Permits"), except where the failure to have any of the STNP Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the Knowledge of Parent and its Subsidiaries, all STNP Permits are valid and in full force and effect, and no suspension or cancellation of any such STNP Permits is pending or, threatened, except where the failure to be in full force and effect or for such suspensions or cancellations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.8    Environmental Laws and Regulations.     Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons, complaint or Order has been received, no penalty has been assessed, and, to the Knowledge of Parent, no investigation, action, claim, suit or proceeding is pending or is threatened by any Governmental Entity or other Person relating to Parent or any Subsidiary of Parent or, to the Knowledge of Parent and its Subsidiaries, against any Person whose liability Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, and relating to or arising out of any Environmental Law, (ii) Parent and its Subsidiaries are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2009 have been in compliance with all Environmental Laws (which compliance includes, but is not limited to, possession of all permits, franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders required under Environmental Laws for the conduct of their business or the occupation of their properties and compliance with the terms and conditions thereof), (iii) Parent is not conducting or paying for any response or corrective action under any Environmental Law at any location, (iv) there has been no release, treatment, storage, disposal, arrangement for or permission to dispose of, transportation, handling, manufacturing, or distribution of, or exposure of any Person to, any Hazardous Materials at any real property currently or, to the Knowledge of Parent, formerly owned, leased or operated by Parent or any Subsidiary of Parent or, to the Knowledge of Parent, at any offsite disposal location used by Parent or any Subsidiary of Parent to dispose of any Hazardous Materials, in each case in a manner that would give rise to a current or future material liability of Parent or any Subsidiary of Parent or, to the Knowledge of Parent and its Subsidiaries, by any Person whose liability Parent or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, under any Environmental Law, (v) since January 1, 2009, Parent has not entered into an indemnity with respect to or, to the Knowledge of Parent, otherwise assumed or become subject to, any liability of any other Person relating to Environmental Laws or Hazardous Materials, (vi) Parent is not subject to any claims regarding exposure to asbestos or silica in any product or to the presence or alleged presence of silica or damaged or friable asbestos in or upon any property, premises or facility and all asbestos and asbestos-containing materials present at the Parent Owned Real Property and, to the extent under the control of Parent or its Subsidiaries, at the Parent Leased Real Property are managed in compliance with all applicable Environmental Laws, and (vii) Parent is not party to any Order that imposes any obligations under any Environmental Law.

        Section 5.9    Employee Benefit Plans.

          (a)   Section 5.9(a) of the Parent Disclosure Schedule lists all material Benefit Plans sponsored, maintained or contributed by Parent or any of its Subsidiaries, or to which Parent or any of its Subsidiaries has any obligation or liability, including any Controlled Group Liability (the "Parent Benefit Plans"). Parent has provided to or made available to the Company correct and complete copies of each Parent Benefit Plan, and to the extent applicable: (i) the most recent determination or opinion letter received from the Internal Revenue Service, (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent summary plan description, and (d) each trust agreement and insurance or group annuity contract relating to such Parent Benefit Plan.

          (b)   Each Parent Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, except for such non-compliance which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Any Parent Benefit Plan intended to be qualified under Section 401(a) of the Code has received a current favorable determination letter from the

  Internal Revenue Service. Neither Parent nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides, or has any obligation to provide, post-termination health or life insurance benefits to any Person other than as mandated by Section 4980B of the Code and for which the beneficiary pays the entire premium cost. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, there does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability.

          (c)   Neither Parent nor any of its Subsidiaries has any liability under Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA). None of Parent Benefit Plans is, and neither Parent nor any Subsidiary has any liability or obligation under or with respect to, a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA), a "multiple employer plan" (as defined in Section 413(c) of the Code) or a "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (d)   The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, director or consultant of Parent or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, (ii) result in any other payment becoming due or satisfy any prerequisite to any payment or benefit to any current or former employee, director or consultant of Parent, (iii) accelerate the time of funding, payment or vesting, or increase the amount of compensation due any such employee, director or consultant or (iv) increase any benefits or compensation or give rise to any liability under any Parent Benefit Plan.

          (e)   Each Parent Benefit Plan has been operated in good faith compliance in all material respects with Section 409A of the Code and has since January 1, 2009 been operated in compliance in all material respects with Section 409A of the Code. No director, officer, employee or service provider of Parent or its Affiliates is entitled to a gross-up, make-whole or indemnification payment with respect to taxes imposed under Section 409A or Section 4999 of the Code.

          (f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no pending or, to Parent's Knowledge, threatened claims, proceedings, audits, investigations, suits or actions by or on behalf of any Parent Benefit Plan, by any employee or beneficiary covered under any Parent Benefit Plan or otherwise involving any Parent Benefit Plan (other than routine claims for benefits) and (ii) neither Parent nor any of its Subsidiaries (nor, to Parent's Knowledge, any other Person) has engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or a breach of fiduciary duty (as determined under ERISA) with respect to any Parent Benefit Plan.

          (g)   No amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the transactions contemplated by this Agreement or otherwise, by any employee, director or consultant of Parent or its Subsidiaries (whether current, former or retired) under any Parent Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code.

          (h)   Neither Parent nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would reasonably be expected to result in the payment of any amount that will not fully be deductible as a result of Section 162(m) of the Code.

        Section 5.10    Absence of Certain Changes or Events.     Since December 31, 2011, (a) except as otherwise contemplated by this Agreement, the businesses of Parent and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business consistent with past practice, and (b) there has not been any event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have, a Parent Material Adverse Effect. Since December 31, 2011 through the date hereof, neither Parent nor any of its Subsidiaries has taken any action that would be prohibited by Section 6.2(ii), (iii), (viii), (xi), (xv) or (xvi) if proposed to be taken after the date hereof.

        Section 5.11    Investigations; Litigation.     Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) to the Knowledge of Parent, there is no investigation or review pending or threatened by any Governmental Entity with respect to Parent or any of its Subsidiaries, (b) there are no actions, suits, claims, arbitration, hearing, written inquiries or proceedings pending (or, to the Knowledge of Parent, threatened) by or before any Governmental Entity, arbitrator or arbitration panel against or affecting Parent or any of its Subsidiaries, or any of their respective properties or assets and (c) there are no Orders of any Governmental Entity, arbitrator or arbitration panel outstanding involving Parent or any of its Subsidiaries, or any of their respective properties or assets.

        Section 5.12    Information Supplied.     None of the information provided by Parent or its Subsidiaries for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Joint Proxy Statement will, at the date it is first mailed to Parent's stockholders and the Company's stockholders or at the time of the Parent Stockholders' Meeting or the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (c) the Debt Offering Documents will, at the time the applicable document thereof becomes effective under the Securities Act or the date it is first mailed to the holders of Notes, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Joint Proxy Statement (other than the portion thereof relating solely to the Company Stockholders' Meeting) and the Form S-4 (other than the portion thereof based on information supplied by the Company for inclusion or incorporation by reference therein, with respect to which no representation is made by Parent or any of its Subsidiaries) will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing provisions of this Section 5.12, no representation or warranty is made by Parent with respect to information or statements made or incorporated by reference in the Form S-4, the Joint Proxy Statement or the Debt Offering Documents which were not supplied by or on behalf of Parent.

        Section 5.13    Regulatory Matters.

          (a)   Each of Parent's Subsidiaries that engages in the sale of electricity at wholesale (other than any such Subsidiaries that own one or more facilities that constitute a "qualifying facility" as such term is defined under PURPA and the rules and regulations of FERC that are entitled to exemption from regulation under Section 205 of the FPA) is (i) regulated as a "public utility" under the FPA and has been authorized by the FERC, pursuant to the FPA, to make such sales at market-based rates or (ii) located within ERCOT and regulated by the PUCT. Each of Parent's Subsidiaries that directly owns generating facilities has obtained an order from the FERC finding it to be, or has self-certified itself to the FERC as, or is entitled to exemption from regulation as an Exempt Wholesale Generator under either the Public Utility Holding Company Act of 1935 or PUHCA 2005 or has obtained an order from the FERC finding it to be, has self-certified itself to the FERC as, or is a solar facility of less than one MW that is entitled to exemption from regulation as, a qualifying facility under PURPA. Neither Parent, nor any of its Subsidiaries, are subject to the books and records requirements of Part 366 of the FERC's Rules and Regulations (18 C.F.R. Part 366 (2009)). There are no pending, or to the Knowledge of Parent, threatened, judicial or administrative proceedings to revoke a Subsidiary's market-based rate authorization, Exempt Wholesale Generator status or qualifying facility status, as applicable. To the Knowledge of Parent, there are no events, facts or conditions that are reasonably likely to cause any of Parent's Subsidiaries that sell electricity at wholesale to lose its market-based rate authorization or any of Parent's Subsidiaries that directly owns generating facilities to lose its status as an Exempt Wholesale Generator under PUHCA 2005.

          (b)   All filings required to be made by Parent or any of its Subsidiaries during the three years preceding the date hereof, with the FERC under the FPA or PUHCA 2005, the Department of Energy, the NRC under the Atomic Energy Act of 1954, as amended, the PUCT or any other applicable state public utility commissions, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such filings complied, as of their respective dates, with all applicable requirements of applicable Law, except for filings the failure of which to make or the failure of which to make in compliance with all applicable Law, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   To the Knowledge of Parent and its Subsidiaries (i) the operations of STNP by STPNOC are, and since January 1, 2010, have been conducted in compliance with all STNP Permits, including those STNP Permits providing for (A) the development and maintenance of emergency plans designed to respond to any unplanned releases of radioactive materials from STNP, (B), the handling and storage of spent nuclear fuel at STNP, (C) decommissioning planning for STNP and (D) the maintenance of insurance against a nuclear incident, and (ii) (A) the operations of STNP are not the subject of any outstanding notices of violation, any ongoing proceeding, heightened or additional inspections above the NRC baseline inspection program or requests for information from the NRC or any other agency with jurisdiction over such facility and (B) STPNOC is not listed by the NRC in the "unacceptable performance" column of the NRC Action Matrix as a part of the NRC's Assessment of Licensee Performance; in each such case except for such failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.14    Tax Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

          (a)   Parent and its Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to have been filed by or with respect to Parent or any of its Subsidiaries, and all such Tax Returns are true, correct and complete in all respects and were prepared in compliance with applicable Law, (ii) have duly and timely paid all Taxes shown as due on such Tax Returns, (iii) have adequate accruals and reserves, in accordance with GAAP, on the financial statements included in the Parent SEC Documents for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and (iv) have not received written notice of any proposed or assessed deficiencies for any Tax from any taxing authority, against Parent or any of its Subsidiaries for which there are not adequate reserves on the financial statements included in the Parent SEC Documents.

          (b)   Neither Parent nor any of its Subsidiaries is the subject of any currently ongoing tax audit or other proceeding with respect to Taxes nor has any Tax audit or other proceeding with respect to Taxes been proposed against any of them in writing. As of the date of this Agreement, there are no pending requests for waivers of the time to assess any Tax. Neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business). There are no Liens for Taxes on any of the assets of Parent or any of its Subsidiaries other than Parent Permitted Liens. No claim has ever been made in writing by a taxing authority of a jurisdiction where Parent or one of its Subsidiaries has not filed Tax Returns claiming that Parent or such Subsidiary is or may be subject to taxation by that jurisdiction.

          (c)   Neither Parent nor any of its Subsidiaries is a party to or bound by any written Tax allocation, indemnification (including indemnification of Taxes with respect to service-providers) or sharing agreement (other than an agreement with Parent or its Subsidiaries and other than customary indemnifications for Taxes contained in credit or other commercial agreements the primary purposes of which do not relate to Taxes). Neither Parent nor any of its Subsidiaries is or has, within the past six years, been a member of an affiliated group (other than a group the common parent of which is Parent) filing a consolidated federal income Tax Return. Neither Parent nor any of its Subsidiaries is liable under Treasury Regulation Section 1.1502-6 (or any similar provision of the Tax Laws of any state, local or foreign jurisdiction), or as a transferee or successor, by contract, or otherwise, for any Tax of any Person other than Parent and its Subsidiaries.

          (d)   Parent and its Subsidiaries have duly and timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

          (e)   Neither Parent nor any of its Subsidiaries was a "distributing corporation" or "controlled corporation" in a transaction intended to qualify under Section 355 of the Code within the past two (2) years or otherwise as part of a plan that includes the Merger.

          (f)    Neither Parent nor any of its Subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4.

          (g)   Parent has made available to the Company or its legal or accounting representative copies of all federal income Tax Returns for Parent and each of its Subsidiaries filed for all periods including and after the period ended December 31, 2009 and all state income Tax Returns for Parent and each of its Subsidiaries filed for all periods including and after the period ended December 31, 2009.

          (h)   Neither Parent nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period ending on or before the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) election by Parent or any Parent Subsidiary under Section 108(i) of the Code.

          (i)    Neither Parent nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

        Section 5.15    Employment and Labor Matters.

          (a)   Neither Parent nor any of its Subsidiaries is a party to or bound by any material collective bargaining or similar agreement or material work rules or practices with any labor union, labor organization or employee association applicable to employees of Parent or any of its Subsidiaries, (ii) there are no strikes or lockouts with respect to any employees of Parent or any of its

  Subsidiaries ("Parent Employees"), (iii) to the Knowledge of Parent, there is no union organizing effort pending or threatened against Parent or any of its Subsidiaries, (iv) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of Parent, threatened with respect to Parent Employees and (v) there is no slowdown or work stoppage in effect or, to the Knowledge of Parent, threatened with respect to Parent Employees; except, with respect to clauses (i) through (v), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Except for such matters which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries are, and have been, in compliance with all applicable Law respecting (i) employment and employment practices, (ii) terms and conditions of employment and wages and hours, and (iii) unfair labor practices. Neither Parent nor any of its Subsidiaries has any liabilities under the WARN Act as a result of any action taken by Parent (other than at the written direction of the Company or as a result of any of the transactions contemplated hereby) that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c)   To the Knowledge of Parent, no Parent Employee who is an executive officer has, as of the date hereof, given notice to Parent of any intention to terminate his or her employment with Parent or its Subsidiaries within the twelve (12) month period following the date of this Agreement.

        Section 5.16    Intellectual Property.

          (a)   Either Parent or a Subsidiary of Parent owns, has a valid license for or otherwise possesses legally enforceable rights to use, all Intellectual Property necessary for or used in their respective businesses as currently conducted, free and clear of all Liens, other than Parent Permitted Liens (collectively, the "Parent Intellectual Property"), except for such failures to own, have license for or possess rights to use that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, the transactions contemplated by this Agreement shall not impair the right, title or interest of Parent or any of its Subsidiaries in or to any of the Parent Intellectual Property, and except where the license expires in accordance with its terms all of the Parent Intellectual Property shall be owned or available for use by Parent or its Subsidiaries immediately after the Closing Date on terms and conditions substantially similar to those under which Parent or its Subsidiaries owned or used the Parent Intellectual Property immediately prior the Closing Date.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) as of the date hereof, there are no claims that are presently pending or, to the Knowledge of Parent, threatened in writing by any Person alleging infringement by Parent or any of its Subsidiaries of any third party Intellectual Property or contesting the ownership or use of any Parent Intellectual Property, (b) to the Knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe, misappropriate, or otherwise violate any Intellectual Property rights of any Person, (c) as of the date hereof, neither Parent nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Parent Intellectual Property and (d) to the Knowledge of Parent, no Person is infringing, misappropriating, or otherwise violating any Parent Intellectual Property owned by Parent or any of its Subsidiaries. The Parent Intellectual Property owned by Parent or any of its Subsidiaries is not subject to any outstanding consent, settlement or Order materially restricting the use thereof.

          (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries have taken commercially reasonable actions common in the industry to maintain and protect the secrecy and confidentiality of its trade secrets and other confidential information.

          (d)   The information technology systems, including software, owned, leased, or licensed by Parent and its Subsidiaries in the conduct of their respective businesses (collectively, the "Parent Systems") are sufficient in all material respects for the immediate needs of Parent's and its Subsidiaries' respective businesses as currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and its Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and such plans and procedures have been proven effective upon testing. In the last twelve (12) months prior to the date hereof, there has not been any material failure with respect to any of the Parent Systems that has not been remedied or replaced in all material respects.

        Section 5.17    Real and Personal Property.

          (a)   With respect to each real property owned by Parent or any of its Subsidiaries that is material to Parent and its Subsidiaries, taken as a whole (such property collectively, the "Parent Owned Real Property"), except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) either Parent or a Subsidiary of Parent has marketable and insurable fee simple title to such Parent Owned Real Property, free and clear of all Liens other than Parent Permitted Liens and conditions, encroachments, easements, rights-of-way, restrictions and other encumbrances that do not materially impair the existing use of the real property subject thereto by the owner (or lessee to the extent a leased property) thereof in the operation of its business ("Permitted Encumbrances"), (ii) there are no leases, subleases, licenses, rights or other agreements affecting any portion of the Parent Owned Real Property that would reasonably be expected to materially impair the existing use of the Parent Owned Real Property by Parent or any of its Subsidiaries in the operation of its business thereon, and (iii) there are no outstanding options or rights of first refusal in favor of any other party to purchase such Parent Owned Real Property or any portion thereof or interest therein that would reasonably be expected to impair the existing use of the Parent Owned Real Property by Parent or any of its Subsidiaries in the operation of its business thereon. As of the date hereof, neither Parent nor any of its Subsidiaries has received notice of any pending, and to the Knowledge of Parent there is no threatened, condemnation proceeding with respect to any Parent Owned Real Property, except proceedings which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

          (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each lease, sublease and other agreement (collectively, the "Parent Real Property Leases") under which Parent or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property that is material to Parent and its Subsidiaries, taken as a whole (the "Parent Leased Real Property") at which the material operations of Parent or any of its Subsidiaries are conducted as of the date hereof, is valid, binding and in full force and effect, (ii) neither Parent nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any Person the right to use or occupy a material portion of a Parent Leased Real Property that would reasonably be expected to materially impair the existing use of the Parent Leased Real Property by Parent or any of its Subsidiaries in the operation of its business thereon, and (iii) no uncured default of a material nature on the part of Parent or, if applicable, any of its Subsidiaries or, to the Knowledge of Parent, the landlord thereunder, exists under any Parent Real Property Lease, and no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a material breach or default under a Parent Real Property Lease. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries has a good and valid leasehold interest, subject to the terms of the Parent Real Property Leases, in each parcel of Parent Leased Real Property, free and clear of all Liens, except for Parent Permitted Liens and Permitted Encumbrances, and Parent's or its Subsidiaries' possession and quiet enjoyment of the Parent Leased Real Property under such Parent Real Property Lease has not been disturbed. As of the date hereof, neither Parent nor any of its Subsidiaries has received notice of any pending, and, to the Knowledge of Parent, there is no threatened, condemnation proceeding with respect to any Parent Leased Real Property, except such proceeding which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.18    Required Vote of Parent Stockholders.     (a) The approval of the Stock Issuance by a majority of the votes cast on such proposal at the Parent Stockholders' Meeting (provided that the total votes cast on such proposal represent over 50% in interest of all securities entitled to vote on such proposal), as required by Section 312.03 and 312.07 of the NYSE Listed Company Manual, is the only vote of holders of securities of Parent which is required to approve the Stock Issuance, and (b) the approval and adoption of the Parent Charter Amendment by the affirmative vote of the holders of a majority of the outstanding stock of Parent entitled to vote on the Parent Charter Amendment is the only vote of securities of Parent which is required to adopt the Parent Charter Amendment (the approvals referred to in clauses (a) and (b) collectively, the "Parent Stockholder Approval") and no other vote of the holders of any class or series of Parent capital stock is necessary to approve the Stock Issuance, adopt the Parent Charter Amendment or to approve this Agreement or the transactions contemplated hereby, including the Merger.

        Section 5.19    Opinion of Financial Advisor.     The Board of Directors of Parent has received separate opinions (the "Parent Fairness Opinions") of Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (the "Parent Financial Advisors") to the effect that, as of the date of such opinions, the Exchange Ratio is fair, from a financial point of view, to Parent. Parent shall, promptly following receipt of each such opinions in written form, furnish an accurate and complete copy of said opinions to the Company solely for informational purposes.

        Section 5.20    Material Contracts.

          (a)   Except for this Agreement, the Parent Benefit Plans or agreements filed as exhibits to SEC filings of Parent or any of its Subsidiaries, as of the date hereof, neither Parent nor any of its Subsidiaries is a party to or bound by:

              (i)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S K of the SEC) of Parent;

             (ii)  any coal supply agreement, coal transportation agreement, construction agreement, power purchase or offtake agreement or fuel purchase agreement that is material to Parent and its Subsidiaries taken as a whole;

            (iii)  any contract imposing any material restriction on the right or ability of Parent or any of its Subsidiaries to (A) compete with any other Person or (B) to engage in any line of business or in any geographic location; and

            (iv)  any contract (1) evidencing Indebtedness of Parent or any of its Subsidiaries to any third party in excess of $25 million, (2) guaranteeing Indebtedness of a third party in excess of $25 million or (3) containing a covenant restricting the payment of dividends, or having the economic effect of any of the foregoing;

             (v)  any contract entered into since January 1, 2009 providing for the purchase or other acquisition or sale or other disposition (directly or indirectly) by Parent or any of its Subsidiaries of an asset or assets or a business or businesses (A) in which the aggregate purchase or sale price (regardless of whether the consideration paid or received was (x) paid upon closing or paid or to be paid over time, (y) involved an earn-out or other contingency (in which case the amount of the consideration subject to any as yet-unrealized earn-out or other contingency shall be estimated reasonably and in good faith) and (z) in the form of cash, stock, assets, a debt instrument or otherwise) was in excess of $50 million and (B) under which Parent and/or its Subsidiaries have or are reasonably likely to have a material payment obligation, including any obligation to make any material indemnification payment (other than indemnification with respect to directors and officers) or any material payment under any guarantee or other financial obligation;

            (vi)  any contract that relates to the formation, creation, operation, management or control of any partnership or any joint venture that is material to Parent and its Subsidiaries taken as a whole;

           (vii)  any collective bargaining agreement or similar contract that is material to Parent and its Subsidiaries taken as a whole;

          (viii)  any Parent Real Property Lease; or

            (ix)  any contract or group of contracts with a Person (or group of Affiliated Persons) which is not of the type described in any of the foregoing clauses (i) through (viii) and the termination or breach of which would reasonably be expected to have a Parent Material Adverse Effect.

  For all purposes of and under this Agreement, a "Parent Material Contract" shall mean all contracts of the types referred to in clauses (i)-(ix) of this Section 5.20(a).

          (b)   Neither Parent nor any Subsidiary of Parent is in breach of or default under the terms of any Parent Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the Knowledge of Parent, no other party to any Parent Material Contract is in breach of or default under the terms of any Parent Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Material Contract is in full force and effect and, subject to the Enforceability Exceptions, is valid, binding and enforceable against Parent or the Subsidiary of Parent which is party thereto and, to the Knowledge of Parent, against each other party thereto.

        Section 5.21    Finders or Brokers.     Except for the Parent Financial Advisors, neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger, other than any fees incurred pursuant to arrangements entered into after the date of this Agreement in connection with obtaining the financing contemplated by Section 6.21.

        Section 5.22    Insurance.     Parent and its Subsidiaries maintain insurance in such amounts and against such risks substantially as is customary for entities comparable to Parent and its Subsidiaries operating in the industries in which Parent and its Subsidiaries operate. All insurance policies maintained by Parent and its Subsidiaries are in full force and effect. Neither Parent nor any of its Subsidiaries has received notice of any pending or threatened cancellation or material premium increase (retroactive or otherwise) with respect to any material insurance policy, and Parent and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of each material insurance policy (including terms and conditions relating to the payment of premiums). There is no material dispute with any insurance carrier with respect to any material amounts recoverable by Parent or any of its Subsidiaries under the any insurance policy with such carrier.

        Section 5.23    Derivative Products.

          (a)   To the Knowledge of Parent, all Derivative Products entered into for the account of Parent or any of its Subsidiaries since January 1, 2010 were entered into in accordance with (i) established risk parameters, limits and guidelines (qualitative or quantitative) and in compliance with the risk management policies approved by the Board of Directors of Parent and in effect on the date hereof, including trade compliance, credit risk and/or code of conduct policies (collectively, the "Parent Trading Policies"), with exceptions having been handled in all material respects according to Parent's risk management processes as in effect at the time at which such exceptions were handled, to restrict the level of risk that Parent or any of its Subsidiaries is authorized to take, individually and in the aggregate, with respect to Derivative Products and monitor compliance with such risk parameters and (ii) applicable Law and policies of any Governmental Entity.

          (b)   At no time since January 1, 2011 has the net position resulting from all physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof and similar transactions (the "Net Parent Position") not been within the risk parameters in all material respects that are set forth in the Parent Trading Policies except for such Net Parent Positions that have been subsequently corrected in accordance with the Parent Trading Policies.

          (c)   Parent has made available to the Company a true and complete copy of the Parent Trading Policies, and the Parent Trading Policies contain a true and correct description of the practice of Parent and its Subsidiaries with respect to Derivative Products as of the date of this Agreement.

          (d)   Parent has made available to the Company a true and complete copy of the 2012 reports of the Commercial Operations Oversight Committee of Parent.

        Section 5.24    Related Party Transactions.     Except for indemnification, compensation, employment or other similar arrangements between Parent or any of its Subsidiaries, on the one hand, and any director or officer thereof, on the other hand, there are no transactions, agreements, arrangements or understandings between Parent or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of Parent, on the other hand, within the three-year period preceding the date of this Agreement, in each case, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in Parent's Form 10-K or proxy statement pertaining to an annual meeting of shareholders.

        Section 5.25    Lack of Ownership of Company Common Stock.     Neither Parent nor any of its Subsidiaries beneficially owns directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company, and neither Parent nor any of its Subsidiaries has any rights to acquire any Shares except pursuant to this Agreement. There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

        Section 5.26    No Additional Representations.     Parent and Merger Sub acknowledge that the Company makes no representation or warranty as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to Parent or Merger Sub in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that the Company makes no representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to Parent or Merger Sub (or any of their respective Affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (b) the future business and operations of the Company and its Subsidiaries.

        Section 5.27    Debt Offer Financing.

          (a)   Parent has delivered to the Company a true and complete copy of the Financing Commitment, including any schedules, exhibits, annexes and amendments, pursuant to which the financial institutions parties thereto have agreed to provide Financing subject to the terms and conditions set forth therein.

          (b)   The Financing Commitment is a legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, subject to the Enforceability Exceptions. The Financing Commitment is in full force and effect and, as of the date hereof, has not been withdrawn, rescinded or terminated or otherwise amended or modified in any respect.

          (c)   As of the date hereof, Parent is not in breach of any of the terms or conditions set forth in the Financing Commitment, and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein. As of the date hereof, Parent is not aware of any fact or occurrence that, with or without notice, lapse of time or both, would reasonably be expected to (i) make any of the assumptions or any of the statements set forth in the Financing Commitment inaccurate, (ii) result in any of the conditions in the Financing Commitment not being satisfied or (iii) otherwise result in the Financing Commitment not being available on a timely basis in order to consummate the Debt Offers and/or the Notes Put Offers, as the case may be.

          (d)   The net proceeds from the Financing Commitment, if funded in full, together with Available Funds will be sufficient to consummate the Debt Offers and/or the Notes Put Offers, as the case may be, and the payment of any fees, premiums and expenses of or payable by Parent, Merger Sub, the Company or the Surviving Corporation in connection therewith.

          (e)   Parent has delivered to the Company a true and complete (except for the redactions in such delivered copy) copy of any fee letters with respect to fees, market flex and related arrangements with respect to the Financing Commitment (the "Fee Letters"), with only fee amounts and certain economic terms (none of which would adversely affect the amount (other than in respect of upfront fees, if any) or availability of the Financing Commitment if so exercised by the lenders providing the Financing) redacted. As of the date hereof, there are no side letters, understandings or other agreements or arrangements relating to the funding of the full amount or any portion of the Financing to which Parent, Merger Sub or any of their respective Affiliates are a party, other than as expressly set forth in the Financing Commitment and the Fee Letter delivered to the Company prior to the date hereof.

ARTICLE VI

COVENANTS AND AGREEMENTS

        Section 6.1    Conduct of Business by the Company.

          (a)   From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the "Termination Date"), and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement or (iv) as set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company covenants and agrees with Parent that the business of the Company and its

  Subsidiaries shall be conducted in, and that such entities shall not take any action except in, the ordinary course of business and shall use their reasonable best efforts to preserve intact their present material lines of business, maintain their rights and franchises and preserve their relationships with material customers and suppliers and other Persons with whom the Company or any of its Subsidiaries has significant business relations; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

          (b)   The Company agrees, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned, other than a consent with respect to the matters contemplated by clauses (i) through (vi), which may be withheld by Parent in its sole discretion), except as may be required by applicable Law or as set forth in Section 6.1(b) of the Company Disclosure Schedule, the Company shall not, and shall cause its Subsidiaries not to:

              (i)  amend the certificate of incorporation or by-laws or similar applicable charter documents of the Company or materially amend the charter documents of any Subsidiary of the Company;

             (ii)  declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for pro rata dividends or other distributions made by any direct or indirect Subsidiary of the Company to the equityholders thereof, including the Company or one of its wholly-owned Subsidiaries;

            (iii)  split, combine, subdivide or reclassify any shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, except for any such transaction by a wholly-owned Subsidiary of the Company which remains a wholly-owned Subsidiary after consummation of such transaction;

            (iv)  issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other ownership interest in the Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (A) issuances of shares of Company Common Stock in respect of any exercise of Company Stock Options and settlement of any Company RSUs outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 6.1(b), (B) the purchase or sale of shares of Company Common Stock pursuant to the exercise of options to purchase Company Common Stock outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 6.1(b) if necessary to effectuate an option direction upon exercise or for withholding of Taxes, (C) the grant of equity compensation awards at times, in amounts and on terms and conditions in accordance with Section 6.1(b)(iv) of the Company Disclosure Schedule, (D) issuances of Shares in satisfaction of the terms of the Plan of Reorganization, (E) transactions among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries or (F) the incurrence of any Company Permitted Liens;

             (v)  directly or indirectly purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any rights, warrants or options to acquire any such shares, except for (A) transactions among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries or (B) the purchase or sale of shares of Company Common Stock pursuant to the exercise of options to purchase Company Common Stock outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 6.1(b) if necessary to effectuate an option direction upon exercise or for withholding of Taxes;

            (vi)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than the Merger and other than any mergers, consolidations, restructurings or reorganizations solely among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries;

           (vii)  except as otherwise permitted or contemplated by this Agreement or for transactions between the Company and its Subsidiaries or among the Company's Subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise acquire any Indebtedness or guarantees thereof of the Company or any of its Subsidiaries in excess of $100 million in the aggregate, other than (A) at stated maturity, (B) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such Indebtedness or guarantees thereof may be entitled) and (C) Indebtedness or guarantees thereof disclosed in Section 6.1(b)(vii) of the Company Disclosure Schedule, in each case, in accordance with the terms of the instrument governing such Indebtedness as in effect on the date hereof or, with respect to Indebtedness incurred in accordance with clause (viii), the terms of such Indebtedness;

          (viii)  incur, assume, guarantee or otherwise become liable for any Indebtedness, except for (A) short-term borrowings incurred in the ordinary course of business consistent with past practice, (B) borrowings (including for the avoidance of doubt, letters of credit) pursuant to existing credit facilities, (C) purchase money financings and capital leases entered into in the ordinary course of business consistent with past practice, (D) any Indebtedness or guarantees thereof among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries, (E) any Indebtedness incurred to replace, renew, extend, refinance or refund any existing Indebtedness on terms no less favorable to the Company in the aggregate than the terms of such existing Indebtedness and in an amount not to exceed the sum of such existing Indebtedness plus the aggregate amount of customary fees and reasonable expenses associated with the replacement, renewal, extension, refinancing or refunding of such existing Indebtedness, (F) any guarantees by the Company of Indebtedness of Subsidiaries of the Company or guarantees by the Company's Subsidiaries of Indebtedness of the Company or any Subsidiary of the Company, which Indebtedness is incurred in compliance with this Section 6.1(b), and (G) as may be incurred pursuant to Section 6.19 or Section 6.20; provided, however, that the principal amount of Indebtedness incurred pursuant to clauses (A) and (C) shall not exceed $50 million in the aggregate; provided, further, that in the case of each of clause (A) and clauses (C) through (F), (x) the incurrence of such Indebtedness would not reasonably be expected to interfere with the parties' ability to obtain the Financing or Alternative Financing and (y) such Indebtedness does not impose or result in any additional restrictions or limitations on the Company or any of its Subsidiaries or, following the Closing, Parent or any of its Subsidiaries (including, following the Closing, the Surviving Corporation or any of its Subsidiaries), or subject the Company or any of its Subsidiaries or, following the Closing, Parent or any of its Subsidiaries (including the Surviving Corporation or any of its Subsidiaries), to any additional covenants or obligations (other than the obligations to make payment on such Indebtedness) to which the Company, Parent or their respective Subsidiaries are not otherwise subject under the terms of any Indebtedness (other than any Indebtedness proposed to be repaid pursuant to Section 6.19 hereof) outstanding as of the date hereof, that would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect;

            (ix)  change or revoke any material Tax election, change an annual Tax accounting period, change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of a material amount of Taxes;

             (x)  enter into any new line of business outside of the existing business of the Company and its Subsidiaries;

            (xi)  make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person (other than any Subsidiary of the Company) with a value in excess of $50 million in the aggregate, except (A) as contemplated by the Company's fiscal 2012 budget and capital expenditure plan, as set forth in Section 6.1(b)(xi) of the Company Disclosure Schedule (the "Company 2012 Budget") (whether or not such acquisition, loan, advance, capital contribution or investment is made during the 2012 fiscal year), or the Company's fiscal 2013 capital expenditure plan, as set forth in Section 6.1(b)(xi) of the Company Disclosure Schedule (the "Company 2013 Budget") (whether or not such acquisition, loan, advance, capital contribution or investment is made during the 2013 fiscal year) or (B) as made in connection with any transaction solely between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company; provided, however, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person which would reasonably be expected to prevent, impede or delay the consummation of the Merger by the End Date;

           (xii)  commit to or make any capital expenditures in excess of $50 million in the aggregate, except for (A) capital expenditures contemplated by the Company 2012 Budget (whether or not such capital expenditure is made during the 2012 fiscal year) or the Company 2013 Budget, (B) capital expenditures disclosed in Section 6.1(b)(xii) of the Company Disclosure Schedule or (C) capital expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

          (xiii)  except as required by the terms of the Company Benefit Plans as in effect on the date hereof, (A) except in the ordinary course of business consistent with past practice for any employee who is not an executive officer, increase the compensation or other benefits (including the granting of any discretionary bonuses) payable or provided to the Company's directors, officers or employees, (B) enter into, adopt, amend, modify (including the acceleration of vesting) or terminate any bonus, profit sharing, incentive, compensation, severance, retention, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner except (1) for agreements entered into with any newly-hired non-officer employees hired in the ordinary course of business consistent with past practice, (2) for severance agreements (for the avoidance of doubt, other than collective bargaining or similar agreements) entered into in the ordinary course of business consistent with past practice with employees who are not executive officers in connection with terminations of employment, or

    (3) in connection with the promotion of employees to the extent it is in the ordinary course of business consistent with past practice, or (C) enter into or amend any collective bargaining agreements or similar contracts other than agreements or amendments entered into in the ordinary course of business consistent with past practice that would not result in a material increase of cost (consistent with past practice) to the Company under the applicable collective bargaining agreements or similar contracts;

          (xiv)  enter into or make any loans or advances to any of its officers, directors, employees, agents or consultants (other than reimbursements or advances of business expense in the ordinary course of business consistent with past practice to employees of the Company or any of its Subsidiaries) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Benefit Plan;

           (xv)  materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by a change in GAAP, SEC rule or policy or applicable Law;

          (xvi)  (A) sell, lease, license, transfer, exchange or swap, mortgage (including securitizations), or otherwise dispose of any material portion of its material properties or non-cash assets, including the capital stock of Subsidiaries, except (i) for transactions among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries and (ii) subject to the second proviso in Section 6.8(a), as may be required by applicable Law or any Governmental Entity in order to permit or facilitate the consummation of the transactions contemplated hereby, (B) create or incur any Lien on any of its material assets or properties, other than Company Permitted Liens, or (C) sell, license, assign, or otherwise dispose of any material Company Intellectual Property other than in the ordinary course of business consistent with past practice;

         (xvii)  enter into any agreement that would result in the Company or any of its Subsidiaries becoming subject to any restriction not in existence on the date hereof with respect to the payment of distributions or dividends;

        (xviii)  modify, amend or terminate, or waive or assign any rights under, any Company Material Contract or material Company Real Property Lease other than in a manner that is not material and adverse to the Company and its Subsidiaries taken as a whole, or that could prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the End Date (or any extension thereof);

          (xix)  materially amend or terminate the Company Trading Policies or take any action that materially violates the Company Trading Policies or that causes the Net Company Position to be materially outside the risk parameters set forth in the Company Trading Policies;

           (xx)  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that (x) with respect to the payment of monetary damages, involve only the payment of monetary damages (A) equal to or less than the amounts specifically reserved with respect thereto on the balance sheet as of December 31, 2011 included in the Company SEC Documents or (B) that do not exceed $50 million in the aggregate, and (y) with respect to any non-monetary terms and conditions therein, involve only the imposition of restrictions or other conditions that would not reasonably be expected to materially and adversely impact the business and/or operations of the Company and its Subsidiaries, taken as a whole, or the consummation of the transactions contemplated by this Agreement, and do not involve the admission of any criminal liability;

          (xxi)  implement any plant closings or layoff of employees that would reasonably be expected to materially and adversely impact the business and/or operations of the Company and its Subsidiaries taken as a whole; or

         (xxii)  agree or commit, in writing or otherwise, to take any of the foregoing actions.

          (c)   The Company shall promptly notify Parent of any change, occurrence, effect, condition, fact, event, or circumstance of which any of the Company's executive officers has actual knowledge which would reasonably be expected to cause the failure of any of the conditions set forth in Article VII to be satisfied, including any breach of a representation, warranty, covenant or agreement contained in this Agreement by the Company of which any the Company's executive officers has actual knowledge and which, if not timely cured, would reasonably be expected to cause the failure of any of the conditions set forth in Article VII to be satisfied; provided, however, that (x) no unintentional failure by the Company to provide a required notice under this Section 6.1(c) with respect to any matter that would not result in a failure of the conditions set forth in Section 7.2(a) shall result in a failure of the condition set forth in Section 7.3(b) and (y) the delivery of any notice by the Company pursuant to this Section 6.1(c) shall not limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or be deemed to amend or supplement the Company Disclosure Schedule or constitute an exception to any representation, warranty, covenant or agreement.

        Section 6.2    Conduct of Business by Parent.

          (a)   From and after the date hereof and prior to the Effective Time or the Termination Date, and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be contemplated or required by this Agreement or (iv) as set forth in Section 6.2(a) of the Parent Disclosure Schedule, Parent covenants and agrees with the Company that the business of Parent and its Subsidiaries shall be conducted in, and that such entities shall not take any action except in, the ordinary course of business and shall use their reasonable best efforts to preserve intact their present material lines of business, maintain their rights and franchises and preserve their relationships with material customers and suppliers and other Persons with whom Parent or any of its Subsidiaries has significant business relations; provided, however, that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any provision of Section 6.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

          (b)   Parent agrees, on behalf of itself and its Subsidiaries, that between the date hereof and the Effective Time, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned, other than a consent with respect to the matters contemplated by clauses (i) through (vi), which may be withheld by the Company in its sole discretion), except as may be required by applicable Law or as set forth in Section 6.2(b) of the Parent Disclosure Schedule, Parent shall not, and shall cause its Subsidiaries not to:

              (i)  amend the certificate of incorporation or by-laws or similar applicable charter documents of Parent (other than the Parent Charter Amendment) or materially amend the charter documents of any Subsidiary of Parent;

             (ii)  declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock, except for pro rata dividends or other distributions made by any direct or indirect Subsidiary of Parent to the equityholders thereof, including Parent or one of its wholly-owned Subsidiaries;

            (iii)  split, combine, subdivide or reclassify any shares of capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, except for any such transaction by a wholly-owned Subsidiary of Parent which remains a wholly-owned Subsidiary after consummation of such transaction;

            (iv)  issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other ownership interest in Parent or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (A) issuances of shares of Parent Common Stock in respect of any exercise of Parent Stock Options and settlement of any other Parent Equity-Based Awards outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 6.2(b), (B) the purchase or sale of shares of Parent Common Stock pursuant to the exercise of options to purchase Parent Common Stock or other Parent Equity-Based Awards outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 6.2(b) if necessary to effectuate an option or other award direction upon exercise or for withholding of Taxes, (C) the issuance of shares of Parent Common Stock pursuant to Parent's Employee Stock Purchase Plan, (D) the grant of equity compensation awards at times, in amounts and on terms and conditions in accordance with Section 6.2(b)(iv) of the Parent Disclosure Schedule, (E) transactions among Parent and its wholly-owned Subsidiaries or among Parent's wholly-owned Subsidiaries or (F) the incurrence of any Parent Permitted Liens;

             (v)  directly or indirectly purchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Subsidiaries or any rights, warrants or options to acquire any such shares, except for (A) transactions among Parent and its wholly-owned Subsidiaries or among Parent's wholly-owned Subsidiaries or (B) the purchase or sale of shares of Parent Common Stock pursuant to the exercise of options to purchase Parent Common Stock or other Parent Equity-Based Awards outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 6.2(b) if necessary to effectuate an option or other award direction upon exercise or for withholding of Taxes;

            (vi)  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or enter into a letter of intent or agreement in principle with respect thereto, other than the Merger and other than any mergers, consolidations, restructurings or reorganizations solely among Parent and its wholly-owned Subsidiaries or among Parent's wholly-owned Subsidiaries;

           (vii)  except as otherwise permitted or contemplated by this Agreement or for transactions between Parent and its Subsidiaries or among Parent's Subsidiaries, prepay, redeem, repurchase, defease, cancel or otherwise acquire any Indebtedness or guarantees thereof of Parent or any of its Subsidiaries in excess of $100 million in the aggregate, other than (A) at stated maturity, (B) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such Indebtedness or guarantees thereof may be entitled) and (C) Indebtedness or guarantees thereof disclosed in Section 6.2(b)(vii) of the Parent Disclosure Schedule, in each case, in accordance with the terms of the instrument governing such Indebtedness as in effect on the date hereof or, with respect to Indebtedness incurred in accordance with clause (viii), the terms of such Indebtedness;

          (viii)  incur, assume, guarantee or otherwise become liable for any Indebtedness, except for (A) short-term borrowings incurred in the ordinary course of business consistent with past practice, (B) borrowings (including for the avoidance of doubt, letters of credit) pursuant to existing credit facilities, (C) purchase money financings and capital leases entered into in the ordinary course of business consistent with past practice, (D) any Indebtedness or guarantees thereof among Parent and its wholly owned Subsidiaries or among Parent's wholly owned Subsidiaries, (E) any Indebtedness incurred to replace, renew, extend, refinance or refund any existing Indebtedness on terms no less favorable to Parent in the aggregate than the terms of such existing Indebtedness and in an amount not to exceed the sum of such existing Indebtedness plus the aggregate amount of customary fees and reasonable expenses associated with the replacement, renewal, extension, refinancing or refunding of such existing Indebtedness, (F) any guarantees by Parent of Indebtedness of Subsidiaries of Parent or guarantees by Parent's Subsidiaries of Indebtedness of Parent or any Subsidiary of Parent, which Indebtedness is incurred in compliance with this Section 6.2(b), and (G) as may be incurred pursuant to Section 6.19 or Section 6.20; provided, however, that the principal amount of Indebtedness incurred pursuant to clauses (A) and (C) shall not exceed $100 million in the aggregate; provided, further, that in the case of each of clause (A) and clauses (C) through (F), (x) the incurrence of such Indebtedness would not reasonably be expected to interfere with the parties' ability to obtain the Financing or Alternative Financing and (y) such Indebtedness does not impose or result in any additional restrictions or limitations on Parent or any of its Subsidiaries (including, following the Closing, the Surviving Corporation or any of its Subsidiaries), or subject Parent or any of its Subsidiaries (including, following the Closing, the Surviving Corporation or any of its Subsidiaries) to any additional covenants or obligations (other than the obligations to make payment on such Indebtedness) to which Parent or its Subsidiaries is not otherwise subject under the terms of any Indebtedness outstanding as of the date hereof, that would reasonably be expected to have a Parent Material Adverse Effect;

            (ix)  change or revoke any material Tax election, change an annual Tax accounting period, change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim or assessment or surrender any right to claim a refund of a material amount of Taxes;

             (x)  enter into any new line of business outside of the existing business of Parent and its Subsidiaries other than new lines of business currently contemplated by Parent and its Subsidiaries or that are directly related to Parent and its Subsidiaries' solar, retail or electric vehicle services businesses;

            (xi)  make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person (other than any Subsidiary of Parent) with a value in excess of $100 million in the aggregate, except (A) as contemplated by Parent's fiscal 2012 budget and capital expenditure plan, as set forth in Section 6.2(b)(xi) of the Parent Disclosure Schedule (the "Parent 2012 Budget") (whether or not such acquisition, loan, advance, capital contribution or investment is made during the 2012 fiscal year), or Parent's fiscal 2013 budget and capital expenditure plan, as set forth in Section 6.2(b)(xi) of the Parent Disclosure Schedule (the "Parent 2013 Budget") (whether or not such acquisition, loan, advance, capital contribution or investment is made during the 2013 fiscal year) or (B) as made in connection with any transaction solely between Parent and a wholly owned Subsidiary of Parent or between wholly owned Subsidiaries of Parent; provided, however, that notwithstanding the foregoing, Parent shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person which would reasonably be expected to prevent, impede or delay the consummation of the Merger by the End Date;

           (xii)  commit to or make any capital expenditures in excess of $100 million in the aggregate, except for (A) capital expenditures contemplated by the Parent 2012 Budget (whether or not such capital expenditure is made during the 2012 fiscal year) or the Parent 2013 Budget, (B) capital expenditures disclosed in Section 6.2(b)(xii) of the Parent Disclosure Schedule or (C) capital expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

          (xiii)  except as required by the terms of the Parent Benefit Plans as in effect on the date hereof and except for such actions taken in connection with new lines of business permitted pursuant to Section 6.2(b)(x) above (provided that any such action shall be consistent with market and customary practice), (A) except in the ordinary course of business consistent with past practice for any employee who is not an executive officer, increase the compensation or other benefits (including the granting of any discretionary bonuses) payable or provided to Parent's directors, officers or employees, (B) enter into, adopt, amend, modify (including the acceleration of vesting) or terminate any bonus, profit sharing, incentive, compensation, severance, retention, termination, option, appreciation right, performance unit, stock equivalent, share purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the compensation, benefit or welfare of any director, officer or employee in any manner except (1) for agreements entered into with any newly-hired non-officer employees hired in the ordinary course of business consistent with past practice, (2) for severance agreements (for the avoidance of doubt, other than collective bargaining or similar agreements) entered into in the ordinary course of business consistent with past practice with employees who are not executive officers in connection with terminations of employment, or (3) in connection with the promotion of employees to the extent it is in the ordinary course of business consistent with past practice, or (C) enter into or amend any collective bargaining agreements or similar contracts other than agreements or amendments entered into in the ordinary course of business consistent with past practice that would not result in a material increase of cost (consistent with past practice) to Parent under the applicable collective bargaining agreements or similar contracts;

          (xiv)  enter into or make any loans or advances to any of its officers, directors, employees, agents or consultants (other than reimbursements or advances of business expense in the ordinary course of business consistent with past practice to employees of Parent or any of its Subsidiaries) or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Parent Benefit Plan;

           (xv)  materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by a change in GAAP, SEC rule or policy or applicable Law;

          (xvi)  (A) sell, lease, license, transfer, exchange or swap, mortgage (including securitizations), or otherwise dispose of any material portion of its material properties or non-cash assets, including the capital stock of Subsidiaries, except (i) for transactions among Parent and its wholly-owned Subsidiaries or among Parent's wholly-owned Subsidiaries and (ii) subject to the second proviso in Section 6.8(a), as may be required by applicable Law or any Governmental Entity in order to permit or facilitate the consummation of the transactions contemplated hereby, (B) create or incur any Lien on any of its material assets or properties, other than Parent Permitted Liens, or (C) sell, license, assign, or otherwise dispose of any material Parent Intellectual Property other than in the ordinary course of business consistent with past practice;

         (xvii)  modify, amend or terminate, or waive or assign any rights under, any Parent Material Contract or material Parent Real Property Lease other than in a manner that is not material and adverse to Parent and its Subsidiaries taken as a whole or that could prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the End Date (or any extension thereof);

        (xviii)  materially amend or terminate the Parent Trading Policies or take any action that materially violates the Parent Trading Policies or that causes the Net Parent Position to be materially outside the risk parameters set forth in the Parent Trading Policies;

          (xix)  waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that (x) with respect to the payment of monetary damages, involve only the payment of monetary damages (A) equal to or less than the amounts specifically reserved with respect thereto on the balance sheet as of December 31, 2011 included in the Parent SEC Documents or (B) that do not exceed $50 million in the aggregate, and (y) with respect to any non-monetary terms and conditions therein, involve only the imposition of restrictions or other conditions that would not reasonably be expected to materially and adversely impact the business and/or operations of Parent and its Subsidiaries, taken as a whole, or the consummation of the transactions contemplated by this Agreement, and do not involve the admission of any criminal liability;

           (xx)  implement any plant closings or layoff of employees that would reasonably be expected to materially and adversely impact the business and/or operations of Parent and its Subsidiaries, taken as a whole; or

          (xxi)  agree or commit, in writing or otherwise, to take any of the foregoing actions.

          (c)   Parent shall promptly notify the Company of any change, occurrence, effect, condition, fact, event, or circumstance of which any of Parent's executive officers has actual knowledge which would reasonably be expected to cause the failure of any of the conditions set forth in Article VII to be satisfied, including any breach of a representation, warranty, covenant or agreement contained in this Agreement by Parent of which any Parent's executive officers has actual knowledge and which, if not timely cured, would reasonably be expected to cause the failure of any of the conditions set forth in Article VII to be satisfied; provided, however, that (x) no unintentional failure by Parent to provide a required notice under this Section 6.2(c) with respect to any matter that would not result in a failure of the conditions set forth in Section 7.2(a) shall result in a failure of the condition set forth in Section 7.2(b) and (y) the delivery of any notice by Parent pursuant to this Section 6.2(c) shall not limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or be deemed to amend or supplement the Parent Disclosure Schedule or constitute an exception to any representation, warranty, covenant or agreement.

        Section 6.3    Investigation.

          (a)   Until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, each of the Company and Parent shall provide the other party and such other party's (i) officers and employees and (ii) accountants, consultants, legal counsel, financial advisors and agents and other representatives (such Persons described in this clause (ii), collectively, "Representatives") (x) reasonable access during normal business hours to its and its Subsidiaries' personnel and properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Law and (y) with such additional accounting, financing, operating, environmental and other data and information regarding the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, as the other such party may request. Notwithstanding the foregoing, neither the Company nor Parent shall be required to provide such access, data or other information if it (A) would unreasonably disrupt the operations of such party or any of its Subsidiaries, (B) would cause a violation or breach of or default under, or give a third party the right to terminate or accelerate the rights under, any agreement to which such party or any of its Subsidiaries is a party, (C) would cause a risk of a loss of privilege to such party or any of its Subsidiaries, or (D) would constitute a violation of any applicable Law; provided, however, that the Company or Parent, as applicable, shall use its reasonable best efforts to provide such access or such data or information to Parent or the Company, as applicable, in a way that would not give rise to or result in any of the effects or consequences described in any of clauses (A) through (D) of such sentence. Notwithstanding anything else in this Agreement to the contrary, no information or knowledge obtained by the Company or Parent in any investigation conducted pursuant to the access contemplated by this Section 6.3 shall limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or be deemed to amend or supplement the Company Disclosure Schedule or the Parent Disclosure Schedule or constitute an exception to any representation, warranty, covenant or agreement affect or be deemed to modify any representation or warranty of the parties hereto set forth in this Agreement. The foregoing notwithstanding, neither the Company nor Parent, nor any of their respective officers, employees or Representatives, shall be permitted to perform any onsite procedures (including an onsite study) with respect to any property of the other party or any of the other party's Subsidiaries except with the other party's prior written consent.

          (b)   The parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be "Evaluation Material", as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement, dated as of May 22, 2012, between the Company and Parent (the "Confidentiality Agreement").

        Section 6.4    Non-Solicitation by the Company.

          (a)   Until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the Company and its Subsidiaries shall not, and the Company shall cause its and their respective officers, directors and employees not to, and the Company shall use its reasonable best efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly: (i) solicit, initiate, seek or knowingly encourage or facilitate the making, submission or announcement of any inquiry, discussion, request, offer or proposal that constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (ii) furnish any non-public information regarding the Company or any of its Subsidiaries to, or afford access to the properties, books and records of the Company or any of its Subsidiaries to, any Third Party, in connection with or in response to, or that would be reasonably likely to lead to, a Company Acquisition Proposal, (iii) engage or participate in any discussions or negotiations with any Third Party with respect to, or that would be reasonably likely to lead to, any Company Acquisition Proposal, or (iv) adopt or approve, or enter into any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, acquisition agreement, option agreement or any other agreement (other than an Acceptable Confidentiality Agreement) or instrument providing for or relating to, any Company Acquisition Proposal; provided, however, that this Section 6.4(a) shall not prohibit (A) the Company, or the Board of Directors of the Company, directly or indirectly through any officer, employee or Representative, prior to obtaining the Company Stockholder Approval, from taking any of the actions described in clauses (ii) or (iii) above in response to a bona fide written Company Acquisition Proposal received by the Company or its directors, officers, employees or Representatives from a Third Party after the execution and delivery of this Agreement which did not result from or arise in connection with a breach of this Section 6.4 that is not withdrawn if (but only if): (1) the Board of Directors of the Company determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Company Acquisition Proposal constitutes or is reasonably expected to result in a Company Superior Offer, (2) the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action with respect to such Company Acquisition Proposal would be reasonably likely to be inconsistent with the exercise by the Board of Directors of its fiduciary duties under applicable Law, (3) the Company gives to Parent the notice (which notice must state that the Company's Board of Directors' has made the determinations contemplated by the foregoing clauses (1) and (2)), required by Section 6.4(b), (4) the Company furnishes any non-public information and/or provides access to such Third Party (or its directors, officers, employees or Representatives) only after such Third Party enters into an Acceptable Confidentiality Agreement with the Company and only pursuant thereto; (B) the Company from waiving any standstill or similar provisions in any Acceptable Confidentiality Agreement entered into after the date of this Agreement in order to permit the counterparty thereto to make a Company Acquisition Proposal; or (C) the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Company Acquisition Proposal; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules may have under any other provision of this Agreement.

          (b)   From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing of its receipt of (i) any Company Acquisition Proposal (whether written, oral or otherwise), (ii) any inquiry or request for information regarding the Company or any of its Subsidiaries or for access to the properties, books and records of the Company or any of its Subsidiaries, in each case, in connection with or in response to a Company Acquisition Proposal, or (iii) any discussions or negotiations sought to be entered into or continued with the Company, any of its Subsidiaries or its or their respective directors, officers, employees or Representatives with any Third Party (or its directors, officers, employees or Representatives) in connection with or in response to a Company Acquisition Proposal. Any such notice pursuant to the foregoing sentence shall include (A) the identity of the Third Party making or submitting such Company Acquisition Proposal or request, (B) if it is in writing, a copy such Company Acquisition Proposal and any related draft agreements, and (C) if oral, a reasonably detailed summary of any material communications relating to, and the material terms and conditions of, such Company Acquisition Proposal or request. The Company shall keep Parent reasonably informed on a prompt basis with respect to any change (and in no event later than twenty-four (24) hours following any such change) to any of the financial terms or any other material term or condition of any such Company Acquisition Proposal, including providing the information and documents set forth in clauses (A) through (C) of the foregoing sentence with respect to any material change thereto. The Company shall promptly provide to Parent any non-public information regarding the Company and its Subsidiaries and promptly provide access to the properties, books and records of the Company and its Subsidiaries provided to any such Third Party which was not previously provided to Parent. The Company shall not enter into any agreement (or amend or modify any existing agreement) with any Third Party which would prevent the Company or any of its Subsidiaries or their respective Representatives from complying with this Section 6.4.

          (c)   Immediately following the execution of this Agreement, the Company shall, and shall cause its Subsidiaries and its and their respective officers, directors and employees, and shall use its reasonable best efforts to cause its and their respective Representatives to, (i) immediately cease and terminate any and all solicitations, discussions or negotiations existing as of the date of this Agreement between the Company or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any Third Party (or its Representatives) in connection with or in response to, or that would be reasonably likely to lead to, a Company Acquisition Proposal, and (ii) request that each such Third Party and its Representatives promptly return or destroy all confidential information theretofore furnished thereto by or on behalf of the Company or any of its Subsidiaries (and destroy all analyses and other materials prepared by or on behalf of such Third Party that contain, reflect or analyze such information). If the Company becomes aware of any material breach by a Third Party (or its Representatives) of any standstill provision to which such Third Party is subject pursuant to any agreement with the Company or any of its Subsidiaries, the Company shall take all necessary actions to enforce such standstill provision.

          (d)   Except as otherwise provided in Section 6.4(e) or Section 6.4(f), neither the Company nor the Board of Directors of the Company or any committee thereof shall (i) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, the Company Recommendation in a manner adverse to Parent and/or Merger Sub, including by failing to include the Company Recommendation in the Joint Proxy Statement, or (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Acquisition Proposal (any action described in this Section 6.4(d), a "Company Change of Recommendation").

          (e)   Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may, at any time prior to receipt of the Company Stockholder Approval, effect a Company Change of Recommendation in connection with or relating to a Company Acquisition Proposal (provided that, for the avoidance of doubt, such actions will nonetheless constitute a Company Change of Recommendation) or terminate this Agreement pursuant to Section 8.1(j), if (but only if):

              (i)  a bona fide written Company Acquisition Proposal is received by the Company or its directors, officers, employees or Representatives from a Third Party after the execution and delivery of this Agreement which did not result from, arise in connection with a breach of this Section 6.4 and such Company Acquisition Proposal is not withdrawn;

             (ii)  the Board of Directors of the Company determines in good faith after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Offer;

            (iii)  the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to effect a Company Change of Recommendation or terminate this Agreement pursuant to Section 8.1(j) with respect to such Company Superior Offer would be reasonably likely to be inconsistent with the exercise of the Board of Directors' fiduciary duties under applicable Law;

            (iv)  the Company provides Parent at least four Business Days' prior written notice stating that the Company will effect a Company Change of Recommendation pursuant to this Section 6.4(e) or terminate this Agreement pursuant to Section 8.1(j) after the expiration of such four Business Day period and providing the information described in clauses (A) through (C) of Section 6.4(b) with respect to such Company Superior Offer (mutatis mutandis); provided, however, that any change to the financial terms or any other material change to the terms and conditions of any such Company Superior Offer shall require a new written notice to be delivered by the Company to Parent and the Company shall be required to comply again with the requirements of this Section 6.4(e) (provided, that references to the four Business Day period above shall be deemed to refer to a three Business Day period in connection with the delivery of any such new notice); and

             (v)  at the end of such four Business Day period described in clause (iv) (or three Business Day period, as applicable), the Board of Directors of the Company again determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by Parent, that the Company Acquisition Proposal continues to constitute a Company Superior Offer and that the failure to effect a Company Change of Recommendation, or terminate this Agreement pursuant to Section 8.1(j), with respect to such Company Superior Offer would be reasonably likely to be inconsistent with the exercise of the Board of Directors' fiduciary duties under applicable Law.

          (f)    Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may, at any time prior to receipt of the Company Stockholder Approval, take the actions described in clause (i) of Section 6.4(d), not in connection with or in any way relating to a Company Acquisition Proposal (provided, that, for the avoidance of doubt, such actions will nonetheless constitute a Company Change of Recommendation), if (but only if):

              (i)  any material development or change in circumstances occurs or arises after the date hereof that was neither known to the Board of Directors of the Company nor reasonably foreseeable at the date of this Agreement (and which change or development does not relate to a Company Acquisition Proposal);

             (ii)  the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to effect a Company Change of Recommendation with respect to such development or change in circumstances would be reasonably likely to be inconsistent with the exercise of the Board of Directors' fiduciary duties under applicable Law;

            (iii)  the Company provides Parent at least four Business Days' prior written notice stating that the Company will effect a Company Change of Recommendation pursuant to this Section 6.4(f) after the expiration of such four Business Day period and describing in reasonable detail such development or change in circumstances; provided, however, that any subsequent development or change in circumstances shall require a new written notice to be delivered by the Company to Parent and the Company shall be required to comply again with the requirements of this Section 6.4(f) (provided, that references to the four Business Day period above shall be deemed to refer to a three Business Day period in connection with the delivery of any such new notice); and

            (iv)  at the end of such four Business Day period described in clause (iii) (or three Business Day period, as applicable), the Board of Directors of the Company again determines in good faith, after consultation with outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by Parent, that the failure to effect a Company Change of Recommendation with respect to such development or change in circumstances would be reasonably likely to be inconsistent with the exercise of the Board of Directors' fiduciary duties under applicable Law.

          (g)   The approval of the Company's Board of Directors or any committee thereof for purposes of causing the Charter Restrictions, the DGCL 203 Restrictions and any other Takeover Law to be inapplicable to the Merger and the other transactions contemplated by this Agreement, and the action to render the Company Rights Agreement inapplicable to this Agreement and the Merger and to exempt Parent, Merger Sub and their Affiliates from becoming an "Acquiring Person" in respect of the Merger and the other transactions contemplated by this Agreement (as such term is defined in the Company Rights Agreement), shall be irrevocable and unconditional and no Company Change of Recommendation or other action shall change such approval or action.

          (h)   The Company agrees that any breach of this Section 6.4 by any Representative of the Company or any Subsidiary of the Company who is a director, officer or employee of the Company or any Subsidiary of the Company or who is (i) a senior-level employee or officer (i.e., a managing director (or similar title) or more senior) of any financial advisor or investment bank or (ii) a partner of any law firm, in either case retained by the Company or any Subsidiary of the Company, shall be deemed to be a breach of this Section 6.4 by the Company for all purposes of this Agreement.

        Section 6.5    Non-Solicitation by Parent.

          (a)   Until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, Parent and its Subsidiaries shall not, and Parent shall cause its and their respective officers, directors and employees not to, and Parent shall use its reasonable best efforts to cause its and their respective Representatives not to (and shall not authorize or give permission to its and their respective Representatives to), directly or indirectly: (i) solicit, initiate, seek or knowingly encourage or facilitate the making, submission or announcement of any inquiry, discussion, request, offer or proposal that constitutes, or would reasonably be expected to lead to, a Parent Acquisition Proposal, (ii) furnish any non-public information regarding Parent or any of its Subsidiaries to, or afford access to the properties, books and records of Parent or any of its Subsidiaries to, any Third Party, in connection with or in response to, or that would be reasonably likely to lead to, a Parent Acquisition Proposal, (iii) engage or participate in any discussions or negotiations with any Third Party with respect to, or that would be reasonably likely to lead to, any Parent Acquisition Proposal, or (iv) adopt or approve, or enter into any letter of intent, agreement in principle, memorandum of understanding, term sheet, merger agreement, acquisition agreement, option agreement or any other agreement (other than an Acceptable Confidentiality Agreement) or instrument providing for or relating to, any Parent Acquisition Proposal; provided, however, that this Section 6.5(a) shall not prohibit (A) Parent, or the Board of Directors of Parent, directly or indirectly through any officer, employee or Representative, prior to obtaining the Parent Stockholder Approval, from taking any of the actions described in clauses (ii) or (iii) above in response to a bona fide written Parent Acquisition Proposal received by Parent or its directors, officers, employees or Representatives from a Third Party after the execution and delivery of this Agreement which did not result from or arise in connection with a breach of this Section 6.5(a) that is not withdrawn if (but only if): (1) the Board of Directors of Parent determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Parent Acquisition Proposal constitutes or is reasonably expected to result in a Parent Superior Offer, (2) the Board of Directors of Parent determines in good faith, after consultation with outside legal counsel, that the failure to take such action with respect to such Parent Acquisition Proposal would be reasonably likely to be inconsistent with the exercise by the Board of Directors of its fiduciary duties under applicable Law, (3) Parent gives to the Company the notice (which notice must state that Parent's Board of Directors' has made the determinations contemplated by the foregoing clauses (1) and (2)), required by Section 6.5(b), (4) Parent furnishes any non-public information and/or provides access to such Third Party (or its directors, officers, employees or Representatives) only after such Third Party enters into an Acceptable Confidentiality Agreement with Parent and only pursuant thereto; (B) Parent from waiving any standstill or similar provisions in any Acceptable Confidentiality Agreement entered into after the date of this Agreement in order to permit the counterparty thereto to make a Parent Acquisition Proposal or (C) Parent from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any Parent Acquisition Proposal; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules may have under any other provision of this Agreement.

          (b)   From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, Parent shall promptly (and in any event within twenty-four (24) hours) notify the Company orally and in writing of its receipt of (i) any Parent Acquisition Proposal (whether written, oral or otherwise), (ii) any inquiry or request for information regarding Parent or any of its Subsidiaries or for access to the properties, books and records of Parent or any of its Subsidiaries, in each case, in connection with or in response to a Parent Acquisition Proposal, or (iii) any discussions or negotiations sought to be entered into or continued with Parent, any of its Subsidiaries or its or their respective directors, officers, employees or Representatives with any Third Party (or its directors, officers, employees or Representatives) in connection with or in response to, or that would be reasonably likely to lead to, a Parent Acquisition Proposal. Any such notice pursuant to the foregoing sentence shall include (A) the identity of the Third Party making or submitting such Parent Acquisition Proposal or request, (B) if it is in writing, a copy such Parent Acquisition Proposal and any related draft agreements, and (C) if oral, a reasonably detailed summary of any material communications relating to, and the material terms and conditions of, such Parent Acquisition Proposal or request. Parent shall keep the Company reasonably informed on a prompt basis with respect to any change (and in no event later than twenty-four (24) hours following any such change) to any of the financial terms or any other material term or condition of any such Parent Acquisition Proposal, including providing the information and documents set forth in clauses (A) through (C) of the foregoing sentence with respect to any material change thereto. Parent shall promptly provide to the Company any non-public information regarding Parent and its Subsidiaries and promptly provide access to the properties, books and records of Parent and its Subsidiaries provided to any such Third Party which was not previously provided to the Company. Parent shall not enter into any agreement (or amend or modify any existing agreement) with any Third Party which would prevent Parent or any of its Subsidiaries or their respective Representatives from complying with this Section 6.5(b).

          (c)   Immediately following the execution of this Agreement, Parent shall, and shall cause its Subsidiaries and its and their respective officers, directors and employees, and shall use its reasonable best efforts to cause its and their respective Representatives to, (i) immediately cease and terminate any and all solicitations, discussions or negotiations existing as of the date of this Agreement between Parent or any of its Subsidiaries or any of their respective officers, directors, employees or Representatives and any Third Party (or its Representatives) in connection with or in response to a Parent Acquisition Proposal, and (ii) request that each such Third Party and its Representatives promptly return or destroy all confidential information theretofore furnished thereto by or on behalf of Parent or any of its Subsidiaries (and destroy all analyses and other materials prepared by or on behalf of such Third Party that contain, reflect or analyze such information). If Parent becomes aware of any material breach by a Third Party (or its Representatives) of any standstill provision to which such Third Party is subject pursuant to any agreement with Parent or any of its Subsidiaries, Parent shall take all necessary actions to enforce such standstill provision.

          (d)   Except as otherwise provided in Section 6.5(e) or 6.5(f), neither Parent nor the Board of Directors of Parent or any committee thereof shall (i) withhold, withdraw or modify, or publicly propose to withhold, withdraw or modify, the Parent Recommendation in a manner adverse to the Company, including by failing to include the Parent Recommendation in the Joint Proxy Statement and Form S-4, or (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Parent Acquisition Proposal (any action described in this Section 6.5(d), a "Parent Change of Recommendation").

          (e)   Notwithstanding anything in this Agreement to the contrary, the Board of Directors of Parent may, at any time prior to receipt of the Parent Stockholder Approval, effect a Parent Change of Recommendation in connection with or relating to a Parent Acquisition Proposal (provided that, for the avoidance of doubt, such actions will nonetheless constitute a Parent Change of Recommendation) or terminate this Agreement pursuant to Section 8.1(k), if (but only if):

              (i)  a bona fide written Parent Acquisition Proposal is received by Parent or its directors, officers, employees or Representatives from a Third Party after the execution and delivery of this Agreement which did not result from, arise in connection with a breach of this Section 6.5 and such Parent Acquisition Proposal is not withdrawn;

             (ii)  the Board of Directors of Parent determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, that such Parent Acquisition Proposal constitutes a Parent Superior Offer;

            (iii)  the Board of Directors of Parent determines in good faith, after consultation with outside legal counsel, that the failure to effect a Parent Change of Recommendation or terminate this Agreement pursuant to Section 8.1(k) with respect to such Parent Superior Offer would be reasonably likely to be inconsistent with the exercise of the Board of Directors' fiduciary duties under applicable Law;

            (iv)  Parent provides the Company at least four Business Days' prior written notice stating that Parent will effect a Parent Change of Recommendation pursuant to this Section 6.5(e) or terminate this Agreement pursuant to Section 8.1(k) after the expiration of such four Business Day period and providing the information described in clauses (A) through (C) of Section 6.5(b) with respect to such Parent Superior Offer (mutatis mutandis); provided, however, that any change to the financial terms or any other material change to the terms and conditions of any such Parent Superior Offer shall require a new written notice to be delivered by Parent to the Company and Parent shall be required to comply again with the requirements of this Section 6.5(e) (provided, that references to the four Business Day period above shall be deemed to refer to a three Business Day period in connection with the delivery of any such new notice); and

             (v)  at the end of such four Business Day period described in clause (iv) (or three Business Day period, as applicable), the Board of Directors of Parent again determines in good faith, after consultation with a financial advisor of nationally recognized reputation and outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by the Company, that the Parent Acquisition Proposal continues to constitute a Parent Superior Offer and that the failure to effect a Parent Change of Recommendation, or terminate this Agreement pursuant to Section 8.1(k), with respect to such Parent Superior Offer would be reasonably likely to be inconsistent with the exercise of the Board of Directors' fiduciary duties under applicable Law.

          (f)    Notwithstanding anything in this Agreement to the contrary, the Board of Directors of Parent may, at any time prior to receipt of the Parent Stockholder Approval, take the actions described in clause (i) of Section 6.5(d), not in connection with or in any way relating to a Parent

  Acquisition Proposal (provided, that, for the avoidance of doubt, such actions will nonetheless constitute a Parent Change of Recommendation), if (but only if):

              (i)  any material development or change in circumstances occurs or arises after the date hereof that was neither known to the Board of Directors of Parent nor reasonably foreseeable at the date of this Agreement (and which change or development does not relate to a Parent Acquisition Proposal);

             (ii)  the Board of Directors of Parent determines in good faith, after consultation with outside legal counsel that the failure to effect a Parent Change of Recommendation with respect to such development or change in circumstances would be reasonably likely to be inconsistent with the exercise of the Board of Directors' fiduciary duties under applicable Law;

            (iii)  Parent provides the Company at least four Business Days' prior written notice stating that Parent will effect a Parent Change of Recommendation pursuant to this Section 6.5(f) after the expiration of such four Business Day period and describing in reasonable detail such development or change in circumstances; provided, however, that any subsequent development or change in circumstances shall require a new written notice to be delivered by Parent to the Company and Parent shall be required to comply again with the requirements of this Section 6.5(f) (provided, that references to the four Business Day period above shall be deemed to refer to a three Business Day period in connection with the delivery of any such new notice); and

            (iv)  at the end of such four Business Day period described in clause (iii) (or three Business Day period, as applicable), the Board of Directors of Parent again determines in good faith, after consultation with outside legal counsel, and taking into account any adjustment or modification to the terms and conditions of this Agreement proposed by the Company, that the failure to effect a Parent Change of Recommendation with respect to such development or change in circumstances would be reasonably likely to be inconsistent with the exercise of the Board of Directors' fiduciary duties under applicable Law.

          (g)   Parent agrees that any breach of this Section 6.5 by any Representative of Parent or any Subsidiary of Parent who is a director, officer or employee of Parent or any Subsidiary of Parent or who is (i) a senior-level employee or officer (i.e., a managing director (or similar title) or more senior) of any financial advisor or investment bank or (ii) a partner of any law firm, in either case retained by Parent or any Subsidiary of Parent, shall be deemed to be a breach of this Section 6.5 by Parent for all purposes of this Agreement.

        Section 6.6    Filings; Other Actions.

          (a)   As promptly as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. The Joint Proxy Statement shall include (and each of the Company and Parent shall use reasonable best efforts to seek the consent of the Company Financial Advisor and the Parent Financial Advisors, respectively, to the extent applicable, to include) (i) unless a Company Change of Recommendation shall have occurred in accordance with Section 6.4(e) or Section 6.4(f), the Company Recommendation, (ii) unless a Parent Change of Recommendation shall have occurred in accordance with Section 6.5(e) or Section 6.5(f), the Parent Recommendation, (iii) a copy of this Agreement, (iv) disclosure relating to the Company Financial Advisor (including the amount of fees and other consideration that the Company Financial Advisor will receive upon consummation of or as a result of the Merger (including any related financing), and the conditions therefor), (v) disclosure relating to the Parent Financial Advisors (including the amount of fees and other consideration that the Parent Financial Advisors will receive upon consummation of or as a result of the Merger (including any related financing), and the conditions therefor), (vi) the Company Fairness Opinion and the information that formed the basis for rendering the Company Fairness Opinion and (vii) the Parent Fairness Opinions and the information that formed the basis for rendering the Parent Fairness Opinions. Each of Parent and the Company shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the Merger and the other transactions contemplated hereby (or until the termination of this Agreement in accordance with Article VIII). Parent shall cause the Joint Proxy Statement to be mailed to Parent's stockholders, and the Company shall cause the Joint Proxy Statement to be mailed to the Company's stockholders, in each case as promptly as reasonably practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state or provincial securities laws in connection with the issuance and reservation of shares of Parent Common Stock in the Merger and the conversion of Company Stock Options into options with respect to shares of Parent Common Stock, and the conversion of the Company RSUs into shares of Parent Common Stock as set forth in Section 6.7(a)(ii), and the Company shall furnish all information concerning the Company and the holders of Company Common Stock, Company Stock Options and the Company RSUs as may be reasonably requested in connection with any such action.

          (b)   No filing of, or amendment or supplement to, or dissemination to stockholders of, the Form S-4, the Joint Proxy Statement and, except as required under applicable Law or, subject to compliance with Section 6.4 and Section 6.5 (as applicable), in connection with any Acquisition Proposal or Change of Recommendation, all other materials used in connection with the Company Stockholders' Meeting or the Parent Stockholders' Meeting that (i) constitute "proxy materials" or "solicitation materials" as those terms are used in Rules 14a-1 through 14a-17 under the Exchange Act or (ii) are otherwise used for the "solicitation" of "proxies" as those terms are defined in Rule 14a-1 under the Exchange Act ("Other Proxy Materials"), and no responses to any oral or written request by the SEC with respect to the Joint Proxy Statement, the Form S-4 or the Other Proxy Materials, will be made by Parent or the Company, as applicable, without providing the other party (and its Representatives) a reasonable opportunity to review and comment thereon (and good faith consideration by Parent or the Company, as applicable, of all such comments). Parent or the Company, as applicable, will advise the other promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC with respect to the Joint Proxy Statement, the Form S-4 or the Other Proxy Materials or comments thereon or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission and will use reasonable best efforts to promptly respond to any such request or comments by the SEC (subject to this Section 6.6(b)).

          (c)   If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the respective stockholders of Parent and/or the Company, as applicable (subject to Section 6.6(b)).

          (d)   Each of the Company and Parent shall take all actions necessary in accordance with applicable Law and the Company Organizational Documents, in the case of the Company, and the Parent Organizational Documents, in the case of Parent, to duly give notice of, convene and hold a meeting of its stockholders, respectively, to be held as promptly as practicable after the Form S-4 is declared effective under the Securities Act, to consider, in the case of Parent, the Stock Issuance and the Parent Charter Amendment (the "Parent Stockholders' Meeting") and, in the case of the Company, the adoption of this Agreement (the "Company Stockholders' Meeting"). The Company will, except in the case of a Company Change of Recommendation in accordance with Section 6.4(e) or Section 6.4(f), use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or applicable Law to obtain such approvals. Parent will, except in the case of a Parent Change of Recommendation in accordance with Section 6.5(e) or Section 6.5(f), use reasonable best efforts to solicit from its stockholders proxies in favor of the Stock Issuance and the Parent Charter Amendment and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or applicable Law to obtain such approval. Unless this Agreement is validly terminated in accordance with Article VIII, the Company shall submit this Agreement to its stockholders for adoption at the Company Stockholders' Meeting even if a Company Change of Recommendation shall have occurred and Parent shall submit the approval of the Stock Issuance and the Parent Charter Amendment to its stockholders at the Parent Stockholder's Meeting even if a Parent Change of Recommendation shall have occurred.

          (e)   Each of the Company and Parent will use reasonable best efforts to hold the Company Stockholders' Meeting and the Parent Stockholders' Meeting, respectively, on the same date and as soon as reasonably practicable after the date of this Agreement. Notwithstanding anything to the contrary in this Agreement but subject to the DGCL, the Company's obligation to give notice of, convene and hold the Company Stockholders' Meeting and Parent's obligation to give notice of, convene and hold the Parent Stockholders' Meeting, shall not be limited, or otherwise affected, by the commencement, disclosure, announcement or submission of any Company Acquisition Proposal or Parent Acquisition Proposal or the occurrence of a Company Change of Recommendation or Parent Change of Recommendation, and neither the Company nor Parent shall change the record date for the Company Stockholders' Meeting or Parent Stockholder's Meeting, respectively, or postpone or adjourn the Company Stockholders' Meeting or Parent Stockholders' Meeting, respectively, without the prior written consent of the other party. In addition, without the prior written consent of the other party, the adoption of the Merger Agreement and an advisory vote on compensation payable to executive officers of the Company in connection with the Merger shall be the only proposals to be voted on at the Company Stockholders' Meeting, and the approval of the Stock Issuance and the adoption of the Parent Charter Amendment shall be the only proposals to be voted on at the Parent Stockholders' Meeting. Notwithstanding the foregoing, either the Company or Parent may, and Parent or the Company may require the other party to, adjourn, delay or postpone the Company Stockholders' Meeting or Parent Stockholders' Meeting, respectively, an aggregate of one time (for a period of not more than 30 calendar days but not past two Business Days prior to the End Date), if prior to such adjournment, delay or postponement the Company or Parent, respectively, shall not have received an aggregate number of proxies voting for the adoption of this Agreement or for the Stock Issuance, respectively, which have not been withdrawn, such that the Company Stockholder Approval or Parent Stockholder Approval, respectively, shall be obtained. Each of the Company and Parent shall, upon the reasonable request of the other party, provide information to such other party regarding the aggregate vote tally of the proxies received with respect to the Company Stockholder Approval and Parent Stockholder Approval, respectively.

          (f)    As soon as practicable after the execution of this Agreement (and in any event within 24 hours thereafter), Parent shall, as the sole stockholder of Merger Sub, approve this Agreement and the transactions contemplated hereby, including the Merger.

        Section 6.7    Stock Options and Other Stock-Based Awards; Employee Matters.

          (a)    Stock Options and Other Stock-Based Awards.

              (i)  Each option to purchase shares of Company Common Stock (each, a "Company Stock Option") granted under the employee and director stock plans of the Company (the "Company Stock Plans"), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holders thereof, vest and be converted into an option (a "Parent Stock Option"), on the same terms and conditions (except as provided in this Section 6.7(a)(i)) as were applicable under such Company Stock Option immediately prior to the Effective Time, to purchase that number of shares of Parent Common Stock equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Stock Option and (B) the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock; provided, however, there shall be no acceleration of the vesting of Company Stock Options granted in 2012 and all such Company Stock Options, upon conversion into Parent Stock Options, shall remain subject to the vesting conditions as were applicable to such Company Stock Options immediately prior to the Effective Time. The per-share exercise price for the shares of Parent Common Stock issuable upon exercise of such Parent Stock Options will be equal to the quotient determined by dividing (x) the exercise price per share of Company Common Stock at which the Company Stock Options were exercisable immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding the resulting per-share exercise price up to the nearest whole cent.

             (ii)  Effective as of the Effective Time, (A) each award of restricted share units with respect to shares of Company Common Stock under a Company Stock Plan that is outstanding immediately prior to the Effective Time (collectively, the "Company RSUs") (other than any Company RSUs granted in 2012) shall, as of the Effective Time, whether or not then vested or free of conditions to payment, automatically and without any action on the part of the holder thereof, be converted, into the right to receive from Parent, at the Effective Time, a number of shares of Parent Common Stock (and cash in lieu of fractional shares to be paid by the Surviving Corporation to the holder) equal to the product of (x) the total number of shares of Company Common Stock subject to such grant of Company RSUs (in the case of any award subject to performance vesting, at the target level of performance applicable to such award) and (y) the Exchange Ratio; provided, that, for the avoidance of doubt, to the extent that a holder of a Company RSU has made a valid deferral election with respect to such Company RSU, the settlement of such Company RSU shall be governed by the terms of such deferral election, and (B) all Company RSUs granted in 2012 that are outstanding immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be converted into a number of Parent RSUs equal to the product of (x) the number of Company RSUs held by such holder immediately prior to the Effective Time and (y) the Exchange Ratio, rounded down to the nearest whole number, and remain outstanding on the same terms and conditions as are applicable to such awards prior to the Effective Time, with the performance targets applicable thereto equitably adjusted by the Company's Board of Directors or a Committee thereof before the Effective Time as appropriate (and in a manner consistent with that outlined in Section 6.7(a)(ii)(B) of the Company Disclosure Schedule) to reflect relevant performance targets.

            (iii)  Prior to the Effective Time, the Company shall pass such resolutions or take such other actions as required to effect the foregoing provisions of this Section 6.7(a).

          (b)    Employee Matters.

              (i)  From and after the Effective Time, Parent shall honor all Company Benefit Plans and Parent Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Effective Time, provided that nothing herein shall prohibit Parent from amending or terminating any such Company Benefit Plans, Parent Benefit Plans, arrangements or agreements in accordance with their terms or from terminating the employment of any Company Employee or any Parent Employees to the extent permitted by applicable Law.

             (ii)  From and after the Effective Time, the Company Benefit Plans and the Parent Benefit Plans in effect as of the date of this Agreement and at the Effective Time shall remain in effect with respect to employees and former employees of the Company or Parent and their Subsidiaries (the "Newco Employees"), respectively, covered by such plans at the Effective Time, until such time as Parent shall otherwise determine, subject to applicable Law and the terms of such plans. As soon as practicable following the Effective Time and consistent with any obligations arising under any collective bargaining agreement or similar contract, the Company and Parent shall take all actions necessary to transition the Company Employees' participation in the Company Benefit Plans to the Parent Benefit Plans, and, at the effective time of such transition, such Company Employees shall cease to accrue any additional benefits under the applicable Company Benefit Plans. It is the intention of Parent and the Company, to the extent permitted by applicable Law, to (x) complete such transition to Parent Benefit Plans on a comparable basis in respect of Company Employees and Parent Employees as soon as administratively practicable after the Effective Time, and (y) provide to similarly situated Company Employees and Parent Employees following the Effective Time base salaries and wage rates and cash bonus opportunities on a comparable basis, in the case of both clauses (x) and (y) taking into account all relevant factors, including duties, geographic location, tenure, qualifications and abilities. Notwithstanding the foregoing provisions of this Section 6.7(b)(ii), except as otherwise provided under any collective bargaining agreement or similar contract, Parent shall provide each Company Employee during the 12-month period beginning on the Closing Date with cash severance benefits in an amount, and otherwise on terms, no less favorable than the amount and terms in effect immediately before the Effective Time under the Company severance plan in which the Company Employee participated immediately before the Effective Time.

            (iii)  With respect to any Parent Benefit Plans or new Benefit Plan in which any Company Employees first become eligible to participate at or after the Effective Time, (the "New Plans"), Parent shall: (A) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Company Employees under any New Plans that are health benefit plans in which such employees may be eligible to participate after the Effective Time, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company Benefit Plan; (B) in the plan year in which the Effective Time occurs, provide each Company Employee and their eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Company Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under any New Plans in which such employees may be eligible to participate after the Effective Time; and (C) recognize all service of the Company Employees with the Company and its Affiliates, for purposes of eligibility to participate, vesting credit, entitlement to benefits, and, except with respect to defined benefit pension plans, benefit accrual in any New Plan in which such employees may be eligible to participate after the Effective Time, including any severance plan, to the extent such service is taken into account under the applicable New Plan and to the extent such service was granted under the analogous Company Benefit Plan; provided that the foregoing shall not apply to the extent it would result in duplication of benefits or apply to equity-based plans unless such service credit is applicable to employees of Parent. On and after the Effective Time, the Company shall continue in full force and effect pursuant to their terms all agreements set forth in Section 4.15(a)(i) of the Company Disclosure Schedule and any similar agreements entered into consistent with Section 6.1, as such agreements may be amended from time to time in accordance with their terms.

            (iv)  Parent shall make payments to individuals who are participants in the Company's 2012 annual cash incentive program in such amounts as are determined for such individual by the Company on or before the Effective Date (to the extent such payments have not yet been made), with such payments to be made as soon as practicable following the Effective Time (but in no event later than March 15, 2013); provided, however, that any such participant who terminated employment before such payment is made shall instead receive payment pursuant to the annual incentive-related provisions of such participant's respective severance arrangements.

             (v)  Nothing contained in this Section 6.7 or any other provision of this Agreement, express or implied, is intended to confer upon any Newco Employee (or any other current or former director, officer, employee or independent contractor) any right to continued employment for any period or continued receipt of any specific benefit or compensation, or shall constitute the establishment of or amendment to or any other modification of any New Plan, Company Benefit Plan or Parent Benefit Plan or shall limit the right of Parent or any of its Subsidiaries to amend, modify or terminate any New Plan, Company Benefit Plan or Parent Benefit Plan. Further, this Section 6.7 shall be binding upon and shall inure solely to the benefit of the parties to this Agreement, and nothing in this Section 6.7, express or implied, is intended to confer upon any other Person (including any Newco Employee) any rights or remedies of any nature (including any third-party beneficiary rights under this Agreement) whatsoever under or by reason of this Section 6.7.

        Section 6.8    Regulatory Approvals; Reasonable Best Efforts.

          (a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall, and shall cause its Affiliates to, use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take, or cause to be taken, promptly all actions, and to do, or cause to be done, promptly and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and making all necessary registrations and filings and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) obtaining all necessary consents, approvals or waivers from third parties, (iii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall the Company, Parent or any of their respective Subsidiaries be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any third party (including any Governmental Entity) for any consent or approval required under any contract or agreement for the consummation of the transactions contemplated by this Agreement other than customary filing fees required in connection with any registration or filings referred to in clause (i) above; provided, further, that notwithstanding anything to the contrary in this Agreement, in no event shall the Company, Parent or any of their respective Subsidiaries be required to accept or agree to, and, without the prior written consent of the other party, neither the Company nor Parent shall accept or agree to or allow any of their respective Subsidiaries to accept or agree to, any Order in connection with any Requisite Regulatory Approval that constitutes or would reasonably be expected to constitute, cause or result in a Parent Material Adverse Effect or Company Material Adverse Effect.

          (b)   Subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) as promptly as practicable after the date hereof, file (1) an application to the FERC for the FERC Approval, (2) an application to the NYPSC for approval under the PSL or a determination that no such approval is required, and application to NYPSC for an increase to the appropriate debt authorization limits pursuant to PSL §69, (3) an application to the PUCT for approval or a determination that no such approval is required, (4) a notice to the CPUC, and (5) an application to the NRC for a threshold determination that the transaction does not constitute a change of control of the rules and regulations of the NRC, and (ii) as promptly as practicable after the date of the filing of an application to the FERC for FERC Approval (and in any event within ten Business Days after such date), make their respective filings and thereafter make any other required submissions under the HSR Act. In addition, the Company and Parent shall use reasonable best efforts to cooperate with each other in (A) determining whether any other filings are required to be made with, or other consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such other filings and timely seeking all such other consents, permits, authorizations or approvals. Subject to applicable legal limitations and the instructions of any Governmental Entity, each party hereto shall use reasonable best efforts to keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. The Company and Parent shall permit counsel for the other party a reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity in connection with the transactions contemplated hereby. Each of the Company and Parent agrees not to participate in any meeting or discussion, either in Person or by telephone, with any Governmental Entity in connection with the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate.

          (c)   Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.8 shall limit a party's right to terminate this Agreement pursuant to Section 8.1(b) or 8.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 6.8.

        Section 6.9    Takeover Law.     If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

        Section 6.10    Public Announcements.     Except with respect to any action taken in accordance with the provisions of Section 6.4 or Section 6.5, so long as this Agreement is in effect, the parties shall use reasonable best efforts to consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon (and reasonably consider such comments), any press release or any public announcement primarily relating to this Agreement or the transactions contemplated hereby. Parent and the Company agree to issue a mutually acceptable initial joint press release announcing this Agreement.

        Section 6.11    Indemnification and Insurance.

          (a)   Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or by-laws or other organization documents or in any agreement to which the Company or any of its Subsidiaries is a party, shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, Parent and the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company's and any of its Subsidiary's certificate of incorporation and by-laws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors, officers or employees in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Corporation and its Subsidiaries to honor and perform, in accordance with their respective terms, each of the covenants contained in this Section 6.11 without limit as to time.

          (b)   Each of Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director or officer of the Company or any of its Subsidiaries and each individual who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of its Subsidiaries (each, together with such individual's heirs, executors or administrators, an "Indemnified Party"), in each case against any costs or expenses (including advancing attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law; provided, however, that the Person to whom expenses are advanced provides an undertaking, if and only to the extent required by Delaware law, to repay such advances if it is ultimately determined that such individual is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an "Action"), arising out of, relating to or in connection with any action or omission by them in their capacities as such occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such individuals serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of the Company). In the event of any such Action, Parent and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action.

          (c)   At or prior to the Effective Time, the Company shall, in consultation with Parent, and, if the Company is unable to, Parent shall (or shall cause the Surviving Corporation to) purchase

  "tail" directors' and officers' liability and fiduciary liability insurance policies which will provide coverage for a period of six years after the Effective Time for the Company's current and former directors and officers on substantially the same terms and conditions as the policies currently maintained by the Company, including any existing directors' and officers' liability or fiduciary liability run off programs, for claims arising out of acts or conduct occurring on or before the Effective Time and effective for claims asserted prior to or during the six-year period referred to above (and, with respect to claims made prior to or during such period, until final resolution thereof); provided, however, that in no event shall Parent, the Company or the Surviving Corporation expend for any year of such six-year period an amount in excess of 300% of the annual aggregate premium currently paid by the Company for such insurance policies (the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent, the Company or the Surviving Corporation, as the case may be, will cause to be maintained the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium

          (d)   Parent shall pay all reasonable out of pocket expenses, including reasonable out of pocket attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.11.

          (e)   The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation or by-laws or other organization documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 6.11 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

          (f)    In the event Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume or succeed to the obligations set forth in this Section 6.11.

        Section 6.12    Control of Operations.     Without in any way limiting any party's rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other party's operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

        Section 6.13    Certain Transfer Taxes.     Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its Subsidiaries immediately prior to the Effective Time, if applicable and due with respect to the Merger, shall be borne by the Surviving Corporation and expressly shall not be a liability of stockholders of the Company.

        Section 6.14    Section 16 Matters.     Prior to the Effective Time, Parent and the Company shall use reasonable best efforts to take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the

Company or will become subject to such reporting requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.15    Reorganization Treatment.     The parties to this Agreement intend that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code and this Agreement is a "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-2(g), and each shall not, and shall not permit any of their respective Subsidiaries to, take any action, or fail to take any action, that would reasonably be expected to jeopardize the qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. Provided the conditions set forth in Sections 7.2(d) and 7.3(d) have been satisfied, Parent shall file the opinions contemplated by Sections 7.2(d) and 7.3(d) with the SEC by a post-effective amendment to the Form S-4 promptly following the Closing, unless such opinions issued to the Company and Parent and addressing the qualification of the Merger (in similar form to those opinions described in Sections 7.2(d) and 7.3(d)) were previously filed with the SEC.

        Section 6.16    Tax Representation Letters.     Parent shall use its reasonable best efforts to deliver to Kirkland & Ellis LLP, counsel to Parent ("Parent's Counsel"), and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company (the "Company's Counsel"), a "Tax Representation Letter," dated as of the Closing Date (and, if requested, dated as of the date the Form S-4 shall have been declared effective by the SEC) and signed by an officer of Parent and Merger Sub, containing representations of Parent and Merger Sub, and the Company shall use its reasonable best efforts to deliver to Parent's Counsel and the Company's Counsel a "Tax Representation Letter," dated as of the Closing Date (and, if requested, dated as of the date the Form S-4 shall have been declared effective by the SEC) and signed by an officer of the Company, containing representations of the Company, in each case (notwithstanding Sections 4.27 and 5.27) as shall be reasonably necessary or appropriate to enable the Company's Counsel to render the opinion described in Section 7.2(d) and Parent's Counsel to render the opinion described in Section 7.3(d). The Company shall use its reasonable best efforts to obtain from Company's Counsel the opinion contemplated by Section 7.2(d). In rendering such opinion, Company's Counsel shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in this Section 6.16. Parent shall use its reasonable best efforts to obtain from Parent's Counsel the opinion contemplated by Section 7.3(d). In rendering such opinion, Parent's Counsel shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in this Agreement and in the Tax Representation Letters described in this Section 6.16.

        Section 6.17    Stock Exchange Listing; Delisting.

          (a)   Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          (b)   Prior to the Closing, upon Parent's request, the Company shall take all reasonable actions to cause the delisting of Company Common Stock from the NYSE and the termination of the Company's registration under the Exchange Act as soon as practicable following the Effective Time.

        Section 6.18    Governance Matters; Headquarters.

          (a)   Prior to the Closing, the Board of Directors of Parent shall take all necessary actions so that immediately following the Effective Time:

              (i)  The Board of Directors of Parent shall have sixteen members, consisting of (A) ten individuals (other than the persons referred to in clauses (B) and (C) below) who are serving as directors of Parent immediately prior to the Effective Time as designated by Parent, (B) the person holding the position of Chairman of the Board of Directors of Parent immediately prior to the Effective Time, (C) the person holding the positions of Chief Executive Officer and President of Parent immediately prior to the Effective Time, (D) three individuals (other than the person referred to in clause (E) below) who are serving as directors of the Company immediately prior to the Effective Time as designated by the Board of Directors of the Company prior to the Effective Time, each of whom shall meet the independence standards of the NYSE with respect to Parent, and (E) the person holding the positions of Chairman and Chief Executive Officer of the Company immediately prior to the Effective Time. The directors referred to in clauses (A), (B) and (C) are collectively referred to as the "Parent Directors" and the directors referred to in clauses (D) and (E) are collectively referred to as the "Company Directors" . From and after the Effective Time, each person designated as a director of Parent shall serve as a director until such person's successor shall be elected and qualified or until such person's earlier death, resignation or removal in accordance with Parent's Amended and Restated Certificate of Incorporation and by-laws, in each case as amended.

             (ii)  In the event the Closing occurs prior to the filing of the definitive proxy statement for the 2013 Annual Meeting of the stockholders of Parent (the "2013 Annual Meeting"), one Company Director shall be designated as a Class I director with a term expiring at the 2013 Annual Meeting, two Company Directors shall be designated as Class II directors with terms expiring at the 2014 Annual Meeting of the stockholders of Parent (the "2014 Annual Meeting") and one Company Director shall be designated as a Class III director with a term expiring at the 2015 Annual Meeting of the stockholders of Parent (the "2015 Annual Meeting"). All Parent Directors shall remain in their respective classes without any change (except as contemplated by the board declassification procedure of Parent's Amended and Restated Certificate of Incorporation). Parent, through the Board of Directors of Parent and subject to the fiduciary duties of the Board of Directors of Parent to the stockholders of Parent, shall take all necessary action to nominate and recommend the Company Director designated as a Class I director for election to the Board of Directors of Parent in the proxy statement relating to the 2013 Annual Meeting.

            (iii)  In the event the Closing occurs after the filing of the definitive proxy statement for the 2013 Annual Meeting but prior to the 2013 Annual Meeting, two Company Directors shall be designated as Class II directors with terms expiring at the 2014 Annual Meeting and two Company Directors shall be designated as Class III directors with terms expiring at the 2015 Annual Meeting. All Parent Directors shall remain in their respective classes without any change (except as contemplated by the board declassification procedure of Parent's Amended and Restated Certificate of Incorporation).

            (iv)  In the event the Closing occurs after the 2013 Annual Meeting, two Company Directors shall be designated as Class I directors (after giving effect to the board declassification in connection with the 2013 Annual Meeting as contemplated by Parent's Amended and Restated Certificate of Incorporation) with terms expiring at the 2014 Annual Meeting and two Company Directors shall be designated as Class II directors (after giving effect to the board declassification in connection with the 2013 Annual Meeting as contemplated by Parent's Amended and Restated Certificate of Incorporation) with terms expiring at the 2015 Annual Meeting. All Parent Directors shall remain in their respective classes without any change (except as contemplated by the board declassification procedure of Parent's Amended and Restated Certificate of Incorporation).

             (v)  (A) The person holding the position of Chairman of the Board of Directors of Parent immediately prior to the Effective Time shall be the Chairman of the Board of Directors of Parent immediately following the Effective Time, (B) the person holding the positions of Chairman and Chief Executive Officer of the Company immediately prior to the

    Effective Time shall become Vice Chairman of the Board of Directors of Parent immediately following the Effective Time and, subject to the fiduciary duties of the Board of Directors of Parent to the stockholders of Parent, shall hold such position until at least the 2014 Annual Meeting, and (C) the person holding the positions of Chief Executive Officer and President of Parent immediately prior to the Effective time shall be the Chief Executive Officer and President of Parent immediately following the Effective Time.

            (vi)  In the event the Closing occurs before the 2013 Annual Meeting, (A) from the Effective Time and until the 2013 Annual Meeting, a Company Director (other than the person referred to in Section 6.18(a)(v)(B)), subject to the fiduciary duties of the Board of Directors of Parent to the stockholders of Parent, shall be the co-chairman of one of the standing committees of the Board of Directors of Parent as determined by the Board of Directors of Parent and (B) from 2013 Annual Meeting and until at least the 2014 Annual Meeting, such Company Director, subject to the fiduciary duties of the Board of Directors of Parent to the stockholders of Parent, shall be the chairman of such committee of the Board of Directors of Parent.

           (vii)  In the event the Closing occurs after the 2013 Annual Meeting, from the Effective Time until at least the 2014 Annual Meeting, a Company Director (other than the person referred to in Section 6.18(a)(v)(B)), subject to the fiduciary duties of the Board of Directors of Parent to the stockholders of Parent, shall be the chairman of one of the standing committees of the Board of Directors of Parent as determined by the Board of Directors of Parent.

          (b)   After the Effective Time, (i) the principal executive offices of Parent and its commercial and financial headquarters shall be located in Princeton, New Jersey and (ii) the operations headquarters of Parent shall be located in Houston, Texas.

        Section 6.19    Treatment of Certain Indebtedness.

          (a)   As part of the transactions contemplated by this Agreement, (i) the Company shall, if requested by Parent, commence a "change of control" tender offer (the "Change in Control Offers") for each series of the outstanding Notes pursuant to the terms of the Notes prior to, but conditioned on, the Closing, and (ii) Parent may, at its election following consultation with the Company, commence a tender offer for cash or an exchange offer for securities for all or any portion of the outstanding Notes prior to, but conditioned on, the Closing (the "Parent Debt Offers" and, together with the Change in Control Offers, the "Debt Offers"), in each case in compliance with applicable Law. Each of the Company, Parent and Merger Sub shall use reasonable best efforts to cooperate with each other in connection with the Debt Offers; provided, however, that except as set forth in Section 6.19 of the Company Disclosure Schedule, the terms, conditions, timing and all other decisions regarding the Debt Offers shall be determined by Parent in its sole discretion. As part of any Debt Offer, Parent may elect to include a Consent Solicitation to alter the terms of any remaining Notes outstanding after giving effect to the Debt Offer provided, that any such altered terms shall become operative only upon Closing and the acceptance of the offer and payment for the Notes tendered pursuant thereto.

          (b)   Promptly after the Parties determine to make a Debt Offer, Parent or its Representatives shall prepare all necessary and appropriate documentation in connection with such Debt Offer, including the offer to purchase, any related letters of transmittal and other related documents (collectively, the "Debt Offering Documents"). Parent and the Company shall cooperate with each other in the preparation of the Debt Offering Documents. The Debt Offering Documents and all mailings to the holders of the Notes in connection with the Debt Offers shall be subject to the prior review and comment by each of the Company and Parent and/or their Representatives, subject to the terms and conditions of Section 6.19 of the Company Disclosure Schedule, and shall be reasonably acceptable to each of them. The closing of the Debt Offers shall be subject to the conditions set forth in Section 6.19(e); provided, that the consummation of the Debt Offers will not be a condition to the Closing. The Company, Parent and Merger Sub shall cooperate in connection with the Debt Offers in order to cause the consent date under the Consent Solicitation to occur as directed by Parent concurrently with the Closing and the initial settlement of the Debt Offers to occur concurrently with the Closing. Subject to Section 6.19 of the Company Disclosure Schedule, the Company shall waive any of the conditions to the Change in Control Offers (other than that the Merger shall have occurred or that Parent and the Company shall be satisfied that it shall occur substantially concurrently with the closing of the Change in Control Offers, the Requested Consents shall have been received, and that there shall be no order or injunction prohibiting consummation of the Change in Control Offers) as may be reasonably requested by Parent and so long as such waivers would not cause the Change in Control Offers to violate the Exchange Act, the Trust Indenture Act, or any other Law and shall not, without the consent of Parent, waive any condition to the Change in Control Offer or make any changes to the terms and conditions of the Change in Control Offer other than as agreed between Parent and the Company. Notwithstanding the immediately preceding sentence, the Company need not make any change to the terms and conditions of the Change in Control Offers requested by Parent that deceases the price per Note payable in the Change in Control Offers or imposes conditions to the Change in Control Offers in addition to those set forth in Section 6.19 of the Company Disclosure Schedule that are materially adverse to holders of the Notes, unless such change is approved in advance by the Company in writing. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Debt Offering Documents so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the respective holders of Notes (subject to this Section 6.19(b)). Notwithstanding anything to the contrary in this Section 6.19(b), the Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other applicable Law to the extent such Law is applicable in connection with any Change in Control Offer. To the extent that the provisions of any applicable Law conflict with this Section 6.19(b), the Company shall comply with the applicable Law and shall not be deemed to have breached its obligations hereunder by such compliance.

          (c)   Promptly upon the receipt of the Requested Consents, the Company shall enter into a supplemental indenture reflecting the amendments to the applicable Indenture approved by such Requested Consents and will use its reasonable best efforts to cause the trustee of the applicable Indentures to promptly enter into such supplemental indenture; provided, that the amendments contained in such supplemental indenture shall become operative only upon the Closing and the acceptance of the offer and payment for the Notes tendered pursuant thereto. Concurrently with the Closing, pursuant to Parent's written instructions, the Company shall use Available Funds, together with the proceeds of the Financing Commitment (to the extent necessary), to consummate the Change in Control Offers and Consent Solicitations (including the payment of all applicable premiums, consent fees and all related fees and expenses). The Company shall accept for purchase and use such funds to purchase the Notes tendered in the Change in Control Offers and pay such applicable premiums, consent fees and other related fees and expenses.

          (d)   In connection with the Change in Control Offers, the Company shall enter into one or more dealer-manager, information agent and/or depositary agreements with such Persons of national reputation in the provision of such services as Parent shall reasonably request, after consultation with the Company, in form and substance reasonably satisfactory to the Company. Parent shall be solely responsible for any payment obligation to any dealer-manager, information agent, depositary or other agent or Person with respect to fees and expenses under any agreement referred to in the preceding sentence and agrees to become a party to any such agreement for purposes of such obligations and that any such agreement may expressly provide that Parent shall be solely responsible for such payments.

          (e)   The Company's and the Surviving Corporation's obligation to accept for payment and pay for the Notes tendered pursuant to each Change in Control Offer or make any payment for the Requested Consents shall be subject to the conditions that (i) the Merger shall have occurred (or Parent and the Company shall each be satisfied that the Closing will occur substantially concurrently with such acceptance and payment and/or exchange), (ii) the Requested Consents shall have been received, (iii) there shall be no Order prohibiting the consummation of the Change in Control Offer and (iv) such other conditions as are customary for transactions similar to the Debt Offers. Parent's obligation to accept and to exchange the Notes tendered pursuant to the Parent Debt Offer shall be subject to the conditions that (i) the Merger shall have occurred (or Parent and the Company shall each be satisfied that the Closing will occur substantially concurrently with such acceptance and payment and/or exchange), (ii) there shall be no Order prohibiting the consummation of the Parent Debt Offer and (iii) such other conditions as are customary for transactions similar to the Debt Offers.

          (f)    If this Agreement is terminated pursuant to Article VIII (other than a termination by Parent pursuant to Section 8.1(g), Section 8.1(h) or Section 8.1(m), or by the Company pursuant to Section 8.1(j), but without limitation of Parent's payment obligations under Section 6.19(d)), then Parent shall promptly reimburse the Company for any previously unreimbursed, documented reasonable out-of-pocket costs, fees and expenses incurred by the Company in connection with the transactions contemplated by this Section 6.19. If the Effective Time does not occur, Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective officers and directors, any dealer-manager and each Person, if any, who controls the Company within the meaning of Section 20 of the Exchange Act, for and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any Debt Offer, the Debt Offering Documents or any other actions taken by them in accordance with this Section 6.19; provided, however, that neither Parent nor Merger Sub shall have any obligation to indemnify and hold harmless any such Person to the extent that any such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred arises from disclosure regarding the Company or any of its Subsidiaries provided by the Company or any of its Subsidiaries (including disclosures incorporated by reference in the Debt Offering Documents) that is finally judicially determined by a court of competent jurisdiction to have contained a material misstatement or omission.

          (g)   The Company shall use reasonable best efforts to negotiate a payoff letter, in advance of the Closing, from the agent under that certain Credit Agreement by and among RRI Energy, Inc., JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto and, GenOn Americas, Inc., dated at September 20, 2010 (the "Company Credit Facility"). The Company shall, and cause its Subsidiaries to, (i) terminate on the Closing Date the Company Credit Facility and all related loan documents to which the Company or any of its Subsidiaries is a party and (ii) cause to be released contemporaneously with the termination of the Company Credit Facility, all Liens on the Company's assets and the assets of the Company's Subsidiaries relating to the Company Credit Facility.

        Section 6.20    Debt Offer Financing; Alternative Financing.

          (a)   Parent shall, to the extent the funds available under the Financing Commitment are necessary to consummate the Debt Offers or Change in Control Put Offers, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Financing with respect to the Debt Offers and/or Notes Put Offers, as the case may be, on the terms and conditions described in the Financing Commitment (provided that, for clarity, Parent may replace or amend the Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities which had not executed the original Financing Commitment, or otherwise replace or amend the Financing Commitment so long as the terms would not adversely impact the ability of Parent to timely consummate the Debt Offers and/or the Notes Put Offers, as the case may be), including using reasonable best efforts to (i) maintain in effect the Financing Commitment for the commitment period set forth therein, (ii) negotiate, execute and deliver definitive agreements with respect to the Financing on the terms and conditions contemplated by the Financing Commitment (except as otherwise permitted by this Agreement), and (iii) satisfy on a timely basis all conditions in such Financing Commitment applicable to Parent that are within their control. In the event that all conditions to the Financing Commitment have been satisfied in Parent's good faith judgment, to the extent necessary for the consummation of the Debt Offers and/or Notes Put Offers, as the case may be, Parent shall draw upon the Financing contemplated by the Financing Commitment; provided that the amount of such funding may be reduced by the amount of Available Funds, if any. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitment, Parent shall, to the extent necessary, use its reasonable best efforts to arrange to obtain alternative financing from alternative sources on terms no less favorable in any material respect in the aggregate to Parent as promptly as practicable following the occurrence of such event but no later than the Closing Date. Parent shall promptly provide the Company with execution copies of all documentation relating to such alternative financing and any references in this Agreement to "Financing" and/or "Financing Commitment" shall be deemed to include such alternative financing upon the execution of any documentation relating thereto. Parent shall give the Company prompt notice of any material breach, default, or repudiation by any party to the Financing Commitment of which Parent or Merger Sub becomes aware or the termination of the Financing Commitment. Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to obtain the Financing and shall provide the Company with recent copies and drafts of the documentation with respect to the Financing.

          (b)   Parent may pursue a refinancing of all or a portion of the Company's existing Indebtedness (an "Alternative Financing"), provided that (x)(i) the Company and its Subsidiaries would not be required to incur any obligations in respect to such Alternative Financing prior to the Closing (except as otherwise contemplated by this Section 6.20 or Section 6.21), and (ii) such Alternative Financing would not delay consummation of the Closing hereunder, and (y) the consummation of such Alternative Financing is subject to the conditions that (i) the Merger shall have occurred (or Parent and the Company shall each be satisfied that the Closing will occur substantially concurrently with such consummation), (ii) there shall be no Order prohibiting such consummation and (iii) such other conditions as are customary for similar transactions.

        Section 6.21    Financing Cooperation.

          (a)   In connection with the Financing and any Alternative Financing, the Company shall use reasonable best efforts to provide to Parent, at Parent's sole expense, all cooperation reasonably requested by Parent in connection with the Financing or any Alternative Financing (provided that the foregoing shall not require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries), including:

              (i)  furnishing Parent and its sources of Financing or Alternative Financing as promptly as practicable with financial and other pertinent information regarding the Company and its Subsidiaries as may be reasonably requested by Parent or the sources of the Financing or Alternative Financing in connection with the Financing or Alternative Financing, including financial statements (including the financial statements set forth in clause (ii) below) (which, with respect to annual financial statements, shall have been audited and, with respect to interim financial statements, shall have been reviewed by the independent accountants for the Company as provided in Statement on Auditing Standards No. 100), pro forma financial statements (provided that it is understood that assumptions underlying the pro forma adjustments are to be the responsibility of Parent), and business and other financial data, in each case, of the type and form required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in a registration statement on Form S-1 under the Securities Act for a public offering of the debt securities contemplated by the Alternative Financing, assuming that such offering was consummated at the same time during the Company's fiscal year as the offering of debt securities contemplated by the Alternative Financing (other than consolidating and other financial statements; provided that customary data as to the total assets, revenue, EBITDA and Adjusted EBITDA of non-guarantor subsidiaries shall be provided), all other data that would be necessary for the underwriter of such offering of debt securities contemplated by the Alternative Financing to receive customary "comfort" (including "negative assurance" comfort) from the Company's independent accountants in connection with such offering of the debt securities contemplated by the Alternative Financing, all data that would be necessary to obtain or confirm a corporate rating for the Company's secured and unsecured Indebtedness on a standalone basis, all data of the type that has historically been required by the Company's lenders in connection with its secured debt financings and reasonable and customary authorization letters to the financing sources authorizing the distribution of information to prospective lenders and containing customary information, and such other financial or other data as Parent or its lenders may reasonably request;

             (ii)  furnishing Parent and its financing sources when filed with the SEC (A) the unaudited consolidated balance sheet of the Company as of the end of any quarterly period ended no less than forty-five (45) calendar days prior to the anticipated Closing Date and the related unaudited statements of income, equity and cash flows and (B) the audited consolidated balance sheet of the Company as of the end of any fiscal year ended not less than ninety (90) days prior to the anticipated Closing Date, and the related audited statements of income, equity and cash flows for the year then ended, and the notes and schedules thereto (the information described in clauses (A) and (B) being referred to as the "Required Information"), provided that the Company shall use reasonable best efforts to file the Required Information on a timely basis pursuant to applicable Law;

            (iii)  participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the financing and senior management and Representatives, with appropriate seniority and expertise, of the Company and its Subsidiaries), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the

    Financing or Alternative Financing, and providing reasonable cooperation in obtaining corporate and facilities ratings at least twenty days prior to the anticipated Closing Date to the extent required under the Financing or Alternative Financing;

            (iv)  facilitating the pledging of collateral and the granting and perfection of security interests (including obtaining customary payoff letters, lien releases and instruments of termination or discharge and preparing information and due diligence schedules) as required by the Financing or Alternative Financing, including executing and delivering any customary collateral documents and other customary documents and certificates as may be reasonably requested by Parent, providing all documentation or other information required by Governmental Entities with respect to the Financing or Alternative Financing under applicable "know your customer" and anti-money laundering rules and regulations, and cooperating and assisting Parent in obtaining customary legal opinions, field exams and appraisals, environmental assessments, surveys, title insurance and other certifications and documents reasonably requested by the sources of Financing or Alternative Financing for financings similar to the Financing or Alternative Financing;

             (v)  assisting with the preparation of materials for rating agencies and rating agency presentations, bank information memoranda, offering documents (including (x) assistance in the preparation of pro forma financial statements giving effect to the transactions contemplated hereunder; it being understood that assumptions underlying the pro forma adjustments to be made are the responsibility of Parent and (y) requesting consents of accountants for use of their reports in any materials relating to the Financing or Alternative Financing and the delivery of one or more customary representation letters), private placement memoranda and similar documents required in connection with the Financing or Alternative Financing;

            (vi)  facilitating the execution and delivery at the Closing of definitive Financing or Alternative Financing documents by the Company and its Subsidiaries and all other customary documents in connection therewith, including pledge and security agreements, mortgages, guarantees, filings and certificates as reasonably required in connection with the Financing or Alternative Financing (including a certificate of the Chief Financial Officer of the Company or any of its Subsidiaries with respect to solvency matters and consents of independent accountants for the use of their reports in any materials relating to the Financing or Alternative Financing) (provided that any obligations contained in such documents shall be effective no earlier than as of the Closing); and

           (vii)  using reasonable best efforts to cooperate with Parent to satisfy the conditions precedent to the Financing or Alternative Financing to the extent within the control of the Company and causing the taking of corporate actions by the Company and its Subsidiaries reasonably necessary to permit the completion of the Financing or Alternative Financing.

          (b)   The Company shall provide Parent with an electronic version of the trademarks, service marks and corporate logo of the Company and its Subsidiaries for use in marketing materials for the purpose of facilitating the marketing of the Financing or Alternative Financing, and hereby consents to the use of the foregoing in connection with the Financing or Alternative Financing; provided that such logos are used in a manner that is not intended or is reasonably likely to harm or disparage the Company or its Subsidiaries or their marks or the reputation or goodwill of the Company.

          (c)   Neither of the Company nor any of its Subsidiaries shall be required to take any action that would subject it to actual or reasonably anticipated liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or incur any other liability or provide or agree to provide any indemnity in connection with the Financing or Alternative

  Financing or any of the foregoing prior to the Closing Date unless reimbursed or indemnified by Parent. Unless this Agreement has been terminated by Parent pursuant to Section 8.1(g), Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective officers, directors, employees and Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing or Alternative Financing (including any action taken in accordance with Section 6.21(a) and any information utilized in connection therewith (other than historical information relating to the Company or its Subsidiaries)).

          (d)   For the avoidance of doubt, if the Financing becomes unavailable or the Alternative Financing has not been obtained, Parent and Merger Sub shall continue to be obligated to consummate the Merger on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the conditions set forth in Article VII.

        Section 6.22    Tax Matters.     From and after the date hereof and prior to the Effective Time or the date, if any on which this Agreement is earlier terminated pursuant to Section 8.1, each of Parent and the Company (i) shall keep the other reasonably apprised of the status of any material Tax matters and (ii) shall not settle or compromise any material Tax liability or refund without first using reasonable good faith efforts to consult in good faith with the other party if such settlement or compromise could have an adverse effect that, individually or in the aggregate, is material to Parent and its Subsidiaries or the Company and its Subsidiaries respectively.

        Section 6.23    Rights Plan.     Prior to the Closing, the Company shall take all action necessary to cause the Company Rights Agreement to terminate immediately prior to the Effective Time without payment of any consideration to any holder of the Company Rights.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to effect the Merger shall be subject to the fulfillment (or waiver by all parties, to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

          (a)   Each of the Company Stockholder Approval and Parent Stockholder Approval shall have been obtained.

          (b)   No Order or any other Law shall have been adopted, issued, enacted, promulgated, enforced or entered by any Governmental Entity that remains in effect and which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated hereby.

          (c)   (i) The FERC Approval and orders of the NYPSC and the PUCT approving the consummation of the Merger or determining that no such approval is required shall have been obtained, the approval of the NYPSC of the necessary levels of indebtedness pursuant to PSL §69 shall have been obtained, the expiration or termination of the waiting period required under the HSR Act shall have occurred, notices with the CPUC shall have been filed and the associated notice period shall have lapsed, and a threshold determination from the NRC for the approval of license transfer or a determination that no such approval is required shall have been obtained (all such permits, approvals, filings and consents and the lapse of such waiting period being referred to as the "Requisite Regulatory Approvals"), (ii) all such Requisite Regulatory Approvals shall be in full force and effect and (iii) none of such Requisite Regulatory Approvals (or any Order issued, made, entered, rendered, imposed or otherwise put into effect in connection therewith) constitutes or would reasonably be expected to constitute, cause or result in a Parent Material Adverse Effect or Company Material Adverse Effect.

          (d)   The shares of Parent Common Stock to be issued in the Merger and such other shares of Parent Common Stock to be reserved for issuance in connection with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (e)   The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        Section 7.2    Conditions to Obligation of the Company to Effect the Merger.     The obligation of the Company to effect the Merger is further subject to the fulfillment of, or the waiver by the Company, to the extent permitted by applicable Law, on or prior to the Effective Time of, the following conditions:

          (a)   (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.1, Section 5.2 (other than Section 5.2(f)), Section 5.3 (other than Section 5.3(c)), Section 5.10(b) , Section 5.18 and Section 5.19 shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except for de minimis inaccuracies with respect to the representations and warranties in Section 5.2 (other than Section 5.2(f)) and Section 5.3 (other than Section 5.3(c)), and (ii) the representations and warranties of Parent and Merger Sub set forth in Article V other than those referenced in clause (i) of this Section 7.2(a) shall be true and correct (disregarding any qualifications with respect to materiality or "Parent Material Adverse Effect" contained therein) both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)   Parent shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c)   Parent shall have delivered to the Company a certificate, dated the Effective Time and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

          (d)   The Company shall have received from the Company's Counsel, a written opinion dated as of the Closing Date to the effect that for U.S. federal income tax purposes the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code (the "Company Tax Opinion").

          (e)   The Company shall have received a copy of the Parent Tax Opinion.

        Section 7.3    Conditions to Obligation of Parent to Effect the Merger.     The obligation of Parent to effect the Merger is further subject to the fulfillment of, or the waiver by Parent on or prior to the Effective Time of, the following conditions:

          (a)   (i) The representations and warranties of the Company set forth in Section 4.1, Section 4.2 (other than Section 4.2(f)) , Section 4.3 (other than Section 4.3(c)), Section 4.10(b), Section 4.18 and Section 4.20 shall be true and correct in all respects both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except for de minimis inaccuracies with respect to the representations and warranties in Section 4.2 (other than Section 4.2(f)) and Section 4.3 (other than Section 4.3(c)), (ii) the representations and warranties of the Company set forth in Article IV other than those referenced in clause (i) of this Section 7.3(a) shall be true and correct (disregarding any qualifications with respect to materiality or "Company Material Adverse Effect" contained therein) both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such other date or time), except, in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (b)   The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (c)   The Company shall have delivered to Parent a certificate, dated the Effective Time and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

          (d)   Parent shall have received from Parent's Counsel, a written opinion dated as of the Closing Date to the effect that for U.S. federal income tax purposes the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code (the "Parent Tax Opinion").

          (e)   Parent shall have received a copy of the Company Tax Opinion.

        Section 7.4    Frustration of Closing Conditions.     Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's willful and material breach of any provision of this Agreement or the willful and material breach of its obligation to use its reasonable best efforts to consummate the Merger and the other transactions contemplated hereby, as required by and subject to Section 6.8. For purposes of this Agreement, "willful and material breach" shall mean a deliberate act or a deliberate failure to act by an officer or other senior executive of the applicable party, which act or failure to act constitutes in and of itself a material breach of this Agreement, and which breach was the conscious object of the act or failure to act.

ARTICLE VIII

TERMINATION

        Section 8.1    Termination or Abandonment.     Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval or Parent Stockholder Approval (except as otherwise provided below):

          (a)   by the mutual written consent of the Company and Parent;

          (b)   by either Parent or the Company if the Merger shall not have been consummated on or prior to March 30, 2013 (as may be extended pursuant to the proviso of this clause (b), the "End Date"); provided, however, that if all of the conditions to Closing (other than the condition set forth in Section 7.1(c)) shall have been satisfied (other than conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing), then the End Date may be extended by Parent or the Company from time to time by written notice to the other party up to a date not beyond July 31, 2013, the latest of any of which dates shall thereafter be deemed to be the End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a party whose failure to perform or comply in all material respects with the covenants and agreements of such party set forth in this Agreement was the principal cause of the failure of the Closing to occur by such date; provided, further, that any termination pursuant to this Section 8.1(b) shall be deemed a termination pursuant to (x) Section 8.1(d) and/or Section 8.1(e) if at the time of such termination Parent and/or the Company are permitted to terminate this Agreement pursuant thereto, (y) Section 8.1(h) or Section 8.1(m), as the case may be, if at the time of such termination Parent is permitted to terminate this Agreement pursuant thereto or (z) Section 8.1(i) or Section 8.1(l), as the case may be, if at the time of such termination the Company is permitted to terminate this Agreement pursuant thereto;

          (c)   by either the Company or Parent, if (i) any Order or other Law shall have been issued, enforced or entered by any Governmental Entity that has the effect of permanently precluding, restraining, enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated hereby and such Order or other Law shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a party that has breached Section 6.8 or (ii) any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order in connection with any Requisite Regulatory Approval that constitutes or would reasonably be expected to constitute, cause or result in a Parent Material Adverse Effect or Company Material Adverse Effect, and such Order shall have become final and non-appealable;

          (d)   by either the Company or Parent, if the Company Stockholders' Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained; provided, however, that any termination pursuant to this Section 8.1(d) shall be deemed a termination pursuant to Section 8.1(h) or Section 8.1(m), as the case may be, if at the time of such termination Parent is permitted to terminate this Agreement pursuant thereto;

          (e)   by either the Company or Parent, if the Parent Stockholders' Meeting (including any adjournments or postponements thereof) shall have concluded and the Parent Stockholder Approval contemplated by this Agreement shall not have been obtained; provided, however, that any termination pursuant to this Section 8.1(e) shall be deemed a termination pursuant to Section 8.1(i) or Section 8.1(l), as the case may be, if at the time of such termination the Company is permitted to terminate this Agreement pursuant thereto;

          (f)    by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement (other than Section 6.5), which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.1 or Section 7.2 and (ii) shall not have been cured within 30 days following receipt by Parent of written notice of such breach from the Company (such notice to describe such breach in reasonable detail), or which breach, by its nature, cannot be cured prior to the End Date (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

          (g)   by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement (other than Section 6.4), which breach or failure to perform (i) would result in a failure of a condition set forth in Section 7.1 or Section 7.3 and (ii) shall not have been cured within 30 days following receipt by the Company of written notice of such breach from Parent (such notice to describe such breach in reasonable detail), or which breach, by its nature, cannot be cured prior to the End Date (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

          (h)   by Parent, in the event (x) a Company Change of Recommendation shall have occurred (whether or not permitted by this Agreement), (y) the Company shall have delivered notice to Parent pursuant to Section 6.4(e) or Section 6.4(f) that it will effect a Company Change of Recommendation and/or (z) the Company or any of its directors and/or officers shall have breached (or shall be deemed to have breached) Section 6.4 in any material respect; and

          (i)    by the Company, in the event (x) a Parent Change of Recommendation shall have occurred (whether or not permitted by this Agreement), (y) Parent shall have delivered notice to the Company pursuant to Section 6.5(e) or Section 6.5(f) that it will effect a Parent Change of Recommendation and/or (z) Parent or any of its directors and/or officers shall have breached (or shall be deemed to have breached) Section 6.5 in any material respect.

          (j)    by the Company at any time prior to obtaining the Company Stockholder Approval, if (x) the Board of Directors of the Company has authorized the Company to enter into a definitive agreement with respect to a Company Superior Offer, (y) the Company has complied in all material respects with its obligations under Section 6.4(e) and (z) immediately after the termination of this Agreement, the Company enters into a definitive agreement with respect to the Company Superior Offer referred to in the foregoing clause (x); provided, that the right of the Company to terminate this Agreement pursuant this Section 8.1(j) is conditioned on and subject to the payment by the Company to Parent of the Company Termination Fee in accordance with Section 8.3 and any purported termination by the Company pursuant to this Section 8.1(j) shall be void and of no force or effect unless the Company pays to Parent the Company Termination Fee in accordance with Section 8.3;

          (k)   by Parent at any time prior to obtaining the Parent Stockholder Approval, if (x) the Board of Directors of Parent has authorized Parent to enter into a definitive agreement with respect to a Parent Superior Offer, (y) Parent has complied in all material respects with its obligations under Section 6.5(e) and (z) immediately after the termination of this Agreement, Parent enters into a definitive agreement with respect to the Parent Superior Offer referred to in the foregoing clause (x); provided, that the right of Parent to terminate this Agreement pursuant this Section 8.1(k) is conditioned on and subject to the payment by Parent to the Company of the Parent Termination Fee in accordance with Section 8.3 and any purported termination by Parent pursuant to this Section 8.1(k) shall be void and of no force or effect unless Parent pays to the Company the Parent Termination Fee in accordance with Section 8.3;

          (l)    by the Company if (i) the Board of Directors of Parent shall fail to recommend against any Parent Acquisition Proposal (including, in the case of any Parent Acquisition Proposal subject to Regulation 14D of the Exchange Act, failing to recommend against such Parent Acquisition Proposal in a solicitation or recommendation statement on Schedule 14D-9) within ten Business Days after the commencement of such Parent Acquisition Proposal; provided that the Company exercises such termination right within five Business Days after the end of such ten Business Day period, (ii) the Board of Directors of Parent shall fail to publicly reaffirm the Parent Recommendation within ten Business Days following a written request therefor by the Company (provided, that the Company may only make such request an aggregate of three times plus an additional request for every new Parent Acquisition Proposal plus an additional request for every material change to a previously announced Parent Acquisition Proposal); provided that the Company exercises such termination right within five Business Days after the end of such ten Business Day period, (iii) the Board of Directors of Parent or any committee thereof or Parent shall grant to any Third Party any waiver, exemption or release under, or terminate, amend or otherwise modify any standstill or similar provisions in any standstill, confidentiality or similar agreement with respect to any class of equity securities of Parent or any of its Subsidiaries, or otherwise request that any party thereto take any action that would otherwise be prohibited thereunder had such request not been made, or take any action that would render the provisions thereof ineffective (in each case other than a waiver by Parent of any standstill or similar provisions in any Acceptable Confidentiality Agreement entered into after the date of this Agreement in order to permit the counterparty thereto to make a Parent Acquisition Proposal), (iv) the Board of Directors of Parent or any committee thereof shall approve any transaction under, or any Third Party becoming an "interested stockholder" under, Section 203 of the DGCL (or similar concepts under any other applicable Takeover Law), or (v) the Board of Directors of Parent or any committee thereof shall resolve, propose, agree or publicly announce an intention to do any of the foregoing; and

          (m)  by Parent if (i) the Board of Directors of the Company shall fail to recommend against any Company Acquisition Proposal (including, in the case of any Company Acquisition Proposal subject to Regulation 14D of the Exchange Act, failing to recommend against such Company Acquisition Proposal in a solicitation or recommendation statement on Schedule 14D-9) within ten Business Days after the commencement of such Company Acquisition Proposal; provided that Parent exercises such termination right within five Business Days after the end of such ten Business Day period, (ii) the Board of Directors of the Company shall fail to publicly reaffirm the Company Recommendation within ten Business Days following a written request therefor by Parent (provided, that Parent may only make such request an aggregate of three times plus an additional request for every new Company Acquisition Proposal plus an additional request for every material change to a previously announced Company Acquisition Proposal); provided that Parent exercises such termination right within five Business Days after the end of such ten Business Day period, (iii) the Board of Directors of the Company or any committee thereof or the Company shall grant to any Third Party any waiver, exemption or release under, or terminate, amend or otherwise modify any standstill or similar provisions in any standstill, confidentiality or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, or otherwise request that any party thereto take any action that would otherwise be prohibited thereunder had such request not been made, or take any action that would render the provisions thereof ineffective (in each case other than a waiver by the Company of any standstill or similar provisions in any Acceptable Confidentiality Agreement entered into after the date of this Agreement in order to permit the counterparty thereto to make a Company Acquisition Proposal), (iv) the Board of Directors of the Company or any committee thereof shall approve any transaction under, or any Third Party becoming, an "interested stockholder" under, Section 203 of the DGCL (or similar concepts under any other applicable Takeover Law), (v) the Board of Directors of the Company or any committee thereof shall render the Charter Restrictions inapplicable to any Company Acquisition Transaction, (vi) the Board of Directors of the Company or any committee thereof shall render the Company Rights Agreement inapplicable to any Company Acquisition Transaction or exempt any Third Party or its Affiliates from becoming an "Acquiring Person" (as such term is defined in the Company Rights Agreement) or (vii) the Board of Directors of the Company or any committee thereof shall resolve, propose, agree or publicly announce an intention to do any of the foregoing.

        Section 8.2    Effect of Termination.     In the event of a termination of this Agreement pursuant to Section 8.1, this Agreement shall terminate (except for the provisions of Sections 8.3, 9.2, 9.4, 9.5, 9.6 and 9.11 and any definitions reference therein), and there shall be no other liability on the part of the Company, on the one hand, and Parent or Merger Sub, on the other hand, to the other except liability arising out of a willful and material breach of this Agreement that occurred prior to such termination or as provided for in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity with respect thereto, except as otherwise provided in Sections 8.3(e) and (f).

        Section 8.3    Termination Fee; Expense Reimbursement.

          (a)   If this Agreement is terminated (or is deemed to be terminated) (x) by Parent pursuant to Section 8.1(h) or Section 8.1(m), (y) by the Company pursuant to Section 8.1(j), or (z) by the Company or Parent pursuant to Section 8.1(d) or by Parent pursuant to Section 8.1(g), and in each case of this clause (z), (A) at any time on or after the date of this Agreement and prior to any such termination of this Agreement a Company Acquisition Proposal shall have been publicly announced or otherwise communicated to a member of senior management or any director of the Company (or any Third Party shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Company Acquisition Proposal) that has not been withdrawn prior to the taking of the vote of the stockholders of the Company at the Company Stockholders' Meeting or, in the event no such vote has been taken, at the time of such termination of this Agreement, and (B) within 12 months following the date of such termination of this Agreement, (i) with respect to a termination (or deemed termination) pursuant to Section 8.1(d), (1) any Company Acquisition Transaction (regardless of when the applicable Company Acquisition Proposal was made) is consummated or (2) a definitive agreement with respect to any Company Acquisition Transaction is entered into or the Company's Board of Directors shall have recommended a Company Acquisition Transaction to its stockholders (in the case of this clause (2), which Company Acquisition Transaction shall thereafter be consummated (regardless of whether within or outside of such 12-month period)), or (ii) with respect to a termination (or deemed termination) pursuant to Section 8.1(g), (1) a Company Acquisition Transaction is consummated with the Person or group who made the Company Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) or (2) a definitive agreement with respect to a Company Acquisition Transaction is entered into with the Person or group who made the Company Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) or the Company's Board of Directors shall have recommended to its stockholders a Company Acquisition Transaction with the Person or group who made the Company Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) (in the case of this clause (2),which Company Acquisition Transaction shall thereafter be consummated (regardless of whether within or outside of such 12-month period)) (provided, that for purposes of this clause (z), each reference to "20%" in the definition of Company Acquisition Transaction shall be deemed to be a reference to "50%"), then in each case of clauses (x), (y) and (z), the Company shall pay to Parent the Company Termination Fee (less any Company Expense Reimbursements to the extent previously paid) in immediately available funds (1) in the case of clause (x) above, within two Business Days after termination of this Agreement, (2) in the case of clause (y) above, upon termination of this Agreement, or (3) in the case of clause (z) above, upon the consummation of such Company Acquisition Transaction.

          (b)   If this Agreement is terminated (or is deemed to be terminated) (x) by the Company pursuant to Section 8.1(i) or Section 8.1(l), (y) by Parent pursuant to Section 8.1(k) or (z) by the Company or Parent pursuant to Section 8.1(e) or by the Company pursuant to Section 8.1(f), and in each case of this clause (z), (A) at any time on or after the date of this Agreement and prior to any such termination of this Agreement a Parent Acquisition Proposal shall have been publicly announced or otherwise communicated to a member of senior management or any director of

  Parent (or any Third Party shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Parent Acquisition Proposal) that has not been withdrawn prior to the taking of the vote of the stockholders of Parent at the Parent Stockholders' Meeting or, in the event no such vote has been taken, at the time of such termination of this Agreement, and (B) within 12 months following the date of such termination of this Agreement, (i) with respect to a termination (or deemed termination) pursuant to Section 8.1(e), (1) any Parent Acquisition Transaction (regardless of when the applicable Parent Acquisition Proposal was made) is consummated, or (2) a definitive agreement with respect to any Parent Acquisition Transaction is entered into or Parent's Board of Directors shall have recommended a Parent Acquisition Transaction to its stockholders (in the case of this clause (ii), which Parent Acquisition Proposal shall thereafter be consummated (regardless of whether within or outside of such 12-month period)), or (ii) with respect to a termination (or deemed termination) pursuant to Section 8.1(f), (1) a Parent Acquisition Transaction is consummated with the Person or group who made the Company Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) or (2) a definitive agreement with respect to a Parent Acquisition Transaction is entered into with the Person or group who made the Parent Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) or the Parent's Board of Directors shall have recommended to its stockholders a Parent Acquisition Transaction with the Person who made the Parent Acquisition Proposal described in clause (A) above (or any group to which such Person or group forms a part) (in the case of this clause (2) , which Parent Acquisition Transaction shall thereafter be consummated (regardless of whether within or outside of such 12-month period)) (provided, that for purposes of this clause (z), each reference to "20%" in the definition of Parent Acquisition Transaction shall be deemed to be a reference to "50%"), then in each case of clauses (x), (y) and (z), Parent shall pay to the Company the Parent Termination Fee (less any Parent Expense Reimbursements to the extent previously paid) in immediately available funds (1) in the case of clause (x) above, within two Business Days after termination of this Agreement, (2) in the case of clause (y) above, upon termination of this Agreement, or (3) in the case of clause (z) above, upon the consummation of such Parent Acquisition Transaction.

          (c)   If this Agreement is terminated (or deemed to be terminated) by Parent or the Company pursuant to Section 8.1(d), then the Company shall pay to Parent the reasonable and documented out-of-pocket fees and expenses (including reasonable fees and expenses of outside legal counsel, accountants, investment bankers, experts, consultants and other advisors, and the costs of all filing fees and printing costs) incurred by Parent and/or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby, whether incurred before or after the date of this Agreement, including reasonable and documented out-of-pocket fees and expenses incurred in connection with its investigation, structuring, financing, negotiation, due diligence, and financial, operating, legal and other analysis in connection with this Agreement or the transactions contemplated hereby; provided that the maximum aggregate amount of fees and expenses for which the Company shall be required to reimburse Parent for under this Section 8.3(c) shall not exceed $25,000,000 (except that the maximum aggregate amount for such reimbursement shall not exceed $10,000,000 if and only if prior to the termination (or deemed termination) of this Agreement pursuant to Section 8.1(d), no Company Acquisition Proposal shall have been publicly announced and no Third Party shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Company Acquisition Proposal) (the "Company Expense Reimbursement"), and in no event shall the Company be required to make any Company Expense Reimbursement if it has paid the Company Termination Fee to Parent in full. The Company shall pay the Company Expense Reimbursement to Parent in cash by wire transfer of immediately available funds on the second Business Day following receipt from Parent of request therefor accompanied by (to the extent practicable) documentation with respect thereto.

          (d)   If this Agreement is terminated (or deemed to be terminated) by Parent or the Company pursuant to Section 8.1(e), then Parent shall pay to the Company the reasonable and documented out-of-pocket fees and expenses (including reasonable fees and expenses of outside legal counsel, accountants, investment bankers, experts, consultants and other advisors, and the costs of all filing fees and printing costs) incurred by the Company and/or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby, whether incurred before or after the date of this Agreement, including reasonable and documented out-of-pocket fees and expenses incurred in connection with its investigation, structuring, financing, negotiation, due diligence, and financial, operating, legal and other analysis in connection with this Agreement or the transactions contemplated hereby; provided that the maximum aggregate amount of fees and expenses for which Parent shall be required to reimburse the Company for under this Section 8.3(d) shall not exceed $25,000,000 (except that the maximum aggregate amount for such reimbursement shall not exceed $10,000,000 if and only if prior to the termination (or deemed termination) of this Agreement pursuant to Section 8.1(e), no Parent Acquisition Proposal shall have been publicly announced and no Third Party shall have publicly announced or communicated a bona fide intention, whether or not conditional, to make a Parent Acquisition Proposal) (the "Parent Expense Reimbursement"), and in no event shall Parent be required to make any Parent Expense Reimbursement if it has paid the Parent Termination Fee to the Company in full. Parent shall pay the Parent Expense Reimbursement to the Company in cash by wire transfer of immediately available funds on the second Business Day following receipt from the Company of request therefor accompanied by (to the extent practicable) documentation with respect thereto.

          (e)   Subject to the parties' right to specifically enforce the terms of this Agreement pursuant to Section 9.5(a) prior to the valid termination of this Agreement, but notwithstanding any other provision of this Agreement to the contrary, Parent and Merger Sub agree that (i) Parent's right to receive the payment of the Company Termination Fee (and, if applicable, the Company Expense Reimbursement), as and when set forth in Section 8.3(a) (and, if applicable, Section 8.3(c)), shall be the sole and exclusive remedy of Parent and Merger Sub against the Company, any of the Company's Subsidiaries or any of their respective former, current or future Representatives, stockholders, general or limited partners, members, managers, directors, officers, employees, agents, assignees or Affiliates (collectively, the "Company Related Parties") for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated or for any other breach or failure to perform hereunder or otherwise, and (ii) none of the Company Related Parties shall have any liability or obligation, in any such case (clause (i) or (ii)) relating to, arising out of or with respect to this Agreement or any of the transactions contemplated hereby (whether relating to, arising out of or with respect to any matter(s) forming the basis for such termination or otherwise). Without limitation of the foregoing, none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any proceeding, claim, suit or action against, or seek damages from, any of the Company Related Parties in contravention of the preceding sentence. Under no circumstances shall the Company Termination Fee be payable by the Company more than once.

          (f)    Subject to the parties' right to specifically enforce the terms of this Agreement pursuant to Section 9.5(a) prior to the valid termination of this Agreement, but notwithstanding any other provision of this Agreement to the contrary, the Company agrees that (i) its right to receive the payment of the Parent Termination Fee (and, if applicable, the Parent Expense Reimbursement), as and when set forth in Section 8.3(b) (and if applicable, Section 8.3(d)), shall be the sole and exclusive remedy of the Company against Parent, any of Parent's Subsidiaries or any of their respective former, current or future Representatives, stockholders, general or limited partners, members, managers, directors, officers, employees, agents, assignees or Affiliates (collectively, the "Parent Related Parties") for all losses and damages suffered as a result of the failure of the Merger or the other transactions contemplated hereby to be consummated or for any other breach or failure to perform hereunder or otherwise, and (ii) none of the Parent Related Parties shall have any liability or obligation, in any such case (clause (i) or (ii)) relating to, arising out of or with respect to this Agreement or any of the transactions contemplated hereby (whether relating to, arising out of or with respect to any matter(s) forming the basis for such termination or otherwise). Without limitation of the foregoing, none of the Company, the Company's Subsidiaries, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any proceeding, claim, suit or action against, or seek damages from, any of the Parent Related Parties in contravention of the preceding sentence. Under no circumstances shall the Parent Termination Fee be payable by Parent more than once.

          (g)   Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated hereby, (ii) the Parent Termination Fee or the Company Termination Fee, as the case may be, is not a penalty, but constitutes liquidated damages, in a reasonable amount that will compensate the Company or Parent, as the case may be, in the circumstances in which the Parent Termination Fee or the Company Termination Fee, as the case may be, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement. If either the Company or Parent fails to pay the Company Termination Fee or the Parent Termination Fee, as the case may be, the Company Expense Reimbursement or the Parent Expense Reimbursement, as applicable when due, and, in order to obtain such payment, the other party commences a suit that results in a judgment against the defaulting party for such Company Termination Fee, Parent Termination Fee, Company Expense Reimbursement or Parent Expense Reimbursement, as the case may be, the defaulting party shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such suit, together with interest on the amount of the Parent Termination Fee or the Company Termination Fee, as the case may be, the Company Expense Reimbursement or the Parent Expense Reimbursement, as the case may be, from the date such payment was required to be made until the date of payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

          (h)   In the event the Merger or any of the other transactions contemplated by this Agreement shall fail to be consummated or there shall be any breach or failure to perform by Parent or Merger Sub hereunder, neither the Company nor any of its Affiliates (for the avoidance of doubt, neither Parent nor any of its Affiliates prior to the Effective Time shall be deemed an Affiliate of the Company for purposes of this Section 8.3(h)) shall have any rights or claims against any Lender Party, its Affiliates or any of their respective directors, officers, managers, employees, advisors or agents in connection with the Financing Commitment or this Agreement.

ARTICLE IX

MISCELLANEOUS

        Section 9.1    No Survival.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

        Section 9.2    Expenses.     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that the HSR Act filing fees and expenses incurred in connection with the printing, filing and mailing of the Joint Proxy Statement (including applicable SEC filing fees) shall be borne equally by Parent and the Company.

        Section 9.3    Counterparts; Effectiveness.     This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

        Section 9.4    Governing Law.     This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Section 9.5    Jurisdiction; Specific Enforcement.

          (a)   The parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, prior to the valid termination of this Agreement in accordance with Article VIII, and in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.5(a) and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.5(a) , (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that (x) service of all process, including the summons and complaints, in any action or proceeding with respect to this Agreement may be made by registered or certified mail, return receipt requested, to such party at its address set forth in Section 9.7, and (y) any service pursuant to clause (x) is sufficient to confer personal jurisdiction over such party in such action or proceeding and otherwise constitutes effective and binding service in every respect.

          (b)   Notwithstanding anything to the contrary in this Agreement, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any Lender Party in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Financing Commitment or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law jurisdiction is vested in Federal courts, the United States District Court for the Southern District of New York (or appellate courts thereof).

        Section 9.6    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 9.7    Notices.     Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee's location on any non-Business Day or any Business Day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day), by reliable overnight delivery service (marked for overnight delivery and with proof of service) or hand delivery, addressed as follows:

    To Parent or Merger Sub:

    NRG Energy, Inc.
    211 Carnegie Center
    Princeton, New Jersey 08540
    Facsimile: (609) 524-5234
    Attention: Kevin P. Malcarney
    Email: kevin.malcarney@nrgenergy.com

    with a copy to:

    Kirkland & Ellis LLP
    601 Lexington Avenue
    New York, NY 10019
    Facsimile: (212) 446-6460
    Attention: Thomas W. Christopher; Gerald T. Nowak
    Email:    thomas.christopher@kirkland.com
                  gerald.nowak@kirkland.com

    To the Company:

    GenOn Energy, Inc.
    1000 Main Street
    Houston, Texas 77002
    Facsimile: (832) 357-0140
    Attention: Michael L. Jines
    Email: mike.jines@genon.com

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    1000 Louisiana, Suite 6800
    Houston, Texas 77002
    Facsimile: (212) 753-2000
    Attention: Michael P. Rogan; Frank E. Bayouth
    Email:    michael.rogan@skadden.com
                  frank.bayouth@skadden.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

        Section 9.8    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except for assignments by Merger Sub to a wholly-owned direct or indirect Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        Section 9.9    Severability.     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        Section 9.10    Entire Agreement.     This Agreement (including the exhibits and schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof.

        Section 9.11    Amendments; Waivers.     Subject to Section 9.13(b) , at any time prior to the Effective Time, any provision of this Agreement may be amended (by action taken or authorized by their respective boards of directors, in the case of the Company or Merger Sub) or waived, in each case whether before or after the receipt of the Company Stockholder Approval and/or the Parent Stockholder Approval, if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company; and provided, further, that after receipt of the Parent Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of Parent, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of Parent. Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

        Section 9.12    Headings.     Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.13    No Third Party Beneficiaries.

          (a)   Except as set forth in Section 9.13(b) below or, after the Effective Time, for Sections 3.1, 6.7(a) and 6.11, each of Parent, Merger Sub and the Company agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

          (b)   Each of the Lender Parties shall be an express third party beneficiary of, and shall be entitled to enforce the agreements contained in, Section 8.3(h), Section 9.5(b) , Section 9.6 and this Section 9.13(b). Without the prior written consent of the Lender Parties, none of the sections referred to in the preceding sentence may be amended, modified, waived or terminated in a manner that is materially adverse in any respect to any Lender Party, its Affiliates or their respective directors, officers, managers, employees, advisors or agents.

        Section 9.14    Construction.     Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

NRG ENERGY, INC.
By:	/s/ DAVID CRANE
	Name:	David Crane
	Title:	President and Chief Executive Officer
PLUS MERGER CORPORATION
By:	/s/ KIRKLAND B. ANDREWS
	Name:	Kirkland B. Andrews
	Title:	Executive Vice President, Chief Financial Officer and Secretary
GENON ENERGY, INC.
By:	/s/ EDWARD R. MULLER
	Name:	Edward R. Muller
	Title:	Chairman and Chief Executive Officer

EXHIBIT A
Parent Charter Amendment

        Article Seven of the Amended and Restated Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

ARTICLE SEVEN

        Subject to any rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the Board of Directors shall have no more than sixteen (16) nor less than three (3) members, with the exact number of Directors constituting the full board to be determined from time to time by the affirmative vote of a majority of the total number of Directors then in office. Newly created directorships resulting from an increase in the size of the Board of Directors may be filled by the affirmative vote of a majority of the total number of Directors then in office or by vote of the stockholders.

EXHIBIT B

FORM OF AMENDED AND RESTATED
BY-LAWS
OF
NRG ENERGY, INC.

A Delaware Corporation
(Adopted as of December 5, 2003, and Amended as of August 4, 2004,
February 25, 2005, February 26, 2008, October 15, 2009 and [            ])

ARTICLE I
OFFICES

        Section 1.    Registered Office.     The registered office of NRG Energy, Inc. (the "Corporation") in the State of Delaware shall be located at 1209 Orange Street, Wilmington, DE 19801. The name of the Corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

        Section 2.    Other Offices.     The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 1.    Annual Meeting.     An annual meeting of the stockholders shall be held at such date and time specified by the Board of Directors for the purpose of electing Directors and conducting such other proper business as may come before the annual meeting. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

        Section 2.    Special Meetings.     Special meetings of the stockholders may only be called in the manner provided in the Amended and Restated Certificate of Incorporation.

        Section 3.    Place of Meetings.     The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.

        Section 4.    Notice.    Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote on the record date, determined in accordance with the provisions of Section 3 of ARTICLE VI. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice required by this Section 4 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Whenever the giving of any notice to stockholders is required by applicable law, the Amended and Restated Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice unless so required by applicable law, the Amended and Restated Certificate of Incorporation or these By-laws.

        Section 5.    Stockholders List.     The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, the stockholder's agent or attorney, at the stockholder's expense, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list shall be provided with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        Section 6.    Quorum.     The holders of a majority of the outstanding shares of capital stock entitled to vote at the meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Delaware General Corporation Law or by the Amended and Restated Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by the holders of a class or series of shares of capital stock (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business, except as otherwise provided by the Delaware General Corporation Law or by the Amended and Restated Certificate of Incorporation.

        Section 7.    Adjourned Meetings.     When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 8.    Vote Required.     When a quorum is present, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law, the rules and regulations of any stock exchange applicable to the Corporation, or of the Amended and Restated Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case ARTICLES SIX and TEN of the Amended and Restated Certificate of Incorporation shall govern and control the approval of such subject matter.

        Section 9.    Voting Rights.     Except as otherwise provided by the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation or these By-laws, every stockholder entitled to vote at any meeting of stockholders shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question.

        Section 10.    Proxies.     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

        Section 11.    Business Brought Before a Meeting of the Stockholders.

          (A)    Annual Meetings.

            (1)   At an annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be considered and such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations and other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder who (i) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time the notice provided for in paragraph (A) of this Section 11 is delivered to the secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at the annual meeting of stockholders, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in paragraph (A) of this Section 11. For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing and in proper form to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by paragraph (A) of this Section 11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

            (2)   A stockholder's notice providing for the nomination of a person or persons for election as a Director or Directors of the Corporation shall set forth (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (and for purposes of clauses (ii) through (ix) below, including any interests described therein held by any affiliates or associates (each within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act") for purposes of these Bylaws) of such stockholder or beneficial owner or by any member of such stockholder's or beneficial owner's immediate family sharing the same household, in each case as of the date of such stockholder's notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner (x) not later than ten (10) days after the record date for the notice of the meeting to disclose such ownership as of the record date for the notice of the meeting, and (y) not later than eight (8) business days before the meeting or any adjournment or postponement thereof to disclose such ownership as of the date that is ten (10) business before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement)) (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) (provided that a person shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future) and owned of record by such stockholder or beneficial owner, (iii) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the Corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, whether or not such instrument, right, obligation or commitment shall be subject to in the underlying class or series of shares or other securities of the Corporation (each a "Derivative Security"), which are, directly or indirectly, beneficially owned by such stockholder or beneficial owner, (iv) any agreement, arrangement, understanding, or relationship, including any repurchase or similar so-called "stock borrowing" agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of capital stock or other securities of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner with respect to any class or series of capital stock or other securities of the Corporation, or that provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series of capital stock or other securities of the Corporation, (v) a description of any other direct or indirect opportunity to profit or share in any profit (including any performance-based fees) derived from any increase or decrease in the value of shares or other securities of the Corporation, (vi) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares or other securities of the Corporation, (vii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or such beneficial owner that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in shares of the Corporation or Derivative Securities held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, if any, (ix) a description of all agreements, arrangements, and understandings between such stockholder or beneficial owner and any other person(s) (including their name(s)) in connection with or related to the ownership or voting of capital stock of the Corporation or Derivative Securities, (x) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (xi) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to elect such stockholder's nominees and/or otherwise to solicit proxies from the stockholders in support of such nomination and (xii) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (b) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Exchange Act and the rules and regulations promulgated thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant, (iii) a completed and signed questionnaire regarding the background and qualifications of such person to serve as a director, a copy of which may be obtained upon request to the Secretary of the Corporation, (iv) all information with respect to such person that would be required to be set forth in a stockholder's notice pursuant to this Section 11 if such person were a stockholder or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a Director or Directors of the Corporation in accordance with this Section 11, and (v) such additional information that the Corporation may reasonably request to determine the eligibility or qualifications of such person to serve as a director or an independent director of the Corporation, or that could be material to a reasonable stockholder's understanding of the qualifications and/or independence, or lack thereof, of such nominee as a director.

            (3)   A stockholder's notice regarding business proposed to be brought before a meeting of stockholders other than the nomination of persons for election to the Board of Directors shall set forth (a) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, the information called for by clauses (a)(ii) through (a)(ix)

    of the immediately preceding paragraph (2) (including any interests described therein held by any affiliates or associates of such stockholder or beneficial owner or by any member of such stockholder's or beneficial owner's immediate family sharing the same household, in each case as of the date of such stockholder's notice, which information shall be confirmed or updated, if necessary, by such stockholder and beneficial owner (x) not later than ten (10) days after the record date for the notice of the meeting to disclose such ownership as of the record date for the notice of the meeting, and (y) not later than eight (8) business days before the meeting or any adjournment or postponement thereof to disclose such ownership as of the date that is ten (10) business before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement)), (b) a brief description of (i) the business desired to be brought before such meeting, (ii) the reasons for conducting such business at the meeting and (iii) any material interest of such stockholder or beneficial owner in such business, including a description of all agreements, arrangements and understandings between such stockholder or beneficial owner and any other person(s) (including the name(s) of such other person(s)) in connection with or related to the proposal of such business by the stockholder, (c) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) a statement as to whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to approve the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal and (ii) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (d) if the matter such stockholder proposes to bring before any meeting of stockholders involves an amendment to the Corporation's By-laws, the specific wording of such proposed amendment, (e) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (f) such additional information that the Corporation may reasonably request regarding such stockholder or beneficial owner, if any, and/or the business that such stockholder proposes to bring before the meeting. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

            (4)   Notwithstanding anything in these By-laws to the contrary, only such persons who are nominated in accordance with the procedures set forth in paragraph (A) of this Section 11 shall be eligible to be elected at an annual meeting to serve as directors and no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 11. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly made or any business was not properly brought before the meeting, as the case may be, in accordance with the provisions of this Section 11; if he or she should so determine, he or she shall so declare to the meeting and any such nomination not properly made or any business not properly brought before the meeting, as the case may be, shall not be transacted.

          (B)    Special Meetings of Stockholders.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the

  Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner is the beneficial owner of shares of the Corporation) both at the time the notice provided for in paragraph (B) of this Section 11 is delivered to the Corporation's secretary and on the record date for the determination of stockholders entitled to vote at the special meeting, (b) is entitled to vote at the meeting and upon such election, and (c) complies with the notice procedures set forth in the third sentence of paragraph (B) of this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 11 shall be delivered to the Corporation's secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

          (C)    General.

            (1)   Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Notwithstanding the foregoing provisions of this Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

            (2)   For purposes of this section, "public announcement" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

            (3)   Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

            (4)   Nothing in this section shall be deemed to (a) affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, (b) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation's proxy statement, or (c) affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Amended and Restated Certificate of Incorporation.

        Section 12.    Voting Procedures and Inspectors of Election at Meetings of Stockholders.     The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

        Section 13.    Conduct of Meetings; Organization.     The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. The chairman of the board shall preside at all meetings of the stockholders. If the chairman of the board is not present at a meeting of the stockholders, the vice chairman shall preside at such meeting. If neither the chairman nor the vice chairman of the board is present at a meeting of the stockholders, the chief executive officer or the president (if the president is a Director and is not also the chairman of the board) shall preside at such meeting, and, if the chief executive officer or the president is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary, or in his or her absence, one of the assistant secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors, and in case the Board of Directors has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

        Section 14.    Order of Business.     The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

ARTICLE III
DIRECTORS

        Section 1.    General Powers.     Except as provided in the Amended and Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Amended and Restated Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Amended and Restated Certificate of Incorporation and these By-laws.

        Section 2.    Number, Election and Term of Office.     The number of Directors which constitute the entire Board of Directors of the Corporation shall be such number as is specified in, and the Directors shall be elected and shall hold office only in the manner provided in, the Amended and Restated Certificate of Incorporation and Article IX hereof.

        Section 3.    Resignation.     Any Director may resign at any time upon written or electronic notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

        Section 4.    Vacancies.     Vacancies and newly created directorships resulting from any increase in the total number of Directors may be filled only in the manner provided in the Amended and Restated Certificate of Incorporation and Article IX hereof.

        Section 5.    Nominations.

          (a)   Subject to the provisions contained in the Amended and Restated Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote generally in the election of Directors at the meeting and who shall have complied with the notice procedures set forth in Section 11 of ARTICLE II.

          (b)   Subject to the Amended and Restated Certificate of Incorporation, no person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in Section 11 of ARTICLE II. The person presiding over the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a Director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section.

        Section 6.    Annual Meetings.     The annual meeting of the Board of Directors shall be held without other notice than these By-laws immediately after, and at the same place as, the annual meeting of stockholders.

        Section 7.    Other Meetings and Notice.     Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the chief executive officer of the Corporation, the most senior executive officer of the Corporation (if there is no chief executive officer), the chairman of the board, the vice chairman of the board, or a majority of the total number of Directors then in office, on at least 24 hours' notice to each Director, either personally, by telephone, by mail, by telecopy or by other means of electronic transmission (notice by mail shall be deemed delivered three days after deposit in the U.S. mail).

        Section 8.    Quorum, Required Vote and Adjournment.     A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Amended and Restated Certificate of Incorporation or these By-laws a different vote is required, the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting. At least 24 hours' notice of any adjourned meeting of the Board of Directors shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 7 of this ARTICLE III other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

        Section 9.    Committees.     The Board of Directors may, by resolution passed by a majority of the total number of Directors then in office, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board of Directors); provided, however, that no such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation law of the State of Delaware to be submitted to stockholders for approval, or (ii) adopting, amending, or repealing any Bylaw of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request. Each committee designated by the Board of Directors shall be formed and function in compliance with applicable law and the rules and regulations of the New York Stock Exchange or any national securities exchange on which any securities of the Corporation are listed.

        Section 10.    Committee Rules.     Subject to applicable law, the rules and regulations of the New York Stock Exchange or any national securities exchange on which any securities of the Corporation are listed and these By-laws, each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member's alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

        Section 11.    Communications Equipment.     Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

        Section 12.    Waiver of Notice and Presumption of Assent.     Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

        Section 13.    Action by Written Consent.     Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

ARTICLE IV
OFFICERS

        Section 1.    Number.     The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman of the board, a vice chairman of the board, a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

        Section 2.    Election and Term of Office.     The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

        Section 3.    Removal.     Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4.    Vacancies.     Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

        Section 5.    Compensation.     Subject to applicable law and the rules and regulations of the New York Stock Exchange or any national securities exchange on which any securities of the Corporation are listed, the compensation of all executive officers shall be approved by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Corporation.

        Section 6.    Chairman of the Board and Vice Chairman of the Board.     Subject to Article IX, the Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office, a chairman of the board and a vice chairman of the board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these By-laws. If the chairman of the board is not present at a meeting of the stockholders or the Board of Directors, the vice chairman shall preside at such meeting. If neither the chairman of the board nor the vice chairman of the board is present at a meeting of the stockholders or the Board of Directors, the chief executive officer or the president (if the president is a Director and is not also the chairman of the board) shall preside at such meeting, and, if the chief executive officer or the president is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside. The vice chairman shall be permitted to attend all meetings of standing committees of the board of directors on an ex officio basis.

        Section 7.    Chief Executive Officer.     The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors, the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

        Section 8.    The President.     The president of the Corporation shall, subject to the powers of the Board of Directors and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer, the Board of Directors or as may be provided in these By-laws.

        Section 9.    Vice Presidents.     The vice president, or if there shall be more than one, the vice presidents in the order determined by the Board of Directors, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice presidents shall also perform such other duties and have such other powers as the Board of Directors, the chief executive officer, the president or these By-laws may, from time to time, prescribe. The vice presidents may also be designated as executive vice presidents or senior vice presidents, as the Board of Directors may from time to time prescribe.

        Section 10.    The Secretary and Assistant Secretaries.     The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board's supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chief executive officer, the president or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer, the president, or the secretary may, from time to time, prescribe.

        Section 11.    The Chief Financial Officer.     The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chief executive officer or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the Board of Directors, the chief executive officer, the president or these By-laws may, from time to time, prescribe. If required by the Board of Directors, the chief financial officer shall give the Corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of chief financial officer and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the chief financial officer belonging to the Corporation.

        Section 12.    Other Officers, Assistant Officers and Agents.     Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

        Section 13.    Absence or Disability of Officers.     In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person selected by it.

ARTICLE V
INDEMNIFICATION

        Section 1.    Right to Indemnification.     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or a wholly owned subsidiary of the Corporation or, while a Director, officer or employee of the Corporation or a wholly owned subsidiary of the Corporation, is or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE V with respect to proceedings to enforce rights to indemnification or advance of expenses, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee except to the extent such proceeding (or part thereof) was authorized in writing by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this ARTICLE V shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of this ARTICLE V or otherwise. For purposes of this ARTICLE V, a wholly owned subsidiary of the Corporation shall be deemed to include any subsidiary for which nominal equity interests have been issued to persons other than the Corporation or any of its subsidiaries pursuant to the laws of such subsidiary's jurisdiction of incorporation or organization.

        Section 2.    Procedure for Indemnification.     Any indemnification of an indemnitee or advance of expenses under Section 1 of this ARTICLE V shall be made promptly, and in any event within thirty days (or, in the case of an advance of expenses, twenty days), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this ARTICLE V shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advance of expenses, in whole or in part, in any such action shall also be indemnified by the Corporation.

        Section 3.    Insurance.     The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or a wholly owned subsidiary of the Corporation or was serving at the request of the Corporation or a wholly owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

        Section 4.    Amendment or Repeal.     Any repeal or modification of the foregoing provisions of this ARTICLE V shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.

        Section 5.    Non-Exclusivity of Rights.     The rights to indemnification and to the advance of expenses conferred in this ARTICLE V and in the Amended and Restated Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire hereunder or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

        Section 6.    Other Sources.     The Corporation's obligation, if any, to indemnify or to advance expenses to any Director, officer or employee who was or is serving at its request as a director, officer, employee or agent of another entity shall be reduced by any amount such Director, officer or employee may collect as indemnification or advancement of expenses from such other entity.

        Section 7.    Other Indemnification and Prepayment of Expenses.     This ARTICLE V shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Directors or officers (including employees and agents) with the same or lesser scope and effect as provided herein when and as authorized by appropriate corporate action.

        Section 8.    Merger or Consolidation.     For purposes of this ARTICLE V, references to the "Corporation" shall include, in addition to the corporation resulting from or surviving a consolidation or merger with the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers or employees, so that any person who is or was a Director or officer of such constituent corporation or a wholly owned subsidiary of such constituent corporation or, while a Director, officer or employee of such constituent corporation or a wholly owned subsidiary of such constituent corporation is or was serving at the request of such constituent corporation or a wholly owned subsidiary of such constituent corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this ARTICLE V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

        Section 9.    Severability.     If any provision of this ARTICLE V shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof.

ARTICLE VI
CERTIFICATES OF STOCK

        Section 1.    General.     Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the president or vice president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation). If a certificate is countersigned by a transfer agent or a registrar, the required signatures may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. Each such new certificate will be registered in such name as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, if any, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated or certificated shares shall be made to the stockholder entitled thereto and the transaction shall recorded upon the books and records of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars or both in connection with the transfer of any class or series of securities of the Corporation.

        Section 2.    Lost Certificates.     The Corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares in place of any certificate or certificates previously issued by the Corporation, as applicable, in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 3.    Fixing a Record Date for Stockholder Meetings.     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 4.    Fixing a Record Date for Other Purposes.     In order that the Corporation may determine: (i) the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights; or (ii) the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days nor less than 10 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 5.    Registered Stockholders.     Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

        Section 6.    Subscriptions for Stock.     Unless otherwise provided for in any subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

 ARTICLE VII
GENERAL PROVISIONS

        Section 1.    Dividends.     Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Amended and Restated Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2.    Checks, Drafts or Orders.     All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

        Section 3.    Contracts.     In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        Section 4.    Loans.     The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation and would not violate applicable law. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation, subject to applicable law. Nothing in this Section 4 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

        Section 5.    Fiscal Year.     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

        Section 6.    Corporate Seal.     The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 7.    Voting Securities Owned By Corporation.     Voting securities in any other company held by the Corporation shall be voted by the chief executive officer, the president or a vice president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

        Section 8.    Inspection of Books and Records.     The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

        Section 9.    Section Headings.     Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

        Section 10.    Inconsistent Provisions.     In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Amended and Restated Certificate of Incorporation, the Delaware General Corporation Law, the Exchange Act or any regulation thereunder, or any other applicable law or regulation, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

        Section 11.    Notices.     Except as provided in Section 4 of ARTICLE II hereof and Section 7 of ARTICLE III hereof, all notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

        Section 12.    Amended and Restated Certificate of Incorporation.     Unless the context requires otherwise, references in these By-laws to the Amended and Restated Certificate of Incorporation of the Corporation (as it may be amended and restated from time to time) shall also be deemed to include any duly authorized certificate of designation relating to any series of Preferred Stock of the Corporation that may be outstanding from time to time.

ARTICLE VIII
AMENDMENTS

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these By-laws by the affirmative vote of a majority of the total number of Directors then in office (except as set forth in Article IX), subject to further action by stockholders. Any alteration or repeal of these By-laws by the stockholders of the Corporation shall require the affirmative vote of a majority of the combined voting power of the then outstanding shares of the Corporation entitled to vote on such alteration or repeal.

ARTICLE IX
CERTAIN GOVERNANCE MATTERS

        Section 1.    Size and Composition of the Board of Directors.     Following the Effective Time of the Merger contemplated by the Agreement and Plan of Merger dated July 20, 2012, by and among the Corporation, GenOn Energy, Inc. ("GenOn") and Plus Merger Corporation (the "Merger Agreement"), the Board of Directors shall have sixteen members as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, which shall consist of (A) ten individuals (other than the persons referred to in clauses (B) and (C) below) who are serving as directors of the Corporation immediately prior to the Effective Time designated by the Corporation, (B) the person holding the position of chairman of the Board of Directors immediately prior to the Effective Time, (C) the person holding the positions of chief executive officer and president of the Corporation immediately prior to the Effective Time, (D) three individuals (other than the person referred to in clause (E) below) who are serving as directors of GenOn immediately prior to the Effective Time as designated by the board of directors of GenOn prior to the Effective Time, each of whom shall meet the independence standards of the New York Stock Exchange with respect to the Corporation, and (E) the person holding the positions of chairman and chief executive officer of GenOn immediately prior to the Effective Time. The directors referred to in clauses (A), (B) and (C) are each a "North Director" and the directors referred to in clauses (D) and (E) are each a "South Director". Notwithstanding anything to the contrary in this Article IX, from and after the Effective Time, each person designated as a director of the Corporation shall serve as a director until such person's successor shall be elected and qualified or such person's earlier death, resignation or removal in accordance with the Amended and Restated Certificate of Incorporation. Capitalized terms used but not defined in this Article IX shall have the meaning ascribed to them in the Merger Agreement.

        Section 2.    Classification of Directors.     [Add the following provision in the event that the Closing occurs prior to the filing of the definitive proxy statement for the 2013 annual meeting of the stockholders of the Corporation:][As of the Effective Time, one South Director shall be designated by the Board of Directors as a Class I director with a term expiring at the 2013 annual meeting of stockholders, two South Directors shall be designated by the Board of Directors as Class II directors with terms expiring at the 2014 annual meeting of stockholders and one South Director shall be designated by the Board of Directors as a Class III director with a term expiring at the 2015 annual meeting of stockholders. All North Directors shall remain in their respective classes without any change (except as contemplated by Article Ten of the Amended and Restated Certificate of Incorporation). The Corporation, through the Board of Directors of the Corporation and subject to the fiduciary duties of the Board of Directors of the Corporation to the stockholders of the Corporation, shall take all necessary action to nominate and recommend the South Director designated as a Class I director for election to the Board of Directors of the Corporation in the proxy statement relating to the 2013 annual meeting of stockholders.]

        [Add the following provision in the event that the Closing occurs after the filing of the definitive proxy statement for the 2013 Annual Meeting but prior to the 2013 annual meeting of stockholders:] [As of the Effective Time, two South Directors shall be designated by the Board of Directors as Class II directors with a term expiring at the 2014 annual meeting of stockholders and two South Directors shall be designated by the Board of Directors as Class III directors with a term expiring at the 2015 annual meeting of stockholders. All North Directors shall remain in their respective classes without any change (except as contemplated by Article Ten of the Amended and Restated Certificate of Incorporation).]

        [Add the following provision in the event that the Closing occurs after the 2013 annual meeting of stockholders:] [As of the Effective Time, two of the South Directors shall be designated by the Board of Directors as Class I directors (after giving effect to the board declassification in connection with the 2013 annual meeting of stockholders as contemplated by Article Ten of the Amended and Restated Certificate of Incorporation) with terms expiring at the 2014 annual meeting of stockholders and two South Directors shall be designated by the Board of Directors as Class II directors (after giving effect to the board declassification in connection with the 2013 annual meeting of stockholders as contemplated by Article Ten of the Amended and Restated Certificate of Incorporation) with terms expiring at the 2015 annual meeting of stockholders. All North Directors shall remain in their respective classes without any change (except as contemplated by Article Ten of the Amended and Restated Certificate of Incorporation).]

        Section 3.    Status of Vice Chairman.     As of the Effective Time, the person holding the positions of chairman and chief executive officer of GenOn immediately prior to the Effective Time shall be vice chairman of the Board of Directors, and, subject to the fiduciary duties of the Board of Directors, shall hold such position until at least the 2014 annual meeting of stockholders.

        Section 4.    Committee Chairmanship.     [Add the following provision in the event that the Closing occurs before the 2013 annual meeting of stockholders:][From the Effective Time and until the 2013 annual meeting of stockholders, a South Director (other than the vice chairman), subject to the fiduciary duties of the Board of Directors, shall be the co-chairman of one of the standing committees of the Board of Directors as determined by the Board of Directors. From the 2013 annual meeting of stockholders and until at least the 2014 annual meeting of stockholders, such South Director, subject to the fiduciary duties of the Board of Directors, shall be the chairman of such committee of the Board of Directors.]

        [Add the following provision in the event that the Closing occurs on or after the 2013 annual meeting of stockholders:][From the Effecitve Time and until at least the 2014 annual meeting of stockholders, a South Director (other than the vice chairman), subject to the fiduciary duties of the Board of Directors, shall be the chairman of one of the standing committees of the Board of Directors as determined by the Board of Directors.]

        Section 5.    Amendment.     Any provision of these By-laws to the contrary notwithstanding (except the last sentence of Article VIII), prior to the conclusion of the 2014 annual meeting of stockholders, in addition to any other vote required by these By-laws, the affirmative vote of at least 90% of the total number of Directors then in office shall be required to amend any provision of this Article IX, any provision in these By-laws regarding the office or responsibilities of the vice chairman, or Sections 2, 4 or 10 of Article III.

ANNEX B

[LETTERHEAD OF CREDIT SUISSE SECURITIES (USA) LLC]

July 20, 2012

Board of Directors
NRG Energy, Inc.
211 Carnegie Center
Princeton, New Jersey 08540

Board of Directors:

        You have asked us to advise you with respect to the fairness, from a financial point of view, to NRG Energy, Inc. ("NRG") of the Exchange Ratio (as defined below) set forth in an Agreement and Plan of Merger (the "Merger Agreement") to be entered into among NRG, Plus Merger Corporation, a wholly owned subsidiary of NRG ("Merger Sub"), and GenOn Energy, Inc. ("GenOn"). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into GenOn (the "Merger") pursuant to which GenOn will become a wholly owned subsidiary of NRG and each outstanding share of the common stock, par value $0.001 per share ("GenOn Common Stock"), of GenOn will be converted into the right to receive 0.1216 (the "Exchange Ratio") of a share of the common stock, par value $0.01 per share ("NRG Common Stock"), of NRG.

        In arriving at our opinion, we have reviewed an execution version, provided to us on July 20, 2012, of the Merger Agreement and certain publicly available business and financial information relating to NRG and GenOn. We also have reviewed certain other information relating to NRG and GenOn, including financial forecasts relating to NRG and GenOn reflecting alternative natural gas and power pricing assumptions, provided to or discussed with us by NRG and GenOn, and have met with the managements of NRG and GenOn to discuss the businesses and prospects of NRG and GenOn, respectively. We also have considered certain financial and stock market data of NRG and GenOn, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of NRG and GenOn, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not independently verified any of the foregoing information and we have assumed and relied upon such information being complete and accurate in all material respects. With respect to the financial forecasts for NRG and GenOn utilized in our analyses, the managements of NRG and GenOn have advised us, and we have assumed, with your consent, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of NRG and GenOn as to the future financial performance of NRG and GenOn, respectively, under the alternative assumptions reflected therein regarding natural gas and power prices, and we express no opinion with respect to such forecasts or the assumptions on which they are based. With respect to the estimates provided to us by the managements of NRG and GenOn regarding net cost savings and synergies anticipated to result from the Merger and potential net operating loss carryforwards and other tax benefits expected to be utilized by NRG and GenOn, the managements of NRG and GenOn have advised us, and we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements and that such cost savings, synergies and tax benefits will be realized in the amounts and at the times indicated thereby. As you are aware, the financial forecasts for NRG and GenOn that we have utilized reflect certain market trends and industry assumptions of the managements of NRG and GenOn, including assumptions as to future natural gas, power and relevant commodity prices, which are subject to significant volatility and which, if different than as assumed,

Board of Directors
NRG Energy, Inc.
July 20, 2012

could have an adverse impact on our analyses or opinion. We also have relied upon, with your consent and without independent verification, the assessments of the managements of NRG and GenOn as to NRG's ability to integrate the businesses of NRG and GenOn and retain key employees of NRG and GenOn. We have assumed, with your consent, that there will be no developments with respect to any such matters that would be material to our analyses or opinion. We also have assumed, with your consent, that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes. In addition, we have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on NRG, GenOn or the contemplated benefits of the Merger, that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement thereof, and no adverse effect will result in the event that the Merger is effected through an alternative structure as permitted under the terms of the Merger Agreement. Representatives of NRG have advised us, and we also have assumed, that the terms of the Merger Agreement, when executed, will conform in all material respects to the terms reflected in the execution version reviewed by us. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NRG or GenOn, nor have we been furnished with any such evaluations or appraisals.

        Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, to NRG of the Exchange Ratio provided for in the Merger and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise, including, without limitation, the form or structure of the Merger or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Exchange Ratio or otherwise. Furthermore, no opinion, counsel or interpretation is intended regarding matters that require legal, regulatory, accounting, tax or similar professional advice. It is assumed that such opinions, counsel, interpretations or advice have been or will be obtained from appropriate professional sources. The issuance of this opinion was approved by our authorized internal committee.

        Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof and upon certain assumptions regarding such financial, economic, market and other conditions. We are not expressing any opinion as to what the value of shares of NRG Common Stock actually will be when issued to the holders of GenOn Common Stock pursuant to the Merger or the prices at which shares of NRG Common Stock or GenOn Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to NRG, nor does it address the underlying business decision of NRG to proceed with the Merger.

        We have acted as financial advisor to NRG in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We also will receive fees upon execution of the Merger Agreement and approval of the Merger by the stockholders of NRG and GenOn. As the board is aware, we or certain of our affiliates may provide financing services to NRG in respect of potential debt offers in connection with the Merger, for which services we and such affiliates would expect to receive compensation. In addition, NRG has agreed to

Board of Directors
NRG Energy, Inc.
July 20, 2012

indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates in the past have provided, currently are providing and in the future may provide investment banking and other financial services to NRG, GenOn and their respective affiliates, for which services we and our affiliates have received and would expect to receive compensation, including acting as (i) financial advisor to NRG in connection with certain divestiture transactions in 2012, (ii) joint lead bookrunner, joint lead arranger and documentation agent for, and/or as a lender under, an existing $1.6 billion senior secured term loan facility and $2.3 billion senior secured revolving credit facility of NRG, (iii) joint book-running manager for a $2 billion senior secured notes offering of NRG in 2011, (iv) joint bookrunner, co-lead arranger and co-syndication agent for, and as a lender under, an existing $700 million senior secured term loan facility and $788 million senior secured revolving credit facility of GenOn and (v) initial purchaser for a senior notes exchange offer in 2011 and senior notes offering in 2010 of GenOn. In addition, certain of our affiliates hold shares of NRG's 3.625% convertible preferred stock. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of NRG, GenOn and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies.

        It is understood that this letter is for the information of the Board of Directors of NRG (in its capacity as such) in connection with its evaluation of the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger or otherwise.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to NRG.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

ANNEX C

[LETTERHEAD OF MORGAN STANLEY & CO. LLC]

July 20, 2012

Board of Directors
NRG Energy, Inc.
211 Carnegie Center
Princeton, New Jersey 08540

Board of Directors:

        We understand that NRG Energy, Inc. ("NRG"), Plus Merger Corporation, a wholly owned subsidiary of NRG ("Merger Sub"), and GenOn Energy, Inc. ("GenOn") propose to enter into an Agreement and Plan of Merger substantially in the form of the execution version provided to us on July 20, 2012 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into GenOn (the "Merger"). Pursuant to the Merger, GenOn will become a wholly owned subsidiary of NRG, and each outstanding share of the common stock, par value $0.001 per share ("GenOn Common Stock"), of GenOn will be converted into the right to receive 0.1216 of a share (the "Exchange Ratio") of the common stock, par value $0.01 per share ("NRG Common Stock"), of NRG. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to NRG.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of NRG and GenOn, respectively;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning NRG and GenOn, respectively;

  3)
  Reviewed certain financial projections reflecting alternative natural gas and power pricing assumptions prepared by the managements of NRG and GenOn, respectively;

  4)
  Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger and potential net operating loss carryforwards and other tax benefits expected to be utilized by NRG and GenOn, prepared by the managements of NRG and GenOn, respectively;

  5)
  Discussed the past and current operations and financial condition and the prospects of NRG and GenOn, including information relating to certain strategic, financial and operational benefits anticipated from the Merger and potential net operating loss carryforwards and other tax benefits expected to be utilized by NRG and GenOn, with senior executives of NRG and GenOn;

  6)
  Reviewed the reported prices and trading activity for NRG Common Stock and GenOn Common Stock;

  7)
  Compared the financial performance of NRG and GenOn and the prices and trading activity of NRG Common Stock and GenOn Common Stock with that of certain other publicly-traded companies comparable with NRG and GenOn, respectively, and their securities;

  8)
  Reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

  9)
  Participated in discussions and negotiations among representatives of NRG and GenOn and their advisors;

  10)
  Reviewed the Merger Agreement; and

  11)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by NRG and GenOn, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of NRG and GenOn of the future financial performance of NRG and GenOn, respectively, under the alternative assumptions reflected therein regarding natural gas and power prices. We have relied upon, without independent verification, the assessments of the managements of NRG and GenOn as to: (i) the strategic, financial and other operational benefits expected to result from the Merger and potential net operating loss carryforwards and other tax benefits expected to be utilized by NRG and GenOn, including the timing and achievability thereof; (ii) the timing and risks associated with the integration of NRG and GenOn; (iii) the ability to retain key employees of NRG and GenOn, respectively, and (iv) certain market trends and industry assumptions included in the financial projections, including assumptions as to future natural gas, power and relevant commodity prices, which are subject to significant volatility and which, if different than as assumed, could have an adverse impact on our analyses or opinion. We have assumed that there will be no developments with respect to any of the foregoing that would be material to our analyses or opinion. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended, and no adverse effect will result in the event that the Merger is effected through an alternative structure as permitted under the terms of the Merger Agreement. Morgan Stanley has assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessments of NRG and GenOn and their respective advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of NRG's or GenOn's officers, directors or employees, or any class of such persons, relative to the Exchange Ratio or otherwise. We have not made any independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of NRG or GenOn, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to NRG in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In addition, Morgan Stanley will receive fees upon execution of the Merger Agreement and approval of the Merger by the stockholders of NRG and GenOn. As the board is aware, Morgan Stanley or certain of its affiliates may provide financing services to NRG in respect of potential debt offers in connection with the Merger, for which services Morgan Stanley and such affiliates would expect to receive compensation. In the two years prior to the date hereof, we have provided financial advisory and financing services to NRG and GenOn and have received fees in connection with such services. Morgan Stanley also may seek to provide such services to NRG and GenOn in the future and expects to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of NRG, GenOn or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of NRG and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing NRG is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which shares of NRG Common Stock or GenOn Common Stock will trade at any time. Morgan Stanley expresses no opinion or recommendation as to how any stockholder should vote at the stockholders' meetings to be held in connection with the Merger or otherwise.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to NRG.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ JEFFREY R. HOLZSCHUH Jeffrey R. Holzschuh Vice Chairman, Managing Director

ANNEX D

[J.P. Morgan letterhead]

July 20, 2012

The Board of Directors
GenOn Energy, Inc.
1000 Main Street
Houston, TX 77002

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the "Company Common Stock"), of GenOn Energy, Inc. (the "Company") of the Exchange Ratio (as defined below) in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of NRG Energy, Inc. (the "Acquiror"). Pursuant to the Agreement and Plan of Merger (the "Agreement"), by and among the Company, the Acquiror and its subsidiary, Plus Merger Corporation ("Merger Sub"), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock owned directly or indirectly by the Acquiror, Merger Sub or any of their respective subsidiaries or held directly or indirectly by the Company or any of its subsidiaries, will be converted into the right to receive 0.1216 shares (the "Exchange Ratio") of the Acquiror's common stock, par value $0.01 per share (the "Acquiror Common Stock").

        In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Acquiror Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the managements of the Company and the Acquiror relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Synergies"); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, representatives of the Company, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio applicable to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Acquiror Common Stock will trade at any future time.

        We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, all of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as (i) Mirant Corporation's financial advisor on its merger with RRI Energy, Inc. to form the Company in December 2010, (ii) the Company's bookrunner in its issuance and sale of $675 million in aggregate principal amount of 9.5% senior unsecured notes due in 2018 and $550 million in aggregate principal amount of 9.875% senior unsecured notes due in 2020, in each case, in September 2010, , (iii) the Acquiror's co-manager in its issuance and sale of $1,100,000,000 aggregate principal amount of 8.25% senior notes due 2020 in August 2010, (iv) the Acquiror's bookrunner in its issuance and sale of $1,200,000,000 aggregate principal amount of 7.625% senior notes due 2018 in January 2011 and (v) the Acquiror's bookrunner in its issuance and sale of $2,400,000,000 aggregate principal amount of 7.375% senior notes due 2016 in May 2011. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and the Acquiror, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the

Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Section 145 of the DGCL permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

        NRG's Amended and Restated Bylaws provide that NRG, to the full extent permitted by law, shall indemnify any officer or director or employee of NRG who is, or is threatened to be made, a witness in or a party to any action, suit or proceeding by reason of his corporate status. The indemnification provided therein includes expenses (including attorneys' fees), judgments, fines and losses and may be paid by NRG in advance of the final disposition of such action, suit or proceeding.

        NRG's Amended and Restated Certificate of Incorporation provides that no NRG director shall be personally liable to NRG or any of its stockholders for monetary damages for breach of fiduciary duty as a director of NRG, except for liability:

            (i)  for any breach of such director's duty of loyalty to NRG or its stockholders,

           (ii)  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii)  under Section 174 of the DGCL, or

          (iv)  for any transactions from which such director derived an improper personal benefit.

NRG has obtained policies insuring NRG and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 21.    Exhibits and Financial Statement Schedules.

        The agreements included as exhibits to this joint proxy statement/prospectus contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

  •
  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  •
  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

  •
  were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

        Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. NRG and GenOn acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading. Additional information about NRG and GenOn may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC's website at www.sec.gov. See "Where You Can Find More Information."

        (a)   Exhibits

Exhibit Number		Description
2.1	†	Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG Energy, Inc., Plus Merger Corporation and GenOn Energy, Inc. a Delaware corporation (incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed on July 23, 2012)

3.1		Amended and Restated Certificate of Incorporation of NRG Energy, Inc. (incorporated by reference to NRG Energy, Inc.'s Quarterly Report on Form 10-Q filed on May 3, 2012)

3.2		Amended and Restated Bylaws of NRG Energy, Inc. (incorporated by reference to NRG Energy, Inc.'s Current Report on Form 8-K filed on October 21, 2009)

5.1		Form of Opinion of Kirkland & Ellis LLP regarding legality of securities being registered

8.1		Form of Opinion of Kirkland & Ellis LLP regarding certain U.S. federal income tax matters

8.2		Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. federal income tax matters

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm for NRG Energy, Inc.

23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm for GenOn Energy, Inc.

23.3	*	Consent of Kirkland & Ellis LLP (to be included in Exhibit 5.1)

23.4	*	Consent of Kirkland & Ellis LLP (to be included in Exhibit 8.1)

23.5	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be included in Exhibit 8.2)

23.6		Consent of Edward R. Muller to be named as a director of NRG Energy, Inc.

24.1		Power of Attorney (included in the signature page hereto)

99.1		Form of Proxy for NRG Energy, Inc.

99.2		Form of Proxy for GenOn Energy, Inc.

99.3		Consent of Credit Suisse Securities (USA) LLC

99.4		Consent of Morgan Stanley & Co. LLC

99.5		Consent of J.P. Morgan Securities LLC

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

*
To be filed by amendment.

Item 22.    Undertakings.

        (A)  The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C)  (1)    The undersigned registrant hereby undertakes as follows: that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (D)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (E)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (F)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on this 15th day of August, 2012.

NRG ENERGY, INC.
By:	/s/ DAVID CRANE
	Name:	David Crane
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints David Crane and Brian Curci, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

*    *    *

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID CRANE David Crane	President & Chief Executive Officer, Director (Principal Executive Officer)	August 15, 2012
/s/ KIRKLAND B. ANDREWS Kirkland B. Andrews	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 15, 2012
/s/ RONALD B. STARK Ronald B. Stark	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 15, 2012
/s/ KIRBYJON H. CALDWELL Kirbyjon H. Caldwell	Director	August 15, 2012

Signature	Title	Date

/s/ JOHN F. CHLEBOWSKI JR. John F. Chlebowski Jr.	Director	August 15, 2012
/s/ LAWRENCE S. COBEN Lawrence S. Coben	Director	August 15, 2012
/s/ HOWARD E. COSGROVE Howard E. Cosgrove	Director	August 15, 2012
/s/ WILLIAM E. HANTKE William E. Hantke	Director	August 15, 2012
/s/ PAUL W. HOBBY Paul W. Hobby	Director	August 15, 2012
/s/ GERALD LUTERMAN Gerald Luterman	Director	August 15, 2012
/s/ KATHLEEN A. MCGINTY Kathleen A. McGinty	Director	August 15, 2012
/s/ ANNE C. SCHAUMBURG Anne C. Schaumburg	Director	August 15, 2012
/s/ HERBERT H. TATE Herbert H. Tate	Director	August 15, 2012
/s/ THOMAS H. WEIDEMEYER Thomas H. Weidemeyer	Director	August 15, 2012
/s/ WALTER R. YOUNG Walter R. Young	Director	August 15, 2012

Exhibit Number		Description
2.1	†	Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG Energy, Inc., Plus Merger Corporation and GenOn Energy, Inc. a Delaware corporation (incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form 8-K filed on July 23, 2012)

3.1		Amended and Restated Certificate of Incorporation of NRG Energy, Inc. (incorporated by reference to NRG Energy, Inc.'s Quarterly Report on Form 10-Q filed on May 3, 2012)

3.2		Amended and Restated Bylaws of NRG Energy, Inc. (incorporated by reference to NRG Energy, Inc.'s Current Report on Form 8-K filed on October 21, 2009)

5.1		Form of Opinion of Kirkland & Ellis LLP regarding legality of securities being registered

8.1		Form of Opinion of Kirkland & Ellis LLP regarding certain U.S. federal income tax matters

8.2		Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. federal income tax matters

23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm for NRG Energy, Inc.

23.2		Consent of KPMG LLP, Independent Registered Public Accounting Firm for GenOn Energy, Inc.

23.3	*	Consent of Kirkland & Ellis LLP (to be included in Exhibit 5.1)

23.4	*	Consent of Kirkland & Ellis LLP (to be included in Exhibit 8.1)

23.5	*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (to be included in Exhibit 8.2)

23.6		Consent of Edward R. Muller to be named as a director of NRG Energy, Inc.

24.1		Power of Attorney (included in the signature page hereto)

99.1		Form of Proxy for NRG Energy, Inc.

99.2		Form of Proxy for GenOn Energy, Inc.

99.3		Consent of Credit Suisse Securities (USA) LLC

99.4		Consent of Morgan Stanley & Co. LLC

99.5		Consent of J.P. Morgan Securities LLC

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

*
To be filed by amendment.